        As filed with the Securities and Exchange Commission on October 27, 1998
                                                    Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION


                                    FORM S-4
                             Registration Statement
                                      Under
                           the Securities Act of 1933


                             MODTECH HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)


           DELAWARE                                      33-0825386
  (State of Incorporation)                  (I.R.S. Employer Identification No.)

          2830 BARRETT AVENUE, PERRIS, CALIFORNIA 92571, (909) 943-4014 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                     EVAN M. GRUBER, CHIEF EXECUTIVE OFFICER
          2830 BARRETT AVENUE, PERRIS, CALIFORNIA 92571, (909) 943-4014
            (Name, address, including zip code, and telephone number,
              including area code, of agent for service of process)

                                   COPIES TO:
Jon R. Haddan, Esq.                                  Kevin A. Cudney, Esq.
Haddan & Zepfel LLP                                  Dorsey & Whitney LLP
4675 MacArthur Court, Suite 710                      370 17th Street, Suite 4400
Newport Beach, California 92660                      Denver, Colorado 80202

           APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective and the effective time of the proposed mergers described in the enclosed Joint Proxy Statement/Prospectus.

           If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

             If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

           If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
Title of Each Class                                                      Proposed Maximum    Proposed Maximum
   of Securities                                         Amount to        Offering Price         Aggregate           Amount of
 to be Registered                                    Be Registered (1)     Per Share (2)    Offering Price (2)  Registration Fee (2)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share                 12,622,158            $17.00           $221,188,649           $61,490
Series A Preferred Stock, par value $0.01 per share        388,939
====================================================================================================================================

(1) Represents the estimated maximum number of shares of Modtech Holdings, Inc. Common Stock and Series A Preferred Stock which are issuable upon consummation of the mergers.

(2) Pursuant to Rule 457(f)(1) promulgated under the Securities Act, the registration fee is based on the market value of the Common Stock of Modtech, Inc. as of October 23, 1998.

          The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

================================================================================

                      CROSS-REFERENCE SHEET TO FORM S-4 OF
                             MODTECH HOLDINGS, INC.

                 PART I. INFORMATION REQUIRED IN THE PROSPECTUS

           ITEM NUMBER IN FORM S-4                                        LOCATION IN JOINT PROXY STATEMENT/PROSPECTUS
           -----------------------                                        --------------------------------------------
A.    INFORMATION ABOUT THE TRANSACTION

      1.   Forepart of Registration Statement and                Facing Page; Outside Front Cover Page of Prospectus
             Outside Front Cover Page of Prospectus


      2.   Inside Front and Outside Back Cover                   Table of Contents; Where You Can Find More Information;
             Pages of Prospectus

      3.   Risk Factors, Ratio of Earnings to                    Outside Front Cover Page of Prospectus; Summary; Certain
             Fixed Charges and Other Information                       Risk Factors

      4.   Terms of the Transaction                              Summary; The Mergers; Certain Provisions of the Merger
                                                                       Agreement; Directors and Officers of Holdings
                                                                       Following the Mergers; Description of Holdings
                                                                       Capital Stock; Comparison of Rights of Stockholders

      5.   Pro Forma Financial Information                       Summary; Unaudited Pro Forma Combined
                                                                       Condensed Financial Statements

      6.   Material Contacts with the Company Being              Summary; The Mergers; Certain Provisions of the
             Acquired                                                  Merger Agreement

      7.   Additional Information Required for Reoffering        *
             by Persons and Parties Deemed to be
             Underwriters.

      8.   Interests of Named Experts and Counsel                Experts; Legal Matters

      9.   Disclosure of Commission Position on Indemni-         *
             fication for Securities Act Liabilities

B.    INFORMATION ABOUT THE REGISTRANT

      10.  Information with Respect to S-3 Registrants           Summary; Where You Can Find More Information

      11.  Incorporation of Certain Information by Reference     Where You Can Find More Information

      12.  Information with Respect to S-2 or S-3 Registrants    *

      13.  Incorporation of Certain Information by Reference

      14.  Information with Respect to Registrants Other         Summary; The Mergers; The Business of Modtech; Modtech
             Than S-2 or S-3 Registrants                               Common Stock Prices and Dividends; Modtech
                                                                       Management's Discussion and Analysis of Financial
                                                                       Condition and Results of Operations

C.    INFORMATION ABOUT THE COMPANY BEING
      ACQUIRED

      15.  Information with Respect to S-3 Companies             *

      16.    Information with Respect to S-2 or S-3              *
               Companies

      17.    Information with Respect to Companies Other         Summary; The Mergers; The Business of SPI; SPI
               than S-2 or S-3 Companies                               Management's Discussions and Analysis of
                                                                       Financial Condition and Results of Operations

D.  VOTING AND MANAGEMENT INFORMATION

      18.    Information if Proxies, Consents or Authoriza-      Outside Front Cover of Prospectus; Summary; Certain Risk
               tions are to be Solicited                               Factors; The Mergers; The Special Meetings; Certain
                                                                       Provisions of the Merger Agreement; Description of
                                                                       Holdings Capital Stock; Comparison of Rights of
                                                                       Stockholders; Where You Can Find More Information

      19.    Information if Proxies, Consents or Authoriza-      *
               tions are not to be Solicited in an Exchange
               Offer

----------

* Not applicable.

MODTECH, INC.                                                 SPI HOLDINGS, INC.

                 MERGER PROPOSED -- YOUR VOTE IS VERY IMPORTANT

      The Boards of Directors of Modtech, Inc. and SPI Holdings, Inc. have both unanimously approved the merger of Modtech and SPI. We are planning to accomplish the combination through concurrent mergers of Modtech and SPI into separate subsidiaries of a new holding company, named Modtech Holdings, Inc., which is called "Holdings" in this Joint Proxy Statement/Prospectus.

      SPI stockholders will receive 1.8785 shares of Holdings Common Stock for each share of SPI Common or Preferred Stock they own. Subject to certain adjustments described in this Joint Proxy Statement/Prospectus, they may elect to receive $49.4097 per share of SPI stock in place of Holdings Common Stock for up to 5.9176% of their SPI stock. Modtech stockholders will receive 0.8508 shares of Holdings common stock and $3.7293 in exchange for each share of Modtech Common Stock held. Subject to certain adjustments described in this Joint Proxy Statement/Prospectus, they may elect to receive up to 3.94% of their shares from Holdings as Series A Preferred Stock instead of Holdings Common Stock. Holdings' Common Stock is substantially identical to the Modtech Common Stock currently outstanding.

      The merger cannot be completed unless the stockholders of both companies approve the merger agreement. We have each scheduled special meetings for our stockholders to vote on the merger agreement. The Boards of Directors of Modtech and SPI have unanimously determined that the merger of their respective companies is in the best interest of their stockholders, and each Board unanimously recommends that you vote FOR approval of the merger agreement. YOUR VOTE IS VERY IMPORTANT.

      IN DECIDING HOW TO VOTE, YOU SHOULD CONSIDER VARIOUS RISKS WHICH ARE DESCRIBED IN THIS JOINT PROXY STATEMENT/PROSPECTUS UNDER THE HEADING, "CERTAIN RISK FACTORS," BEGINNING AT PAGE 15.


      Whether or not you plan to attend your meeting, please vote by completing the enclosed proxy card and mailing it to us. If you sign, date, and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote in favor of the proposals submitted at your meeting. If your shares are held in "street name," you must instruct your broker in order to vote. If you fail to return your proxy card or fail to instruct your broker, you will in effect vote against the merger agreement.

      The date, times and places of the special meetings are as follows:

FOR MODTECH STOCKHOLDERS:

___________, December __, 1998, 10:00 a.m.
Sheraton Newport Hotel
4545 MacArthur Boulevard
Newport Beach, California 92660

FOR SPI STOCKHOLDERS:

___________, December __, 1998, 10:00 a.m.
9550 Hermosa Avenue
Rancho Cucamonga, California 91730

      This Joint Proxy Statement/Prospectus provides you with detailed information about the proposed merger. Again, we encourage you to read it carefully and understand it before you vote. You may obtain additional information about Modtech from documents that it has filed with the Securities and Exchange Commission.


___________________________________        _____________________________________
Evan M. Gruber                             Patrick Van Den Bossche
Chief Executive Officer                    President and Chief Executive Officer
Modtech, Inc.                              SPI Holdings, Inc.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORS HAVE APPROVED THE SECURITIES TO BE ISSUED IN THIS TRANSACTION OR DETERMINED THAT THIS JOINT PROXY STATEMENT/PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      This Joint Proxy Statement/Prospectus is dated October _____, 1998 and is first being sent or given to stockholders on or about __________, 1998.

                                  MODTECH, INC.
                               2830 BARRETT AVENUE
                            PERRIS, CALIFORNIA 92571

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS OF MODTECH, INC.:

      NOTICE IS HEREBY GIVEN that a Special Meeting of the Stockholders of Modtech, Inc., a California corporation ("Modtech"), will be held at 10:00 a.m., on December __, 1998, at the Sheraton Newport Beach Hotel, 4545 MacArthur Boulevard, Newport Beach, California 92660, for the following purposes:

      1. Mergers. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Reorganization and Merger, dated as of September 28, 1998 (the "Merger Agreement"), between SPI Holdings, Inc., a Colorado corporation ("SPI"), and Modtech, and the mergers contemplated therein. The Merger Agreement provides for the merger of Modtech with a subsidiary of Modtech Holdings, Inc. ("Holdings"), a newly formed Delaware corporation (the "Modtech Merger"), and the concurrent merger of SPI with a separate subsidiary of Holdings (the "SPI Merger" and, together with the Modtech Merger, the "Mergers"). Pursuant to the Mergers, both SPI and Modtech will become wholly owned subsidiaries of Holdings. At the effective time of the Mergers, each outstanding share of Modtech Common Stock other than shares owned by SPI, Modtech or their respective subsidiaries, will be converted into the right to receive $3.7293 and 0.8508 of a share of Holdings Common Stock. Subject to adjustments described in the Merger Agreement, each Modtech stockholder may elect to receive 0.8508 shares of Holdings Series A Preferred Stock in place of Holdings Common Stock at the same 0.8508 exchange ratio for up to 3.94% of their shares of Modtech Common Stock.

      Details of the Mergers and other important information concerning Holdings, SPI and Modtech are more fully described in the accompanying Joint Proxy Statement/Prospectus, which includes a copy of the Merger Agreement. Please review this material carefully.

      2. Other Business. To transact such other business as may properly come before the Special Meeting or any postponements or adjournments thereof.

      The Board of Directors has fixed the close of business on ________________ _______, 1998 as the record date for the determination of the holders of Modtech Common Stock entitled to notice of, and to vote at, the Special Meeting. Only stockholders of record at the close of business on such date are entitled to notice of and to vote at the Special Meeting and any adjournment or postponement thereof. The affirmative vote of a majority of the outstanding shares of Modtech Common Stock entitled to vote thereon is necessary for approval and adoption of the Merger Agreement and approval of the Mergers.

      All stockholders are cordially invited to attend the Special Meeting in person; however, to ensure your representation at the Special Meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage prepaid envelope enclosed for that purpose.

      THE VOTE OF ALL HOLDERS OF MODTECH COMMON STOCK IS IMPORTANT. WHETHER OR NOT YOU ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE POSTAGE PREPAID ENVELOPE AS SOON AS POSSIBLE.

      YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE SPECIAL MEETING.

      IF YOU ATTEND THE SPECIAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES OF MODTECH COMMON STOCK IN PERSON.

      The Board of Directors unanimously recommends that the holders of Modtech Common Stock vote for approval and adoption of the Merger Agreement and the Mergers.

                                             Sincerely,

                                             /s/ EVAN M. GRUBER
                                             -----------------------------------
                                             Evan M. Gruber
                                             CHIEF EXECUTIVE OFFICER

Perris, California
November __, 1998



HOLDERS OF MODTECH COMMON STOCK SHOULD NOT SEND IN THEIR STOCK CERTIFICATES WITH THEIR PROXY CARD AT THIS TIME. RECORD HOLDERS OF MODTECH COMMON STOCK AT THE EFFECTIVE TIME OF THE MERGER WILL RECEIVE A LETTER OF TRANSMITTAL WITH WHICH TO MAKE AN ELECTION TO RECEIVE A PORTION OF THE MERGER CONSIDERATION IN PREFERRED STOCK.

                               SPI HOLDINGS, INC.
                               9550 HERMOSA AVENUE
                       RANCHO CUCAMONGA, CALIFORNIA 91730

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS OF SPI HOLDINGS, INC:

      Notice is hereby given that a Special Meeting of the Stockholders of SPI Holdings, Inc., a Colorado corporation ("SPI"), will be held at 10:00 a.m., December __, 1998, at 9550 Hermosa Avenue, Rancho Cucamonga, California 91730, for the following purposes:

      1. Mergers. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Reorganization and Merger dated as of September 28, 1998 (the "Merger Agreement"), between SPI and Modtech, Inc., a California corporation ("Modtech"), and the mergers contemplated therein. The Merger Agreement provides for the merger of SPI with a subsidiary of Modtech Holdings, Inc. ("Holdings"), a newly formed Delaware corporation (the "SPI Merger"), and the concurrent merger of Modtech with a separate subsidiary of Holdings (the "Modtech Merger" and, together with the SPI Merger, the "Mergers"). Pursuant to the Mergers, both SPI and Modtech will become wholly owned subsidiaries of Holdings. At the effective time of the Mergers, each outstanding share of SPI Common Stock, and each outstanding share of SPI's several series of preferred stock ("SPI Preferred Stock" and, together with SPI Common Stock, "SPI Capital Stock"), other than shares owned by SPI, Modtech or their respective subsidiaries, will be converted into the right to receive 1.8785 shares of Holdings Common Stock. Each SPI stockholder may elect to receive in place of Holdings Common Stock $49.4097 per share for up to 5.9176% of their shares of SPI Capital Stock. If such elections do not total $8,076,133, additional shares will be converted to cash, first pro rata among those SPI stockholders who elected to receive cash and then pro rata among those SPI stockholders who did not make such an election, until the cash being paid equals $8,076,133.

      Details of the proposed Mergers and other important information concerning Holdings, SPI and Modtech are more fully described in the accompanying Proxy Statement/Prospectus, which includes a copy of the Merger Agreement. Please review this material carefully.

      2. Other Business. To consider and act upon any other matters that may properly come before the Special Meeting or any postponement or adjournment thereof.

      The SPI Board of Directors has fixed the close of business on ___________, 1998 as the record date for determining the stockholders having the right to vote at the meeting or any adjournment thereof. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the Special Meeting and any postponement or adjournment thereof. The affirmative vote of 70% of the outstanding shares of SPI Common Stock and SPI Preferred Stock entitled to vote thereon, voting together as a single class, is required to approve and adopt the Merger Agreement and the Mergers.

      THE VOTE OF ALL HOLDERS OF SPI COMMON STOCK AND PREFERRED STOCK IS IMPORTANT. WHETHER OR NOT YOU ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE POSTAGE PREPAID ENVELOPE AS SOON AS POSSIBLE.

      YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE SPECIAL MEETING.

      IF YOU ATTEND THE SPECIAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES OF SPI COMMON STOCK OR PREFERRED STOCK IN PERSON.

      The Board of Directors unanimously recommends that the holders of SPI Common Stock and Preferred Stock vote for approval and adoption of the Merger Agreement and the Mergers at the SPI Special Meeting.

                                             Sincerely,

                                             /s/ PATRICK VAN DEN BOSSCHE
                                             -----------------------------------
                                             Patrick Van Den Bossche,
                                             PRESIDENT AND CHIEF EXECUTIVE
                                             OFFICER

Rancho Cucamonga, California
November __, 1998


SPI STOCKHOLDERS SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXY CARD AT THIS TIME. RECORD HOLDERS OF SPI COMMON OR PREFERRED STOCK AT THE EFFECTIVE TIME OF THE MERGER WILL RECEIVE A LETTER OF TRANSMITTAL WITH WHICH TO MAKE AN ELECTION TO RECEIVE COMMON STOCK OR A COMBINATION OF COMMON STOCK AND CASH.

                                TABLE OF CONTENTS


QUESTIONS AND ANSWERS ABOUT THE
           MODTECH/SPI MERGER...............................................1

SUMMARY.....................................................................6
           The Companies....................................................6
           The Special Meetings.............................................7
           Record Date; Voting Power........................................7
           Nasdaq Listing of Holdings Common Stock..........................7
           Share Ownership of Management and Certain
             Stockholders...................................................7
           Conflicts of Interest............................................8
           Board of Directors Following the Mergers.........................8
           Comparative Per Share Market Price
             Information....................................................8
           Approvals........................................................8
           Conditions to the Mergers........................................8
           Termination of the Merger Agreement..............................9
           Termination Fee..................................................9
           Dissenters' Rights...............................................9
           Opinion of Modtech's Financial Advisor..........................10
           Forward-Looking Statements May Prove
             Inaccurate....................................................10
           Comparative Historical and Pro Forma
             Per Share Data................................................11
           Modtech Selected Financial
             Data..........................................................12
           SPI Selected Financial Data.....................................13
           Modtech and SPI Selected Unaudited
             Pro Forma Combined Condensed
             Financial Information.........................................14

CERTAIN RISK FACTORS.......................................................15
           Risks Related to Mergers........................................15
           Risks Related to Modtech........................................17
           Risks Related to SPI............................................18

THE MERGERS................................................................20
           General.........................................................20
           Background of the Mergers.......................................20
           Reasons for the Mergers; Recommen-
             dations of the Boards of Directors............................22
           Form of the Mergers.............................................24
           Merger Consideration............................................24
           Opinion of Modtech's Financial Advisor..........................25
           Procedures for Election of Merger
             Consideration and Surrender of Stock
             Certificates; Fractional Shares...............................28
           Effective Time..................................................29
           Effect on SPI Stock Plan........................................29
           Effect on SPI Warrants..........................................30
           Effect on Modtech Stock Plans...................................30
           Certain Federal Income Tax Consequences.........................30
           Conflicts of Interest...........................................34
           Accounting Treatment............................................36
           Approvals and Consents..........................................36
           Nasdaq Listing..................................................37
           Resales of Stock................................................37
           Dissenters' Rights..............................................37
           Cautionary Statement Concerning Forward-
             Looking Statements............................................40

THE SPECIAL MEETINGS.......................................................42
           Purpose, Time and Place.........................................42
           Record Date; Voting Power.......................................42
           Votes Required..................................................43
           Share Ownership of Management and Certain
             Stockholders..................................................43
           Voting of Proxies...............................................43
           Revocability of Proxies.........................................44
           Solicitation of Proxies.........................................44

CERTAIN PROVISIONS OF THE MERGER
           AGREEMENT.......................................................45
           Conditions to Consummation of the
             Mergers.......................................................45
           Conduct of Business Pending the Mergers.........................46
           Termination.....................................................46
           Termination Fee.................................................47
           Certain Representations and Warranties..........................48
           Indemnification.................................................48
           Fees and Expenses...............................................49
           Amendment and Waiver............................................49

THE BUSINESS OF HOLDINGS...................................................51

THE BUSINESS OF MODTECH....................................................52

MODTECH MANAGEMENT'S DISCUSSION AND
ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS......................................................59

MODTECH COMMON STOCK PRICES
  AND DIVIDENDS............................................................63

THE BUSINESS OF SPI........................................................64

SPI MANAGEMENT'S DISCUSSION AND
 ANALYSIS OF FINANCIAL CONDITION
 AND RESULTS OF OPERATIONS.................................................68

UNAUDITED PRO FORMA COMBINED
           CONDENSED FINANCIAL
           STATEMENTS......................................................74

DIRECTORS AND OFFICERS OF HOLDINGS
           FOLLOWING THE MERGERS...........................................84
           Directors.......................................................84

           Compensation of Holdings' Directors
            and Committees of the Board of
            Directors......................................................87
           Holdings' Executive Officers....................................87
           Compensation of Holdings Executive
             Officers......................................................87
           Compensation of Modtech's Directors
             and Executive Officers........................................87
           Compensation of SPI's Directors and
             Executive Officers............................................87

SECURITY OWNERSHIP OF CERTAIN
           BENEFICIAL OWNERS AND
           MANAGEMENT OF HOLDINGS..........................................91

SECURITY OWNERSHIP OF CERTAIN
           BENEFICIAL OWNERS AND
           MANAGEMENT OF MODTECH...........................................93

SECURITY OWNERSHIP OF CERTAIN
           BENEFICIAL OWNERS AND
           MANAGEMENT OF SPI...............................................95

DESCRIPTION OF HOLDINGS CAPITAL
           STOCK...........................................................97

COMPARISON OF RIGHTS OF
           STOCKHOLDERS....................................................99

EXPERTS...................................................................104

LEGAL MATTERS.............................................................104

OTHER MATTERS.............................................................104

WHERE YOU CAN FIND MORE
           INFORMATION....................................................104

INDEX TO FINANCIAL STATEMENTS.............................................F-1

ANNEXES
           Annex I   -   Agreement and Plan of
                         Reorganization and Merger
           Annex II  -   Opinion of Donaldson, Lufkin &
                         Jenrette Securities Corporation
           Annex III -   Chapter 13 of the California General
                         Corporation Law Relating to
                         Dissenters' Rights
           Annex IV  -   Article 113 of the Colorado Business
                         Corporation Act Relating to
                         Dissenters' Rights

                              QUESTIONS AND ANSWERS
                          ABOUT THE MODTECH/SPI MERGER

1.    Q:    WHY ARE THE TWO COMPANIES PROPOSING TO MERGE?

      A: Modtech and SPI believe that their combination will create value for both companies' stockholders through:

      - Product diversification -- At present, Modtech makes modular relocatable classrooms and SPI makes commercial and light industrial modular buildings.

      - Geographic expansion -- Modtech currently does business primarily in California and also in Nevada and Arizona. SPI currently does business in California, Arizona, Nevada, Colorado, Texas, New Mexico and other neighboring states.

      - Greater efficiencies in operation -- We plan to consolidate certain manufacturing and administrative functions of both companies. We will seek purchasing, shipping and other efficiencies as a result of the Mergers.

      - Liquidity -- Modtech stockholders will receive a total of $39,923,742 in cash. SPI stockholders will receive publicly traded stock in Holdings in exchange for their investment in SPI, which is a privately held company. SPI stockholders will also receive a total of $8,076,133 in cash.

2.    Q:    HOW ARE THE COMPANIES MERGING?

      A: They are merging through concurrent mergers with separate subsidiaries of Holdings.

3.    Q:    HOW DOES HOLDINGS DIFFER FROM MODTECH?

      A: Once the Mergers occur, Holdings will be the holding company owning both Modtech and SPI. Holdings will be a Delaware corporation. Modtech is a California corporation. Holdings common stock will be substantially the same as Modtech's existing common stock. The Holdings Board of Directors will consist of nine members, including four current directors of Modtech (Evan M. Gruber, Charles C. McGettigan, Myron A. Wick III, and Daniel J. Donahoe III); three current directors of SPI, (Patrick Van Den Bossche, Charles A. Hamilton and Charles R. Gwirtsman); and two outside directors who have not yet been selected. Evan M. Gruber, Chief Executive Officer of Modtech, will serve as the Chief Executive Officer of Holdings, and Michael G. Rhodes, Chief Operating Officer of Modtech, will serve as Chief Operating Officer and Chief Financial Officer of Holdings. They will be joined by Patrick Van Den Bossche, President of SPI, who will hold the same position at Holdings.

4.    Q:    WHAT WILL I RECEIVE FOR MY STOCK?

      A: Modtech stockholders will receive $3.7293 and 0.8508 shares of Holdings Common Stock for each share of Modtech Common Stock they own at the time of the Mergers. In place of shares of Holdings Common Stock, Modtech stockholders may elect to receive the same number of shares of Holdings Series A Preferred Stock for up to 3.94% of their shares of Modtech Common Stock. The number of shares of Holdings Series A Preferred Stock that Modtech stockholders may elect to receive will be adjusted in accordance with the Merger Agreement.

            SPI stockholders will receive 1.8785 shares of Holdings Common Stock for each share of SPI Common or Preferred stock that they own. Each SPI stockholder may elect to receive, in place of Holdings Common Stock, $49.4097 per share of SPI stock for up to 5.9176% of the total shares of SPI Common Stock and SPI Preferred Stock they own.

            The cash to be paid and the shares to be issued in the Mergers is sometimes referred to in this Joint Proxy Statement/Prospectus as the "Merger Consideration." With respect to the Modtech Merger, the cash and shares is sometimes referred to as the "Modtech Merger Consideration," and, with respect to the SPI Merger, as the "SPI Merger Consideration."

5.    Q:    WILL HOLDINGS COMMON STOCK BE LISTED FOR TRADING ON THE NASDAQ
            NATIONAL MARKET?

      A: Yes, Holdings Common Stock will be listed on the Nasdaq National Market, but Holdings Series A Preferred Stock will not be listed.

6.    Q:    HOW DO I ELECT TO RECEIVE CASH FOR A PORTION OF MY SHARES?

      A: SPI Stockholders: You will make your election on the letter of transmittal we will send to you through ChaseMellon Shareholder Services LLC, our Exchange Agent for the Mergers. In order for your election to be effective, you must send in your SPI stock certificates along with the letter of transmittal. You may make different elections for each share of SPI Common or Preferred Stock (collectively, "SPI Capital Stock") that you own. If you do not make an election on the letter of transmittal, you will receive 1.8785 shares of Holdings Common Stock for each share of SPI Capital Stock that you own.

            Modtech Stockholders: You may not make an election to receive a different proportion of cash and securities. You will receive $3.7293 and 0.8508 shares of Holdings Common Stock for each share of Modtech Common Stock you own. However, you may elect to receive Holdings Series A Preferred Stock in place of Holdings Common Stock for up to 3.94% of your shares of Modtech Common Stock. You will make your elections when you send in your Modtech stock certificate with the letter of transmittal that the Exchange Agent will send to you shortly after the Mergers are completed.

7.    Q:    WHY ARE MODTECH STOCKHOLDERS BEING OFFERED THE RIGHT TO SELECT
            HOLDINGS SERIES A PREFERRED STOCK IN PLACE OF HOLDINGS COMMON STOCK?

      A: Holdings Series A Preferred Stock is being offered in order for the Modtech Merger to meet the requirements of Section 351 of the Internal Revenue Code and is being offered to all Modtech stockholders because California law requires all stockholders in a merger be offered the same consideration. Because the Holdings Series A Preferred Stock does not have voting rights and will not be listed on any exchange (See "Description of Holdings Capital Stock"), it is anticipated that no Modtech stockholders, other than Proactive Partners, L.P. and Lagunitas Partners, will select Holdings Series A Preferred Stock in place of Holdings Common Stock. Proactive Partners, L.P., and Lagunitas Partners have agreed to accept all of Holdings Series A Preferred Stock offered in order for the Modtech Merger to meet the requirements of Section 351 of the Internal Revenue Code.

8.    Q:    IF I AM AN SPI STOCKHOLDER AND ELECT TO RECEIVE $49.4097 A SHARE FOR
            UP TO 5.9176% OF MY SHARES, CAN I BE REQUIRED TO ACCEPT MORE CASH?

      A: Yes. The Merger Agreement requires that the total cash elected by SPI stockholders must equal $8,076,133. If the total cash does not equal $8,076,133, additional shares of SPI Common and Preferred Stock will be converted to cash at $49.4097 per share pro rata among SPI stockholders who elected to receive cash for some of their shares until the total cash to be paid for SPI Capital Stock equals $8,076,133. In such a case, stockholders who elected to receive cash for less than 5.9176% of the shares, as well as stockholders who elected to receive cash for 5.9176% of their shares, may be required to accept more cash.

9.    Q:    IF I AM AN SPI STOCKHOLDER, CAN I ELECT TO RECEIVE $49.4097 A SHARE
            FOR MORE THAN 5.9176% OF MY SHARES?

      A: No. You may not voluntarily elect to receive cash for more than 5.9176% of your shares, although you may be required to accept cash for more shares as stated in the preceding answer.

10.   Q:    IF I AM AN SPI STOCKHOLDER AND DO NOT ELECT TO RECEIVE $49.4097 A
            SHARE FOR ANY OF MY SHARES, CAN I BE REQUIRED TO ACCEPT CASH?

      A: Yes. If all those SPI stockholders who elected to convert a portion of their shares to cash have all of their remaining shares converted to cash and the total cash to be paid for shares of SPI Capital Stock is still less than $8,076,133, then stockholders who did not elect to have any shares converted to cash will have their shares converted to cash pro rata based on all remaining shares not yet converted to cash until the total cash to be paid equals $8,076,133.


11.   Q:    HOW WILL FRACTIONAL SHARES BE HANDLED?

      A: Holdings will not issue fractional shares. Instead, Holdings will pay cash to each SPI stockholder and Modtech stockholder who would otherwise be entitled to receive a fractional share of Holdings Common Stock. The payment will be based on the closing price of Modtech Common Stock on the last trading day on the Nasdaq National Market prior to the completion of the Mergers. Each Modtech stockholder who would otherwise be entitled to receive a fractional share of Holdings Series A Preferred Stock will receive shares of Holdings Series A Preferred Stock rounded upward to the nearest number of whole shares.

12.   Q:    WHAT ARE THE TAX CONSEQUENCES OF THE MERGERS?

      A: We have been advised by tax counsel that (1) the cash received in the Mergers will be taxable to the stockholders, and (2) the shares of Holdings Common Stock and Holdings Series A Preferred Stock will be received tax free.

            Tax matters are very complicated and the tax consequences of the Mergers will depend on the facts of your own situation. You should consult your tax advisors for a full understanding of the tax consequences of the Mergers to you. See "The Mergers -- Certain Federal Income Tax Consequences."

13.   Q:    SHOULD I SEND IN MY SPI OR MODTECH STOCK CERTIFICATES NOW?

      A: No. After the Mergers are completed, the Exchange Agent will send SPI stockholders and Modtech stockholders written instructions for exchanging their stock certificates.

14.   Q:    WHAT DO I NEED TO DO NOW?

      A: Please mail your signed proxy card in the enclosed postage prepaid return envelope as soon as possible, so that your shares may be represented and voted at the appropriate stockholders' meeting. YOUR VOTE IS VERY IMPORTANT.

            If you sign and send in your proxy and do not indicate how you want to vote, your proxy will be counted as a vote in favor of the proposals. If you do not vote or you abstain, it will have the effect of a vote against the proposals. You may withdraw your proxy up to and on the day of your stockholders' meeting by following the directions on page 44.

            Modtech's meeting will take place on ___________, December __, 1998 at 10:00 a.m. and SPI's meeting will take place on ___________, December __, 1998 at 10:00 a.m. You should sign and mail your proxy card even if you are planning to attend your meeting as you can still withdraw your proxy, change your vote or attend your meeting and vote in person.

15.   Q:    WHAT AM I BEING ASKED TO VOTE UPON?

      A: SPI stockholders: You are being asked to approve the Merger Agreement which provides that SPI will become, through merger, a wholly owned subsidiary of Holdings. It is intended that you will receive Holdings' Common Stock tax free, but you will be taxed on any cash you may receive. You are urged to consult your own tax advisors.

            Modtech stockholders: You are being asked to approve the Merger Agreement which provides that Modtech will become, through merger, a wholly owned subsidiary of Holdings. It is intended that you will receive Holdings Common Stock and, if you elect, Holdings Series A Preferred Stock, tax free. You will be taxed on any cash you receive. You are urged to consult your own tax advisors.

16.   Q:    HOW MANY SHARES OF HOLDINGS STOCK WILL BE OUTSTANDING AFTER THE
            MERGERS ARE COMPLETED?

      A: After the Mergers, Holdings is expected to have approximately 14,844,519 shares outstanding on a fully diluted basis. This includes approximately 12,622,158 shares of Common Stock, 388,939 shares of Series A Preferred Stock and options to acquire 1,833,422 shares of Common Stock. The options will be currently exercisable for approximately 1,325,851 shares.

17.   Q:    WHAT VOTE IS REQUIRED FOR APPROVAL?

      A:    The Mergers must be approved:

      - by holders of 70% of the votes entitled to be cast by holders of the outstanding shares of SPI Common Stock and SPI's Series A-1, A-2, A-3, A-4, A-5 and A-6 Preferred Stock, with the Common and Preferred Stock voting together as a single class, and

      - by holders of a majority of the votes entitled to be cast by holders of the outstanding shares of Modtech Common Stock.

18.   Q:    WHAT DO THE MODTECH AND SPI BOARDS OF DIRECTORS RECOMMEND?

      A: Each Board of Directors unanimously approved the Merger Agreement and recommends that their company's stockholders vote FOR the proposal to approve the Merger Agreement and the Mergers.

19.   Q:    WHAT RISKS SHOULD I CONSIDER?

      A: The exchange ratios of cash and Holdings shares for SPI and Modtech shares are fixed. These exchange ratios will not change even if the market price of Modtech Common Stock decreases before the Mergers occur. Accordingly, the value of the Holdings stock and cash you receive when the Mergers occur may be lower than the current market value of Modtech's Common Stock. You should review "Certain Risk Factors" on pages 15 through 19, as well as the countervailing factors considered by each company's Board of Directors described under "The Mergers--Reasons for the Mergers; Recommendations of the Boards of Directors."

20.   Q:    WHEN ARE THE MERGERS EXPECTED TO OCCUR?

      A:    We are working to complete the Mergers by the end of 1998.

21.   Q:    WHAT WILL HOLDINGS DIVIDEND POLICY BE?

      A: Holdings will continue Modtech's dividend policy. Modtech has not declared a cash dividend to common stockholders since 1990 and has no present intention to pay a dividend in the future.

22.   Q:    IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER
            VOTE MY SHARES FOR ME?

      A: Your broker will vote your shares only if you provide instructions on how to vote. Otherwise, without instructions, your shares will not be voted. Shares that are not voted will have the effect of votes against the proposals.

                                     SUMMARY

      The Mergers described in this document are complex. This summary highlights selected information from this document, but may not contain all the information that is important to you. For a more complete understanding of the Mergers and for a more complete description of the legal terms of the Mergers, you should read this entire document carefully, as well as the additional documents we refer you to. See "Where You Can Find More Information" (page 104).


THE COMPANIES

MODTECH, INC.
2830 Barrett Avenue
Perris, California 92571
(909) 943-4014

      Modtech designs, manufactures, markets and installs modular relocatable classrooms. Based upon 1997 net sales, Modtech believes that it is the largest manufacturer of modular relocatable classrooms in California. Modtech's classrooms are sold primarily to California school districts directly and to third parties and the State of California primarily for lease to California's school districts. Modtech's classrooms are engineered and constructed in accordance with structural and seismic safety specifications adopted by the California Department of State Architects which regulates all school construction on public land. These standards are more rigorous than the requirements for other portable units.

      Modtech currently operates a total of seven production lines at five plants, which serve Arizona and the Northern and Southern California markets.

      Organized in 1982, Modtech maintains an Internet Web site that contains information concerning its products and personnel and copies of its most recent press releases at the address "http://www.modt.com."

SPI HOLDINGS, INC.
9550 Hermosa Avenue
Rancho Cucamonga, California 91730
(909) 484-4280

      SPI is a leading designer, manufacturer and wholesaler of commercial and light industrial modular buildings in the United States. Through its four manufacturing plants, SPI designs and builds modular buildings to customer specifications for a wide array of uses, including corporate and professional office space; governmental, educational, recreational and religious facilities; and construction site offices. SPI's end users include a number of Fortune 500 companies. SPI's modular buildings serve as temporary, semi-permanent and permanent facilities and can function as free-standing buildings or additions to existing structures.

      SPI's modular buildings range in size and complexity from a basic 720-square foot module to a 50,000-square foot building combining several structures and may contain multiple stories. SPI distributes its products through national dealers, such as GE Capital Modular Space and Williams Scotsman, and through multiple regional and local dealers. These dealers lease (or, less frequently, sell) modular buildings to a diverse end user market. SPI's operations and sales are presently concentrated in the State of California and the Southwestern United States.

      SPI's predecessor was founded in 1972. Since August 1997, SPI, through its operating subsidiary, SPI Manufacturing, Inc., has completed three strategic acquisitions. In its first acquisition, the Company converted the manufacturing facility of a mobile home builder to a fully operational modular construction facility to provide additional manufacturing capacity in California. It then acquired Office Master of Texas, Inc., located in Glen Rose, Texas, and Rosewood Enterprises, Inc., located in Phoenix, Arizona, both of which are leading modular building manufacturers in their respective regional markets.

MODTECH HOLDINGS, INC.
2830 Barrett Avenue
Perris, California 92571
(909) 943-4014

      Holdings is a newly formed Delaware corporation. Holdings has not yet conducted any business. Following the Mergers, Modtech stockholders will own about 65.9% of Holdings Common Stock and SPI stockholders will own about 34.1% of Holdings Common Stock. Since Modtech and SPI will become wholly-owned subsidiaries of Holdings through the Mergers, the business of Holdings will consist of the businesses of Modtech and SPI. Holdings will be a leading manufacturer of modular classrooms and commercial and light industrial modular buildings. Holdings will seek to achieve increased product and geographic diversification, as well as increased operating efficiencies. Over the next several years, Holdings will selectively pursue acquisition opportunities in high-growth geographic areas of the United States.

THE SPECIAL MEETINGS (PAGE 42)

      The Special Meeting of Modtech Stockholders will be held at the Sheraton Newport Hotel, 4545 MacArthur Boulevard, Newport Beach, California, on ___________, December __, 1998 at 10:00 a.m. At the meeting, Modtech stockholders will be asked to approve the Merger Agreement and the Mergers.

      The Special Meeting of SPI Stockholders will be held at 9550 Hermosa Avenue, Rancho Cucamonga, California 91730, on _________, ___________, 1998 at 10:00 a.m. At the meeting, SPI stockholders will be asked to approve the Merger Agreement and the Mergers.

RECORD DATE; VOTING POWER (PAGE 42);

      You are entitled to vote at your stockholders' meeting if you owned shares as of the close of business on ___________, 1998, the Record Date.

      On the Record Date, there were ___________ shares of SPI Capital Stock entitled to vote at the Meeting of SPI Stockholders. Holders of SPI Capital Stock each are entitled to one vote for each share of SPI Capital Stock held of record on the Record Date .


      On the Record Date, there were __________ shares of Modtech Common Stock entitled to vote at the Special Meeting of Modtech Stockholders. Holders of Modtech Common Stock are entitled to one vote for each share of stock held of record on the Record Date.

NASDAQ LISTING OF HOLDINGS COMMON STOCK (PAGE 37)

      Holdings will apply to list the Holdings Common Stock to be issued in connection with the Mergers on the Nasdaq National Market. Holdings Series A Preferred Stock will not be listed on any exchange.

SHARE OWNERSHIP OF MANAGEMENT AND CERTAIN STOCKHOLDERS (PAGE 43)

      On the Record Date, directors and executive officers of Modtech owned and will be entitled to vote ____________ shares of Modtech Common Stock, or approximately _____% of the voting power of the Modtech Common Stock outstanding on the Record Date.

      On the Record Date, directors and executive officers of SPI owned and will be entitled to vote __________ shares of SPI Capital Stock , or approximately _______% of the voting power of SPI voting stock outstanding on the Record Date.

CONFLICTS OF INTEREST (PAGE 34)

      Directors and executive officers of SPI and Modtech have interests in the Mergers as employees and/or directors that are different from, or in addition to, yours as a stockholder, including transaction advisory fees, employment agreements, stock options, and other employment benefits.

      The Board of Directors of Modtech and SPI each independently determined that these conflicts of interest did not affect the benefits of the Mergers to their company and stockholders.

BOARD OF DIRECTORS FOLLOWING THE MERGERS (PAGE 86)

      The Board Directors of Holdings will be comprised of Evan M. Gruber, Charles C. McGettigan, Myron A. Wick, Daniel J. Donahoe III (all of whom are currently members of the Modtech Board), Patrick Van Den Bossche, Charles A. Hamilton and Charles R. Gwirtsman (all of whom are currently members of the SPI Board), and two outside directors to be nominated at a later date.

COMPARATIVE PER SHARE MARKET PRICE INFORMATION (PAGE 63)

      Shares of Modtech Common Stock are listed on the Nasdaq National Market. On September 28, 1998, the last full trading day on the Nasdaq National Market prior to the public announcement of the Mergers, the last reported sales price was $20.125. On ___________, 1998, the last full trading day prior to the date of first mailing of this Joint Proxy Statement/Prospectus, the last reported sales price was $_________ a share. The shares of SPI Capital Stock are privately held. There were no reported sales of these shares during 1998.

APPROVALS (PAGE 36)

      We are prohibited by U.S. antitrust laws from completing the Mergers until after we have furnished certain information and materials to the Antitrust Division of the Department of Justice and the Federal Trade Commission and a required waiting period has ended. We each filed the required forms and accompanying information and requested early termination of the waiting period. On __________1998, the Federal Trade Commission granted our request and the waiting period expired.

CONDITIONS TO THE MERGERS (PAGE 45)

      We will complete the Mergers only if we satisfy several conditions, including the following:

- holders of 70% of the voting power of the SPI Capital Stock and holders of a majority of the voting power of the Modtech Common Stock vote to adopt the Merger Agreement and the Mergers;

- no legal restraints or prohibitions prevent the consummation of the Mergers;

-     all material approvals and authorizations are received;

- not more than 5% of the Modtech or SPI stockholders exercise their dissenters' rights.

- certain agreements relating to the employment of key employees, the registration and temporary restriction of resale of shares of Holdings held by affiliates and the engagement of, and payment of fees to, certain financial advisors are executed; and

-     our lawyers deliver certain tax opinions.

      Unless prohibited by law, either SPI or Modtech could waive a condition that has not been satisfied and complete the Mergers anyway.

TERMINATION OF THE MERGER AGREEMENT PAGE 46)

      We can jointly agree to call off the Mergers at any time before completing them. Either of us can call off the Mergers if:

-     the other party's stockholders fail to approve the Mergers;

-     the Mergers have not been completed by March 28, 1999;

- any government or court issues an order or takes another action enjoining or prohibiting one or both of the Mergers;

- the other party materially breaches any of its representations, warranties or agreements under the Merger Agreement, and such breach is not cured within 10 days; or

- the other party's Board of Directors withdraws or adversely modifies its approval or recommendation of the Merger Agreement or the Mergers.

      Either party may call off the Mergers in order to pursue another merger or similar transaction proposed by a third party before completion of the Mergers, if that party's Board of Directors determines the third-party proposal is superior to the Mergers.

TERMINATION FEE (PAGE 47)

      If either party terminates the Merger Agreement to enter into an agreement with a third party to sell or to merge with another company, it must pay to the other party to the Merger Agreement, a termination fee of $2 million and must reimburse the other party's transaction expenses. If either party terminates the Merger Agreement because

-     the other party's stockholders fail to approve the Mergers;

- the other party materially breaches any of its representations, warranties or agreements under the Merger Agreement and the breach is not cured within 10 days; or

- the other party's Board of Directors withdraws or adversely modifies its approval or recommendation of the Merger Agreement or the Mergers,

the other party must pay to the terminating party a fee of $2 million and must reimburse the terminating party's expenses.

DISSENTERS' RIGHTS (PAGE 37)

      As a stockholder of Modtech or SPI, you may have dissenters' rights as described below. If you are considering whether to assert dissenters' rights, you should be aware that the value for your shares could be determined under applicable law to be greater than, equal to, or less than the consideration you would receive in the Mergers if you did not elect to assert dissenters' rights.

MODTECH

      Modtech is organized under California law. Modtech stockholders who properly "dissent" from the Mergers by not voting in favor of the Mergers and otherwise following the procedures required by California law will have the right to have their shares purchased for their "fair market value" instead of participating in the Mergers, but only if either their shares are subject to restrictions on transfer imposed by Modtech or by law or regulation, or if the holders of 5% or more of Modtech's Common Stock dissent.

SPI

      SPI is organized under Colorado law. SPI stockholders who properly "dissent" from the Mergers will have the right to have their shares purchased for their "fair value" rather than participating in the Mergers. SPI stockholders may dissent by not voting in favor of the Mergers and by otherwise following the procedures required by Colorado law.

OPINION OF MODTECH'S FINANCIAL ADVISOR (PAGE 25)

      In deciding to approve the Mergers, the Modtech Board considered an opinion from its financial advisor, Donaldson, Lufkin & Jenrette Securities Corporation, as to the fairness of the consideration to be received by the Modtech stockholders under the Merger Agreement from a financial point of view. This opinion is attached as Annex II to this Joint Proxy Statement/Prospectus. We encourage you to read and consider this opinion carefully, as well as the information under "The Mergers -- Opinion of Modtech's Financial Advisor." SPI did not obtain a fairness opinion.

FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE (PAGE 40)

      Modtech and SPI have each made forward-looking statements in this document (and in documents that are incorporated by reference) that are subject to risks and uncertainties. Forward-looking statements include the information concerning possible or assumed future results of operations of Modtech, SPI or Holdings. Also, when we use words such as "believes," "expects," "anticipates," "intends," "plans," "estimates" or similar expressions, we are making forward-looking statements. Stockholders should note that actual events and results may differ materially from those expressed in forward-looking statements due to a number of factors, including changes in legislation relating to funding for modular classrooms, changes in building code laws or regulations, changes in Federal income tax laws and general economic and market factors.

               COMPARATIVE HISTORICAL AND PRO FORMA PER SHARE DATA

      The table below sets forth (a) the historical earnings per share, cash dividends per share and book value per share data of Modtech for the six months ended June 30, 1998 (unaudited) and the year ended December 31, 1997, and (b) the unaudited pro forma per share data of SPI for the six months ended June 30, 1998 and the year ended December 31, 1997. It also sets forth the unaudited pro forma combined per share data of Modtech and SPI for the six months ended June 30, 1998 and for the year ended December 31, 1997. The data should be read in conjunction with the historical financial statements and notes thereto and the selected historical financial data elsewhere in this Joint Proxy Statement/Prospectus. The data should also be read in conjunction with the Unaudited Pro Forma Combined Condensed Financial Statements included elsewhere in this Joint Proxy Statement/Prospectus.


                                         YEAR ENDED         SIX MONTHS ENDED
MODTECH - HISTORICAL:                 DECEMBER 31, 1997      JUNE 30, 1998
---------------------                 -----------------     ----------------
Earnings per share................          $1.47                $0.93
Cash dividends per share..........            -                     -
Book value per share..............          $5.43                $5.78

                                         YEAR ENDED         SIX MONTHS ENDED
SPI - PRO FORMA                       DECEMBER 31, 1997      JUNE 30, 1998
---------------                       -----------------     ----------------
Earnings per share................          $1.05                 $0.47
Cash dividends per share..........            -                     -
Book value........................          5.29                   5.7

MODTECH AND SPI PRO FORMA
COMBINED GIVING EFFECT                   YEAR ENDED         SIX MONTHS ENDED
TO THE MERGERS                        DECEMBER 31, 1997       JUNE 30, 1998
-------------------------             -----------------     ----------------
Earnings per share................          $1.09                 $0.74
Cash dividends per share..........            -                     -

                                                                  MODTECH AND SPI
                                                                 COMBINED PRO FORMA
                                                                BOOK VALUE PER SHARE
                                                                FOR SIX MONTHS ENDED
                                                                   JUNE 30, 1998
                                                                -------------------
                                                                      $6.96(A)

-----------
(A)  Includes goodwill of approximately $8.37 per share.

                         MODTECH SELECTED FINANCIAL DATA

      The selected financial data which follows should be read in conjunction with the audited financial statements and accompanying notes, the unaudited condensed financial statements and accompanying notes of Modtech and "Modtech Management's Discussion and Analysis of Results of Operations and Financial Condition" included elsewhere in this Joint Proxy Statement/Prospectus. The condensed consolidated financial statements of Modtech as of June 30, 1998 and 1997 and for the periods then ended are unaudited; however, in Modtech's opinion, they reflect all adjustments, consisting only of normal recurring items, necessary for a fair presentation of the financial position and results of operations for such periods. See "Where You Can Find More Information."

                                                                                                             SIX MONTHS ENDED
                                                                YEAR ENDED DECEMBER  31,                         JUNE 30,
                                              ---------------------------------------------------------   ---------------------
INCOME STATEMENT DATA:                           1993       1994         1995        1996       1997        1997         1998
                                              ---------   ---------   ---------   ---------   ---------   ---------   ---------
Net sales ................................... $  19,658   $  20,355   $  19,386   $  49,886   $ 134,050   $  58,906   $  75,876
Cost of goods sold...........................    21,764      17,766      16,401      42,629     107,367      47,688      58,675
                                              ---------   ---------   ---------   ---------   ---------   ---------   ---------
                                                                                                                         16,401
Gross profit (loss) .........................    (2,106)      2,589       2,985       7,257      26,683      11,218      17,201
Selling, general & administrative expenses ..     1,871       1,554       1,613       2,345       5,156       2,182       2,741
Restructuring charge (A) ....................     2,470          --          --          --          --          --          --
                                              ---------   ---------   ---------   ---------   ---------   ---------   ---------

Income (loss) from operations ...............    (6,447)      1,035       1,372       4,912      21,527       9,036      14,460
Interest income (expense), net ..............      (565)       (471)       (387)       (422)       (909)       (549)        389
Other income (expense) ......................        47          42          (1)        (13)         92          64          15
                                              ---------   ---------   ---------   ---------   ---------   ---------   ---------
Income (loss) before income taxes ...........    (6,965)        606         984       4,477      20,711       8,551      14,864
Provision for income taxes ..................        (1)         (4)        (19)       (208)      7,703       3,356       5,649
                                              ---------   ---------   ---------   ---------   ---------   ---------   ---------
Net income (loss) ...........................    (6,966)        602         965       4,269      13,008       5,195       9,215
                                              =========   =========   =========   =========   =========   =========   =========
Net income (loss) available for Common
  Stock (B) ................................. $  (6,966)  $     602   $     799   $   4,221   $  13,008   $   5,195   $   9,215
                                              =========   =========   =========   =========   =========   =========   =========
Basic earnings (loss) per share (C) ......... $   (2.02)  $    0.19   $    0.25   $    0.77   $    1.47        0.60        0.93
Weighted average shares outstanding (C) .....     3,455       3,209       3,170       5,461       8,854       8,670       9,856
Diluted earnings (loss) per common
   share (C)(G) ............................. $   (2.02)  $    0.11   $    0.14   $    0.47   $    1.31        0.55        0.83
Weighted average shares outstanding (C) .....     3,455       5,294       6,712   $   9,041       9,898       9,370      11,100

                                                                   AS OF DECEMBER 31,                         AS OF JUNE 30,
                                              ---------------------------------------------------------   ---------------------
BALANCE SHEET DATA:                             1993         1994       1995        1996        1997        1997        1998
                                              ---------   ---------   ---------   ---------   ---------   ---------   ---------
Working capital ............................. $   3,063   $   4,403   $   4,383   $  14,069   $  36,417   $  26,647   $  44,473
Total assets ................................    16,620      15,919      15,154      34,029      68,220      58,387      83,536
Total liabilities ...........................    11,889       7,900       6,411      18,716      20,177      37,800      26,563
Long-term debt, excluding current portion (D)     6,506       4,400       3,590       7,844          --      15,132          --
Stockholders' equity ........................     4,732       8,019       8,743      15,313      48,043      20,587      56,973

                                                                                                             SIX MONTHS ENDED
                                                               YEAR ENDED DECEMBER  31,                          JUNE 30,
                                              ---------------------------------------------------------   ---------------------
SELECTED OPERATING DATA:                        1993        1994        1995        1996        1997         1997       1998
                                              ---------   ---------   ---------   ---------   ---------   ---------   ---------
Gross margin ................................     (10.7%)      12.7%       15.4%       14.5%       19.9%       19.0%       22.7%
Operating margin ............................     (32.8%)       5.1%        7.1%        9.8%       16.1%       15.3%       19.1%
Standard classrooms sold (E) ................       680         698         605       1,610       4,514       2,066       2,600
Backlog at period end (F) ................... $   6,000   $   7,000   $   4,100   $  58,000   $  71,000   $  80,400   $  60,100


----------

(A) Reflects the write-off of intangible assets related to the Company's 1989 purchase of "Del-Tec", which manufactured more extensively customized, higher priced units. Del Tec's operations were discontinued in the third quarter of 1993.

(B) After deduction of preferred stock dividends paid or accrued of $166,000 and $48,000 for the years ended December 31, 1995 and 1996, respectively. No shares of the Company's preferred stock were outstanding during the six months ended June 30, 1997, and no shares currently are outstanding. See
      Note 11 of Notes to Modtech's Financial Statements.

(C) Effective December 31, 1997, the Company adopted Statement of Financial Accounting Standards No. 128 "Earnings per Share." All prior periods have been restated accordingly.

(D) For a description of the Company's long-term debt, see Notes 5 and 6 of Notes to Modtech's Financial Statements.

(E) Determined by dividing the total square footage of floors sold during the year or six months by 960 square feet, the floor area of a standard classroom. See "The Business of Modtech--General."

(F) The Company manufactures classrooms to fill existing orders only, and not for inventory. Backlog consists of sales orders scheduled for completion during the next 12 months.

                           SPI SELECTED FINANCIAL DATA

      The selected financial data which follows should be read in conjunction with the audited financial statements and accompanying notes of SPI, the unaudited condensed financial statements and accompanying notes of SPI, and the "SPI Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Joint Proxy Statement/Prospectus. The condensed consolidated financial statements of SPI as of June 30, 1998 and for the three months ended June 30, 1997 and 1998 are unaudited; however, in SPI management's opinion, they reflect all adjustments, consisting of only normal recurring items, necessary for a fair presentation of the financial position and results of operations for such periods. The information presented below does not give pro forma effect to acquisitions completed by SPI during any of the periods presented.

                                                        PREDECESSOR                                         SPI (A)
                              -----------------------------------------------------------------------------------------------------
                                                                                    Two                             Three
                                                                                   Months        Year               Months
                                                 YEAR ENDED                        Ended        Ended               Ended
                                                 JANUARY 31,                      March 27,    March 31,     June 30,     June 30,
                              -------------------------------------------------  -----------  -----------  -----------  -----------
                                 1994         1995        1996          1997         1997        1998         1997           1998
                              ----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
                                      (dollars in thousands, except per share data and operating data)            (unaudited)

STATEMENT OF OPERATIONS DATA:
   Net sales ................ $    8,873  $    17,132  $    13,429  $    24,113  $     6,033  $    42,180  $     9,837  $    20,925
   Cost of sales ............      7,378       13,113       10,541       19,035        4,106       32,458        7,526       16,588
                                          -----------  -----------  -----------  -----------  -----------  -----------  -----------
   Gross profit (B) .........      1,495        4,019        2,888        5,078        1,927        9,722        2,261        4,337
   Selling, general and
     administrative expenses.      1,312        2,383        2,609        1,644          507        2,667          499        1,183
    Management and monitoring
     fees ...................         --           --           --           --           --          225           56           84
   Depreciation and
     amortization ...........         26           43           49           78           13        1,751          306          667
                              ----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
   Income from operations ...        157        1,593          230        3,356        1,407        5,079        1,400        2,403
   Interest income (expense),
     net ....................         10           21           80           78           21       (1,439)        (382)         835
   Other income (expense) ..          --           --           34           (6)          90           36            2           (1)
                              ----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
   Income before income
     taxes ..................        167        1,614          344        3,428        1,518        3,676        1,020        1,569
   Income tax provision .....         57          518          141        1,409          660        1,580          439          550
                              ----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
   Net income (loss) ........ $      110  $     1,096  $       203  $     2,019  $       858  $     2,096  $       581  $     1,019
                              ==========  ===========  ===========  ===========  ===========  ===========  ===========  ===========
PER SHARE DATA (C):
   Basic net income
     per share...............                                                                 $      1.30  $       .36  $       .47
                                                                                              ===========  ===========  ===========

   Diluted net income per
     share ..................                                                                 $      1.12  $       .31  $       .40
                                                                                              ===========  ===========  ===========

   Number of shares used in
     computing basic net
     income per share .......                                                                   1,612,785    1,600,000    2,190,616

   Number of shares used in
     computing diluted net
     income (loss)
     per share...............                                                                    1,877,928    1,856,931    2,527,088

SELECTED OPERATING DATA:
   Number of structures sold
     during period ..........        505        1,165          879        1,560          404        2,659          632        1.295
   Average price per
     structure .............. $   17,570  $     4,705  $    15,277  $    15,457  $    14,933  $    15,863       15,565       16,284

BALANCE SHEET DATA:
   Working capital
     (deficit)............... $      842  $     1,920  $     1,701  $     3,671  $     4,547  $     1,170  $       531  $    (1,138)
   Total assets .............      1,921        3,517        4,511        7,648        9,250       25,768       19,483       53,271
   Long-term debt, net ......         --           --           --           13           --       11,624        9,691       26,023
   Total stockholders'
     equity..................      1,062        2,158        2,361        4,380        5,238        6,702        4,700       13,157


----------

(A) SPI applied purchase accounting upon its acquisition by management and an investor group on March 27, 1997. Accordingly, the financial statements of SPI are not comparable to its statements prior to the acquisition. Also, SPI adopted a March 31 year-end upon consummation of the acquisition.

(B) SPI's historical presentation and allocation of expenses is not consistent with the presentation of Modtech's gross profit. SPI has not adjusted its gross profit calculation to conform with Modtech's presentation.

(C) Per share data is computed in accordance with SFAS No. 128. See Note 2 to SPI's Consolidated Financial Statements.

   MODTECH AND SPI SELECTED UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL
                                   INFORMATION

           The summary unaudited pro forma combined condensed financial information has been derived from, or prepared on a basis consistent with, the unaudited pro forma combined condensed financial statements of Modtech and SPI included elsewhere in this Joint Proxy Statement/Prospectus. This data is presented for illustrative purposes only and is not necessarily indicative of the combined results of operations or financial position that would have occurred if the Mergers had occurred at the beginning of each period presented or on the dates indicated, nor is it necessarily indicative of future operating results or financial position of the combined companies.


                                                                                              SIX MONTHS
                                                                                            ENDED JUNE 30,
                                                                        YEAR ENDED          1998 OR AS OF
                                                                        DECEMBER 31,           JUNE 30,
                                                                            1997                 1998
                                                                        -----------          -----------
                                                                         (dollars in thousands, except
                                                                                per share data)
INCOME STATEMENT DATA:
Revenues .....................................................          $   214,547          $   117,802
Net income ...................................................          $    13,830          $     9,361
Basic earnings per share .....................................          $      1.09          $      0.74
Diluted earnings per share ...................................          $      0.93          $      0.63

BALANCE SHEET DATA:
Total assets .................................................                               $   183,584
Borrowings under investment agreements and other debt ........                               $    61,510
Stockholders' equity .........................................                               $    87,907
Book value per share .........................................                               $      6.96(A)

-----------

(A) Includes goodwill of approximately $8.37 per share.

                              CERTAIN RISK FACTORS

      In considering whether to approve and adopt the Merger Agreement, the stockholders of SPI and Modtech should consider, among other risk factors, the following:

RISKS RELATED TO THE MERGERS

FIXED MERGER CONSIDERATION DESPITE POTENTIAL CHANGE IN MODTECH STOCK PRICE

      The share exchange ratios and the cash payment price to be paid in the Modtech Merger and the SPI Merger as described elsewhere in this Joint Proxy Statement/Prospectus (See "The Mergers -- Merger Consideration") will not be adjusted despite any increase or decrease in the price of Modtech Common Stock. The price of Modtech Common Stock when the Mergers occur may vary from its price at the date of this Joint Proxy Statement/Prospectus and at the date of the Special Meetings. For example, during the 12-month period ending on September 30, 1998, 1998, the closing price of Modtech Common Stock varied from a low of $11.625 to a high of $29.750 and ended that period at $17.500. (See "Modtech Common Stock Prices and Dividends" for further information). Further variations in the price of Modtech's Common Stock from the date of this Joint Proxy Statement/Prospectus may be the result of changes in the business or operations of Modtech or the prospects of its businesses, changes in market assessments of Modtech or SPI's business, operations, or prospects, or in market assessments of the effects of the Mergers, or the likelihood they will be consummated, the tax effects of the Mergers, and the timing thereof, as well as general market and economic conditions and other factors. At the time of the SPI Special Meeting and the Modtech Special Meeting, the holders of Modtech and SPI shares will not know the exact value of the Holdings shares that they will receive when the Mergers are completed. Modtech and SPI stockholders are urged to obtain current market quotations for Modtech Common Stock.

INTEGRATION OF OPERATIONS

      For the Mergers to result in the anticipated long-term strategic benefits, the management of Holdings must integrate the administrative, production, engineering and accounting functions of the two companies and coordinate their separate sales and marketing systems in a profitable manner. SPI has not yet fully integrated the operations of its recent acquisitions, Rosewood Enterprises, Inc. and Office Master of Texas, Inc. Any difficulties encountered in integrating the businesses of Modtech and SPI, or in completing the integration of Rosewood and Office Master, could adversely impact the operations of one or both companies.

DECREASE IN CASH AND INCREASE IN DEBT

      As of June 30, 1998, Modtech had about $25 million in cash and no long-term debt. Almost all of Modtech's cash reserves will be used to partially pay the cash portion of the Merger Consideration to Modtech and SPI stockholders. Following the Mergers, Modtech's assets, together with the assets of SPI, will be encumbered by approximately $45 million of new debt. The proceeds from this debt will be used to pay the balance of the cash portion of the Merger Consideration, refinance SPI's existing debt, pay transaction expenses of the Mergers and fund working capital needs. As a result of the decrease in cash, the debt must be serviced by cash from operations. If current levels of operations of Modtech or SPI decrease, cash from operations may not be sufficient to service Holdings' debt.

CHANNELS OF DISTRIBUTION

      Modtech has historically sold most of its products through its direct sales force, while SPI has historically sold most of its products through its independent dealer network. There is a conflict between these two channels of distribution. While SPI does not intend to alter its relationship with its independent dealers, it must be able to assure its dealers that they will not be displaced by Modtech's internal sales force. The failure to provide such assurances, or the perception by one or more significant independent dealers that SPI will rely on Modtech's direct sales force, could adversely affect SPI's future sales.

CONTROL BY PRINCIPAL STOCKHOLDERS

      Upon completion of the Mergers, the current executive officers and directors of Modtech and the current executive officers and directors of SPI will, together, continue to own or have voting control over about 36.2% of the shares of Holdings Common Stock then outstanding. See "Security Ownership of Certain Beneficial Owners and Management of Holdings." They will be able to substantially control the outcome of all matters presented to the stockholders for approval if they choose to vote together. These matters include election of directors, mergers, consolidations or the sale of all or substantially all of the assets of Holdings.

POTENTIAL FOR TAXATION OF MERGER CONSIDERATION

      Neither Modtech nor SPI have asked the Internal Revenue Service ("IRS") to rule on the tax consequences of the Mergers. Modtech and SPI are relying on the opinions of their tax lawyers that the Mergers will not be taxable to the Modtech or SPI stockholders, except for the cash received. A lawyer's tax opinion is not binding on the IRS. If the IRS disagrees with the tax position taken by Modtech and SPI, it may assess taxes (plus penalties and interest), in addition to the taxes described in the opinion of tax counsel. Modtech's and SPI's position might not be upheld by the courts if challenged by the IRS. See "The Mergers-- Certain Federal Income Tax Consequences."

DEPENDENCE ON KEY PERSONNEL

      Holdings will be dependent upon its executive officers, Evan M. Gruber, Patrick Van Den Bossche and Michael G. Rhodes. Although Holdings has employment agreements with each of these individuals, any of its executive officers can terminate their employment if they choose to do so. If this occurred, operations could be disrupted.

SHARES ELIGIBLE FOR FUTURE SALE

      Of the 12,622,158 shares of Holdings Common Stock to be outstanding immediately following the Mergers, approximately 8,466,676 shares will be held by "affiliates" as determined under Rule 145 of the Securities Act of 1933. The exact number of shares held by affiliates will be determined by the elections the SPI stockholders make in the type of Merger Consideration they wish to receive. See "The Mergers -- Merger Consideration." Certain affiliates have executed "lock up" agreements which would restrict their ability to resell approximately 8,172,676 shares received in the Mergers for a period of 90 days following the closing of the Mergers. Following the expiration of such 90-day period, the parties to these lock-up agreements, in addition to any other affiliates, subject to Rule 145, may immediately resell their shares subject to the volume limitations of Rule 144. In addition to their Rule 145 resale rights, Holdings has granted these affiliates "piggyback" registration rights, which entitle them to have a portion of their shares included in any future registered offerings Holdings may make. Finally, there will be 1,833,422 shares of Holdings Common Stock registered for sale upon exercise of stock options granted and to be granted under the stock option plans Holdings will adopt in connection with the Mergers.

      Sales of substantial amounts of shares of Holdings Common Stock, or even the potential for such sales, could lower the market price of the Common Stock and impair the ability of Holdings to raise capital through the sale of equity securities.

RISKS RELATED TO MODTECH

LEGISLATION AND SCHOOL FUNDING

      The demand for modular relocatable classrooms in California is affected by various statutes which, among other things, prescribe the way in which all school classrooms to be constructed on public lands must be designed and engineered, the methods by which Modtech's customers, primarily individual school districts, obtain funding for the construction of new facilities, and the manner in which available funding is spent. As a result, Modtech's business is heavily dependent upon the legislative and educational policies and financial condition of the State of California. Funding for new school construction and rehabilitation of existing schools by California school districts currently is provided primarily at the State level, through annual allocations of funds derived from general revenue sources and statewide bond issues. In addition, school districts obtain funding for the purchase or lease of school facilities through the imposition of developers' fees and local bond issuances. The availability of this funding is subject to financial and political considerations which vary from district to district. The use of funding provided by the State is also affected by the legislative policies of the State of California. For example, existing legislation requires, with certain exceptions, that 30% of new classroom space added using state funds must be relocatable structures. Modtech's classroom units qualify as relocatable structures. There are, however, alternative structures that are less relocatable in nature than Modtech's classrooms that may also satisfy this legislative requirement. Shortages of financial resources at either State or local levels, or changes in the legislative or educational policies of the State of California, could have a material adverse effect upon Modtech. A bill recently passed the California Legislature, which, if approved by the voters, will eliminate the requirement that 30% of all classroom space added using California state funds be relocatable classrooms. The legislation would replace this provision with a requirement that, in order for school districts to increase the amount of funds to be received from developers in excess of the statutory level, school districts must show that 20% of all classroom space, not just space to be added, consists of relocatable classrooms.

CYCLICAL INDUSTRY

      Modtech's modular classrooms are purchased predominately by school districts in California. The ability of California school districts to finance the acquisition of Modtech's products is largely dependent upon the level of funding available from the State, which is not tied to demand. Despite a growing student population, Modtech reported losses from 1991 through 1993 when certain school districts experienced budget shortfalls.

CONCENTRATION OF CUSTOMERS

      Modtech's sales to date have been limited almost exclusively to customers in California. Modtech markets and sells its modular classrooms primarily to California school districts, as well as to the State of California and leasing companies who lease the classrooms to school districts. During the year ended December 31, 1997, approximately 98.1% of Modtech's net sales was attributable to the sale of classrooms, with sales of classrooms to individual school districts and third party lessors to school districts representing approximately 90.2% of Modtech's net sales, and sales of classrooms to the State of California accounting for approximately 7.9% of net sales for the year.

PRODUCT SPECIFICATIONS AND REGULATION

      Most of Modtech's contracts require Modtech to build classrooms which meet certain established state mandated function and manufacturing specifications. Under such contracts, which are typically fixed-price contracts, Modtech assumes the liability for correcting, without additional compensation, any deficiencies which cause its classrooms to fail inspection and certification tests. Modtech relies upon its experience and expertise to evaluate the potential for such liability and to price its bids accordingly. In addition, Modtech attempts to minimize the risk of additional exposure by adopting strict quality control standards and subjecting its units under construction to extensive testing under the supervision of inspectors hired by Modtech's customers. To date, Modtech's operating performance has not been materially impacted by such potential liability. However, should Modtech incur such liability significantly in excess of that estimated, its profitability would be adversely affected.

FLUCTUATIONS IN QUARTERLY OPERATING RESULTS; SEASONALITY

      Modtech's quarterly revenue typically has been highest in the second and third quarters of the year when school districts generally place a large number of orders for modular classrooms to be delivered in time for the upcoming school year. Additionally, first and fourth quarter revenues are typically lower due to a greater number of holidays and days of inclement weather during such periods.

RISKS RELATED TO SPI

ABSENCE OF COMBINED OPERATING HISTORY

      The SPI pro forma combined financial results cover periods during which Office Master and Rosewood were not under common control or management with SPI and, therefore, may not be indicative of SPI's future financial or operating results. The success of SPI will depend on management's ability to complete the integration of Office Master and Rosewood. The inability of SPI to successfully integrate Office Master and Rosewood and to coordinate and integrate certain operational, administrative, and accounting functions and computer systems would have a material adverse effect on SPI.

RELIANCE ON INDEPENDENT DEALERS

      SPI's products are sold primarily through a network of independent dealers. SPI has few formal marketing or other agreements with its dealers, and substantially all of SPI's dealers also market and sell products of other manufacturers. During the pro forma 12-month period ended December 31, 1997, one of SPI's dealers, GE Capital Modular Space, accounted for about 48.9% of SPI's revenues, and another dealer, Williams Scotsman, accounted for about 20.3% of SPI's revenues. GE Capital Modular Space accounted for about 33.1% of SPI's revenues during the pro forma six-month period ended June 30, 1998, and Williams Scotsman accounted for about 30.2% of SPI's revenues during the same period. The pro forma revenues of SPI include all revenues of SPI, Rosewood and Office Master for the referenced periods. Product demand from any specific dealer may fluctuate. Any prolonged downturn in demand from one major dealer, or a coincidental downturn from a combination of dealers could have a material adverse effect on SPI. In addition, an adverse change in SPI's relationship with any of its major dealers, any change in the manner in which any of these dealers conduct business with SPI, including increased pricing pressures from SPI's larger dealers, or any exclusive or preferred provider arrangements between these dealers and any of SPI's competitors, could have a material adverse effect on SPI.

LOW BARRIERS TO ENTRY

      The barriers to entry into the commercial and light industrial modular building industry are relatively low, consisting primarily of capital required to develop manufacturing facilities and the availability of a qualified labor pool. Manufacturers of other modular buildings, including housing and classrooms, who possess a skilled work force and manufacturing facilities, could easily adapt their manufacturing facilities to produce modular structures, and might choose to do so, during an economic downturn in their industry.

AVAILABILITY OF MANUFACTURING EMPLOYEES

      SPI's assembly line process requires a significant number of manufacturing employees, many of whom are employed at relatively low wages. In periods of low unemployment, SPI has experienced difficulty in finding suitable replacements for its workforce when turnover occurs. Additionally, the remote location of SPI's Office Master facility in Glen Rose, Texas, may make it difficult to hire employees at that facility. SPI's inability to hire and retain sufficient numbers of manufacturing employees at any of its operating facilities could have a material adverse effect on SPI.

FLUCTUATIONS IN QUARTERLY OPERATING RESULTS; SEASONALITY

      Historically, SPI's quarterly sales in the fourth calendar quarter (October through December) are lowest, and quarterly sales in the third calendar quarter (July through September) are highest. Fourth quarter revenues typically are lower due to customer budget and fiscal constraints and as a result of the reduction in demand due to adverse weather conditions during such period.

                                   THE MERGERS

GENERAL

      Modtech, Inc., a California corporation ("Modtech"), and SPI Holdings, Inc., a Colorado corporation ("SPI"), are furnishing this Joint Proxy Statement/Prospectus to holders of shares of (i) SPI common stock, no par value ("SPI Common Stock"), (ii) SPI Series A-1, A-2, A-3, A-4, A-5, and A-6 Convertible Preferred Stock, no par value ("SPI Preferred Stock" and, together with the SPI Common Stock, "SPI Capital Stock"), in connection with the solicitation of proxies by the Board of Directors of SPI (the "SPI Board") for use at the special meeting of stockholders of SPI to be held on December __, 1998, or any adjournment or postponement thereof (the "SPI Special Meeting"), and to holders of shares of Modtech Common Stock, no par value ("Modtech Common Stock"), in connection with the solicitation of proxies by the Board of Directors of Modtech (the "Modtech Board") for use at the special meeting of stockholders of Modtech to be held on December __, 1998, or any adjournment or postponement thereof (the "Modtech Special Meeting" and, together with the SPI Special Meeting, the "Special Meetings").

      At the Special Meetings, holders of Modtech Common Stock and SPI Capital Stock will be asked to vote upon proposals to approve and adopt

- the Agreement and Plan of Reorganization and Merger, dated as of September 28, 1998, between Modtech and SPI (the "Merger Agreement"), which provides, among other things, that Modtech and SPI will each merge with separate subsidiaries of Modtech Holdings, Inc., a Delaware corporation ("Holdings");

- in the case of the Modtech Special Meeting, the merger of a wholly owned subsidiary of Holdings, "Modtech Merger Sub" into Modtech (the "Modtech Merger"); and

- in the case of the SPI Special Meeting, the merger of another wholly owned subsidiary of Holdings, "SPI Merger Sub" into SPI (the "SPI Merger").

The mergers contemplated by the Merger Agreement are referred to herein as the "Mergers." As a result of the Mergers, Modtech and SPI will each become a wholly-owned subsidiary of Holdings.

      This Joint Proxy Statement/Prospectus also serves as a prospectus of Holdings with respect to the shares of its Common Stock, par value $0.01 per share ("Holdings Common Stock"), and its Series A Preferred Stock, par value $0.01 per share ("Holdings Series A Preferred Stock") that will be issued to (1) holders of outstanding shares of Modtech Common Stock upon completion of the Modtech Merger and (2) holders of outstanding shares of SPI Capital Stock upon completion of the SPI Merger. See "The Mergers--Merger Consideration."

BACKGROUND OF THE MERGERS

      Following completion of its second public offering of shares of common stock in November 1997, Modtech has sought to increase its sales of non-classroom products and to expand outside of the California marketplace. Its initial goal was to commence operations in Arizona as soon as possible, and, in January and February 1998, its Chief Executive Officer, Evan M. Gruber, met with the management of Rosewood Enterprises, Inc., a modular commercial builder located in Phoenix, Arizona, concerning Modtech's potential acquisition of that company. However, unknown to Modtech at the time, Rosewood was already in acquisition discussions with SPI. In March 1998, Modtech completed the purchase of Trac Modular Manufacturing, Inc., a modular commercial builder located in Glendale, Arizona. SPI closed the acquisition of Rosewood in April 1998.

      Following SPI's acquisition of Rosewood, Evan Gruber called Patrick Van Den Bossche, President of SPI, to introduce himself. This led to a meeting on May 4, 1998 at SPI's facility in Rancho Cucamonga, California. At the meeting, Mr. Gruber and Mr. Van Den Bossche discussed the modular building industry in general. Mr. Gruber mentioned the possibility of a merger between the two companies. Mr. Gruber and Mr. Van Den Bossche discussed operating philosophies and objectives and the potential strategic benefits to the two companies of a business combination. They agreed to give additional thought to such a combination and to meet again in the near future.

      On May 22, 1998, Mr. Gruber and two directors of Modtech, Charles McGettigan and Myron Wick III, met with Mr. Van Den Bossche and four directors of SPI, Mark King, Bruce Rogers, Charles Gwirtsman, and Charles Hamilton, in San Francisco, California, to further discuss a possible business combination. A number of proposals were considered, but none were seriously pursued. SPI informed Modtech that SPI intended to proceed with an initial public offering that had been in preparation since the end of April 1998.

      While SPI continued to pursue a possible public offering, Modtech and SPI continued to discuss a business combination on a periodic basis through early July 1998. In the second week of July, SPI was informed by its underwriters that market conditions were not conducive to the completion of SPI's public offering. Based on these discussions, SPI and its underwriters decided to postpone its offering.

      On July 13, 1998, a senior management team from SPI, including two directors, met with Modtech's senior management, including two directors, at Modtech's headquarters in Perris, California to further discuss terms of a potential merger and to initiate SPI's due diligence review of Modtech. The following day, a senior management team from Modtech traveled to SPI's headquarters in Rancho Cucamonga, California to commence Modtech's due diligence review of SPI. Negotiations and due diligence reviews, including on-site visits of each company's facilities by the other company's management team, continued through late July 1998.

      On August 11, 1998, SPI's attorneys delivered a draft form of the Merger Agreement to Modtech and its attorneys. On August 19, 1998, senior management and certain directors of Modtech and SPI, and the attorneys for SPI and Modtech met to negotiate certain specific terms of the Merger Agreement. Further negotiations continued into early September 1998.

      During this period, Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") was asked by Modtech to advise it in connection with the proposed transaction and to render a fairness opinion.

      On September 9, 1998, the Modtech Board of Directors and Modtech's attorneys met and discussed in detail the terms of the proposed business combination, the exchange ratio and cash consideration to be paid, the reasons for the transaction, and the due diligence findings by Modtech's management concerning SPI. Representatives from DLJ participated in a portion of the meeting by telephone during which Modtech's Board of Directors discussed with them the fairness of the proposed transaction to the Modtech stockholders. Modtech's Board authorized senior management to proceed with further negotiations.

      On September 10, 1998, the SPI Board of Directors and SPI's attorneys met and discussed in detail the terms of the proposed business combination, the exchange ratio and cash consideration to be paid, the reasons for the transaction, and the due diligence findings by SPI's management concerning Modtech. SPI's Board unanimously approved the terms of the Merger Agreement and Mergers presented to it, subject to final changes to the merger documentation and completion of the due diligence by management.

      The merger documentation and due diligence were completed in late September. On September 28, 1998, Modtech's Board of Directors held a special telephonic meeting to further consider and vote on the proposed transaction. Representatives of DLJ reviewed with the Board certain financial analyses relating to the transaction and rendered an oral fairness opinion, which it confirmed in writing later that day. After considering and discussing the various presentations at the meeting, and at prior meetings, the Modtech Board of Directors unanimously approved the Merger Agreement and the Mergers. The Merger Agreement was signed and delivered that evening by both Modtech and SPI after the close of business. The signing was publicly announced shortly after the opening of the securities markets on September 29, 1998.

REASONS FOR THE MERGERS; RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

      Modtech and SPI believe that their combination will create value for both companies' stockholders by providing opportunities to achieve substantial benefits that would not be available to either company alone. Specifically, the combination allows for substantial synergy in three identified areas:

- Product Diversification. Modtech currently manufactures modular relocatable classrooms. SPI makes commercial and light industrial modular buildings. The Mergers move Modtech towards accomplishing its goal of a decreased dependency on the California Public School System. Additionally, the Mergers enhance Modtech's capability for the production of other types of modular structures for commercial customers.

- Geographic Diversification. At present, Modtech manufactures modular relocatable classrooms, of which approximately 98% are sold to California public schools. Modtech's strategy for the past few years has been to increase its efforts to expand the market for its classrooms to include neighboring states. SPI currently does business in California, Arizona, Nevada, Colorado Texas, New Mexico and other neighboring states.

- Operating Efficiencies. Modtech and SPI plan to consolidate certain of the manufacturing and administrative functions of both companies. Additionally, efficiencies in purchasing and shipping may be realized due to increased levels of production.

      The Boards of Directors of each company also considered various other factors that contributed to their approval and recommendation of the Merger Agreement and the Mergers. Those factors include: (1) the terms and conditions of the Merger Agreement, including an exchange ratio that provides certainty about the number of shares to be issued and received in the Mergers; and (2) the expected, although not certain, treatment of the Mergers as tax-free exchanges of stock, with only the cash received being taxable.

      The SPI Board also considered the advantages of obtaining liquidity for its stockholders through the merger with Modtech, a publicly-traded company, and also reducing the risk to its stockholders in the combined company. Immediately following the Mergers, Holdings will have a lower debt to historical operating cash flow ratio than SPI had on a stand-alone basis.

      The Modtech Board also considered a number of other items and factors, including, without limitation, the following:

- the financial presentation of DLJ to the Modtech Board and that firm's opinion that the Modtech Merger Consideration to be received by the stockholders of Modtech pursuant to the Merger Agreement is fair to such stockholders from a financial point of view;

- Modtech's business, management, financial performance and condition, strategic objectives, prospects and competitive position, and the recommendations of Modtech's management;

- a review of strategic alternatives, including other possible business combinations and, based on such review, the belief that a transaction with another company may not offer terms with advantages comparable to those of a business combination with SPI;

- the value of the cash component of the Modtech Merger Consideration on a per share basis, after adjustments for the number of shares of Holdings Common Stock and Holdings Series A Preferred Stock to be received by Modtech stockholders in the Modtech Merger;

- the ability of the stockholders of Modtech to continue to participate in Modtech's business as part of Holdings after the Mergers and to benefit from the potential appreciation of Holdings Common Stock;

- due diligence review of the financial condition, results of operations and business prospects of SPI;

- the terms and conditions of the Merger Agreement and the parties' respective representations, warranties, covenants, agreements and conditions to their respective obligations, including the condition that the Mergers be approved by Modtech's stockholders; and

- the risk that benefits sought in the Mergers would not be obtained, the risk that the Mergers would not be consummated, the fact that, with a fixed exchange ratio, the relative values of Modtech and SPI are fixed by the parties in advance and would not take into account subsequent changes or changed market perceptions, and the effect of the public announcement of the Mergers on the trading price of the Modtech Common Stock.

      The Modtech Board also considered the factors set forth in the section entitled "Certain Risk Factors."

      Each company's Board determined that the potential advantages of the Mergers far outweighed the disadvantages. Each company's Board concluded that the Mergers would result in its company's stockholders realizing greater value than its company could deliver to them alone. Based on the consideration of these and other relevant matters, each company's Board unanimously determined that the Merger Agreement and the Mergers are in the best interests of its company and its company's stockholders.

      The foregoing discussion of the factors considered by each company's Board is not intended to be exhaustive, but is believed to include all material factors considered by each company's Board. In reaching its decision to approve the Merger Agreement and the Mergers, neither company's Board quantified or assigned any relative weights to the factors considered, or considered any one factor to be determinative, and individual directors may have given different weight to different factors.

      THE MODTECH BOARD OF DIRECTORS AND THE SPI BOARD OF DIRECTORS HAVE EACH UNANIMOUSLY CONCLUDED THAT THE MERGERS ARE IN THE BEST INTERESTS OF THEIR RESPECTIVE STOCKHOLDERS, AND EACH UNANIMOUSLY RECOMMENDS THAT ITS STOCKHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE MERGER

AGREEMENT AND THE MERGERS.  SEE "THE MERGERS -- CONFLICTS OF INTERESTS."

FORM OF THE MERGERS

      If the approval of the holders of Modtech Common Stock is obtained and all other conditions to the Modtech Merger are satisfied or waived, pursuant to the Modtech Merger Agreement, the Modtech Merger Sub will be merged with and into Modtech, with Modtech being the surviving corporation after the Modtech Merger and a wholly owned subsidiary of Holdings. If the approval of the holders of SPI Capital Stock is obtained and all other conditions to the SPI Merger are satisfied or waived, pursuant to the SPI Merger Agreement, the SPI Merger Sub will be merged into SPI, with SPI being the surviving corporation after the SPI Merger and a wholly owned subsidiary of Holdings. The date on which the closing of the Mergers occurs is referred to herein as the "Closing Date."

MERGER CONSIDERATION

      SPI.

      Except for the shares owned by SPI or any of its subsidiaries, at the time when the Mergers are completed by the filing of Certificates of Merger with the appropriate Secretaries of State (the "Effective Time"), each share of SPI Capital Stock will be converted into the right to receive 1.8785 shares of Holdings Common Stock. Each SPI stockholder on the Record Date may elect to receive $49.4097 per share for up to 5.9176% of the SPI Capital Stock instead of shares of Holdings Common Stock. If SPI stockholders do not elect to receive a total of $8,076,133 in cash in place of shares of Holdings Common Stock, those SPI stockholders who have elected to receive cash for some of their SPI Capital Stock, including those who have elected to receive cash for the maximum 5.9176% of their SPI Capital Stock, will have all or a portion of their remaining SPI Capital Stock converted into cash until the cash being paid for SPI Capital Stock equals $8,076,133. The conversion will be pro rata among such stockholders electing to receive cash based on the shares of SPI Capital Stock held by them that they did not voluntarily elect to convert to cash. If all such shares are converted to cash and the total cash being paid still does not equal $8,076,133, then all SPI stockholders who did not elect to have any of their shares converted to cash will have their shares converted to cash pro rata based on the number of shares held by each of them until the total cash being paid for shares of SPI Capital Stock equals $8,076,133.

      Any shares of SPI Capital Stock owned by SPI, or any of its subsidiaries, will automatically be cancelled and retired at the Effective Time and will cease to exist, and no Holdings Common Stock or other consideration will be delivered in exchange therefor.

      MODTECH.

      Except for shares owned by Modtech or any of its subsidiaries, at the Effective Time, without any action on the part of any Modtech stockholder, each issued and outstanding share of Modtech Common Stock will be converted into the right to receive $3.7293 and 0.8508 shares of Holdings Common Stock. Each Modtech stockholder as of the Record Date may elect to receive, in place of Holdings Common Stock, 0.8508 shares of Holdings Series A Preferred Stock for each share of Modtech Common Stock in an amount up to 3.94% of their shares of Modtech Common Stock. If Modtech stockholders do not elect to receive a total of 388,939 shares of Holdings Series A Preferred Stock in place of Holdings Common Stock, two major Modtech stockholders, Lagunitas Partners and Proactive Partners, L.P. will be allocated shares of Holdings Series A Preferred Stock pro rata based on their total shares of Modtech Common Stock, until the total number of shares of Holdings Series A Preferred Stock to be received by Modtech stockholders in the Modtech Merger equals 388,939. The number of shares of Holdings Series A Preferred Stock to be received by Modtech stockholders will be adjusted upward or downward to the extent necessary to comply with the minimum requirements of Section 351 of the Internal Revenue Code.

      Any shares of Modtech Common Stock owned by Modtech or any of its subsidiaries will automatically be cancelled and retired at the Effective Time and will cease to exist, and no Holdings Common or Preferred Stock or other consideration will be delivered in exchange therefor.

OPINION OF MODTECH'S FINANCIAL ADVISOR

      On September 28, 1998, Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") rendered an oral opinion to the Modtech Board to the effect that, as of such date and based upon the qualifications and assumptions made and matters considered by DLJ described in its written opinion dated September 28, 1998 (the "Fairness Opinion"), the Merger Consideration to be received in the Mergers by holders of shares of Modtech Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders.

      THE FULL TEXT OF THE FAIRNESS OPINION IS ATTACHED HERETO AS ANNEX II. THE SUMMARY OF THE FAIRNESS OPINION SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED BY REFERENCE TO THE FULL TEXT OF THE FAIRNESS OPINION. MODTECH STOCKHOLDERS ARE URGED TO READ THE FAIRNESS OPINION CAREFULLY AND IN ITS ENTIRETY FOR THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, OTHER MATTERS CONSIDERED AND LIMITS OF THE REVIEW BY DLJ IN CONNECTION WITH SUCH FAIRNESS OPINION.

      The Fairness Opinion was prepared for the Modtech Board of Directors and was directed only to the fairness from a financial point of view, as of the date thereof, of the consideration to be received by the holders of Modtech Common Stock pursuant to the Merger Agreement. DLJ expressed no opinion in the Fairness Opinion as to the prices at which Holdings Common Stock or Holdings Series A Preferred Stock would actually trade at any time. DLJ was not asked to opine as to the underlying business decision of the Modtech Board to proceed with the Mergers, and the Fairness Opinion does not address this decision. The Fairness Opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote on the Mergers.

      As part of its investment banking business, DLJ is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The Modtech Board was informed that DLJ had previously advised SPI and certain of its stockholders with respect to possible transactions with Modtech and other financing alternatives.

      In arriving at the Fairness Opinion, DLJ reviewed the Merger Agreement and certain exhibits thereto. DLJ also reviewed financial and other information that was publicly available or furnished to DLJ by Modtech and SPI, including information provided during discussions with their respective managements. Included in the information provided during such discussions were certain financial projections of Modtech prepared by the management of Modtech and certain financial projections of SPI prepared by the management of SPI. In addition, DLJ compared certain financial and/or securities data of Modtech and SPI with publicly available information concerning various companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of Modtech Common Stock, reviewed prices and premiums paid in certain other business combinations and conducted such other financial studies, such as discounted cash flow analysis and contribution analysis, and investigations as DLJ deemed appropriate for purposes of rendering the Fairness Opinion.

      In rendering the Fairness Opinion, DLJ relied upon and assumed the accuracy and completeness of all of the financial and other information that was available to it from public sources, that was provided to it by Modtech or SPI or their respective representatives, or that was otherwise reviewed by DLJ. With respect to the financial projections supplied to DLJ, DLJ assumed that they were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the managements of Modtech and SPI as to the future operating and financial performance of Modtech and SPI, respectively. DLJ did not assume responsibility for making any independent evaluation of the assets or liabilities of Modtech or SPI, or for making any independent verification of the information reviewed by DLJ. DLJ also assumed that the cash portion of the consideration to be received by the holders of Modtech Common Stock would not otherwise be received by such holders in the ordinary course of business.

      The Fairness Opinion was necessarily based on economic, market, financial and other conditions as they existed on, and on the information made available to DLJ as of, the date of the Fairness Opinion. The Fairness Opinion was based, in part, on publicly available information as of September 23, 1998. Although subsequent developments may affect its Fairness Opinion, DLJ does not have any obligation to update, revise or reaffirm its opinion.

      The following is a summary of the presentation made by DLJ to the Modtech Board of Directors at its September 28, 1998 meeting, in connection with rendering the Fairness Opinion.

      Stock Price History. To provide contextual data and comparative market data, DLJ reviewed the daily closing prices for the 12-month period ending September 22, 1998 of Modtech Common Stock and compared such closing stock prices with the closing stock prices of two publicly traded modular building companies, Butler Manufacturing Company and Miller Building Systems, Inc. and the Russell 2000 Index. The two modular building companies were the only two directly comparable companies identified by DLJ which were publicly traded. This information was presented solely to provide the Modtech Board with background information regarding the stock prices of Modtech Common Stock relative to its peers and an appropriate index.

      Comparable Publicly Traded Company Analysis. DLJ believed that this form of analysis was not meaningful because of an insufficient number of publicly traded companies in the modular building industry.

      Comparable Merger & Acquisition Transaction Analysis. DLJ believed that this form of analysis was not meaningful because of an insufficient number of recent merger and acquisition transactions in the modular building industry.

      Earnings Per Share Impact. DLJ analyzed the earnings per share impact of the Mergers to holders of Modtech Common Stock. For the latest 12-month period ending June 30, 1998, and the projected fiscal years ending December 1998, 1999 and 2000, the Mergers resulted in accretion (dilution) of (22.7%) or ($0.36) per share, (11.3%) or ($0.18) per share, 4.3% or $0.08 per share and 4.5% or $0.10 per share, respectively. In arriving at these accretion (dilution) results, DLJ compared Holdings' pro forma earnings per share estimates with First Call's estimates of Modtech's earnings per share, and assumed the Mergers would not result in any synergies.

      Comparable Premiums Paid Analysis. DLJ determined the implied premium over the common stock trading prices for one day, one week and four weeks prior to the announcement date of 293 selected domestic merger or acquisition transactions involving companies not necessarily comparable to Modtech, ranging from $200 million to $400 million in transaction value and completed from January 1995 through September 17, 1998. The average premiums for the selected transactions over the common stock trading prices for : (i) one day prior to the announcement date was 29.0%; (ii) one week prior to the announcement date was 33.1%; and (iii) four weeks prior to the announcement date was 44.3%. Applying the above average comparable premiums to the closing price of the Modtech Common Stock on one day, one week and four weeks prior to September 22, 1998 implies a valuation per share of Modtech Common Stock of $25.32, $23.79 and $27.96, respectively, as compared to the closing prices of the Modtech Common Stock one day, one week and four weeks prior to September 22, 1998 of $19.63, $17.88 and $19.38, respectively.

      Contribution Analysis. DLJ analyzed the relative contributions of Modtech and SPI to the pro forma combined entity based on selected financial data, assuming no synergies. In this analysis, DLJ compared the 65.6% fully diluted ownership interest that holders of Modtech Common Stock will have in the pro forma combined entity with the relative contribution of Modtech to certain financial data for the pro forma combined entity, including revenue, earnings before interest, taxes, depreciation and amortization ("EBITDA") and earnings before interest and taxes ("EBIT") for the fiscal years ending December 31, 1998 ("Fiscal Year 1998") and December 31, 1999 ("Fiscal Year 1999"). In each case, the financial data for the pro forma combined entity was determined by adding the financial data for Modtech and SPI. This analysis indicated that Modtech would contribute: (i) 64.5% and 64.9% of the pro forma combined entity's sales for Fiscal Year 1998 and Fiscal Year 1999, respectively; (ii) 69.5% and 67.9% of the pro forma combined entity's EBITDA for Fiscal Year 1998 and Fiscal Year 1999, respectively; and (iii) 71.4% and 68.9% of the pro forma combined entity's EBIT for Fiscal Year 1998 and Fiscal Year 1999, respectively.

      DLJ also compared the 65.6% ownership interest that holders of Modtech Common Stock will have in the pro forma combined entity with the relative contribution of Modtech to the estimated net income of the pro forma combined entity (determined by adding the net income of Modtech and SPI for Fiscal Year 1998 and Fiscal Year 1999). This analysis indicated that Modtech would contribute 73.5% and 70.2% of the net income of the pro forma combined entity for Fiscal Year 1998 and Fiscal Year 1999, respectively.

      Discounted Cash Flow Analysis. DLJ performed a discounted cash flow analysis (i.e., an analysis of the present value of projected cash flows using the discount rates and terminal year EBITDA multiples indicated below) of Modtech, SPI and Holdings using projections and assumptions provided by the management of Modtech. The discounted cash flow for all three entities was estimated using discount rates ranging from 9% to 12% and terminal multiples of estimated EBITDA for each entity's fiscal year ending December 31, 2003 ranging from 6.0x to 8.0x. This analysis assumed no synergies and yielded an implied common equity value range for Holdings of $28.70 to $32.29 per fully diluted share of Holdings, and an implied equity value range per share (including the cash distribution) for Modtech of $28.16 to $31.22 as compared to the price of September 23, 1998 of $20.50.

      The summary set forth above does not purport to be a complete description of the analyses performed by DLJ but describes, in summary form, the material elements of the presentations made by DLJ to the Modtech Board of Directors on September 28, 1998. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Each of the analyses conducted by DLJ was carried out in order to provide a different perspective on the transaction and to add to the total mix of information available. DLJ did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to fairness from a financial point of view. Rather, in reaching its conclusion, DLJ considered the results of the analyses in light of each other and ultimately



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

reached its opinion based on the results of all analyses taken as a whole. Accordingly, notwithstanding the separate factors summarized above, DLJ has indicated to Modtech that it believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its opinion. The analyses performed by DLJ are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses.

      Pursuant to the terms of an engagement agreement dated September 25, 1998, Modtech agreed to pay DLJ a fee of $750,000, irrespective of the conclusion reached therein. In addition, Modtech has agreed to reimburse DLJ promptly for all out-of-pocket expenses (including the reasonable fees and expenses of counsel) incurred by DLJ in connection with the Fairness Opinion and to indemnify DLJ and certain related persons against certain liabilities in connection with its engagement, including liabilities under U.S. federal securities laws.

      In the ordinary course of business, DLJ and its affiliates may own or actively trade the securities of Modtech for their own accounts and for the accounts of their customers and, accordingly, may at any time hold a long or short position in Modtech securities.

PROCEDURES FOR ELECTION OF MERGER CONSIDERATION AND SURRENDER OF STOCK CERTIFICATES; FRACTIONAL SHARES

      SPI. In order to receive the SPI Merger Consideration (See "The Mergers -- Merger Consideration -- SPI"), SPI stockholders must surrender to ChaseMellon, the Exchange Agent, whose address is 400 South Hope Street, 4th Floor, Los Angeles, California 90071, the certificate or certificates for their shares of SPI Capital Stock. As soon as feasible, after the Effective Time, the Exchange Agent will send to each SPI stockholder a letter of transmittal and instructions for use in surrendering their certificates and making an election to receive cash at $49.4097 per share in place of Holdings Common Stock for up to 5.9176% of their shares, if they so desire. The method of making adjustments to stockholder elections as described above (See "The Mergers -- Merger Consideration -- SPI") will be set forth in the letter of transmittal. Any necessary adjustments to stockholder elections will be made by the Exchange Agent.

      SPI stockholders will not receive any fractional shares of Holdings Common Stock. Instead, they will be paid cash equal to the closing price of a share of Modtech Common Stock on the Nasdaq National Market on the last business day prior to the closing of the Mergers, multiplied by the fraction of a share they otherwise would have received.

      After the Effective Time, there will be no further transfer on the records of SPI or its transfer agent of certificates representing shares of SPI Capital Stock, and, if such certificates are presented to SPI for transfer, they will be cancelled against delivery of the SPI Merger Consideration pursuant to the Merger Agreement. Until surrendered in accordance with the Merger Agreement, each certificate for shares of SPI Capital Stock will be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the SPI Merger Consideration pursuant to the Merger Agreement. No interest will be paid or will accrue on any cash payable as consideration in the Mergers or in lieu of any fractional shares of Holdings Common Stock.


HOLDERS OF SPI CAPITAL STOCK SHOULD NOT SEND ANY OF THEIR STOCK CERTIFICATES TO SPI OR THE EXCHANGE AGENT AT THIS TIME.

      Modtech. In order to receive the Modtech Merger Consideration, Modtech stockholders must surrender to ChaseMellon, the Exchange Agent, whose address is 400 South Hope Street, 4th Floor,



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

Los Angeles, California 90071, the certificate or certificates, representing their shares of Modtech Common Stock. As soon as feasible after the Effective Time, the Exchange Agent will send to each Modtech stockholder a letter of transmittal and instructions for use in surrendering their certificates and making an election to receive Holdings Series A Preferred Stock for up to 3.94% of their Modtech Common Stock. NO MODTECH STOCKHOLDER IS REQUIRED TO ELECT TO RECEIVE HOLDINGS SERIES A PREFERRED STOCK, SINCE TWO MAJOR MODTECH STOCKHOLDERS, LAGUNITAS PARTNERS AND PROACTIVE PARTNERS, L.P., HAVE AGREED TO ACCEPT ALL THE SHARES OF HOLDINGS SERIES A PREFERRED STOCK TO BE ISSUED IN THE MODTECH MERGER. The method of making adjustments to stockholder elections and the amount of Holdings Series A Preferred Stock to be allocated as described above (See, "The Mergers -- Merger Consideration -- Modtech") will be set forth in the letter of transmittal. Any necessary adjustments to stockholder elections or the number of shares of Holdings Series A Preferred Stock to be allocated will be made by the Exchange Agent.

      Modtech stockholders will not receive any fractional shares of Holdings Common Stock or Holdings Series A Preferred Stock. Instead, they will be paid cash equal to the closing price of a share of Modtech Common Stock on the Nasdaq National Market on the last trading day prior to the closing of the Mergers multiplied by the fraction of a share of Holdings Common Stock they otherwise would have received. Shares of Holdings Series A Preferred Stock will be rounded upward to the nearest whole number of shares.

      After the Effective Time of the Merger, there will be no further transfer on the records of Modtech or its transfer agent of certificates representing shares of Modtech Common Stock, and, if such certificates are presented to Modtech for transfer, they will be cancelled against delivery of the Modtech Merger Consideration pursuant to the Merger Agreement. Until surrendered in accordance with the Merger Agreement, each certificate for shares of Modtech Common Stock will be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Modtech Merger Consideration pursuant to the Merger Agreement. No interest will be paid or will accrue on any cash payable as consideration in the Mergers or in lieu of any fractional shares of Holdings Common Stock.


HOLDERS OF MODTECH COMMON STOCK SHOULD NOT SEND ANY OF THEIR STOCK CERTIFICATES TO MODTECH OR THE EXCHANGE AGENT AT THIS TIME.

EFFECTIVE TIME

      On the Closing Date, the parties will file certificates of merger or other appropriate documents (in any such case, the "Certificates of Merger") and will make all other filings or recordings required under the Delaware General Corporation Law ("DGCL"), the California General Corporation Law and the Colorado Business Corporation Act. The Mergers will become effective at such time as the Certificate of Mergers are duly filed with the Secretary of State of the State of Delaware, or at such later time as Modtech and SPI specify in the Certificates of Merger (the time the Mergers become effective being the "Effective Time"). Such filing will be made as promptly as practicable after satisfaction or waiver of the conditions to the Mergers set forth in the Merger Agreement.

EFFECT ON SPI STOCK PLAN

      The Merger Agreement provides that, as a result of the Mergers, the vesting of all options outstanding under SPI's Second Amended and Restated 1997 Stock Option Plan ("SPI Options") that are not then at least 75% vested will be accelerated pro rata based on the unvested portion of such options until all SPI Options are in the aggregate 75% vested. An option is considered 75% vested if the number of shares purchased under any prior exercise of the option, plus the number of shares the option is exercisable for immediately prior to the completion of the

Mergers, equals 75% of the total number of shares covered by the original grant of the option. 5.9176% of the shares covered by the vested portion of each SPI Option will be converted into the right to receive $49.4097 per share in cash, less the applicable per share exercise price of each SPI Option. Each remaining SPI Option will be converted into and become a right to acquire 1.8785 shares of Holdings Common Stock for each share of SPI Common Stock previously covered by the converted SPI Option.

EFFECT ON SPI WARRANTS

      The Merger Agreement provides that all outstanding warrants to purchase SPI Common Stock ("SPI Warrants") will be deemed exercised immediately prior to the Effective Time. At the Effective Time, 5.9176% of the SPI Warrants held by each warrant holder will be converted into the right to receive $49.4097 per share in cash, less the applicable exercise price of the SPI Warrants. Each remaining SPI Warrant will be converted into the right to receive 1.8785 shares of Holdings Common Stock upon payment of the adjusted warrant exercise price.

EFFECT ON MODTECH STOCK PLANS

      The Merger Agreement provides that, as a result of the Mergers, all outstanding options to purchase Modtech Common Stock ("Modtech Options") that are not then at least 75% vested will be accelerated pro rata based on the unvested portion of such options until all Modtech Options are in the aggregate 75% vested. An option is considered 75% vested if the number of shares purchased under any prior exercise of the option, plus the number of shares the option is exercisable for immediately prior to the completion of the Mergers, equals 75% of the total number of shares covered by the original grant of the option. 14.6709% of the shares covered by the vested portion of each Modtech Option will be converted into the right to receive $25.00 per share in cash, less the applicable per share exercise price. Each remaining Modtech Option will be converted into and become a right to acquire 0.8508 shares of Holdings Common Stock for each share of Modtech Common Stock previously covered by the converted Modtech Option.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

      The following is a summary of the material United States federal income tax considerations generally applicable to holders of Modtech Common Stock and holders of SPI Capital Stock who, pursuant to the Mergers, exchange such stock holdings for the Merger Consideration. Consummation of the Modtech Merger is conditioned upon the receipt by Modtech of an opinion of Gibson, Dunn & Crutcher LLP, special tax counsel to Modtech, based upon requested representation letters and dated the Closing Date, to the effect that the Modtech Merger will qualify as an exchange governed by Section 351 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). Consummation of the SPI Merger is conditioned upon the receipt by SPI of an opinion of Dorsey & Whitney LLP, counsel to SPI, based upon requested representation letters and dated the Closing Date, to the effect that the SPI Merger will qualify as a reorganization under Section 368 of the Internal Revenue Code. The summary below assumes that the Modtech Merger and the SPI Merger will be treated for United States federal income tax purposes in accordance with those opinions.

      This summary is based upon the current provisions of the Internal Revenue Code, currently applicable Treasury regulations thereunder, judicial decisions, and current administrative decisions and rulings. There can be no assurance that the Internal Revenue Service ("IRS") will not take a contrary view, and no ruling from the IRS has been or will be sought regarding tax treatment of the Modtech Merger and the SPI Merger. Future legislative, judicial or administrative changes or interpretations could alter or modify the statements and conclusions set forth in this summary, and any such change or interpretations could be retroactive and could affect the tax consequences to the stockholders of Modtech and SPI.

      The following summary does not address all aspects of federal income taxation that may be important to particular stockholders in light of their personal investment circumstances or to stockholders subject to special treatment under the federal income tax laws (including life insurance companies, foreign persons, tax-exempt entities, and holders who acquired their Modtech Common Stock or SPI Capital Stock pursuant to the exercise of employee stock options or otherwise as compensation) and does not address any aspect of state, local or foreign taxation. This summary also assumes that the Modtech Common Stock and the SPI Capital Stock will be held as capital assets on the Closing Date.

      Treatment of Holders of Modtech Common Stock. Except as discussed below under "Cash in Lieu of Fractional Shares," a holder of Modtech Common Stock will recognize gain realized in the transaction but will not recognize any loss realized in the transaction. The amount of gain that is recognized will be equal to the lesser of (i) the amount of gain realized in the transaction (i.e., the excess of (a) the sum of the amount of cash and the fair market value of Holdings Common Stock and Holdings Series A Preferred Stock received over (b) the tax basis of the Modtech Common Stock relinquished) and (ii) the amount of cash received. The amount of such recognized gain will be subject to federal income tax at capital gain rates or ordinary income rates depending upon whether the receipt of cash is viewed as a redemption of stock or as a dividend distribution under the rules discussed below.

      Because the Modtech stockholders will, as a group, possess more than 50% of the total value of shares of all classes of stock of Holdings following the Mergers, the treatment of any gain recognized by a Modtech stockholder as capital gain or as dividend income must be determined by applying the rules of
Section 302 of the Internal Revenue Code. As to each Modtech stockholder, this is determined by viewing Holdings as redeeming a portion of a Modtech stockholder's Modtech Common Stock for the amount of cash received by such stockholder in the Modtech Merger. To determine whether the redemption is treated as a dividend distribution or as a redemption of the stockholder's Modtech Common Stock, a Modtech stockholder must compare his or her proportionate, percentage interest in Modtech prior to the Modtech Merger with such stockholder's indirect proportionate, percentage interest in Modtech after the Modtech Merger by reason of such stockholder's direct ownership of Holdings Common Stock and Holdings Series A Preferred Stock. Such comparison should take into account the Holdings Common Stock issued to the SPI stockholders in the SPI Merger.

      The cash distribution received by a Modtech stockholder will be treated as a redemption of such stockholder's stock rather than a dividend if, under the redemption tests of Section 302 of the Internal Revenue Code, such distribution
(i) is "not essentially equivalent to a dividend" with respect to the stockholder, or (ii) results in a "substantially disproportionate" redemption of such stockholder's equity interest in Modtech (the "Section 302 Tests").

      A redemption will be "substantially disproportionate" if (i) after the redemption the stockholder owns less than 50% of the total combined voting power of all classes of stock of Modtech entitled to vote, and (ii) the percentage ownership of Modtech "common stock" and "voting stock" immediately after the redemption is less than 80% of the stockholder's percentage ownership in such stock immediately before the redemption. If the redemption from a Modtech stockholder fails to satisfy the "substantially disproportionate" test, such stockholder may nonetheless satisfy the "not essentially equivalent to a dividend" test.

      Under the principles established in United States v. Davis, 397 U.S. 301
(1970), a distribution to a

Modtech stockholder will not be "essentially equivalent to a dividend" if it results in a "meaningful reduction" in such stockholder's proportionate stock interest in Modtech. If a stockholder with a relatively minimal stock interest in Modtech and no exercise of control over corporate affairs suffers a reduction in his proportionate interest in Modtech as a result of the redemption, that stockholder should be regarded as having suffered a meaningful reduction of his or her interest in Modtech. For example, the IRS has held in a published ruling that in the case of a less than 1% stockholder who does not have management control over the corporation, any reduction in proportionate interest will constitute a "meaningful reduction."

      In applying the Section 302 Tests, the constructive stock ownership rules of Internal Revenue Code Section 318 apply and require that each Modtech stockholder take into account not only the Modtech Common Stock directly owned by the stockholder, but also Modtech Common Stock owned by certain of the stockholder's family members, stock owned by partnerships, trusts, corporations and other entities in which the stockholder has an interest, as well as Modtech Common Stock the stockholder has a right or option to acquire.

      If none of the redemption tests under Section 302 of the Internal Revenue Code is satisfied, the cash received by a Modtech stockholder will be treated as a dividend to the extent of such stockholder's allocable portion of the earnings and profits (as determined for federal income tax purposes) of Modtech and Holdings. If the amount of cash exceeds a Modtech stockholder's allocable portion of earnings and profits, the excess will be treated first as a return of capital to the extent of such stockholder's tax basis in his or her shares and then as capital gain.

      Because the determination of whether cash received in the Modtech Merger will be treated as the distribution of a dividend generally will depend upon the particular facts and circumstances of each Modtech stockholder, each Modtech stockholder is strongly advised to consult their own tax advisor regarding the tax treatment of cash received pursuant to the Modtech Merger.

      Treatment of Holders of SPI Capital Stock. Except as discussed below under "Cash in Lieu of Fractional Shares," a holder of SPI Capital Stock that only receives Holdings Common Stock will not recognize gain or loss. A holder of SPI Capital Stock that receives a combination of Holdings Common Stock and cash will recognize gain realized in the transaction but will not recognize any loss realized in the transaction. The amount of gain that is recognized will be calculated separately for each block of SPI Capital Stock, in an amount equal to the lesser of (i) the amount of gain realized with respect to such block (i.e., the excess of (a) the sum of the amount of cash and the fair market value of Holdings Common Stock received that is allocable to such block over (b) the tax basis of the block of SPI Capital Stock relinquished) and (ii) the amount of cash received that is allocable to such block. The amount of such recognized gain will be subject to federal income tax at capital gain rates or ordinary income rates depending upon whether the receipt of cash is viewed as a redemption of stock or as a dividend distribution under the rules discussed below.

      The determination of whether the exchange of SPI Capital Stock for cash pursuant to the SPI Merger has the effect of a distribution of a dividend will be made by applying the Section 302 Tests that are described above under "Treatment of Holders of Modtech Common Stock," and by also taking into account any shares of Holdings Common Stock considered to be owned by such SPI stockholder by reason of the constructive ownership rules of Internal Revenue Code Section 318 that are also described above under "Treatment of Holders of Modtech Common Stock."

      Pursuant to the principles established in Clark v. Commissioner, 489 U.S. 726 (1989), the Section 302

Tests are applied to an SPI stockholder by comparing the proportionate, percentage interest of an SPI stockholder in Holdings after the SPI Merger with the proportionate, percentage interest in Holdings such stockholder would have had if such stockholder had received solely Holdings Common Stock in the SPI Merger. This comparison is made as though Holdings had issued solely Holdings Common Stock to such stockholder in the SPI Merger and in a hypothetical redemption Holdings had then redeemed a portion of its Holdings Common Stock for the amount of cash the stockholder actually received in the SPI Merger. In making this comparison, it is likely that the effect of the Modtech Merger would be taken into account as though Holdings had issued solely Holdings Common Stock in the Modtech Merger and in a hypothetical redemption Holdings had then redeemed a portion of its Holdings Common Stock for the amount of cash received by the Modtech stockholders.

      If receipt of cash by an SPI stockholder has the effect of a distribution of a dividend, the gain recognized will be treated as a dividend to the extent of the stockholder's ratable share of SPI's undistributed earnings and profits, as determined for federal income tax purposes. If the amount of cash exceeds an SPI stockholder's ratable share of earnings and profits, the excess will be treated first as a return of capital to the extent of such stockholder's tax basis in his or her shares and then as capital gain. Any gain that does not have the effect of a distribution of a dividend will be a capital gain.

      Because the determination of whether cash received in the SPI Merger will be treated as the distribution of a dividend generally will depend upon the particular facts and circumstances of each SPI stockholder, each SPI stockholder is strongly advised to consult their own tax advisor regarding the tax treatment of cash received pursuant to the SPI Merger.

      The Merger Agreement provides that, subject to the limits therein, each SPI stockholder may elect which of such stockholder's SPI Capital Stock, if any, will be exchanged for cash in the SPI Merger. In the event the receipt of cash by an SPI stockholder is not treated as a dividend, as explained above, the tax treatment of the cash may be different depending on which shares of SPI Capital Stock are deemed to be exchanged for cash and which shares are deemed to be exchanged for Holdings Common Stock. While there is some authority suggesting that a stockholder's allocation of stock and cash to certain shares of SPI Capital Stock should be respected, there can be no assurance that the IRS will not take a contrary position. Because of the absence of definitive authority, SPI stockholders are strongly advised to consult with their own tax advisors.

      Basis and Holding Period of the Holdings Common Stock and Holdings Series A Preferred Stock. The basis of the Holdings Common Stock (including any fractional shares for which cash is received described below) received by a Modtech stockholder or an SPI stockholder in the Mergers will equal the basis of the Modtech Common Stock or SPI Capital Stock surrendered by such stockholder in the respective Merger, decreased by the amount of cash received by such stockholder, and increased by the amount of capital gain recognized by such stockholder and the amount treated as a dividend to such stockholder. As to any Modtech stockholder that receives both Holdings Common Stock and Holdings Series A Preferred Stock, such basis amount shall be allocated to each class of stock based upon the relative fair market value of each class. As to SPI stockholders, the basis of the Holdings Common Stock received in the SPI Merger will be determined separately with respect to each block of SPI Capital Stock surrendered in the SPI Merger.

      The holding period of the Holdings Common Stock and the Holdings Series A Preferred Stock will include the period during which the Modtech Common Stock or SPI Capital Stock surrendered in the Mergers was held.

      Cash in Lieu of Fractional Shares. Cash received by a Modtech stockholder or SPI stockholder in lieu of a fractional share interest of Holdings Common Stock will be treated as having been received as a distribution in full payment in exchange for the fractional share interest in Holdings Common Stock which such stockholder would otherwise be entitled to receive, and will qualify as capital gain or loss, or as a dividend under the Section 302 Tests discussed above.

      Conversion of Holdings Series A Preferred Stock. A holder of Holdings Series A Preferred Stock will not recognize income, gain or loss upon the conversion of such stock into Holdings Common Stock. A holder's basis in the Holdings Common Stock received upon conversion will equal the basis of the Holdings Series A Preferred Stock so converted, and the holding period of the Holdings Common Stock received upon conversion will include the holding period of the Holdings Series A Preferred Stock so converted.

      Reporting Requirements and Backup Withholding. Each Modtech stockholder and SPI stockholder will be required to retain records and file with such holder's United States federal income tax return a statement setting forth certain facts relating to the Modtech Merger and the SPI Merger.

      Backup withholding at the rate of 31% may apply with respect to certain payments unless the recipient (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A stockholder who does not provide Holdings with its correct taxpayer identification number may be subject to penalties imposed by the IRS. Any amounts withheld under the backup withholding rules may be allowed as a refund or credit against the stockholder's federal income tax liability, provided that certain required information is furnished to the IRS.

      Holdings will report to stockholders of Holdings and to the IRS the amount of "reportable payments" and any amount withheld with respect to Holdings Common Stock and Holdings Series A Preferred Stock during each calendar year.

      THIS FEDERAL INCOME TAX DISCUSSION IS FOR GENERAL INFORMATION ONLY AND MAY NOT APPLY TO ALL HOLDERS OF MODTECH COMMON STOCK OR ALL HOLDERS OF SPI CAPITAL STOCK. SUCH HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGERS.

CONFLICTS OF INTEREST

      In considering the respective recommendations of the Modtech Board and the SPI Board with respect to the Mergers, stockholders of Modtech and SPI should be aware that, as described below, certain members of SPI's and Modtech's management and Boards may have interests in the Mergers that are different from, or in addition to, the interests of stockholders of Modtech and SPI, and that may create potential conflicts of interest. The Modtech Board and the SPI Board have each considered these interests, among other matters, in approving and adopting the Merger Agreement and the Mergers.

      Holdings Board of Directors. Four of the eight current directors of Modtech, Evan M. Gruber, Charles C. McGettigan, Myron A. Wick III and Daniel J. Donahoe III, will become directors of Holdings. Three of the six current directors of SPI, Patrick Van Den Bossche, Charles A. Hamilton and Charles R. Gwirtsman, will become directors of Holdings.

      Holdings Executive Officers. Evan M. Gruber, Chief Executive Officer of Modtech, Patrick Van Den Bossche, President of SPI, and Michael G. Rhodes, Chief Operating Officer and Chief Financial Officer of Modtech, will each hold the same positions with Holdings as they presently hold with SPI or Modtech. In connection with the Merger Agreement, Holdings will enter into employment agreements with these officers. See "Directors and Executive Officers of Holdings Following the Mergers -- Compensation of Executive Officers."

      Transaction Fees. KRG Capital Partners, LLC ("KRG"), Infrastructure and Environmental Private Equity Management III, LLC ("IEPEM"), Argentum Capital Partners II, L.P. ("Argentum") and NationsCredit Commercial Corporation ("NationsCredit"), which control in the aggregate approximately 96.1% of the voting power of SPI, will receive a total of $1,250,000 in transaction fees in connection with the Mergers. At the closing of the Mergers, $750,000 of the transaction fees will be paid and allocated as follows: KRG - $573,170; IEPEM - $126,525; Argentum - $25,305; and NationsCredit - $25,000. The remaining $500,000 balance of the fees will be paid to KRG over two years in equal monthly installments. Upon the closing of a business acquisition by Holdings, during each of the first and second years after the closing of the Mergers, all remaining monthly payments of the transaction fees for that year will become immediately due and payable. KRG will also be retained by Holdings for a period of three years to provide transaction advisory services in connection with any future acquisitions of Holdings following completion of the Mergers. This agreement may be renewed by the parties on a year-to-year basis for a maximum of two additional years. Holdings may terminate the transaction advisory services agreement at any time after its second anniversary upon 90 days' prior written notice. Under the transaction advisory agreement, KRG will receive a fee of $75,000 for acquisitions under $5 million, a fee of $100,000 for acquisitions greater than $5 million but less than $15 million, and a fee of not less than $100,000 for acquisitions in excess of $15 million. During the third year of the agreement and any subsequent extension, KRG will receive an annual base advisory fee of $250,000.

      The principals of KRG, Mark M. King, Bruce L. Rogers, and Charles R. Gwirtsman, are presently directors of SPI. Mr. Gwirtsman will serve as a director of Holdings following the Mergers.

      McGettigan, Wick & Co., Inc. will receive a $1,250,000 fee in connection with the completion of the Mergers. The fee will be payable over not more than two years, with $750,000 paid at the completion of the Mergers, $250,000 paid upon the earlier of the closing of the first business acquisition following the Mergers or the first anniversary of the Mergers, and $250,000 paid upon the earlier of the closing of the second business acquisition following the Mergers or the second anniversary of the Mergers.

      The principals of McGettigan, Wick & Co., Inc. are Charles C. McGettigan and Myron A. Wick III, who are also principals of Proactive Partners, L.P., which beneficially controls about 23.6% of the voting power of Modtech. Mr. McGettigan and Mr. Wick are directors of Modtech and will be directors of Holdings.

      Indemnification. The Merger Agreement also provides that, from and after the Effective Time, Holdings and SPI will indemnify, defend, protect and hold harmless the present and former officers and directors of SPI, subject to certain limitations, for all claims arising as a result of their service to SPI or relating to the Merger Agreement and the Mergers. See "Certain Provisions of The Merger Agreement--Indemnification."

      Registration Rights Agreement. After the completion of the Mergers, the current executive officers and directors of Modtech and the beneficial owners of more than 5% of Modtech Common Stock (See "Security Ownership of Certain Beneficial Owners and Management of Modtech"), the current executive officers and directors of SPI and the beneficial owners of more than 5% of SPI's Capital Stock (See, "Security Ownership of Certain Beneficial Owners and Management of SPI"), and certain individual stockholders of SPI or such beneficial owners, will be entitled to have their shares of Holdings Common Stock registered for resale to the public under certain conditions. Under a Registration Rights Agreement between Holdings and these stockholders, in the event that Holdings determines to register, under the Securities Act of 1933, any of its equity securities for its own account, these stockholders will be entitled to notice of Holdings' registration and will be entitled to include in the registration their shares of Holdings Common Stock specified in a written request to Holdings.

      These "piggyback" registration rights are subject to certain conditions and limitations, including the right of Holdings not to include any of these stockholders' shares among the securities covered by a registration statement if the aggregate market value of such shares is less than $1 million, or the Board of Directors of Holdings determines in good faith that including such shares among the securities covered by the registration statement would have a materially detrimental effect on the offering and would therefore not be in the best interest of Holdings. If the offering is underwritten, the underwriter may also exclude some or all of the shares of these stockholders from the registration statement, if it determines marketing factors require a limitation on the number of shares to be underwritten.

ACCOUNTING TREATMENT

      The SPI Merger will be accounted for under the purchase method of accounting, in accordance with generally accepted accounting principles. Under the purchase method of accounting, the purchase price of SPI, including direct costs of the Mergers, will be allocated among the assets acquired and liabilities assumed based upon their estimated fair values, with the excess purchase consideration allocated to goodwill. The conversion of Modtech Common Stock into Holdings Common Stock and Series A Preferred Stock will be treated as a reorganization, with no change in the recorded amount of Modtech's assets and liabilities. The financial statements of Modtech will become the financial statements of Holdings. The results of Holdings' operations will include the results of operations of SPI commencing at the Closing Date.

      The Unaudited Pro Forma Combined Condensed Financial Statements appearing elsewhere in this Joint Proxy Statement/Prospectus are based upon certain assumptions and allocate the purchase price to assets and liabilities based upon preliminary estimates of their respective fair values. The unaudited pro forma adjustments and combined amounts are included for informational purposes only. If the Mergers are consummated, then Holdings's financial statements will reflect effects of acquisition adjustments only from the Closing Date. THE ACTUAL ALLOCATION OF THE PURCHASE PRICE MAY DIFFER SIGNIFICANTLY FROM THE ALLOCATION REFLECTED IN THE UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS.

APPROVALS AND CONSENTS

      The Merger Agreement provides that SPI and Modtech will use their best efforts and cooperate with one another (i) in promptly determining whether any filings are required to be made or consents, approvals, waivers, permits or authorizations are required to be obtained under any applicable law or regulation or from any governmental authorities or third parties in connection with the Mergers, and (ii) in promptly making any such filings, in furnishing information required in connection therewith and in timely seeking to obtain any such consents, approvals, waivers, permits or authorizations.

      Under applicable federal anti-trust law, certain acquisitions may not be consummated unless notice has been given and certain information furnished to the Antitrust Division of the United States Department of Justice (the "Antitrust Division") and the Federal Trade Commission ("FTC") and specified waiting period requirements have been satisfied, unless earlier termination has been granted. SPI, Modtech, Proactive Partners, L.P., and Lagunitas Partners L.P., each filed with the Antitrust Division and the FTC a Notification and Report Form with respect to the Mergers. SPI's filing was made October 8, 1998, and the filing of the other three parties were made on October 20, 1998. On November 19, 1998, the waiting period will expire.

NASDAQ LISTING

      Holdings will use its best efforts to cause the shares of Holdings Common Stock issued in the Mergers to be approved for listing on the Nasdaq National Market, subject to notice of issuance, prior to the Closing Date. This listing is a condition to closing the Mergers. Holdings does not intend to list the Holdings Series A Preferred Stock.

      Effective at the Closing Date, Modtech Common Stock will be delisted from the Nasdaq National Market and deregistered under the Securities Exchange Act of 1934.

RESALES OF STOCK

      Shares of Holdings Common Stock and Holdings Series A Preferred Stock to be issued in connection with the Mergers will be registered under the Securities Act of 1933 (the "Securities Act"). Such shares will be freely transferable, except that shares received by any person who may be deemed to be an affiliate of SPI or Modtech within the meaning of Rule 145 of the Securities Act may not be resold except in mergers permitted by such Rule or as otherwise permitted under the Securities Act. While the shares of Holdings Common Stock will be listed on the Nasdaq National Market, the shares of Holdings Series A Preferred Stock will not be listed. There will be no market for Holdings Series A Preferred Stock and one is not likely to develop.

DISSENTERS' RIGHTS

SPI Stockholders

      You, as a record holder of shares of SPI Capital Stock, will be entitled to assert dissenters' rights under Article 113 of the Colorado Business Corporation Act in connection with the Mergers. The following discussion is not a complete statement of the law pertaining to dissenters' rights under the Colorado Business Corporation Act and is qualified in its entirety by reference to the full text of Article 113 reprinted as Annex IV to this Joint Proxy Statement/Prospectus.

      If you do not wish to accept the SPI Merger Consideration, Article 113 authorizes you to dissent from the Mergers and obtain payment of the "fair value" for your shares of SPI Capital Stock. To assert dissenters' rights, you must: (i) provide written notice to SPI, before the vote is taken on the proposed Mergers, of your intention to demand payment of the fair value for your shares if the Mergers are completed; and (ii) not vote your shares in favor of the Mergers. If you do not satisfy these requirements, you will not be entitled to receive payment for your shares under Article 113.

      "Fair value," with respect to your shares of SPI Capital Stock, means the value of your shares immediately before the Closing Date of the Mergers, excluding any appreciation or depreciation in anticipation of the Mergers, unless such exclusion would be inequitable. Interest will accrue on the fair value from the Closing Date of the Mergers to the date of payment at the average rate currently paid by SPI on its principal bank loans.

      You should be aware that the fair value of your shares of SPI Capital Stock as determined under Colorado law could be greater than, equal to, or less than the consideration you would receive if you did not elect to assert dissenters' rights.

      If the Mergers are authorized at the SPI Special Meeting, SPI will mail to you, and all other stockholders who complied with the requirements of Article 113 and are entitled to demand payment of the fair value for their shares of SPI Capital Stock, a written dissenters' notice. The notice will be given no later than 10 days after the Closing Date of the Mergers and will be accompanied by a copy of Article 113. The notice will also (i) state that the Mergers were authorized and state the Closing Date of the Mergers; (ii) state an address at which SPI will receive payment demands and the address of a place where certificates for certificated shares of SPI Capital Stock must be deposited;
(iii) supply a form for demanding payment, which form will request that you state an address where you would like your payment to be made; (iv) set the date by which SPI must receive your payment demand and certificates for certificated shares of SPI Capital Stock, which date will not be less than 30 days after the date your notice is given; and (v) state all other information that is required to be given to you under Colorado law.

      In the event that you still wish to assert your dissenters' rights after receiving your notice from SPI, you must: (i) deliver a completed payment demand to SPI, which may be on the payment demand form supplied to you by SPI, and (ii) deposit your certificates for certificated shares of SPI Capital Stock with SPI. You will still retain all rights of a stockholder, except the right to transfer your shares of SPI Capital Stock, until the Closing Date of the Mergers. After the Closing Date of the Mergers, however, you will have only the right to receive payment of the fair value for your shares of SPI Capital Stock. Except as described below, both your demand for payment and deposit of certificates are irrevocable. If you fail to make your payment demand and deposit the share certificates by the date set in the dissenters' notice delivered by SPI, you will not be entitled to payment under Article 113.

      Upon the Closing Date of the Mergers or upon SPI's receipt of your payment demand, whichever is later, SPI will pay to you, and each other dissenter who complied with the procedures to demand payment under Colorado law, at the address you provided in your payment demand, the amount SPI estimates to be the fair value of your shares of SPI Capital Stock, plus accrued interest. Your payment will be accompanied by SPI's audited balance sheet for the year ended March 31, 1998, an audited income statement for that year, and an audited statement of cash flow for that year, as well as the latest available unaudited financial statements, if any, for the interim period. Also included with your payment will be a statement of SPI's estimate of the fair value of your shares, an explanation of how the interest on your payment was calculated, and a statement of your right to demand additional payment under Article 113. In addition, SPI will again provide you with a copy of the full text of Article 113 of the Colorado Business Corporation Act.

      If the Closing Date of the Mergers has not occurred within 60 days after the date set by which SPI must receive your payment demand, SPI will return your deposited certificates. If, however, the Closing Date of the Mergers subsequently occurs, then SPI will send to you a new dissenters' notice, and all of the provisions of Article 113 summarized above will again be applicable.

      As mentioned above, you may have the right under Colorado law to demand additional payment for your shares of SPI Capital Stock. If you believe that the amount paid or offered by SPI for your shares is less than the fair value or that the interest due was incorrectly calculated, or if SPI fails to make payment within 60 days after the date set by which SPI must receive your payment demand, or if SPI fails to return the deposited certificates as required under
Article 113, you may give written notice to SPI of your estimate of the fair value of your shares, and of the amount of interest due, and you may demand payment of such estimate, less any payment already made by SPI. You will waive your right to demand payment of your estimate unless you deliver your demand to SPI within 30 days after SPI made or offered payment of the fair value of your shares of SPI Capital Stock.

      If your demand for additional payment remains unresolved, SPI may, within 60 days after receiving your demand, commence a court proceeding and petition the District Court for Denver County, Colorado, to determine the fair value of your shares, plus accrued interest. If SPI does not commence the proceeding within the 60-day period, it shall pay to you, and each other dissenter whose demand for additional payment remains unresolved, the amount demanded. The court may assess the costs of the court proceedings between the parties as it deems equitable.

      Under Colorado law, if you decide to dissent and obtain payment of the fair value for your shares of SPI Capital Stock, you may not challenge the Mergers, unless the Mergers are unlawful or fraudulent with respect to the stockholders of SPI.

Modtech Stockholders

      Since Modtech's Common Stock is traded on the Nasdaq National Market, you will not be entitled to dissenters' rights if you object to the Mergers, unless your shares are subject to restrictions on transfer imposed by Modtech or by law or regulation, or unless the holders of at least 5% of Modtech's outstanding Common Stock make appropriate demands under Chapter 13 of the California General Corporation Law (the "California Corporations Code"). The following discussion is not a complete statement of the law pertaining to the rights of such "dissenting stockholders" under the California Corporations Code and is qualified in its entirety by reference to the full text of Chapter 13, which is reprinted as Annex III to this Joint Proxy Statement/Prospectus.

      Under the California Corporations Code, if you do not wish to accept the Modtech Merger Consideration upon completion of the Merger, you may elect to receive payment for the fair market value of your shares if: (1) you meet the requirements of the preceding paragraph; (2) your shares were outstanding on the Record Date; (3) your shares were not voted in favor of the Mergers; (4) you make a written demand that Modtech purchase your shares of Modtech Common Stock at fair market value; and (5) you submit your stock certificates for endorsement. Your shares will then be considered "Dissenting Shares."

      The fair market value of your Dissenting Shares is determined as of the day before the first announcement of the terms of the Mergers, excluding any appreciation or depreciation as a consequence of the proposed Mergers, but adjusted for any stock split, reverse stock split or stock dividend that becomes effective thereafter.

     Within 10 days following approval of the Mergers by Modtech stockholders, Modtech must mail to you and each other holder of shares of Modtech Common Stock on the Record Date not voted in favor of the Mergers, a notice of the approval of the Mergers, a statement of the price determined by Modtech to represent the fair market value of the Dissenting Shares (which shall constitute an offer by Modtech to purchase such Dissenting Shares at such stated price), and a description of the procedures for you and such holders to exercise your rights under Chapter 13 of the California Corporations Code as dissenting stockholders.

     Within 30 days after the date on which the notice of the approval of the Mergers by the outstanding shares of Modtech Common Stock is mailed to you, you must demand that Modtech repurchase your Dissenting Shares in a statement setting forth the number and class of Dissenting Shares held of record by you that you are demanding that Modtech purchase, and a statement of what you claim to be the fair market value of the Dissenting Shares as of the day before the announcement of the proposed Mergers. The statement of fair market value in your demand will be treated as an offer by you to sell the Dissenting Shares at such price to Modtech. You must also submit to Modtech certificates representing any Dissenting Shares that you demand Modtech purchase, so that such Dissenting Shares may either be stamped or endorsed with the statement that the shares are Dissenting Shares or exchanged for certificates of appropriate denomination so stamped or endorsed.

     If, upon your surrender of the certificates representing the Dissenting Shares, Modtech and you agree upon the price to be paid for the Dissenting Shares and agree that such shares are Dissenting Shares, then the agreed price is required by law to be paid to you within the later of 30 days after the date of such agreement or 30 days after any statutory or contractual conditions to the consummation of the Mergers are satisfied or waived.

      If Modtech and you disagree on the price for such Dissenting Shares or disagree as to whether such shares are entitled to be classified as Dissenting Shares, you have the right to bring an action in California Superior Court to resolve the dispute. The action must be brought within six months after the date on which the notice of the approval of the Mergers by Modtech stockholders is first mailed. In such action, the California Superior Court may determine whether the shares of Modtech Common Stock held by you are Dissenting Shares, the fair market value of such shares, or both.

      You should assume that Modtech will not take any action to perfect your dissenters' rights. To exercise your dissenters' rights, you should strictly comply with the procedures set forth in Chapter 13 of the California Corporations Code. You should consult with your legal advisor before electing or attempting to exercise your dissenters' rights. Failure to follow any Chapter 13 procedures may result in termination or waiver of dissenters' rights under Chapter 13.

      The California Corporations Code provides, among other things, that you may not withdraw the demand for payment of the fair market value of your Dissenting Shares unless Modtech consents to such request for withdrawal. If you perfect your dissenters' rights you will not be entitled to surrender your Modtech Common Stock for payment of the Modtech Merger Consideration.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

      Modtech and SPI have each made forward-looking statements in this document (and in certain documents that are incorporated by reference in this Joint Proxy Statement/Prospectus) that are subject to risks and uncertainties. These statements are based on the beliefs and assumptions of the respective company's management, and on information currently available to such management. Forward-looking statements include the information concerning possible or assumed future results of operations of Modtech, SPI and Holdings set forth under "Summary," "The Mergers--Background of the Mergers," "The Mergers--Reasons for the Mergers; Recommendations of the Boards of Directors" and "Unaudited Pro Forma Condensed Combined Financial Statements," and statements preceded by, followed by, or that include the words "believes," "expects," "anticipates," "intends," "plans," "estimates" or similar expressions.

      Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. The future results and stockholder values of the combined companies following the Mergers may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond Modtech's, SPI's, and Holdings' ability to control or predict. Stockholders are cautioned not to place undue reliance on any forward-looking statements. In addition, Modtech, SPI and Holdings do not have any intention or obligation to update forward-looking statements after they distribute this Joint Proxy Statement/Prospectus, even if new information, future events or other circumstances have made them incorrect or misleading.

      Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. The principal important risk factors that could cause the combined companies' actual performance and future events and actions to differ materially from such forward-looking statements, include, but are not limited to, changes in legislation relating to funding for modular classrooms, changes in building code laws or regulations, and changes in general economic and market factors that affect the prices of securities or the industries in which Modtech and SPI do business.

                              THE SPECIAL MEETINGS

PURPOSE, TIME AND PLACE

      This Joint Proxy Statement/Prospectus is being furnished to stockholders of Modtech in connection with the solicitation of proxies by the Modtech Board for use at the Modtech Special Meeting and to stockholders of SPI in connection with the solicitation of proxies by the SPI Board for use at the SPI Special Meeting.

      SPI. The SPI Special Meeting is to be held on December __, 1998, at 10:00 a.m., at 9550 Hermosa Avenue, Rancho Cucamonga, California 91730. At the SPI Special Meeting, holders of SPI Common Stock and SPI Preferred Stock will be asked to consider and vote upon a proposal to approve the Merger Agreement and the Mergers, and such other matters as may properly come before the SPI Special Meeting.

      MODTECH. The Modtech Special Meeting is to be held on December __, 1998, at 10:00 a.m., at the Sheraton Newport Hotel, 4545 MacArthur Boulevard, Newport Beach, California 92660. At the Modtech Special Meeting, holders of Modtech Common Stock will be asked to consider and vote upon a proposal to approve and adopt the Merger Agreement and the Mergers, and such other matters as may properly come before the Modtech Special Meeting.

RECORD DATE; VOTING POWER

      SPI. The SPI Board has fixed the close of business on _________, 1998 (the "Record Date") as the record date for determining the holders of SPI Capital Stock entitled to notice of, and to vote at, the SPI Special Meeting. Only holders of record of SPI Capital Stock at the close of business on the Record Date will be entitled to notice of, and to vote at, the SPI Special Meeting.

      At the close of business on the Record Date, (i) __________ shares of SPI Common Stock were issued and outstanding and entitled to vote at the SPI Special Meeting; and (ii) _________ shares of SPI Preferred Stock were issued and outstanding and entitled to vote at the SPI Special Meeting. Holders of record of SPI Common Stock and SPI Preferred Stock are entitled to one vote for each share of SPI Common Stock held of record on the Record Date and one vote for each share of SPI Preferred Stock held of record on the Record Date on any matter which may properly come before the SPI Special Meeting. Votes may be cast at the SPI Special Meeting in person or by proxy. See "The Special Meetings--Voting of Proxies."

      The presence at the SPI Special Meeting, either in person or by proxy, of the holders of a majority of the voting power represented by the SPI Common Stock and SPI Preferred Stock (voting together and not as separate classes of stock) is necessary to constitute a quorum in order to transact business at the SPI Special Meeting. In the event that a quorum is not present at the SPI Special Meeting, such meeting will be adjourned or postponed in order to solicit additional proxies.

      MODTECH. The Modtech Board has fixed the close of business on _________, 1998 as the record date for determining the holders of Modtech Common Stock entitled to notice of, and to vote at, the Modtech Special Meeting. Only holders of record of Modtech Common Stock at the close of business on the Record Date will be entitled to notice of, and to vote at, the Modtech Special Meeting.

      At the close of business on the Record Date, (i) _________ shares of Modtech Common Stock were issued and outstanding and entitled to vote at the Modtech Special Meeting. Holders of record of Modtech Common Stock are entitled to one vote per share on any matter which may properly come before the Modtech Special Meeting. Votes may be cast at



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

the Modtech Special Meeting in person or by proxy. See "The Special Meetings--Voting of Proxies."

      The presence at the Modtech Special Meeting, either in person or by proxy, of the holders of a majority of the outstanding Modtech Common Stock entitled to vote, is necessary to constitute a quorum of the Modtech Common Stock, in order to transact business at the Modtech Special Meeting. In the event that a quorum is not present at the Modtech Special Meeting, it is expected that such meeting will be adjourned or postponed in order to solicit additional proxies.

VOTES REQUIRED

      SPI. Approval of the proposal to adopt the Merger Agreement and the Mergers, including the SPI Merger, will require the affirmative vote of 70% of the combined voting power of the outstanding shares of SPI Common Stock and SPI Preferred Stock entitled to vote thereon. Under applicable Colorado law, in determining whether the proposal to approve and adopt the Merger Agreement and the Mergers has received the requisite number of affirmative votes, abstentions will be counted and have the same effect as a vote against the proposals.

      MODTECH. Approval of each of the proposals to adopt the Merger Agreement and the Mergers, including the Modtech Merger, will require the affirmative vote of the majority of the voting power of the outstanding shares of Modtech Common Stock entitled to vote thereon. Under applicable California law, in determining whether either proposal has received the requisite number of affirmative votes, abstentions will be counted and have the same effect as a vote against the proposals. Brokers who hold shares of Modtech Common Stock as nominees, in the absence of instructions from the beneficial owners thereof, will not have discretionary authority to vote such shares for the approval and adoption of the Merger Agreement and the Mergers. Any shares which are not voted because the nominee-broker lacks such discretionary authority will be counted and have the same effect as a vote against the proposals.

SHARE OWNERSHIP OF MANAGEMENT AND CERTAIN STOCKHOLDERS

      SPI. As of the close of business on the Record Date, SPI's directors and executive officers and their affiliates had the right to vote _______ outstanding shares of SPI Common Stock and _________ outstanding shares of SPI Preferred Stock (collectively representing approximately ______% of the voting power of all classes of SPI Capital stock).

      MODTECH. As of the close of business on the Record Date, Modtech's directors and executive officers and their affiliates had the right to vote ________________ outstanding shares of Modtech Common Stock (collectively representing approximately % of the voting power of the Modtech Common Stock).

VOTING OF PROXIES

      Shares represented by properly executed proxies received in time for the Modtech or SPI Special Meeting will be voted at the meeting in the manner specified by such proxies. You should be aware that, if your proxy is properly executed but does not contain voting instructions, your proxy will be voted FOR approval of the Merger Agreement, including the Mergers. It is not expected that any matter other than as described herein will be brought before the Modtech Special Meeting or the SPI Special Meeting. If other matters are properly presented before either of these meetings, the persons named in your proxy will have authority to vote on such matters without consulting you. These matters may include a proposal to adjourn or postpone the meeting in order to solicit additional votes in favor of the Merger Agreement and the Mergers.

REVOCABILITY OF PROXIES

      The grant of a proxy on the enclosed Modtech or SPI proxy card does not preclude a stockholder from voting in person. A stockholder of SPI may revoke a proxy at any time prior to its exercise by:

- delivering, prior to the SPI Special Meeting, to SPI, 9550 Hermosa Avenue, Rancho Cucamonga, California 91730, Attention: Secretary, a written notice of revocation bearing a later date or time than the proxy;

- delivering to the Secretary of SPI a duly executed proxy bearing a later date or time than the revoked proxy; or

-     attending the SPI Special Meeting and voting in person.

       A stockholder of Modtech may revoke a proxy at any time prior to its exercise by:

- delivering, prior to the Modtech Special Meeting, to the Secretary of Modtech, James D. Goldenetz, Modtech, Inc., 2830 Barrett Avenue, Perris, California 92571, a written notice of revocation bearing a later date or time than the proxy;

- delivering to the Secretary of Modtech a duly executed proxy bearing a later date or time than the revoked proxy; or

-     attending the Modtech Special Meeting and voting in person.

      Attendance at the Modtech Special Meeting or the SPI Special Meeting will not by itself constitute revocation of a proxy. Neither Modtech nor SPI expects to adjourn their Special Meeting for a period of time long enough to require the setting of a new Record Date for the meeting. If an adjournment occurs, it will have no effect on the ability of either Modtech's or SPI's stockholders of record as of the Record Date to exercise their voting rights or to revoke any previously delivered proxies.

SOLICITATION OF PROXIES

      Modtech will pay 68% of the costs of preparing, filing, printing and mailing this Joint Proxy Statement/Prospectus, including filing fees, and SPI will pay 32% of such costs. Each company shall bear 100% of any additional costs incurred by it in soliciting proxies from its stockholders. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of Modtech Common Stock held of record by such persons, and Modtech will reimburse such company's custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith. In addition to solicitation by mail, the directors, officers and employees of each company and their subsidiaries may solicit proxies from their stockholders by telephone, telegram or in person.

      Neither Modtech nor SPI have retained any third party to assist them in soliciting proxies in connection with the Modtech Special Meeting or the SPI Special Meeting.


DO NOT SEND STOCK CERTIFICATES IN WITH YOUR PROXY CARD.

                   CERTAIN PROVISIONS OF THE MERGER AGREEMENT

      The following is a brief summary of certain provisions of the Merger Agreement, which is attached as Annex I to this Joint Proxy Statement/Prospectus and incorporated herein by reference. Other provisions of the Merger Agreement are summarized elsewhere in this Joint Proxy Statement/Prospectus. These summaries are qualified in their entirety by reference to the Merger Agreement.

CONDITIONS TO CONSUMMATION OF THE MERGERS

Each party's obligation to complete the Mergers is subject to a number of conditions which must be met or waived by the Closing Date. These conditions include:

- The approval of the Merger Agreement and the Mergers by the Modtech and SPI stockholders;

- The approval for listing on the NASDAQ National Market, subject to official notice of issuance, of the shares of Holdings Common Stock to be issued in the Mergers;

- The expiration or early termination of the waiting period that applies to the Mergers under applicable federal anti-trust laws;

- The receipt of all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties as are necessary in connection with the Mergers contemplated by the Merger Agreement, except where failure to obtain them would not materially dilute the aggregate benefits of the Mergers to SPI and Modtech;

- The representations and warranties of the other party in the Merger Agreement shall be accurate;

- The registration statement of which this Joint Proxy Statement/Prospectus is a part shall be effective, and not subject to a stop order or any proceedings or threats to suspend its effectiveness;

- The receipt of all necessary approvals under state securities laws relating to the issuance of Holdings Common Stock;

- Holdings shall have a credit facility mutually agreeable to SPI and Modtech, of which about $45 million will be used to refinance SPI's existing credit facility and pay part of the cash portion of the Merger Consideration and transaction expenses;

- No more than 5% of the shares of Modtech Common Stock and no more than 5% of the shares of SPI Capital Stock can have exercised, and not withdrawn, their dissenters' rights;

- The absence of any governmental order, rule or injunction, or any law or regulation prohibiting the Mergers or impairing Holdings' ability to operate the business of Modtech and SPI on a consolidated basis;

- The absence of any action or proceeding challenging the Mergers or seeking material damages in connection with the Mergers;

- The execution of (1) a Registration Rights Agreement providing certain piggyback registration rights to certain affiliates of Modtech and SPI,
      (2) a Transaction Advisory Agreement with KRG retaining it as Holdings advisor in connection with future acquisitions following the completion of the Mergers for a period of three years, and (3) Employment Agreements with Evan M. Gruber, Patrick Van Den Bossche and Michael G. Rhodes; and

- Each party must have performed and complied in all material respects with all of its material obligations under the Merger Agreement by the Closing Date;

      SPI's obligation to complete the Mergers is subject to the following additional condition:

- The receipt of a tax opinion that the SPI Merger will qualify as a reorganization under Internal Revenue Code Section 368.

      Modtech's obligation to complete the Mergers is subject to the following additional condition:

- The receipt of a tax opinion that the Modtech Merger, together with the SPI Merger, will qualify as an exchange under Internal Revenue Code
      Section 351.

CONDUCT OF BUSINESS PENDING THE MERGERS

      Modtech and SPI have each agreed in the Merger Agreement to take or refrain from taking certain actions from the date of the Merger Agreement until the completion of the Mergers. Subject to certain exceptions set forth in the Merger Agreement, they have agreed as follows:

      Interim Operations. They will (1) conduct and cause each of their subsidiaries to conduct their businesses according to their ordinary and usual course; and (2) use and cause their subsidiaries to use their best efforts to preserve intact their business organizations and good will in all material respects, keep available the services of their officers and employees as a group, and maintain satisfactory relationships with lessees, suppliers, distributors, customers, banks and others having business relationships with them.

      Capital Stock. They will not (1) declare or pay any dividends on their outstanding shares of capital stock; (2) amend their organizational documents;
(3) issue any shares of capital stock (except upon exercise of warrants and options issued and outstanding on the date of the Merger Agreement); (3) split their stock; (4) issue any debt securities or borrow any money (other than bank borrowings in the ordinary course of business consistent with past practices);
(5) purchase or redeem any shares of their capital stock; (6) grant any options, warrants or other securities; (7) enter into any agreements that would require them to acquire any shares of their capital stock, except pursuant to employee benefit plans, programs or arrangements in existence on the date of the Merger Agreement; or (8) otherwise change their capitalization.

      Communication and Notification. They will confer on a frequent basis to report on material operational matters and the general status of ongoing operations. Each will notify the other party of any emergency or other changes in the normal course of its business or the businesses of its subsidiaries or any governmental actions which would have a material adverse effect on its business and that of their subsidiaries, taken as a whole.

      Agreements. They will not enter into or materially amend any employment, severance or similar agreement or any agreement with respect to any business combination, other than the Mergers and one potential acquisition by SPI previously disclosed to Modtech's Chief Executive Officer, any acquisition or disposition of a material amount of assets or securities, or any release of any material contract rights not in the ordinary course of business.

      Further Assurances. They will use all reasonable efforts to take all other actions necessary to complete the Mergers.

TERMINATION

      The Merger Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after approval of the Mergers by the stockholders of SPI and Modtech:

-     by mutual written consent of Modtech and SPI;

- by either party if (a) any court or other United States governmental body has taken any action enjoining, restraining or otherwise prohibiting one or both of the Mergers; (b) the Mergers have not been completed by March 28, 1999 (other than due to the breach of the Merger Agreement by the party seeking to terminate the Merger Agreement); (c) any required approval of the stockholders of either party has not been obtained; or (d) if the other party materially breaches its representations, warranties or agreements under the Merger Agreement and fails to perform any of its material obligations under this Agreement and such breach has not been cured within 10 days after receipt of written notice of such failure;

- by either party if the other party's Board withdraws or adversely modifies its recommendation to approve the Merger Agreement or the Mergers, or resolves to do any of the foregoing;

- by Modtech or SPI if they receive a proposal from a third party to merge, consolidate, or enter into a similar transaction , or to sell all or any significant portion of its assets or equity securities ("Third Party Acquisition Proposal") and their Board decides that the Third Party Acquisition Proposal is a "Superior Proposal" by determining: (1) in good faith that the Third Party Acquisition Proposal is more favorable to their stockholders than the Mergers; and (2) upon the advice of their legal counsel that to continue to recommend that their stockholders vote in favor of the Mergers after receipt of the Third Party Acquisition Proposal would not be consistent with their fiduciary duties. After making the foregoing determinations, the terminating party's Board must give the other party three days prior written notice of its intent to terminate the Merger Agreement. The notice must include a detailed summary of the terms and conditions of the Superior Proposal.

      Upon termination, the Merger Agreement will become void and have no effect, without any liability or obligation on the part of Modtech or SPI, other than the payment of expenses as described in "Certain Provisions of the Merger Agreement -- Fees and Expenses" below, and the payment of the termination fee described below. Termination will not relieve any party from any breach of the representations, warranties, covenants or agreements set forth in the Merger Agreement prior to termination.

TERMINATION FEE

      If Modtech satisfies all conditions to completion of the Mergers within its control and does not take any action to prevent or unreasonably delay completion of the Mergers, it will be entitled to a termination fee from SPI if SPI terminates the Merger Agreement because of its receipt of a Superior Proposal, or if Modtech terminates the Merger Agreement because:

- SPI materially breaches any of its representations, warranties or agreements under the Merger Agreement and fails to cure the breach within ten days after receipt of notice of the breach;

-     the required approval of the SPI stockholders has not been obtained; or

- the SPI Board has withdrawn or adversely modified its recommendation of approval of the Merger Agreement or the Mergers.

      The termination fee to be paid by SPI will be equal to Modtech's fees and expenses related to the Mergers, plus $2 million.

      If SPI satisfies all conditions to completion of the Mergers within its control and does not take any action to prevent or unreasonably delay completion of the Mergers, it shall be entitled to a termination fee from Modtech if Modtech terminates the Merger Agreement because of its receipt of a Superior Proposal, or if SPI terminates the Merger Agreement because:

- Modtech materially breaches any of its representations, warranties or agreements under the Merger Agreement and fails to cure the breach within ten days after receipt of notice of the breach;

-     the required approval of the Modtech stockholders has not been obtained;
      or

- the Modtech Board has withdrawn or adversely modified its recommendation of approval of the Merger Agreement or the Mergers.

      The termination fee to be paid by Modtech will be equal to SPI's fees and expenses related to the Mergers plus $2 million.

      The termination fees are the sole remedy of Modtech and SPI if the Merger Agreement is terminated for any of the reasons described above.

CERTAIN REPRESENTATIONS AND WARRANTIES

      The Merger Agreement contains customary and reciprocal representations and warranties by SPI and Modtech relating to, among other things, to:

- their organization, good standing and corporate power and that of their subsidiaries;

-     ownership of subsidiaries;

-     capital structure;

- corporate power to enter into, and due authorization, execution and delivery of the Merger Agreement;

- the execution and delivery of the Merger Agreement not violating their charter documents, applicable law, and certain material agreements;

- accuracy of certain reports and financial statements supplied by them and, in the case of Modtech filed with the Securities and Exchange Commission;

-     the absence of undisclosed liabilities;

- the accuracy of information supplied by them in connection with this Joint Proxy Statement/Prospectus;

- the absence of certain changes or events since the date of the most recent financial statements provided;

- the absence of pending or threatened litigation, certain labor matters and compliance with all applicable laws;

- benefit plans and other matters relating to the Employee Retirement Income Security Act of 1974, as amended, and employment matters;

-     filing of tax returns and payment of taxes;

-     environmental matters;

-     good title to properties and assets free of liens;

-     insurance matters; and

-     brokers' fees and expenses.

INDEMNIFICATION

      The Merger Agreement provides that, after the Effective Time, Holdings will indemnify, defend and hold harmless the current and former directors, officers and employees of Modtech, SPI and their respective subsidiaries (each, an "Indemnified Party") against all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring at or prior to the Closing Date (including, without limitation, the Mergers) to the fullest extent that such persons are indemnified under the laws of the States of California or Colorado and the certificates of incorporation and bylaws, as in effect on the date thereof, of Modtech, SPI and their respective subsidiaries or any existing indemnification agreement with either Modtech or SPI. In the event of any such loss, expense, claim, damage or liability, Holdings will cooperate in the defense of any such matter and any determination required to be made with respect to whether an officer's or director's conduct complies with the standards set forth under applicable law and any such certificate of incorporation or bylaws will be made by independent counsel (which will not be counsel that provides material services to Holdings or its subsidiaries) selected by Holdings and reasonably acceptable to such officer or director; provided, that in the absence of applicable judicial precedent to the contrary, such counsel, in making such determination, will presume such officer's or director's conduct complied with such standard and Holdings will have the burden to demonstrate that such officer's or director's conduct failed to comply with such standard.

      In addition, the Merger Agreement provides that, for a period of six years after the Effective Time, Holdings will maintain officers' and directors' liability insurance covering those of the Indemnified Parties who are covered, in their capacities as current or former officers and directors of Modtech, by Modtech's existing officers' and directors' liability insurance policies, and those of the Indemnified Parties who are covered in their capacities as current or former officers and directors of SPI, by SPI's existing officers' and directors' liability insurance policies, on terms substantially no less advantageous to such Indemnified Parties than such existing insurance. Additionally, Holdings is required to keep in effect provisions in its and Modtech's and SPI's organizational documents providing for exculpation of director and officer liability and its indemnification of the indemnified parties to the fullest extent permitted under the Delaware, California or Colorado corporate statutes, as applicable, which provisions will not be amended except as required by applicable law or except to make changes permitted by law that would enlarge the indemnified parties' right of indemnification.

FEES AND EXPENSES

      Whether or not the Mergers are consummated, all costs and expenses incurred in connection with the Merger Agreement and the Mergers contemplated thereby will be paid by the party incurring the expenses, except that the following expenses will be paid 68% by Modtech and 32% by SPI for:

- the filings made under applicable anti-trust laws for Modtech, SPI and their affiliates;

- the Securities and Exchange Commission's filing fee for the registration statement for Holdings Common Stock on Form S-4 of which this Joint Proxy Statement/Prospectus is a part; and

- the expenses incurred in preparing, printing and mailing the registration statement and the Joint Proxy Statement/Prospectus.

      In addition, SPI will reimburse Modtech for 32% of the fee paid by Modtech to DLJ for the Fairness Opinion.

AMENDMENT AND WAIVER

      The Merger Agreement may be amended by the parties at any time before or after required approval of the Mergers by the stockholders of SPI and of Modtech; except that after such approvals,



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

changes to the amount of cash and Holdings Common Stock to be received by the Modtech stockholders or the SPI stockholders may not be made without further approval by such stockholders. Prior to the Effective Time, the parties may (i) extend the time for the performance of any obligation or other act of any other party to the Merger Agreement, (ii) waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any document delivered pursuant thereto and (iii) waive compliance with any of the agreements or conditions contained in the Merger Agreement. All waivers must be in writing.

                            THE BUSINESS OF HOLDINGS

      Following the Mergers, Holdings will be one of the leading modular building manufacturers in the country with substantial product and geographic diversification. It will be the leading provider of modular classrooms in the State of California and a leading provider of modular buildings to customers in California, Nevada, Arizona, New Mexico, Utah, Colorado and Texas and other neighboring states.

      The Mergers will create a company with pro forma revenues of approximately $215 million for the 12 months ended December 31, 1997 and with the size and scope to allow for purchasing efficiencies and other manufacturing and marketing synergies. The Mergers will also strengthen and deepen the management team of the combined enterprise.

                             THE BUSINESS OF MODTECH

GENERAL

      Modtech's modular relocatable classrooms are designed, engineered and manufactured in accordance with structural and seismic safety specifications adopted by the California Department of State Architects. These standards are more rigorous than the requirements for other portable units, and supersede all local building codes. Modtech subcontracts with structural engineering firms to interface with each school district's architect or engineer to process project specifications through the Department of State Architects.

      Conventional school facilities constructed by school districts using funds from the State Office of Public School Construction typically require two to three years for approval and funding. Standardized factory-built school classrooms like Modtech's, based on pre-approved plans and specifications, can be approved by the State for construction in as little as 90 days. In all cases, continuous on-site inspection by a licensed architect or structural engineer is required during actual manufacturing of the classrooms, with the school district obligated to reimburse the Department for the costs of such inspection.

      In addition to its standard largely pre-fabricated classrooms, Modtech also manufactures and installs relocatable customized classrooms which are modular in design but assembled on-site using components manufactured by Modtech, together with components purchased from third-party suppliers. Modtech's classrooms vary in size from two modular units containing a total of 960 square feet to 20 units that can be joined together to produce a facility comprising 9,600 square feet. Larger configurations are also possible. Typical prices for Modtech's standard classrooms range from $29,000 to $34,000, while prices for a custom classroom generally exceed $50,000, depending upon the extent of customization required.

CLASSROOM CUSTOMERS

      Modtech markets and sells its modular classrooms primarily to California school districts. Modtech also sells its classrooms to the State of California and leasing companies, both of which lease the classrooms principally to California school districts. Sales of classrooms accounted for 94.2%, 98.1% and 98.9% of Modtech's total net sales for the years ended December 31, 1996 and 1997 and the six months ended June 30, 1998, respectively. Modtech's customers typically pay cash from general operating funds or the proceeds of local bond issues, or lease classrooms through banks, leasing companies and other private funding sources.

      Sales of classrooms to individual California school districts accounted for approximately 74.5%, 71.1% and 73.2%, respectively, of Modtech's net sales during the years ended December 31, 1996 and 1997 and the six months ended June 30, 1998, with sales of classrooms to third-party lessors to California school districts during these periods accounting for approximately 7.2%, 19.1% and 14.2%, respectively, of Modtech's net sales. The mix of school districts to which Modtech sells its products varies somewhat from year to year. Sales of classrooms directly to the State of California during the six months ended June 30, 1998 represented approximately 11.5% of Modtech's net sales for the period, compared to approximately 7.9% of Modtech's 1997 net sales and approximately 12.5% of Modtech's 1996 net sales. Sales of classrooms to private schools, day care providers and out-of-state customers accounted for less than 1%of Modtech's net sales during the years ended December 31, 1996 and 1997 and the six months ended June 30, 1998. One of the lessors to which Modtech sells classrooms for lease to California school districts is affiliated with Modtech through common ownership by two of Modtech's directors. During the years ended December 31, 1996 and 1997 and the six months ended June 30, 1998, sales of classrooms to this affiliated leasing



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

company comprised approximately 2.9%, 2.2% and 2.7, respectively, of Modtech's net sales. See "Where You Can Find More Information."

OTHER PRODUCTS

      In addition to modular relocatable classrooms, Modtech also manufactures modular, portable buildings which can be used as office facilities and construction trailers and for other commercial purposes. During the years ended December 31, 1996 and 1997 and the six months ended June 30, 1998, sales of such modular, portable buildings to commercial customers accounted, in the aggregate, for approximately 5.8%, 1.9% and 1.1%, respectively, of Modtech's net sales. Modtech also manufactures a small number of modular structures that house and shelter electronic equipment used in the wireless telecommunications industry. During the years ended December 31, 1996 and 1997 and the six months ended June 30, 1998, sales of modular telecommunications equipment shelters accounted for less than 1.0% of Modtech's net sales for each period.

SALES AND MARKETING

      Modtech's classroom sales force is currently divided into three marketing regions: Northern, Central and Southern California. Modtech currently employs three classroom salespersons, each of whom is compensated on a commission basis. These salespersons maintain contact with the individual school districts in their respective marketing regions on a quarterly basis. They are also in contact with architects and building inspectors employed by the school districts, as well as school officials who may be in a position to influence purchasing decisions.

      Most of Modtech's contracts are awarded on an open bid basis. The marketing process for many of Modtech's contracts begins prior to the time the bid process begins. After Modtech selects bids or contracts that it desires to pursue, Modtech's marketing and engineering personnel interface directly with various school boards, superintendents or architects during the process of formulating bid or contract specifications. Modtech prepares its bids or proposals using various criteria, including current material prices, historical overhead costs and a targeted profit margin. Substantially all of Modtech's contracts are turnkey, including engineering and design, manufacturing, transportation, installation and necessary site work. Open bid contracts are normally awarded to the lowest responsible bidder.

      A fourth salesperson is charged with increasing Modtech's sales of buildings to the commercial and telecommunications markets. In addition, Modtech has two salespeople who focus on the sale of classrooms in Nevada and Arizona, and to private schools and day care operators in California.

MANUFACTURING AND ON-SITE INSTALLATION

      Modtech uses an assembly line approach in the manufacture of its standardized classrooms.

      Modtech is vertically integrated in the manufacture of its standardized modular classrooms, in that Modtech fabricates substantially all of its own metal components at its facility in Perris, California. Modtech believes that the ability to fabricate its own metal components helps it reduce the costs of its products and to control their quality and delivery schedules. Modtech maintains a quality control system throughout the manufacturing process, under the supervision of its own quality control personnel and inspectors engaged by its customers.

      Modtech oversees installation of its modular classrooms on-site, using its own employees for job supervision as a general contractor and, whenever possible, for utility hook-ups and other tasks. In many custom projects, Modtech performs or supervises subcontracted electrical, plumbing, grading, paving and foundation work, landscaping and other site preparation work and services. Subcontractors are typically used for larger utility, grading, concrete and landscaping jobs. Modtech has a general contractor's license in the State of California.


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


      In addition to approvals by the Department of State Architects, licensed inspectors representing various school districts are on-site at each manufacturing facility of Modtech to continuously inspect the construction of classrooms for structural integrity. On-site inspections after installation are also made by local fire departments for purposes of determining adequate accessibility.

      Modtech currently has five manufacturing facilities. Two are located in Perris, California, which is approximately 60 miles east of Los Angeles. Modtech has two additional facilities near Lathrop, California. Lathrop is located approximately 75 miles east of San Francisco. Modtech's fifth facility is located in Glendale, Arizona, approximately ten miles from Phoenix. Modtech currently has a total of eight production lines in operation. A ninth production line is scheduled to be added at the Lathrop plant in late 1998.

WARRANTIES

      The standard contractual warranty for Modtech's modular relocatable classrooms is one year, although it may be varied by contract specifications. Purchased equipment installed by Modtech, such as air conditioning units, carry the manufacturers' standard warranty. Warranty costs have not been material in the past.

SUPPLIES

      Modtech believes that there are multiple sources of supplies available for all raw materials and equipment used in manufacturing its classrooms, most of which are standard construction items such as steel, plywood and wallboard.

BACKLOG

      Modtech manufactures classrooms to fill existing orders only, and not for inventory. As of December 31, 1997, the backlog of sales orders was approximately $71.0 million, up from approximately $4.1 million at December 31, 1995 and $58.0 million at December 31, 1996. Backlog at June 30, 1998 was $60.1 million, compared to backlog of $80.4 million at June 30, 1997. Only orders which are scheduled for completion during the following 12-month period are included in Modtech's backlog. The rate of booking new contracts can vary from month to month, and customer changes in delivery schedules can occur. For these reasons, among others, Modtech's backlog as of any particular date may not be representative of actual sales for any succeeding period.

COMPETITION

      The modular relocatable classroom business is highly competitive. Based on 1997 net sales, Modtech believes that it is the largest modular relocatable classroom manufacturer in California. The primary competitors of Modtech for standardized classrooms are believed to be Aurora Modular Industries in Southern California and American Modular Systems in Northern California. Profiles Structures in Southern California and Design Mobile Systems in Northern California are Modtech's primary competitors in the market for higher-priced, customized classrooms. Each of these four competitors is a privately-owned company. Modtech believes that additional competitors may enter the market in the future, some of whom may have significantly greater capital and other resources than are available to Modtech, and that competition may therefore increase.

      Modtech believes its vertically integrated, assembly line approach to manufacturing enables it to be one of the low-cost producers of standardized, modular relocatable classrooms in California. Unlike many of its competitors, Modtech manufactures most of its own metal components, which allows Modtech to maintain quality control over these components and to produce them at a lower average cost than that at which they could be obtained from outside sources. Modtech also believes that the quality and appearance of its buildings, and its reputation for reliability in completion of its contracts, enable it to maintain a favorable position among its competition.

      Beyond a radius of approximately 300 miles, Modtech believes that transportation costs typically will either significantly increase the prices at which it bids for given projects, or will substantially erode Modtech's gross profit margins.

PERFORMANCE BONDS

      A substantial portion of Modtech's sales require that Modtech provide bonds to ensure that the contracts will be performed and completed in accordance with contract terms and conditions, and to assure that subcontractors and materialmen will be paid. In determining whether to issue a performance bond on behalf of Modtech, bonding companies consider a variety of factors concerning the specific project to be bonded, as well as Modtech's levels of working capital, stockholders' equity and outstanding indebtedness. From time to time, Modtech has had difficulty in obtaining bonding for a given project. It may encounter such difficulty again in the future.

REGULATION OF CLASSROOM CONSTRUCTION

      In 1933, the California Legislature adopted the Field Act, which generally provides that school facilities must be constructed in accordance with more rigorous structural and seismic safety specifications than are applicable to general commercial buildings. Under the Field Act, the Department of General Services, through the Department of State Architects, has prescribed extensive regulations regarding the design and construction of school facilities, and reviews all plans for the construction of material modifications to any school building. Construction authorization is not given unless the school district's architect certifies that a proposed project satisfies construction cost and allowable area standards. In addition, the Field Act provides for the submittal of complete plans, cost estimates, and filing fees by the school district to the Department of General Services, for the adoption of regulations setting minimum qualifications for the preparation of plans and specifications, and the supervision of school construction by a licensed architect or structural engineer.

FUNDING

      The demand for modular relocatable classrooms in California is affected by various statutes. These statutes prescribe the methods by which Modtech's customers, primarily individual school districts, obtain funding for the construction of new school facilities, and the manner in which available funding is to be spent by the school districts.

      Financing for new school construction and rehabilitation of existing schools by California school districts is currently provided, at the state level, by funds derived from general revenue sources or statewide bond issues. At the local level, financing is provided by local bond issues and fees imposed on the developers of residential, commercial and industrial real property. Historically, the primary source of financing for the purchase or lease of relocatable classrooms has been state funding.

      Class Size Reduction Program. In November 1996, California implemented the Class Size Reduction Program in response to overcrowding in classrooms in the state. Under this program, public schools that reduce class size to 20 students in kindergarten through third grade receive additional funds. New classrooms may be added by reconfiguring existing space, building new conventional classrooms, or purchasing or leasing modular relocatable classrooms.

      General Obligation Bonds. Until the adoption of the Class Size Reduction Program in 1996, the most important source of funding at the State level for new school facilities was through the issuance and sale of statewide general obligation bonds which must be placed on statewide ballots and approved by the voters.

       Bond Financing. Under the School Building Lease - Purchase Law of 1976, the State Allocation Board is empowered to purchase or lease school facilities using funds from the periodic issuance of general obligation bonds of the State of California. These purchased or leased school facilities may be made available by the State Allocation Board to school districts. Certain matching funds, usually



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

derived from fees imposed on real estate developers, are required to be supplied by the school districts seeking state funded facilities. If the school districts acquire relocatable structures using these developer fees, the amount of the required matching funds is reduced by the cost of such facilities. This reduction in matching funds is intended to provide an incentive for school districts to lease relocatable classrooms. As a condition of funding any project under this program, at least 30% of new classroom space to be added must be comprised of relocatable structures, unless relocatable structures are not available or special conditions of terrain, climate or unavailability of space make the use of relocatable structures impractical. In addition, State funds under this program are not available to school districts which are determined to have an adequate amount of square footage available for their student population.

      Senate Bill 50, which was recently passed by the California Legislature, revised the School Building Lease -- Purchase Law of 1976 by eliminating the requirement that at least 30% of all new classroom space being added using California state funds must be relocatable classrooms. In general, it replaced this provision with a requirement that, in order for school districts to increase the amount of funds to be received from developers in excess of the current statutory level, the school districts must show that 20% of all classroom space in the district, not just new space to be added, consists of relocatable classrooms. The bill also placed a $9.2 billion bond issue on the November 1998 ballot. The bill will not become operative unless the $9.2 billion bond issue is approved by a majority of the California voters. The bill allocates from the bond issue $2.9 billion for growth and new construction, and $2.2 billion for modernization and reconstruction through the year 2001. In addition, it allocates $700 million for class-size reductions to fully implement the program from kindergarten through third grade. The costs to implement the foregoing will include land acquisition costs, hiring of new teachers, remodeling of existing structures and construction of new permanent and relocatable structures. The bill does not designate the specific usage of funds, and the actual amount spent on relocatable classrooms will vary among school districts.

      California Emergency Classroom Law of 1979. Under the California Emergency Classroom Law of 1979, the State Allocation Board may spend up to $35 million per year from available funds to purchase relocatable classrooms to be leased to school districts. Relocatable classrooms are not available to school districts under this program if the school district has available local bond proceeds that could be used to purchase classroom facilities, unless the district has approved projects pending under the School Building Lease-Purchase Law of 1976. The State has, in the past, funded this program primarily from the proceeds of statewide bond issues approved by voters.

      Budget Allocations. Proposition 98, which was approved in 1988, requires the State to allocate annually from the State's budget, for the support of school districts and community college districts, a minimum amount equal to the same percentage of funds as was appropriated for the support of those institutions in fiscal year 1986-87. While this requirement may be suspended for a given year by emergency legislation, it has the effect of limiting the ability of the California legislature to reduce the level of school funding from that in existence in 1986-87. The State raises the necessary funds through proceeds from the sale of statewide bond issues, income tax revenues and other revenues. A recent reduction in California's corporate tax rates, and a proposed reduction of personal income tax rates might affect future levels of the State's income tax revenues.

      Local Funding. Local school districts in California have the ability to issue local general obligation bonds for the acquisition and improvement of real property for school construction. These bond issues require the approval of two-thirds of the voters in the district and are repaid using the proceeds of increases in local property taxes. A local school district may also levy developer fees on new development projects in the district, subject to a maximum rate set by state law. The developer fees can only be levied if the project can be shown to contribute to the need for additional school facilities and the fee levied is reasonably related to such need. In addition, California law provides for the issuance



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

of bonds by Community Facilities Districts which can be formed by a variety of local government agencies, including school districts. These districts, known as "Mello-Roos" districts, can have flexible boundaries and the tax imposed to repay the bonds can be based on property use, acreage, population density or other factors.

OTHER LEGISLATION

      California legislation adopted in 1989 provides that school districts which currently lease any building which does not meet the prescribed structural standards must have replaced nonconforming buildings with conforming ones by September 1, 1990. However, any district has the right to request a one-time waiver for a maximum of three years upon presentation of satisfactory evidence to the State Allocation Board that the district is proceeding in a timely fashion with a program that will eliminate the need for the nonconforming facilities within that time period. The State has authorized districts to renew these waivers through 2000. Modtech understands that a number of school districts have requested and been granted such waivers. Based upon information received by the State Allocation Board from school districts and provided to Modtech, it is believed that there are more than 4,500 trailers currently being used as classrooms by school districts throughout California that eventually must be replaced with conforming facilities by these school districts.

      California has taken steps to encourage local school districts to adopt year-round school programs to help increase the use of existing school facilities and reduce the need for additional school facilities. School districts requesting state funding under the School Building Lease-Purchase Law of 1976 or the Emergency Classroom Law of 1979 discussed above must submit a study examining the feasibility of implementing in the district a year-round educational program that is designed to increase pupil capacity in the district or in overcrowded high school attendance areas. The feasibility study requirement is waived, however, if the district demonstrates that emergency or urgent conditions exist in the district that necessitate the immediate need for relocatable buildings. The demand for new school facilities, including relocatable classrooms, will be adversely affected if a significant number of California school districts implement year-round school programs. In addition, a significant increase in the level of voluntary or mandatory busing of students from overcrowded schools to schools with excess capacity could adversely affect demand for new school facilities.

LITIGATION

      Modtech from time to time is involved in various lawsuits related to its ongoing business operations, primarily collection actions or vendor disputes. In the opinion of management, no pending lawsuit will result in any material adverse effect upon Modtech.

ENVIRONMENTAL MATTERS

      Modtech is subject to a variety of federal, state and local governmental regulations related to the storage, use and disposal of any hazardous materials used by Modtech in connection with the manufacture of its products. Both the governmental regulations and the costs associated with complying with such regulations are subject to change in the future.

EMPLOYEES

      At September 30, 1998, Modtech had 845 employees, including 793 in manufacturing, 6 in sales, 17 in operations and 29 in general management and administration. Modtech's employees are not represented by a labor union, and it has experienced no work stoppages. Modtech believes that its employee relations are good.

PROPERTIES

      Modtech's principal executive and administrative facilities are located in approximately 11,400 square feet of modular buildings at its primary manufacturing facility located in Perris, California. This manufacturing facility occupies 25 acres, with approximately 200,000 square feet of covered production space under roof, pursuant to a lease expiring in 2014. A second facility in Perris



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

occupies approximately 30 acres, with approximately 120,000 square feet of covered production space under roof, pursuant to a lease expiring in 2014. This second facility also includes approximately 80,000 square feet under roof used as a metal working facility. Modtech's third plant consists of a 400,000 square foot manufacturing facility on a 30-acre site in Lathrop, California that is leased through 2019. The fourth plant, which was purchased in 1997, consists of approximately 50,000 square feet of manufacturing areas on a four-acre site in Patterson, California. Modtech's fifth plant is approximately 80,000 square feet on a three-acre site in Glendale, Arizona, that is leased through December 1999. Each of Modtech's current facilities, other than the Patterson and Glendale plants, is leased from an affiliate. See "Where You Can Find More Information."



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                 MODTECH MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

RESULTS OF  OPERATIONS

      The following table sets forth, for the periods indicated, the percentages of net sales represented by certain items in Modtech's statements of operations.


                                                                 PERCENTAGE OF NET SALES
                                                                                                  SIX MONTHS
                                                   YEARS ENDED DECEMBER 31,                      ENDED JUNE 30,
                                            --------------------------------------          ----------------------
                                             1995            1996            1997            1997            1998
                                            ------          ------          ------          ------          ------

Net sales ..........................         100.0%          100.0%          100.0%          100.0%          100.0%

Cost of sales ......................          84.6            85.5            80.1            81.0            77.3
                                            ------          ------          ------          ------          ------

Gross profit .......................          15.4            14.5            19.9            19.0            22.7

Selling, general &
   administrative expenses .........           8.3             4.7             3.8             3.7             3.6
                                            ------          ------          ------          ------          ------

Income from operations .............           7.1             9.8            16.1            15.3            19.1

Interest income (expense), net .....          (2.0)           (0.8)           (0.7)           (0.9)            0.5

Other income .......................            --              --              --             0.1              --
                                            ------          ------          ------          ------          ------

Income before income taxes .........           5.1             9.0            15.4            14.5            19.6

Provision for income taxes .........           0.1             0.4             5.7             5.7             7.5
                                            ------          ------          ------          ------          ------

Net income .........................           5.0%            8.6%            9.7%            8.8%           12.1%
                                            ======          ======          ======          ======          ======

SIX MONTHS ENDED JUNE 30, 1998 COMPARED TO SIX MONTHS ENDED JUNE 30, 1997

      Net sales for the six months ended June 30, 1998 increased to $75.9 million, an increase of $17.0 million, or approximately 28.8%, from $58.9 million for the six months ended June 30, 1997. The increase is attributable to the growth in the school population, the Class Size Reduction Program, and product line diversification.

      Gross profit was $17.2 million for the six months ended June 30, 1998, an increase of about $6 million, or 54%, over gross profit of $11.2 million for the same period in 1997. Gross profit as a percentage of net sales increased to 22.7% for the six months ended June 30, 1998, compared to 19.0% for the same period in 1997. The increase was due principally to the fuller utilization of manufacturing efficiencies.

      Selling, general and administrative expenses totaled $2.7 million for the six months ended June 30, 1998, representing an increase of $559,000 in selling, general and administrative expenses incurred for the six months ended June 30, 1997. The increase is primarily due to the increase in sales expense, as well as the increase in the number of employees. As a percentage of sales, selling, general, and administrative expenses for the six months ended June 30, 1998 was 3.6%. The percentage was 3.7% for the same period in 1997.

      Due to a higher cash balance and reduced line of credit borrowing, the six months ended June 30, 1998 reflects net interest income of $389,000, compared to net interest expense of $549,000 for the same period in 1997, a favorable increase of $938,000, or 170.9%.

      On March 20, 1998, Modtech purchased an 80% interest in Trac Modular Manufacturing, Inc. ("Trac"). The purchase price approximated the fair value of net assets on the purchase date. Trac is based in Glendale, Arizona. The financial activity for this subsidiary has been included in Modtech's financial statements for the second quarter of 1998.

YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996

      Net sales for the year ended December 31, 1997 increased to $134.0 million, an increase of $84.1 million, or approximately 169%, from $49.9 million in 1996. The increase in 1997 was due principally to the continuing amelioration of the State of California budget deficit and the implementation during the year of the Class Size Reduction Program for kindergarten through third grade classes in California's public elementary schools.

      For the year ended December 31, 1997, gross profit was $26.7 million, an increase of $19.4 million, or approximately 266%, over 1996 gross profit of $7.3 million. Gross profit percentage of net sales increased to 19.9% in 1997 from 14.5% in 1996. The increase in gross profit as a percentage of net sales was primarily attributable to the increased volume, utilization of a previously idle facility, and the realization of manufacturing efficiencies.

      In 1997, selling, general and administrative expenses increased to $5.2 million from $2.3 million, due to increases in the number of employees and an increase in selling costs. However, as a percentage of net sales, selling, general and administrative expenses decreased to 3.8% in 1997 from 4.7% in 1996.

      Due to increased volume and average borrowings outstanding, net interest expense increased from $422,000 in 1996 to $909,000 for 1997.

      Income tax expense was $7.7 million for the year ended December 31, 1997, compared to $208,000 for 1996. Modtech's effective tax rate increased to 37.2% for the year ended December 31, 1997 from 4.6% for the year ended December 31, 1996. The effective tax rate in both periods was positively impacted by the utilization for federal income tax purposes of net operating loss carryforwards generated in prior years.

YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

      Net sales for the year ended December 31, 1996 increased to $49.9 million, an increase of $30.5 million, or approximately 157% from $19.4 million in 1995. The increase in 1996 was due principally to the amelioration of the State of California budget deficit and the implementation during the year of the Class Size Reduction Program for kindergarten through third grade classes in California's public elementary schools.

      For the year ended December 31, 1996, gross profit was $7.3 million, an increase of $4.3 million, or approximately 143%, over 1995 gross profit of 3.0 million. However, as a percentage of net sales, gross profit declined to 14.5% in 1996, from 15.4% in 1995. The decline of gross profit as a percentage of net sales was primarily attributable to a change in product mix as Modtech focused its resources on manufacturing more standardized classrooms which could be sold in greater numbers.

      In 1996, selling, general and administrative expenses increased to $2.3 million from $1.6 million, due to increases in the number of employees and an increase in selling costs. However, because net sales increased substantially during the year, selling, general and administrative expenses as a percentage of net sales decreased to 4.7% in 1996 from 8.3% in 1995.

      For the year ended December 31, 1996, net interest expense increased by $35,000, from $387,000 in 1995 to $422,000 in 1996, due to slightly higher borrowings to finance growing levels of accounts receivables and work-in-progress inventories attributable to the large 1996 increase in net sales.

      The provision for income taxes was $208,000 for the year ended December 31, 1996, compared to $19,000 for the year ended December 31, 1995. Modtech's effective tax rate increased to 4.6% for the year ended December 31, 1996, from 1.9% for the year ended December 31, 1995, due to differences between financial and tax accounting treatment of certain items, primarily accrued liabilities. The effective tax rate in both periods was positively impacted by the utilization for federal income tax purposes of net operating loss carryforwards generated in prior years.

INFLATION

      Modtech does not believe that inflation had a material effect on its result of operations during the past two years. However, there can be no assurance that Modtech's business will not be affected by inflation in the future.

LIQUIDITY AND CAPITAL RESOURCES

      To date, Modtech has generated cash to meet its needs from operations, bank borrowings and public offerings. At June 30, 1998, Modtech had $25,426,000 in cash. Most of Modtech's cash reserves will be used to partially pay the cash portion of the Merger Consideration. During the six months ended June 30, 1998, Modtech provided about $17,000,000 in cash from operating activities.

      Modtech has a revolving loan facility that expires in September 2000. Modtech is entitled to borrow from time to time up to $20,000,000, with actual borrowings limited to specified percentages of eligible accounts receivables, equipment and inventories. On June 30, 1998, no amounts were outstanding under this loan.

      Holdings is currently in negotiations for a new credit facility to be effective upon the closing of the Mergers. Modtech and SPI will be co-borrowers under the credit facility, which will replace both companies' existing credit facilities. The borrowings from the new credit facility will be used to pay the balance of the cash portion of the Merger, transaction expenses of the Mergers, and fund working capital needs.

      Management believes Modtech's existing product lines and manufacturing capacity will enable it to generate sufficient cash through operations, supplemented by periodic use of Holdings anticipated bank line of credit, to finance its business at current levels over the next 12 months. Additional cash resources may be required, if Modtech is able to expand its business beyond current levels. For example, it will be necessary for Modtech to construct or acquire additional manufacturing facilities in order for it to compete effectively in new market areas or states which are beyond a 300-mile radius from one of its production facilities. The construction or acquisition of new facilities would require significant additional capital. For these reasons, among others, Modtech may need additional debt or equity financing in the future. There can be, however, no assurance that Modtech will be successful in obtaining such additional financing, or that any such financing will be available on terms acceptable to it.

NEW ACCOUNTING PRONOUNCEMENTS

      In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"). SFAS 130 establishes standards for the reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general-purpose financial statements. SFAS 130 requires all items that are required to be recognized under accounting standards as components of comprehensive income to be reported in a financial statement that is displayed with the same prominence as other financial statements. SFAS 130 does not require a specific format for that financial statement but requires that an enterprise display an amount representing total comprehensive income for the period covered by that financial statement. SFAS 130 requires an enterprise to (a) classify items of other comprehensive income by their nature in a financial statement and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. SFAS 130 is effective for fiscal years beginning after December 15, 1997. Management has determined the adoption of SFAS 130 will not have a material impact on Modtech's combined financial position or results of operations.

      In June 1997, the FASB issued Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"). SFAS 131 establishes standards for public business enterprises to report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to stockholders. It also establishes standards for related disclosures about products and services, geographic areas and major customers. This statement supersedes FASB Statement No. 14, "Financial Reporting for Segments of a Business Enterprise," but retains the requirement to report information about major customers. It amends FASB Statement No. 94, "Consolidation of All Majority-Owned Subsidiaries," to remove the special disclosure requirements for previously unconsolidated subsidiaries. SFAS 131 requires, among other items, that a public business enterprise report a measure of segment profit or loss, certain specific revenue and expense items, and segment assets, information about the revenues derived from the enterprise's products or services, and major customers. SFAS 131 also requires that the enterprise report descriptive information about the way that the operating segments were determined and the products and services provided by the operating segments. SFAS 131 is effective for financial statements for periods beginning after December 15, 1997. In the initial year of application, comparative information for earlier years is to be restated. SFAS 131 need not be applied to interim financial statements in the initial year of its application, but comparative information for interim periods in the initial year of application is to be reported in financial statements for interim periods in the second year of application. Management has not determined whether the adoption of SFAS 131 will have a material impact on Modtech's segment reporting.

      In February 1998, the FASB issued Statement of Financial Accounting Standards No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits" ("SFAS 132"). SFAS 132 revises employers' disclosures about pension and other postretirement benefit plans. It does not change the measurement or recognition of those plans. SFAS 132 is effective for fiscal years beginning after December 15, 1997. SFAS 132, requiring only additional information disclosures, is effective for Modtech's fiscal year ending December 31, 1998.

      In June 1998, the FASB issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). SFAS 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and hedging activities. SFAS 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. Application of SFAS 133 is not expected to have a material impact on the Company's financial position, results of operations or liquidity.

YEAR 2000

      The "year 2000" issue concerns the potential exposures related to the automated generation of business and financial misinformation resulting from the application of computer programs which have been written using two digits, rather than four, to define the applicable year of business transactions. Modtech is in the process of correcting this defect in its program, and it expects the defect will be corrected without material cost before the year 2000. Modtech's customers, suppliers and service providers may use computer programs which are not "year 2000" compliant. To the extent this defect is not corrected, it could adversely affect Modtech's operations, such as the receipt of supplies, services, purchase orders and payments of account receivable.

                    MODTECH COMMON STOCK PRICES AND DIVIDENDS

      Modtech's Common Stock is currently traded on the Nasdaq National Market under the symbol "MODT." The following table sets forth on a per share basis the high and low closing sales prices per share for Modtech's Common Stock on the Nasdaq National Market for the periods indicated.

      1996                                                           HIGH               LOW
      ----                                                          ------            ------
           First Quarter ...............................             3.625             2.250
           Second Quarter ..............................             6.250             2.875
           Third Quarter ...............................             9.625             3.500
           Fourth Quarter ..............................             9.500             6.875

      1997

           First Quarter ...............................            13.875             7.875
           Second Quarter ..............................            13.000            10.625
           Third Quarter ...............................            25.250            11.625
           Fourth Quarter ..............................            29.750            17.500

      1998

           First Quarter ...............................            29.125            19.125
           Second Quarter ..............................            23.688            18.500
           Third Quarter ...............................            20.500            16.000
           Fourth Quarter (through October 23) .........            17.250            13.000


           On September 28, 1998, the last full day prior to Modtech's announcement of the signing of the Merger Agreement, the closing price on the Nasdaq National Market for Modtech's Common Stock was $20.125 per share.

           On _________, 1998, the last trading day for which information was available prior to the date of the first mailing of this Joint Proxy Statement/Prospectus, the closing price on the Nasdaq National Market for a share of Modtech's Common Stock was $______.

           On the Record Date, there were approximately ________ holders of record of Modtech Common Stock.

                                 DIVIDEND POLICY

         Modtech has not paid cash dividends on its Common Stock since 1990. Modtech's Board of Directors has no present intention of changing this policy. Holdings' Board of Directors intends to follow Modtech's dividend policy.

                               THE BUSINESS OF SPI

GENERAL

      SPI is a leading designer, manufacturer and wholesaler of commercial and light industrial modular buildings in the United States. Through its four manufacturing plants, SPI designs and builds modular buildings to customer specifications for a wide array of uses, including governmental, healthcare, educational, airport and correctional facilities; office and retail space; daycare centers; libraries; churches; construction trailers; golf clubhouses; police stations; convenience stores; fast food restaurants; and sales offices.

      SPI's single-unit modular buildings are typically 720 square feet in size, while multi-unit modular buildings range in size from 1,440 square feet to 50,000 square feet and may consist of multiple stories. The price at which SPI's modular buildings are sold to dealers ranges from $10,000 to $25,000 per module. SPI's modular buildings serve as temporary, semi-permanent and permanent facilities and can function as free standing buildings or additions to existing structures.

      SPI conducts its business through three operating subsidiaries, SPI Manufacturing, Inc., Rosewood Enterprises, Inc. and Office Master of Texas, Inc.

INDUSTRY OVERVIEW

      According to data compiled by Automated Builder, a leading industry trade publication, the nonresidential modular construction market, including SPI, had approximately $350 million in annual revenues in 1997, and an 8% growth rate is expected for 1998. Automated Builder estimates that the five largest nonresidential modular building manufacturers, which includes SPI, accounted for sales of approximately $177 million during 1997, while the remaining 22 manufacturers reported by Automated Builder generated approximately $173 million of sales during the same period. SPI's pro forma consolidated net sales for the year ended December 31, 1997 were $80.5 million.

      Much of the growth in the nonresidential modular market has resulted from the widespread acceptance of modular structures as an alternative to traditional site construction and the increasing number of applications for modular buildings across a broad spectrum of industries.

      Because modular buildings are constructed in a factory using an assembly line process, construction is typically not subject to the delays caused by weather and site conditions. Modular buildings can, therefore, generally be built faster than conventional buildings, at a lower cost and with more consistent quality. Modular buildings can generally be relocated more easily to meet the changing needs of end users and be quickly joined to other modular buildings to meet increased space requirements.

DISTRIBUTION AND MARKETING

      SPI sells its modular buildings to users through a network of sales and leasing companies to a wide range of end users. SPI's dealers include national dealers such as GE Capital Modular Space and Williams Scotsman, and multiple regional and local dealers. Management believes that larger dealers are becoming increasingly more inclined to do business with fewer manufacturers and to place their orders with manufacturers who have a history of consistent performance. Certain dealers, such as GE Capital Modular Space, have developed stringent quality control programs for the modular buildings they distribute. Management believes SPI's products currently meet or exceed existing dealer quality control standards.

      Certain states require SPI's dealers to be licensed to sell or lease SPI's products. Historically, these dealers have had sufficient capital resources to support the purchase of modular structures and the maintenance of the structures retained in their lease fleets. Typically, dealers arrange for, and bear the cost of, transporting and installing structures purchased from SPI.



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

      Because of its strong dealer relationships, SPI does not maintain an extensive internal sales force. Instead, SPI maintains an internal marketing and estimating staff whose primary responsibility is to maintain contact with the dealer community and to respond to requests from dealers for price quotations ("RFQs") for production of modular buildings for end-users. As a preferred supplier to many of its dealers, it is common for SPI to receive RFQs from a number of dealers for the same end-user. SPI does not intend to change its distribution methods as a result of the Mergers.

      In the past, the majority of SPI's business has been in California and Nevada, with some distribution in Arizona, New Mexico, Utah and Colorado. The February 1998 acquisition of Office Master expanded SPI's markets to include Texas and contiguous states in the South and Southwest. The April 1998 acquisition of Rosewood further strengthened SPI's markets and increased SPI's market share in Arizona, Utah, Colorado, Nevada and New Mexico. Typically, SPI does not seek to distribute its product beyond a radius of approximately 400 miles from each manufacturing facility due to increased transportation costs.

DESIGN AND ENGINEERING

      The modular buildings manufactured by SPI are typically planned and designed by company engineers using computer aided design technology. This allows SPI to produce complete cost data and renderings for most of the modular buildings manufactured by SPI. SPI uses a relational database system which compiles pricing information, thereby eliminating the time-consuming process of pricing modular buildings on a component-by-component basis. The system also enables SPI to rapidly design modular buildings and to respond quickly to dealer RFQs, while pricing projects in a manner that helps SPI achieve desired profit margins. SPI employs a staff of engineers and draftsmen to enable SPI to respond quickly to dealer and end-user needs at each of its manufacturing facilities.

      SPI's engineering department develops engineering design and construction drawings to fulfill dealer and end-user order requirements. The engineering department ensures that the order, the drawings and the RFQ are in conformity. Change orders are developed to correct any discrepancies and to address any changes after the order is received. The project is then engineered to meet applicable building code requirements, job specific characteristics and customer specifications. The construction drawings are forwarded to the manufacturing plant and become the basis for the manufacture of each modular building.

MANUFACTURING AND PRODUCTION

      SPI operates four manufacturing facilities, two in Southern California (Rancho Cucamonga and Ontario), one in Glen Rose, Texas, which is located outside the Dallas-Fort Worth metropolitan area, and one in Phoenix, Arizona. Each of SPI's manufacturing facilities is designed to allow for the production of either single or multi-unit modular buildings.

      SPI's modular buildings are produced by a continuous flow assembly line process. In each of SPI's manufacturing facilities, multiple structures are assembled simultaneously at various stations along the assembly line. Depending upon the complexity of the design for a particular modular building, the average construction time from receipt of the order to shipment ranges from 30 to 45 days. Once construction of a typical modular building commences, the building can be completed in as few as seven to nine days.

BACKLOG

      SPI manufactures modular structures for sale to dealers only after an order has been received. As of December 31, 1997, SPI's backlog, including backlog for the Office Master and Rosewood operations, was approximately $7.0 million. As of June 30, 1998, SPI's backlog was approximately $13.7 million. The increase in backlog at June 30, 1998 is primarily a function of the seasonality of SPI's business. Only contracts which are accompanied by customer purchase orders are included in SPI's backlog calculations. Due to the



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

short order to completion cycle which is required by SPI's customers and which is prevalent in the commercial modular building industry, the backlog as of any particular date may not be representative of actual sales for any succeeding period.

WARRANTIES

      The standard contractual warranty for SPI's modular buildings is a limited one year warranty from the date of manufacture which covers workmanship and materials. In addition, certain components included in SPI's modular buildings carry additional warranty protection offered by the manufacturer of those components. Occasionally, SPI contracts with third parties to provide warranty service when the modular building is located a significant distance from any of SPI's manufacturing facilities. Management believes SPI's warranty costs have historically been lower than industry averages. Warranty costs have not been material in the past.

SUPPLIERS

      SPI believes that the materials and key components used in the manufacturing of its modular buildings are readily available at competitive prices from multiple sources, including local, regional and national suppliers. SPI has supply contracts with a number of these suppliers. In the past, SPI has been able to pass along to its customers all or a portion of the effects of price increases by increasing the selling prices of its modular buildings.

COMPETITION

      The nonresidential modular building industry is highly competitive. With respect to highly customized modular buildings, the main competitive factor is the ability to meet end user requirements in a timely manner, while price is the main competitive factor for less customized structures. Because the cost of transporting completed modular buildings is substantial, most manufacturers limit their distribution to dealers located within a 400-mile radius of their manufacturing facility. As a result, the nonresidential modular building industry is highly fragmented and is composed primarily of small, regionally-based private companies maintaining a single manufacturing facility. SPI's main competitors include Modular Structures International, Pace Setter, Walden Structures, International Structures, Miller Building Systems, Indicom Building Systems and several other regional manufacturers.

REGULATORY MATTERS

      SPI's modular buildings are manufactured and installed in accordance with state building codes or building codes of local regulatory agencies. Many states have adopted additional codes that apply specifically to the design and manufacture of factory-built buildings, such as those manufactured by SPI. These regulations, which vary from state to state, apply for the state that the factory-built structure is installed regardless of where it was manufactured.

      Obtaining state approvals for the structural portions of a manufactured building is the responsibility of the manufacturer. SPI works closely with various regulatory agencies in order to facilitate the approval process and reduce the chance of regulatory delays. To expedite the state approval process, SPI has on file with regulatory agencies in various states pre-approved engineering and structural drawings, as well as plans for electrical, plumbing and lighting systems.

      Most states require dealers to be licensed in order to sell or lease factory-built buildings. The dealer or the owner is responsible for all on-site required approvals and permits. Additionally, certain states require a contractor's license from entities involved in the manufacture of modular buildings, the construction of the foundation, building installation, and other on-site work.

PROPERTIES

      SPI's principal executive and administrative facilities are located in approximately 3,000 square feet of office space at its manufacturing facility in Rancho Cucamonga, California. This manufacturing facility occupies six acres, with approximately 60,000 square feet of manufacturing space. A second facility in Ontario, California occupies approximately seven acres, with approximately 3,300 square feet of office space and approximately 50,000 square feet of manufacturing space. SPI's third facility consists of approximately 80,000 square feet of manufacturing space and approximately 2,880 square feet of office space on a 20-acre site in Glen Rose, Texas. The fourth facility consists of approximately 80,000 square feet of manufacturing space and approximately 6,600 square feet of office space on a 20-acre site in Phoenix, Arizona.

      SPI presently leases all of its operating facilities. The lease for the Rancho Cucamonga facility expires March 31, 2002, and provides for two five-year extensions thereafter; the lease for the Ontario facility expires January 31, 2002, and provides for one five-year extension thereafter; the lease for the Glen Rose facility expires January 31, 2008; and the lease for the Phoenix facility expires August 28, 2002, and provides for one five-year extension thereafter. In addition to the operating facilities described above, SPI also leases, under short-term leases, approximately two acres of land on properties adjacent to the Phoenix facility. SPI believes that its existing facilities are well-maintained and in good operating condition and will meet the requirements for its immediately foreseeable business needs.

      The Phoenix facility leased by SPI is located within a 25-square-mile area listed by the Arizona Department of Environmental Quality on the state priority list for contaminated sites. According to a recent environmental site assessment report pertaining to the Phoenix facility and commissioned by SPI, neither SPI nor the prior operators or owners of the property have been identified as potentially responsible parties at this site. Additionally, the environmental site assessment report identifies no historical activity on the property leased by SPI that was likely to have been a source of the contaminants at the site.

EMPLOYEES

      As of October 1, 1998, SPI had approximately 550 employees, consisting of approximately 190 in California and 360 at its other facilities. Of SPI's total employees, approximately 9 are management level employees, 475 are manufacturing employees, 17 are employed in design and engineering positions and 49 are employed in administrative, sales and clerical positions. SPI's employees are not represented by a labor union or other collective bargaining unit. SPI considers its relations with its employees to be satisfactory.

LITIGATION

      SPI is, from time to time, a party to litigation arising in the normal course of its business. SPI is not involved in any pending or threatened legal proceeding which SPI believes could reasonably be expected to have a material adverse effect on SPI's financial position, results of operations and business prospects.

                    SPI MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

      The following table sets forth various items as a percentage of net sales of SPI for the fiscal years ended January 31, 1996 and 1997, the fiscal year ended March 31, 1998 and the three months ended June 30, 1997 and 1998:


                                                                              FISCAL YEAR
                                                    FISCAL YEAR ENDED            ENDED           THREE MONTHS ENDED
                                                        JANUARY 31,            MARCH 31,              JUNE 30,
                                                 ----------------------       -----------      ----------------------
                                                  1996            1997          1998(A)          1997          1998
                                                 ------          ------         -------         ------        ------
Net sales ...............................         100.0%          100.0%         100.0%         100.0%         100.0%

Gross profit(B) .........................          21.5            21.1           23.0           23.0           20.7

Selling, general and administrative
   expenses .............................          19.4             6.8            6.3            5.0            5.6

Management and monitoring fees ..........            --              --            0.5            0.6            0.4

Depreciation and amortization ...........           0.4             0.3            4.2            3.1            3.2

Interest income (expense), net ..........           0.6             0.3           (3.4)          (3.9)          (4.0)

Other income (expense) ..................           0.3             0.0            0.1            0.0             --

Income tax provision ....................           1.1             5.8            3.8            4.5            2.6
                                                 ------          ------         ------         ------         ------

Net income ..............................           1.5%            8.5%           4.9%           5.9%           4.9%
                                                 ======          ======         ======         ======         ======

----------

(A) The results of operations of SPI for the fiscal year ended March 31, 1998 and thereafter are not comparable to those of prior periods due to the application of purchase accounting upon the acquisition of SPI by management and an investor group in March 1997.

(B) SPI's historical presentation and allocation of expenses is not consistent with the presentation of Modtech's gross profit. As such, SPI has adjusted its pro forma gross profit calculation elsewhere in this Joint Proxy Statement/Prospectus to conform with Modtech's presentation. As adjusted to give effect to Modtech's presentation, the gross profit would be 20.5% for the fiscal year ended March 31, 1998.

THREE MONTHS ENDED JUNE 30, 1998 COMPARED TO THE THREE MONTHS ENDED JUNE 30,
1997

      Net Sales. Net sales increased $11.1 million, or 112.7%, to $20.9 million for the three-month period ended June 30, 1998 from $9.8 million for the three-month period ended June 30, 1997. The growth in net sales for the 1998 period was the result of the inclusion of sales from Office Master, acquired in the previous quarter, and of sales from Rosewood, acquired near the end of April 1998, for the last two months of the 1998 period.



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

      Gross Profit. Gross profit increased $2.0 million, or 91.8%, to $4.3 million for the three-month period ended June 30, 1998 from $2.3 million for the three-month period ended June 30, 1997. The increase in gross profit was a result of the increased net sales. The gross profit margin for the three months ended June 30, 1998 was 20.7%, compared to 23.0% in the three months ended June 30, 1997. The decrease in gross profit margin for SPI was a result of lower margins due to the higher direct labor costs of Office Master and Rosewood.

      Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $684,000, or 137.1%, to $1.2 million in the quarter ended June 30, 1998 from $499,000 in the quarter ended June 30, 1997. Selling and administrative expenses as a percentage of net sales for the three months ended June 30, 1998 increased to 5.6%, as compared to 5.1% for the three months ended June 30, 1997. The increase in selling and administrative expenses was primarily due to increased senior management and administrative staff to accommodate growth and acquisitions, and to the inclusion of selling and administrative expenses of the acquired companies.

      Management and Monitoring Fees. Pursuant to the management agreement with KRG, SPI paid a management fee of $75,000 for the three months ended June 30, 1998, as compared with $50,000 for the three months ended June 30, 1997. An additional $9,000 in monitoring fees were paid pursuant to an agreement with the fund managers of certain of SPI's equity investors for the three months ended June 30, 1998, as compared to $6,000 for the three months ended June 30, 1997.

      Depreciation and Amortization. Depreciation and amortization increased $361,000, or 117.6%, to $667,000 for the three months ended June 30, 1998 from $306,000 for the three months ended June 30, 1997. The increase was primarily attributable to the amortization of goodwill, and consulting and non-compete agreements arising from the acquisitions.


      Interest Income (Expense), Net. Net interest expense increased $453,000, or 118.6%, to $835,000 for the three months ended June 30, 1998 from $382,000 for the three months ended June 30, 1997. The increase in interest expense was principally the result of the use of senior and subordinated debt to fund the Office Master and Rosewood acquisitions during 1998. Interest income was immaterial in both periods.

      Net Income. Net income increased $438,000, or 75.4%, to $1.0 million for the three months ended June 30, 1998 from $581,000 for the three months ended June 30, 1997. Net income, as a percentage of net sales was 4.9%, as compared to 5.9% for the three-month period ended June 30, 1997. The increase in net income was primarily related to the increased net sales. The decrease in net income as a percentage of net sales reflects the effect of lower gross profit margins for the acquisitions.

FISCAL YEAR ENDED MARCH 31, 1998 COMPARED TO THE FISCAL YEAR ENDED JANUARY 31, 1997

      Following the acquisition of SPI by management and an investor group in March 1997, SPI adopted a March 31, fiscal year end, which first ended March 31, 1998. The Office Master acquisition was completed in February 1998.

      Net Sales. Net sales increased to $42.2 million in the year ended March 31, 1998 from $24.1 million in the year ended January 31, 1997, an increase of $18.1 million, or 74.9%. Net sales increased as a result of the increase in product demand from SPI's dealers. The addition of production capacity in California in August 1997 contributed $8.3 million, or 45.7% of the increase and the inclusion of Office Master for the last month of 1998 contributed $1.1 million, or 6.1% of the increase. See "The Business of SPI."

      Gross Profit. The major components of cost of sales are materials and to a lesser extent, direct labor and overhead costs. SPI's gross profit increased to $9.7 million in the year ended March 31, 1998 from $5.1 million in the year ended January 31, 1997, an increase of $4.6 million, or 90.2%. As a percentage



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

of net sales, gross profit increased to 23.0% in the year ended March 31, 1998 from 21.1% in the year ended January 31, 1997. The increase in gross profit is primarily the result of a reduction in raw material costs as a percent of net sales, as SPI benefitted from volume purchasing discounts, partially offset by an increase in overhead costs associated with the addition of the new Office Master manufacturing facility.

      Selling, General and Administrative Expenses. Selling, general and administrative expenses include executive salaries, group insurance premiums, legal and accounting fees and various other overhead costs. Selling and administrative expenses increased to $2.7 million in the year ended March 31, 1998 from $1.6 million in the year ended January 31, 1997, an increase of $1.1 million, or 68.8%. The addition of senior management and administrative staff to accommodate growth, the completed Office Master acquisition, and the Rosewood acquisition in progress, contributed to an increase of $568,000 in salaries and wages, or 45.5% of the increase. As a percent of net sales, selling and administrative expenses decreased to 6.3% in the year ended March 31, 1998 from 6.8% in the year ended January 31, 1997. This decrease was primarily due to the significant growth in net sales.

      Management and Monitoring Fees. Management and monitoring fees were incurred in connection with the financing of the management buyout of SPI and SPI's acquisition of Office Master following the buyout. Pursuant to the management agreement with KRG, SPI paid a management fee of $200,000 in the fiscal year ended March 31, 1998. An additional $25,000 in monitoring fees were paid pursuant to an agreement with the fund managers of certain of SPI's equity investors. During the fiscal year ended March 31, 1998, SPI capitalized a total of $350,000 in transaction closing fees in conjunction with the SPI management buyout and the subsequent acquisition of Office Master.

      Depreciation and Amortization. Depreciation and amortization increased to $1.8 million in the year ended March 31, 1998 from $78,000 in the year ended January 31, 1997, an increase of $1.7 million, or 2,144.9%. The increase was primarily attributable to the amortization of goodwill, and consulting and non-compete agreements arising from the management buyout of SPI and subsequent acquisition of Office Master by SPI. Depreciation expense increased primarily due to the addition of fixed assets as a result of these acquisitions which both occurred during the fiscal year ended March 31, 1998.

      Interest Income (Expense), Net. Net interest expense increased to a net interest expense of $1.4 million in the year ended March 31, 1998 from a net interest income of $0.1 million for the year ended January 31, 1997. The increase in interest expense was principally the result of the use of senior and subordinated debt to fund the management buyout of SPI in March 1997 and SPI's subsequent acquisition of Office Master during the fiscal year ended March 31, 1998.

      Other Income and Expense. Other income and expense increased to a net income of $36,000 in the fiscal year ended March 31, 1998 from a net other expense of $6,000 in the fiscal year ended January 31, 1997. The net other income in fiscal 1998 was entirely due to miscellaneous income. In the prior fiscal year, the net other expense was due to penalties and interest on income taxes payable by the former owners of SPI prior to the management buyout in the amount of $117,000, partially offset by miscellaneous income totaling $111,000 primarily from a gain on sale of fixed assets.

      Net Income. Net income increased $77,000, or 3.8%, to $2.1 million for the fiscal year ended March 31, 1998 from $2.0 million for the fiscal year ended January 31, 1997. Net income as a percentage of net sales was 4.9%, as compared to 8.5% for the fiscal year ended January 31, 1997. The increase in net income reflects the increase in gross profit, offset by the increase in operating expenses and provision for income taxes and the increase in net interest expense.

FISCAL YEAR ENDED JANUARY 31, 1997 COMPARED TO THE FISCAL YEAR ENDED JANUARY 31, 1996

      Net Sales. Net sales increased to $24.1 million in the year ended January 31, 1997 from $13.4 million in the year ended January 31, 1996, an increase of $10.7 million, or 79.6%. Net sales increased as a result of an increase in product demand by SPI's dealers. In order to meet the increasing product demands, SPI moved to its current facility in Rancho Cucamonga, California in late 1995.

      Gross Profit. The major components of cost of sales are materials and, to a lesser extent, direct labor and overhead costs. SPI's gross profit increased to $5.1 million in the year ended January 31, 1997 from $2.9 million in the year ended January 31, 1996, an increase of $2.2 million, or 75.9%. Gross profit as a percentage of net sales decreased to 21.1% in the fiscal year ended January 31, 1997 from 21.5% in the fiscal year ended January 31, 1996. This decrease was primarily the result of higher direct labor and overhead costs.

      Selling, General and Administrative Expenses. Selling, general and administrative expenses include executive salaries, group insurance premiums, legal and accounting fees and various other overhead costs. Selling and administrative expenses decreased to $1.6 million in the year ended January 31, 1997, from $2.6 million in the year ended January 31, 1996, a decrease of $1.0 million, or 62.5%. Selling and administrative expenses decreased as a percent of net sales to 6.8% from 19.4% in the year ended January 31, 1996. Selling and administrative expenses decreased primarily due to lower bonuses paid to executive management of SPI in the year ended January 31, 1997. Other selling and administrative expenses also decreased in the year ended January 31, 1997, including sales salaries, automobile and travel expenses, outside services and legal and accounting fees.

      Depreciation and Amortization. Depreciation and amortization increased to $78,000 in the year ended January 31, 1997 from $49,000 in the year ended January 31, 1996, an increase of $29,000, or 59.2%. Depreciation and amortization increased as a result of a full year of depreciation in fiscal 1997 from fixed assets acquired late in fiscal 1996 in connection with the move to the Rancho Cucamonga facility. As a percentage of net sales, depreciation and amortization decreased to 0.3% in the year ended January 31, 1997 from 0.4% in the in the year ended January 31, 1996, primarily due to the increase in net sales.

      Interest Income (Expense), Net. Net interest income decreased to $78,000 in the year ended January 31, 1997 from $80,000 in the year ended January 31, 1996. The decrease in net interest income was a result of the substantial growth in the business requiring the use of available cash.

      Other Income and Expense. Other income of $34,000 in the fiscal year ended January 31, 1996 was replaced by a net expense of $6,000 in the fiscal year ended January 31, 1997. The net expense in fiscal 1997 resulted primarily from penalties and interest on income taxes payable by the former owners of SPI in the amount of $117,000, partially offset by miscellaneous income totaling $111,000 primarily from a gain on sale of fixed assets.

      Net Income. Net income increased $1.8 million to $2.0 million for the fiscal year ended January 31, 1997 from $203,000 for the fiscal year ended January 31, 1996. Net income as a percentage of net sales was 8.5%, as compared to 1.5% for the fiscal year ended January 31, 1996. The increase in net income reflects the increase in gross profit and decrease in operating expenses, offset by the increase in the provision for income taxes.

LIQUIDITY AND CAPITAL RESOURCES

      SPI's primary capital needs have historically been to fund (i) the working capital requirements necessitated by its sales growth, and (ii) the acquisition and operation of acquired companies. SPI's primary sources of financing have been senior and subordinated debt, cash from operations and the sale of preferred equity. SPI anticipates that its cash flows from operations and available lines of credit to be obtained by Holdings in connection with the

Mergers will be adequate to support its operations for at least the next 12 months.

      SPI's existing credit facility will be retired upon completion of the Mergers. A new credit facility will be entered into by Holdings upon completion of the Mergers. The terms of the existing credit facility are described below.

      Under the terms of the existing credit facility, SPI has available the following: (i) a secured revolving loan of up to $2.3 million; (ii) a secured term loan of $21.9 million; and (iii) an unsecured term loan of $8.6 million. Revolving loans under the existing credit facility bear interest at 4.00% over the agent bank's commercial paper rate. Secured term loans under the existing credit facility bear interest at 4.25% over the agent bank's commercial paper rate, and unsecured term loans under the existing credit facility bear interest at 6.25% over the agent bank's commercial paper rate. The interest rate was 9.525% on the revolving loan, 9.775% on the secured term loan and 11.775% on the unsecured term loan at September 30, 1998. The existing credit facility also contains certain financial covenants which require SPI to maintain a minimum debt coverage ratio and positive net income, to refrain from capital expenditures in excess of certain amounts and to limit the payment of dividends. SPI is in compliance with these financial covenants and expects to continue to be in compliance with these covenants until completion of the Mergers. A portion of the proceeds from the new line of credit to be obtained by Holdings pursuant to the Mergers will be used to repay and terminate the above described credit facility.

      SPI provided net cash from operating activities of $1.4 million for the fiscal year ended March 31, 1998, compared to net cash provided from operating activities of $0.8 million and $0.9 million for the fiscal years ended January 31, 1997 and January 31, 1996, respectively. During the fiscal year ended March 31, 1998, net cash from operating activities resulted from adjustments to reconcile net income to net cash, primarily depreciation and amortization, partially offset by the decrease in income taxes payable.

      SPI invested approximately $4.1 million, $1.6 million and $0.4 million in the fiscal years ended March 31, 1998, January 31, 1997 and January 31, 1996, respectively. The cash used in investing activities during the fiscal year ended March 31, 1998 was utilized primarily for capital expenditures, including the purchase of a leasehold interest in a manufacturing facility and certain assets from a mobile home manufacturer and the acquisition of Office Master.

      Capital expenditures other than for acquisitions were approximately $200,000, $200,000 and $400,000 in the fiscal years ended March 31, 1998,
January 31, 1997 and January 31, 1996, respectively. SPI expects to spend approximately $700,000 on capital expenditures for its existing operations, primarily for the purchase of manufacturing equipment, during the fiscal year ending March 31, 1999.

      SPI's external sources of liquidity include debt and, if required, equity financing. During the fiscal year ended March 31, 1998, approximately $2.2 million in net borrowings was provided from SPI's existing credit facility and $700,000 resulted from the issuance of SPI's capital stock and warrants in connection with the asset purchase and the transactions discussed above.

YEAR 2000 COMPLIANCE

      The "year 2000" issue concerns the potential exposures related to the automated generation of business and financial misinformation resulting from the application of computer programs which have been written using two digits, rather than four, to define the applicable year of business transactions. SPI has upgraded its information system capabilities such that it does not believe that its systems will encounter any material "year 2000" problems. SPI's customers, suppliers and service providers may use computer programs which are not "year 2000" compliant. To the extent this defect is not corrected, it could adversely affect SPI's operations, such as the receipt of supplies, services, purchase orders and payments of accounts receivable.

RECENT ACCOUNTING PRONOUNCEMENTS

      In June 1997, the FASB issued SFAS Nos. 130 and 131 "Reporting Comprehensive Income" and "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 130 and No. 131 are effective for fiscal years beginning after December 15, 1997, with earlier adoption permitted. SPI does not believe that adoption of these standards will have a material effect on SPI. SPI has, to date, reflected no items of comprehensive income in its statement of stockholders' equity.

      In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SPI does not currently have any financial instruments addressed by SFAS No. 133.

           UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

      The following unaudited pro forma combined condensed financial statements are based on the historical consolidated financial statements of Modtech and SPI, combined, and are adjusted to give effect to the Mergers. In addition, pro forma adjustments have been made, as discussed below, for the acquisitions consummated by SPI prior to the Mergers (the "Pre-Mergers Acquisitions"). Certain reclassifications have been made to the historical financial statements to conform with this pro forma presentation. These statements should be read in conjunction with such historical financial statements and notes thereto, which are included elsewhere in this Joint Proxy Statement/Prospectus. See "Where You Can Find More Information".

      The unaudited pro forma combined condensed statements of income for the year ended December 31, 1997 and for the six months ended June 30, 1998 present the results for Modtech and SPI as if the Mergers and Pre-Mergers Acquisitions had occurred at the beginning of each period presented. The accompanying unaudited pro forma combined condensed balance sheet as of June 30, 1998 gives effect to the Mergers as of that date.

      The pro forma adjustments are based upon preliminary estimates, information currently available and certain assumptions that management believes are reasonable under the circumstances. Holdings' actual consolidated financial statements will reflect the effects of the Mergers on and after the Closing Date rather than the dates indicated above. The unaudited pro forma combined condensed financial statements neither purport to represent what the combined results of operations or financial condition actually would have been had the Mergers, in fact, occurred on the assumed dates, nor to project the combined results of operations and financial position for any future period.

      The SPI Merger will be accounted for by the purchase method and, therefore, assets and liabilities of SPI will be recorded at their fair values. The excess of the purchase cost over the fair value of net assets acquired on the Closing Date will be recorded as goodwill. Allocations included in the pro forma statements are based on analysis which is not yet completed. Accordingly, the final value of the purchase price and its allocation may differ, perhaps significantly, from the amounts included in these pro forma statements.

      The conversion of Modtech Common Stock into Holdings Common Stock and Series A Preferred Stock will be treated as a reorganization with no change in the recorded amount of Modtech's assets and liabilities.

      At the Closing Date, each issued and outstanding share of SPI Capital Stock will be converted into the right to receive 1.8785 shares of Holdings Common Stock. Each SPI stockholder may elect to receive $49.4097 per share of SPI Capital Stock instead of shares of Holdings Common Stock and elections will be adjusted, if necessary, to ensure that 164,735 shares of SPI Capital Stock are converted into $8,076,133 in cash.

      At the Closing Date, each issued and outstanding share of Modtech Common Stock will be converted into the right to receive $3.7293 and 0.8508 shares of Holdings Common Stock. The total cash to be received by Modtech stockholders will equal $39,923,472. Modtech stockholders will have the right to elect to receive 388,939 shares of Holdings Series A Preferred Stock in place of Holdings Common Stock at the same 0.8508 exchange ratio for up to 3.94% of their Modtech Common Stock. To the extent Modtech stockholders do not elect to receive 388,939 of Holdings Series A Preferred Stock, two Modtech stockholders, Proactive Partners, L.P. and Lagunitas Partners, will accept such shares pro rata between them. The number of shares of Holdings Series A Preferred Stock may be adjusted upward or downward in order to meet the minimum requirements of Section 351 of the Internal Revenue Code.

      The total value of the common stock and stock options component of the Merger Consideration to be received by SPI stockholders was determined using the average closing price of Modtech Common Stock on the Nasdaq National Market for the 10-day trading period ended October 15, 1998. The total consideration for the transaction was $81,434,000.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                               AS OF JUNE 30, 1998
                             (Amounts in thousands)


                                                Historical
                                         -----------------------                   Pro Forma       Pro Forma
                                          Modtech         SPI          Notes      Adjustments      Combined
                                         ---------     ---------     ---------    -----------     ---------
              ASSETS
Current assets:
   Cash and cash equivalents .......     $  25,426     $   1,524       (B)         $ (26,000)     $     950
   Contracts receivable, net .......        24,007         7,028                                     31,035
   Costs in excess of billings .....        16,818            --                                     16,818
   Inventories .....................         1,959         3,792                                      5,751
   Due from affiliates .............           504            --                                        504
   Deferred tax asset ..............         2,094           151                                      2,245
   Other current assets ............           228           458                                        686
                                         ---------     ---------                   ---------      ---------
      Total current assets .........        71,036        12,953                     (26,000)        57,989

Property and equipment, net ........        12,266         2.142                                     14,408

Other assets:
   Deferred tax asset ..............            99            50                                        149
   Other assets ....................           135         4,041      (C,D)            1,232          5,408
   Costs in excess of net assets
      of business acquired, net ....            --        34,085       (E)            71,545        105,630
                                         ---------     ---------                   ---------      ---------
                                         $  83,536     $  53,271                   $  46,777      $ 183,584
                                         =========     =========                   =========      =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable and accrued
      liabilities ..................     $  17,094     $   6,854       (F)         $     750      $  24,698
   Billings in excess of costs .....         9,469            --                                      9,469
   Revolving credit facility .......            --            --       (G)            16,510         16,510
   Current portion of long-term
      debt .........................           --         7,237      (H,I)           (1,237)         6,000
                                         ---------     ---------                   ---------      ---------
      Total current liabilities ....        26,563        14,091                      16,023         56,677
Long-term debt .....................            --        26,023      (H,I)           12.977         39,000
                                         ---------     ---------                   ---------      ---------
      Total liabilities ............        26,563        40,114                      29,000         95,677
                                         ---------     ---------
Stockholders' Equity ...............        56,973        13,157    (A,J,K,)          17,777         87,907
                                         ---------     ---------                   ---------      ---------
                                         $  83,536     $  53,271                   $  46,777      $ 183,584
                                         =========     =========                   =========      =========



    See the accompanying notes to the unaudited pro forma combined condensed financial statements.

             UNAUDITED PRO FORMA COMBINED CONDENSED INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                (Amounts in thousands, except per share amounts)


                                      Historical      Pro Forma                     Pro Forma       Pro Forma
                                       Modtech           SPI            Notes       Adjustments      Combined          Notes
                                      ----------      ---------       ---------     -----------     ----------       ---------
Net sales ........................     $134,050        $80,497                        $              $214,547
Cost of goods sold ...............      107,367         65,321                                        172,688
                                       --------        -------                        -------        --------
      Gross profit ...............       26,683         15,176                             --          41,859
                                       --------        -------                        -------        --------
Selling, general and admin-
  istrative expenses .............        5,156          5,238                                         10,394
Depreciation and amortization ....           --          2,086            (E)           1,789           3,875
                                       --------        -------                        -------        --------
      Income from operations .....       21,527          7,852                         (1,789)         27,590
Interest expense, net ............         (908)        (4,041)       (C,D,H,L,M)        (847)         (5,796)
Other income .....................           92            195                                            287
                                       --------        -------                        -------        --------
      Income before income taxes..       20,711          4,006                         (2,636)         22,081
Income tax expense ...............        7,703          1,602            (N)          (1,054)          8,251
                                       --------        -------                        -------        --------
      Net income .................     $ 13,008        $ 2,404                        $(1,582)       $ 13,830
                                       ========        =======                        =======        ========

Basic earnings per share .........     $   1.47                                                      $   1.09           (O)
                                       ========                                                      ========
Number of shares
 used in computing basic
 earnings per share ..............        8,854                                                        12,622          (O)
                                       ========                                                      ========
Diluted earnings per share .......     $   1.31                                                      $   0.93          (P)
                                       ========                                                      ========
Number of shares
 used in computing diluted
 earnings per share ..............        9,898                                                        14,845          (P)
                                       ========                                                      ========


    See the accompanying notes to the unaudited pro forma combined condensed financial statements.

             UNAUDITED PRO FORMA COMBINED CONDENSED INCOME STATEMENT
                     FOR THE SIX MONTHS ENDED JUNE 30, 1998
                (Amounts in thousands, except per share amounts)


                                      Historical     Pro Forma                      Pro Forma      Pro Forma
                                       Modtech          SPI            Notes       Adjustments      Combined          Notes
                                      ----------     ---------       ---------     -----------     ----------       ---------
Net sales ........................     $75,876        $41,926                        $              $117,802
Cost of goods sold ...............      58,675         34,359                                         93,034
                                       -------        -------                        -------        --------
      Gross profit ...............      17,201          7,567                             --          24,768
                                       -------        -------                        -------       ---------
Selling, general and admin-
 istrative expenses ..............       2,741          2,512                                          5,253
Depreciation and amortization ....          --          1,326            (E)             894           2,220
                                       -------        -------                        -------        --------
      Income from operations .....      14,460          3,729                           (894)         17,295
Interest income (expense), net ...         389         (1,980)       (C,D,H,L,M)        (665)         (2,256)
Other income .....................          15             36                                             51
                                       -------        -------                        -------        --------
      Income before income taxes..      14,864          1,785                         (1,559)         15,090
Income taxes .....................       5,649            714            (N)            (624)          5,739
                                       -------        -------                        -------        --------
      Net income .................     $ 9,215        $ 1,071                        $  (935)       $  9,351
                                       =======        =======                        =======        ========

Basic earnings per share .........     $  0.93                                                      $   0.74          (O)
                                       =======                                                      ========
Number of shares
 used in computing basic
 earnings per share ..............       9,856                                                        12,622          (O)
                                       =======                                                      ========
Diluted earnings per share .......     $  0.83                                                      $   0.63          (P)
                                       =======                                                      ========
Number of shares
 used in computing diluted
 earnings per share ..............      11,100                                                        14,845          (P)
                                       =======                                                      ========



    See the accompanying notes to the unaudited pro forma combined condensed financial statements.

NOTES TO THE UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

A. The unaudited pro forma combined condensed balance sheet has been prepared to reflect the SPI Merger for an aggregate estimated merger consideration of $81,434,000 which is subject to adjustment and expected to be incurred as follows:

              Holdings Common Stock and stock options offered hereby ..............      $ 70,858,000
              Cash paid to SPI stockholders .......................................         8,076,000
              Modtech Merger Costs ................................................         2,500,000
                                                                                         ------------

                        Total .....................................................      $ 81,434,000
                                                                                         ============

B. To record net cash distribution resulting from the following transactions:

              Gross proceeds from New Term Loan ...................................      $ 45,000,000
              Gross proceeds from New Revolving Credit facility ...................        16,510,000
              Cash paid to SPI Stockholders .......................................        (8,076,000)
              Cash distribution to Modtech Stockholders ...........................       (39,924,000)
              Retirement of SPI Indebtedness ......................................       (33,260,000)
              Payment of Costs of Mergers and Debt Issuance Costs .................        (6,250,000)
                                                                                         ------------

                        Net cash distribution .....................................      $(26,000,000)
                                                                                         ============

C. To eliminate unamortized SPI debt issuance costs of $1,018,000 and related amortization of debt issuance costs of $170,000 and $85,000 for the year ended December 31, 1997 and the six months ended June 30, 1998, respectively, associated with the retirement of SPI indebtedness.

D. To record (i) estimated debt issuance costs of $2,250,000 to be amortized over the term of the New Term Loan and (ii) amortization of debt issuance costs of $450,000 and $225,000 for the year ended December 31, 1997 and the six months ended June 30, 1998, respectively.

E. To record (i) $71,545,000 for the excess of the consideration paid over the preliminary estimate for the fair value of SPI net assets acquired, including $2,500,000 of estimated Modtech Merger costs, to be amortized over 40 years, and (ii) amortization of $1,789,000 and $894,000 for the year ended December 31, 1997 and the six months ended June 30, 1998, respectively.

F.    To record the recognition of liabilities related to certain merger costs.

G. To record the assumed incurrence of $16,510,000 of indebtedness under a New Revolving Credit Facility, with an assumed effective interest rate of 7.5% utilized to partially finance the cash portion of the Merger Consideration and pay certain related transaction costs.

H. To eliminate the $33,260,000 of SPI indebtedness, including $7,237,000 classified as current, which will be retired by Modtech, and to eliminate the related interest expense of $4,046,000 and $1,782,000 for the year ended December 31, 1997 and the six months ended June 30, 1998.

I. To record the assumed incurrence of $45,000,000 of indebtedness, including $6,000,000 classified as current, under a New Term Loan, with an assumed effective interest rate of 7.5% utilized to partially finance the cash portion of the Merger Consideration, retire SPI indebtedness and to pay certain related transaction costs.

J.    To eliminate the stockholders' equity of SPI of $13,157,000.

K. To record the repurchase of Modtech common stock for $39,924,000 cash in connection with the Modtech Merger.

L. To record interest expense on borrowings under the New Term Loan of $3,375,000 and $1,688,000 for the year ended December 31, 1997 and the six months ended June 30, 1998, respectively, using an assumed effective interest rate of 7.5%. A 0.125% increase/decrease in the estimated interest rate incrementally increases/decreases income before income taxes by $56,000 and $28,000 for the year ended December 31, 1997 and the six months ended June 30, 1998, respectively.

M. To record interest expense on borrowings under the New Revolving Credit Facility of $1,238,000 and $619,000 for the year ended December 31, 1997 and the six months ended June 30, 1998, respectively, using an assumed effective interest rate of 7.5%. A 0.125% increase/decrease in the estimated interest rate incrementally increases/decreases income before income taxes by $21,000 and $10,000 for the year ended December 31, 1997 and the six months ended June 30, 1998, respectively.

N. To record the income tax effects of the pro forma adjustments at a pro forma effective tax rate of 40%.

O. Basic shares include 8,034,334 common shares assumed issued to former Modtech stockholders and 4,587,824 common shares assumed issued to former SPI stockholders. Net income is reduced by preferred dividends of $104,000 and $52,000 for the year ended December 31, 1997 and the six months ended June 30, 1998, respectively.

P. Diluted shares include basic shares, preferred shares converted into common shares on a one-to-one basis and exercise of stock options reduced by number of shares purchased with proceeds.

          RECONCILIATION OF CERTAIN ADJUSTMENTS TO UNAUDITED PRO FORMA
               COMBINED CONDENSED FINANCIAL STATEMENT ADJUSTMENTS

BALANCE SHEET:

(1)   Other assets: (C) $(1,018,000); (D) $2,250,000 = $1,232,000

(2) Costs in excess of net assets of business acquired, net: common stock and stock options component of Merger Consideration of (A) $70,858,000 plus estimated Modtech Merger costs of (A) $2,500,000 and cash paid to SPI stockholders of (A) $8,076,000 less net assets of SPI acquired of (J) $(9,889,000), which includes estimated SPI Merger costs of $2,250,000 and the elimination of unamortized debt issuance costs of (C) $1,018,000 = $71,545,000.

(3)   Current portion of long-term debt: (H) $(7,237,000); (I) $6,000,000 =
      $(1,237,000)

(4)   Long-term debt, less current portion: (H) $(26,023,000); (I) $39,000,000 =
      $12,977,000

(5)   Stockholders' equity: (A) $70,858,000; (J) $(13,157,000); (K)
      $(39,924,000) = $18,235,000

INCOME STATEMENT (YEAR ENDED DECEMBER 31, 1997):

(1)   Interest expense, net: (C) $170,000; (D) $450,000; (H) $4,046,000; (L)
      $(3,375,000); (M) $(1,238,000) = $(847,000)

INCOME STATEMENT (SIX MONTHS ENDED JUNE 30, 1998):

(1)   Interest income (expense), net: (C) $85,000; (D) $225,000; (H) $1,782,000;
      (L) $(1,688,000); (M) $(619,000) = $(665,000)

                               SPI HOLDINGS, INC.
           UNAUDITED PRO FORMA CONSOLIDATED CONDENSED INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                         Historical
                                  ------------------------------------------------------
                                      SPI                                                    Acquisition
                                  Predecessor       SPI                                           and          Notes     Pro Forma
                                  1/1-3/27/97   3/28-12/31/97  Office Master    Rosewood     Consolidation     (A,I)    Consolidated
                                  -----------   -------------  -------------    --------     -------------     -----    ------------
Net sales ....................      $  9,039      $ 31,255       $  8,328       $ 31,875       $     --                   $ 80.497
Cost of goods sold ...........         6,490        23,792          7,466         26,482          1,091        (G)          65,321
                                    --------      --------       --------       --------       --------                   --------
    Gross profit .............         2,549         7,463            862          5,393         (1,091)                    15,176

Selling, general and admin-
  istrative expenses .........           611         1,837            819          2,704           (901)      (G, H)         5,070
Management and monitoring
  fees .......................            --           168             --             --             --                        168
Depreciation and amorti-
  zation .....................            19         1,230             17             98            722       (B, G)         2,086
                                    --------      --------       --------       --------       --------                   --------
    Income (loss) from
        operations ...........         1,919         4,228             26          2,591           (912)                     7,852

Interest income (expense), net            42        (1,051)           (40)           (35)        (2,957)       (C)          (4,041)
Other income .................            34             5              4            152             --                        195
                                    --------      --------       --------       --------       --------                   --------
    Income (loss) before pro-
      vision for income taxes          1,995         3,182            (10)         2,708         (3,869)                     4,006
Provision (benefit) for
  income taxes ...............           851         1,424             (3)         1,077         (1,747)       (F)           1,602
                                    --------      --------       --------       --------       --------                   --------

      Net income (loss) ......      $  1,144      $  1,758       $     (7)      $  1,631       $ (2,122)                  $  2,404
                                    ========      ========       ========       ========       ========                   ========

Basic earnings per share .....                                                                                 (D)        $   1.05
                                                                                                                          ========
Number of shares used in
 computing basic earnings
 per share ...................                                                                                 (E)           2,296
                                                                                                                          ========

Diluted earnings per share ...                                                                                 (D)        $   0.91
                                                                                                                          ========
Number of shares used in
 computing diluted earnings
 per share ...................                                                                                 (E)           2,643
                                                                                                                          ========

----------
                           See notes on following page

Notes:

(A) Acquisition adjustments assume the acquisitions occurred as of the beginning of the period presented and the application of purchase accounting to each of the acquisitions.

(B) Represents the purchase accounting impact of approximately $56,000, $75,000 and $556,000 for SPI, Office Master and Rosewood, respectively, primarily for goodwill amortization, as well as approximately $118,000, $20,000, and $100,000, for SPI, Office Master and Rosewood, respectively, for amortization of covenants not to compete which were entered into in connection with the acquisition.

(C) Represents interest on the increased borrowings that financed a portion of the purchase price of the acquisitions, and assumes payment of interest only on indebtedness, with no reduction in principal during the period.

(D) Pro forma earnings per share is computed in accordance with SFAS No. 128. See Note 2 to the SPI Consolidated Financial Statements.

(E) The weighted average number of shares includes actual weighted average number of shares outstanding as well as common stock equivalents resulting from options and warrants outstanding (applicable to diluted amounts only).

(F) Represents an adjustment made to income tax provision as a result of the pro forma adjustments in order to provide income tax expense at the effective tax rate.

(G) Represents reclassification of certain salaries and production-related depreciation expense totaling $888,000 and $203,000, respectively, from operating expenses to cost of goods sold in order to conform with Modtech's presentation.

(H) Represents elimination of non-recurring transaction-related expenses related to the acquisition of SPI by management and an investor group.

(I) The pro forma adjustments do not reflect other anticipated reductions in costs and expenses expected to result from the Mergers. Such anticipated savings would include, but not be limited to, approximately $555,000 in non-recurring compensation expense paid to former owners of acquired entities.

                               SPI HOLDINGS, INC.
           UNAUDITED PRO FORMA CONSOLIDATED CONDENSED INCOME STATEMENT
                     FOR THE SIX MONTHS ENDED JUNE 30, 1998
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                         Historical
                                       ---------------------------------------------
                                                                                          Acquisition
                                           SPI          Office Master     Rosewood            and            Notes       Pro Forma
                                       Consolidated      1/1-2/24/98     1/1-4/17/98     Consolidation       (A,I)      Consolidated
                                       ------------     ------------     -----------     -------------       -----      ------------
Net sales .......................        $ 31,850         $  1,206         $  8,870         $     --                      $ 41,926
Cost of goods sold ..............          25,255            1,039            7,532              533          (G)           34,359
                                         --------         --------         --------         --------                      --------
      Gross profit ..............           6,595              167            1,338             (533)                        7,567
                                         --------         --------         --------         --------                      --------

Selling, general and admin-
 istrative expenses .............           2,013              155            1,098             (894)        (G,H)           2,372
Management and monitoring fees ..             140               --               --               --                           140
Depreciation and amortization ...           1,188               --               26              112         (B,G)           1,326
                                         --------         --------         --------         --------                      --------
      Income from operations ....           3,254               12              214              249                         3,729

Interest income (expense), net ..          (1,223)               5              (61)            (701)         (C)           (1,980)
Other income ....................              33               --                3               --                            36
                                         --------         --------         --------         --------                      --------
   Income before income taxes ...           2,064               17              156             (452)                        1,785
Income taxes ....................             876               (5)              64             (221)         (F)              714
                                         --------         --------         --------         --------                      --------
      Net income ................        $  1,188         $     22         $     92         $   (231)                     $  1,071
                                         ========         ========         ========         ========                      ========

Pro forma earnings per share ...                                                                              (D)         $   0.47
                                                                                                                          ========
Pro forma number of shares
  used in computing earnings
  per share .....................                                                                             (E)            2,296
                                                                                                                          ========
Pro forma diluted earnings per
  share .........................                                                                             (D)         $   0.40
                                                                                                                          ========
Pro forma number of shares
 used in computing diluted net
 earnings per share .............                                                                             (E)            2,645
                                                                                                                          ========



                           See notes on following page

Notes:

(A) Acquisition adjustments assume the acquisitions occurred as of the beginning of the period presented and the application of purchase accounting to each of the acquisitions. The SPI historical consolidated amounts include the operations of Office Master and Rosewood from the date of acquisition.

(B) Represents the purchase accounting impact of approximately $11,000 and $161,000 for Office Master and Rosewood, respectively, primarily for goodwill amortization, as well as approximately $3,000 and $29,000 for Office Master and Rosewood, respectively, for amortization of covenants not to compete which were entered into in connection with the acquisitions.

(C) Represents interest on the increased borrowings that financed a portion of the purchase price of the acquisitions, and assumes payment of interest only on indebtedness, with no reduction in principal during the period.

(D) Pro forma earnings per share is computed in accordance with SFAS No. 128.--See Note 2 to the Consolidated Financial Statements.

(E) The weighted average number of shares includes actual weighted average number of shares outstanding, as well as common stock equivalents resulting from options and warrants outstanding (applicable to diluted amounts only).

(F) Represents an adjustment made to income tax provision as a result of the pro forma adjustments in order to provide income tax expense at the effective tax rate.

(G) Represents reclassification of certain salaries and production-related depreciation expense, totaling $441,000 and $92,000, respectively, from operating expense to cost of goods sold in order to conform with Modtech's presentation of these items.

(H) Represents elimination of non-recurring transaction related expenses related to the acquisition of Office Master and Rosewood by SPI.

(I) The pro forma adjustments do not reflect other anticipated reductions in costs and expenses expected to result from the Office Master and Rosewood acquisitions. Such anticipated savings would include, but not be limited to, approximately $135,000 in non-recurring compensation expense paid to former owners of acquired entities.

                  DIRECTORS AND EXECUTIVE OFFICERS OF HOLDINGS
                              FOLLOWING THE MERGERS

DIRECTORS

      The following table sets forth information as to the persons who are expected to serve as directors of Holdings following the Mergers. Holdings' management currently intends, and will use its best efforts, to nominate these individuals for election as directors at Holdings' next three Annual Meetings of Stockholders.

                                                             BUSINESS EXPERIENCE
  NAME AND YEAR FIRST BECAME                              DURING THE PAST FIVE YEARS
     A DIRECTOR OF MODTECH           AGE                    AND OTHER INFORMATION
  --------------------------         ---                  --------------------------
Evan M. Gruber (1990)                45              Chief Executive Officer of Modtech since 1990. Mr. Gruber joined
                                                     Modtech as Chief Financial Officer in 1989. Prior to joining
                                                     Modtech, Mr. Gruber worked at his own public accounting firm, which he founded in 1978.

Charles C. McGettigan (1994)         53              Mr. McGettigan was elected to the Board of Directors of Modtech in June of 1994 in connection with the sale of preferred stock to several private investors in May 1994, including Proactive
                                                     Partners, L.P. Mr. McGettigan is a co-founder and managing director of the investment banking firm of McGettigan, Wick &
                                                     Co., Inc., and a co-founder and general partner of Proactive
                                                     Investment Managers, L.P., the general partner of Proactive
                                                     Partners, L.P., a merchant banking fund formed in 1991. Prior to founding McGettigan, Wick & Co., Inc., he was a Principal,
                                                     Corporate Finance of Hambrecht & Quist and a senior vice
                                                     president of Dillon, Read & Co. Mr. McGettigan is a director of
                                                     Onsite Energy; PMR Corporation; Sonex Research, Inc.; Cuisine
                                                     Solutions, Inc.; Tanknology-NDE and Wray-Tech Instruments, Inc.

Myron A. Wick III (1994)             54              Mr. Wick joined Modtech's Board of Directors in June 1994 in connection with the sale of preferred stock to several private investors in May 1994, including Proactive Partners, L.P. Mr.
                                                     Wick is currently a managing director and founder of McGettigan,
                                                     Wick & Co., Inc., an investment banking firm formed in 1988, and a general partner of Proactive Investment Managers, L.P., the general partner of Proactive Partners, L.P., a merchant banking fund formed in 1991. Mr. Wick is a director of Story First
                                                     Communications, Inc.; Tanknology-NDE; Sonex Research, Inc. and
                                                     Wray-Tech Instruments, Inc.

Daniel J. Donahoe III (1998)         64              Mr. Donahoe was elected to Modtech's Board of Directors in 1998.
                                                     He is a co-founder and the President of Red Rock Resorts, which operates special, unique boutique resorts in the Western United
                                                     States. He also serves as Chairman of Daybreak Investments, a privately-held investment company. Mr. Donahoe has been actively involved in the commercial and residential real estate market in the southwest over the past 25 years.

                                                             BUSINESS EXPERIENCE
  NAME AND YEAR FIRST BECAME                              DURING THE PAST FIVE YEARS
     A DIRECTOR OF MODTECH           AGE                    AND OTHER INFORMATION
  --------------------------         ---                  --------------------------
Patrick Van Den Bossche (1997)       37              Mr. Van Den Bossche has served as Chief Executive Officer,
                                                     President and a director of SPI since February 1997. Mr. Van Den
                                                     Bossche joined SPI in 1991 and was appointed to Vice President of
                                                     Operations in 1993. In such capacity, he managed the day-to- day operations of SPI for its part-time owners/managers. Mr. Van Den
                                                     Bossche also serves a director of Modular Building Institute
                                                     ("MBI"), a national trade organization for the modular building industry, and is a member of MBI's statistics committee.

Charles A. Hamilton (1997)           50              Mr. Hamilton has been a director of SPI since February 1997. Mr.
                                                     Hamilton has over 27 years of investment experience in the fields of securities analysis, corporate finance and venture capital. He is currently a principal in the private equity group at
                                                     Robertson, Stephens Funds, which has been a wholly- owned
                                                     subsidiary of BancAmerica since October 1997. He had previously served as managing director of Robertson, Stephens & Company since 1981. Mr. Hamilton has served as a director of numerous venture-financed companies in recent years and he is presently on the board of White Cap Industries, Inc., a public company, and ten private companies.

Charles R. Gwirtsman (1997)          44              Mr. Gwirtsman has been a director of SPI since March 1997. Mr.
                                                     Gwirtsman is a Managing Director of KRG Capital Partners, LLC.
                                                     Prior to joining KRG Capital in 1996, Mr. Gwirtsman served as
                                                     Senior Vice President of FCM Fiduciary Capital Management Company
                                                     from January 1994 to June 1996. Prior to this, Mr. Gwirtsman was employed as a Corporate Vice President at PaineWebber, Incorporated
                                                     from 1988 to 1993 as a member of the Private Finance Group. Mr.
                                                     Gwirtsman serves on the Board of Directors of a number of privately held companies. From September 1995 through January 1996, at the request of his then employer, FCM Fiduciary Capital Management
                                                     Company, Mr. Gwirtsman served as a director of Canadian's Corp., a women's speciality clothing retailer. This company filed for bankruptcy protection in February 1996 and was liquidated under
                                                     Chapter 7 of the federal bankruptcy code in December 1997.

      The Merger Agreement provides that, at each of the first three stockholders' meetings of Holdings, the Board of Directors will, subject to the exercise of its fiduciary duties, use its best efforts to nominate the following persons for election to the Board of Directors for one-year terms: (1) Evan Gruber; (2) Patrick Van den Bossche; (3) two designees of Proactive Partners, L.P., (4) two designees of KRG; and (5) three joint designees of Proactive Partners, L.P. and KRG, all three of whom will be independent directors.

COMPENSATION OF HOLDINGS' DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS

      Each non-employee director will be paid an annual retainer of $4,000, plus $1,000 for each board and board committee meeting attended, and will be granted an option to purchase 5,000 shares of Holdings' Common Stock at the end of each year of service on the Board of Directors. Holdings will pay the expenses of its non-employee directors in attending Board meetings. No additional compensation will be paid to any employee director for serving on Holdings' Board of Directors.

HOLDINGS' EXECUTIVE OFFICERS

      Set forth below are the names and titles of certain of the persons who are expected to serve as executive officers of Holdings following the Mergers.

NAME                            AGE         POSITION WITH REGISTRANT
----                            ---         ------------------------
Evan M. Gruber                   44         Chief Executive Officer and Director
Patrick Van Den Bossche          37         President
Michael G. Rhodes                36         Chief Operating Officer and Chief
                                               Financial Officer

           Each executive officer will serve, in accordance with the bylaws of Holdings, until the first meeting of the Board of Directors following the next annual meeting of stockholders and until his respective successor is chosen and qualified.

COMPENSATION OF HOLDINGS' EXECUTIVE OFFICERS

      Holdings has not yet paid any compensation to any of its executive officers, but will enter into employment agreements, effective on the Closing Date, with Mr. Gruber, Mr. Van Den Bossche and Mr. Rhodes. These agreements are for five years, provide for early severance payments of between one and two years and include, among other provisions, base annual salary of $300,000 for Mr. Gruber, $250,000 for Mr. Van Den Bossche, and $200,000 for Mr. Rhodes. The base salaries are subject to annual percentage increases and each individual is entitled to earn bonuses of up to 100% of annual base salary. The bonuses are based on performance and include a cash component and a stock option component based on performance. Concurrently with the closing of the Mergers, Mr. Gruber will receive an option to purchase 50,000 shares of Holdings Common Stock at the closing price of Modtech's Common Stock on the day prior to the Closing Date. The option will be immediately vested for 10,000 shares and will continue to vest at the rate of 10,000 shares per year. The option will be credited against the stock option component of any bonuses earned by Mr. Gruber in the first year of the employment agreement. Mr. Gruber's new employment agreement also includes a buy-out of his existing employment agreement with Modtech.

COMPENSATION OF MODTECH'S DIRECTORS AND EXECUTIVE OFFICERS

      For information concerning the compensation paid to the directors and executive officers of Modtech for the 1997 fiscal year, see the 1998 Proxy Statements for Modtech, the relevant portions of which are incorporated by reference into the Modtech's Annual Report on Form 10-K for the Year Ended December 31, 1997. See "Where You Can Find More Information."

COMPENSATION OF SPI'S DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth the cash compensation of the Chief Executive Officer and the Senior Vice President --Manufacturing, the most highly compensated executive officers of SPI for the fiscal year ended March 31, 1998 (the "SPI Named Executives"). No other person who served as an executive officer of SPI during the fiscal year ended March 31, 1998 received compensation which exceeded $100,000 for such year.

                         SPI SUMMARY COMPENSATION TABLE


                                                                           Cash Compensation (A)
                                                                        -----------------------------          All Other
         Officers                  Capacities in Which Served           Salary              Bonus (B)      Compensation (C)
         --------                  --------------------------           ------              ---------      ----------------
Patrick Van Den Bossche         President, Chief Executive             $150,020             $275,000            $9,600
                                Officer and Director
Ronald West                     Senior Vice President--                 150,020              275,000             9,600
                                Manufacturing

----------

(A) Amounts shown include compensation for services rendered in all capacities to SPI during the year ended March 31, 1998.

(B) Includes all cash bonuses earned during the year ended March 31, 1998 and paid during the year ended March 31, 1998 or subsequent thereto.

(C) Amounts shown include SPI's contribution to the named individual's profit sharing plan.

SPI STOCK OPTION GRANTS

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

           The following discloses options granted during the fiscal year ended March 31, 1998 for the SPI Named Executives:


                                                                                                    POTENTIAL REALIZABLE VALUE AT
                                                                                                     ANNUAL RATES OF STOCK PRICE
                                                                                                     APPRECIATION FOR OPTION TERM
                                                  INDIVIDUAL GRANTS                                            (D) (E)
                     ---------------------------------------------------------------------------------------------------------------
                   NUMBER OF            % OF TOTAL
                  SECURITIES           OPTIONS/SARS
                  UNDERLYING            GRANTED TO
                 OPTION/SARS             EMPLOYEES          EXERCISE OR
                   GRANTED               IN FISCAL          BASE PRICE         EXPIRATION            5% ANNUAL          10% ANNUAL
     Name            (#)                   YEAR                ($/SH)             DATE (C)           GROWTH RATE        GROWTH RATE
     ----        ------------          ------------         ------------        ------------        ------------        ------------
                                                                                                         ($)                ($)
Patrick Van Den         5,000 (A)               8.2%           $4.725           February 24,           $14,858             $37,652
Bossche .......                                                                    2008
                        2,538 (B)               4.1            $4.725           February 24,             1,859               2,518
                 ------------          ------------                                2000                -------             -------
                        7,538                  12.3%                                                   $16,717             $40,170

Ronald West ...         5,000 (A)               8.2%           $4.725           February 24,           $14,858             $37,652
                                                                                   2008

----------

(A) Represent options granted under the 1997 Long Term Incentive Stock Option Plan. Such options vest in equal installments over a three-year period.

(B) Represent warrants granted to Mr. Van Den Bossche. Such warrants are exercisable immediately upon grant.

(C) The options and warrants are subject to earlier termination and repurchase upon the occurrence of certain events related to termination of employment.

(D) The dollar amounts in these columns represent potential value that might be realized upon exercise of the options and warrants immediately prior to the expiration of their term, assuming that the market price of the SPI Common Stock appreciates in value from the date of the grant at the 5% and 10% annual rates prescribed by regulation, and therefore are not intended to forecast possible future appreciation, if any, of the price of the SPI Common Stock.

(E) In calculating the potential realizable value, SPI used an estimated market price of $4.725 per share as of the grant date.

SPI OPTION EXERCISES AND HOLDINGS

      The following table provides certain summary information concerning the shares of SPI Common Stock represented by outstanding warrants and stock options held by each of the SPI Named Executives as of March 31, 1998. None of the SPI Named Executives exercised any options or warrants during the fiscal year ended March 31, 1998.


                                                    NUMBER OF SECURITIES                     VALUE OF UNEXERCISED
                                                   UNDERLYING UNEXERCISED                    IN-THE-MONEY OPTIONS
                                                  OPTIONS AT MARCH 31, 1998                  AT MARCH 31, 1998 (1)
                                               --------------------------------         --------------------------------
                                               EXERCISABLE        UNEXERCISABLE         EXERCISABLE        UNEXERCISABLE
                                               -----------        -------------         -----------        -------------
Patrick Van Den Bossche..................        152,832              30,526            $2,341,206(3)         $467,950
Ronald West..............................         86,157              30,526            $1,320,747(4)         $467,950

----------

(1) All amounts are calculated to give effect to the transactions contemplated by the Merger Agreement.

(2) Value based on the difference between $17.00 (the closing price of Modtech Common Stock on October 23, 1998) and the option or warrant exercise price, multiplied by the number of shares of SPI Capital Stock subject to such option or warrant.

(3) Does not include the cash portion of the Merger Consideration (approximately $236,409) to be received upon the conversion of warrants and vested options held by Mr. Van Den Bossche.

(4) Does not include the cash portion of the Merger Consideration (approximately $133,494) to be received upon the conversion of vested options held by Mr. West.


COMPENSATION OF SPI DIRECTORS

      Members of SPI's Board of Directors serve without cash compensation.

SPI EMPLOYMENT AGREEMENTS

      Van Den Bossche Employment Agreement. In March 1997, SPI and Mr. Van Den Bossche entered into an employment agreement providing for Mr. Van Den Bossche's employment as Chief Executive Officer and President. The initial employment period expires in March 2002. The employment agreement provides for an initial base salary of $150,000 plus an annual incentive bonus based upon SPI's operating performance. In addition, SPI has taken out a key man life insurance policy on Mr. Van Den Bossche's life payable to SPI but assigned to SPI's lenders. Mr. Van Den Bossche's employment agreement with SPI will be terminated concurrently with the completion of the Mergers.

SPI 1997 LONG TERM INCENTIVE STOCK OPTION PLAN

      In 1997, SPI adopted its 1997 Long Term Incentive Stock Option Plan (the "SPI Plan") designed to provide incentives to present and future officers, employees, directors and consultants of SPI and its subsidiaries as may be selected in the sole discretion of SPI's Board of Directors. The SPI Plan, as amended, provides for aggregate option grants of up to

254,797 shares. As of March 31, 1998, options to purchase an aggregate of 178,749 shares of SPI Common Stock at an average exercise price of $3.33 per share were outstanding under the SPI Plan.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                        OWNERS AND MANAGEMENT OF HOLDINGS

      The following table sets forth the anticipated beneficial ownership of Holdings Common Stock, after giving effect to the Mergers, as to each person expected to be a Holdings executive officer or director and each person or entity anticipated to be the beneficial owner of more than 5% of Holdings Common Stock. The table assumes each SPI stockholder, including the SPI stockholders listed in the following table, elect to convert 5.9176% of their SPI Capital Stock into cash. The table also assumes that 388,939 shares of Holdings Series A Preferred Stock are issued in the Modtech Merger and that Proactive Partners, L.P. receives 208,567 shares and Lagunitas Partners receives 180,372 shares.


                                                                   SHARES              PERCENT
                                                                BENEFICIALLY             OF
              NAME                                                 OWNED              CLASS (A)
              ----                                              ------------          ---------
Evan M. Gruber (B).......................................         512,748                3.7%
Patrick Van Den Bossche (C)..............................         239,077                1.7
Michael G. Rhodes (D)....................................         202,916                1.5
Daniel J. Donahoe III....................................           6,381                *
Charles R. Gwirtsman (E).................................         362,183                2.6
Charles A. Hamilton (F)..................................       1,771,090               12.7
Charles C. McGettigan (G)................................       1,807,668               13.0
Myron A. Wick III (G)....................................       1,807,668               13.0
Jon D. Gruber (H)........................................       3,528,758               25.3
Gruber & McBaine Capital Management (I)..................       1,667,914               12.0
Infrastructure and Environmental Private Equity
     Fund III, L.P.......................................       1,401,161               10.0
J. Patterson McBaine (J).................................       3,478,390               24.9
Proactive Partners, L.P. (K).............................       1,773,002               12.7
All directors and officers as a group
     (8 people)..........................................       4,936,729               35.4

----------

 *    Less than one percent.

(A) In calculating beneficial and percentage ownership, all shares of Holdings Common Stock which a named stockholder will have the right to acquire within 60 days of the date of this Joint Proxy Statement/Prospectus upon exercise of stock options are deemed to be outstanding for the purpose of computing the ownership of such stockholder, but are not deemed to be outstanding for the purpose of computing the percentage of Holdings Common Stock owned by any other stockholder. Upon the closing of the Mergers, approximately 12,622,158 shares of Holdings Common Stock will be outstanding and options to acquire 1,325,851 shares of Holdings Common Stock exercisable within 60 days of this Joint Proxy Statement/Prospectus will be outstanding. Does not give effect to the potential issuance of 507,571 shares of Holdings Common Stock upon exercise of stock options that have been granted but currently are not, and within 60 days of the date of this Joint Proxy Statement/Prospectus will not be, exercisable, or of up to 1,250,000 additional shares issuable upon exercise of options available for the future grant of options under Holdings' stock option plans.

(B) Includes 512,748 shares issuable upon exercise of stock options, but does not include 174,667 shares issuable upon exercise of stock options which have been granted but currently are not exercisable. Evan M. Gruber and Jon D. Gruber are not related.

(C) Includes 86,158 shares issuable upon exercise of stock options, but does not include 30,525 shares issuable upon exercise of stock options which have been granted but currently are not exercisable.

(D) Includes 188,452 shares issuable upon exercise of stock options, but does not include 108,000 shares issuable upon exercise of stock options which have been granted but currently are not exercisable.

(E) Includes 182,669 shares held by Capital Resources Growth, Inc., an entity of which Mr. Gwirtsman is the sole stockholder, and 179,514 shares held directly by Mr. Gwirtsman and his wife and trusts formed for the benefit of their children.

(F) Includes 19,637 shares held by Mr. Hamilton, 1,401,161 shares held by Infrastructure and Environmental Private Equity Fund III, L.P. ("IEPEF") and 350,292 shares held by Environmental & Information Technology Private Equity Fund III ("EITPEF"). Mr. Hamilton is a principal of one of the members of a limited liability company that serves as general partners of IEPEF and the investment manager of EITPEF. Mr. Hamilton disclaims beneficial ownership of all shares held by IEPEF and the investment manager of EITPEF except to the extent of his pecuniary interest therein.

(G) Includes 17,650 shares owned of record directly by each of Messrs. McGettigan and Wick, and 1,773,002 shares owned of record by Proactive Partners, L.P. and affiliates of which Messrs. McGettigan and Wick are general partners. Also includes options to purchase 17,016 shares which have been granted to each of Messrs. McGettigan and Wick for serving on Modtech's Board of Directors.

(H) Includes 87,841 shares owned of record directly by Mr. Gruber, all shares owned of record by Proactive Partners, L.P. and affiliates, of which Mr. Gruber is a general partner, and all shares owned of record by Gruber & McBaine Capital Management and affiliates, of which Mr. Gruber is a general partner. Jon D. Gruber and Evan M. Gruber are not related.

(I) Includes 93,758 shares owned of record directly by Gruber & McBaine Capital Management, all shares owned of record by Proactive Partners, L.P. and affiliates, and all shares owned of record by Lagunitas Partners, Gruber & McBaine International and GMJ Investments, affiliated entities.

(J) Includes 37,473 shares owned of record directly by Mr. McBaine, all shares owned of record by Proactive Partners and affiliates, of which Mr. McBaine is a general partner, and all shares owned of record by Gruber & McBaine Capital Management and affiliates, of which Mr. McBaine is a general partner.

(K) Includes 1,773,002 shares owned of record by Proactive Partners, L.P. and all shares owned of record by Fremont Proactive Partners, an affiliated entity.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                            AND MANAGEMENT OF MODTECH

      The following table sets forth the beneficial ownership of Modtech Common Stock as of October 20, 1998, by each executive officer or director of Modtech and each person or entity known to Modtech to be the beneficial owner of more than 5% of Modtech's Common Stock. The beneficial ownership information set forth below gives effect to the acceleration of the vesting of the outstanding Modtech Options. See "The Mergers -- Effect on Modtech Stock Plans".

                                                                 SHARES               PERCENTAGE
                                                              BENEFICIALLY                OF
     NAME                                                        OWNED                 CLASS (A)
     ----                                                     ------------             ---------
Gerald B. Bashaw (B).....................................        398,849                 4.0%
Evan M. Gruber (C).......................................        602,666                 5.8
Michael G. Rhodes (D)....................................        238,500                 2.4
Robert W. Campbell (E)...................................         19,000                  -
James D. Goldenetz (F)...................................        129,531                 1.3
Charles C. McGettigan (G) (N)............................      2,369,811                24.0
Daniel J. Donahoe III....................................          7,500                  -
Myron A. Wick, III (G) (N)...............................      2,369,811                24.0
Jon D. Gruber (I) (N)....................................      4,604,721                46.6
Gruber & McBaine
     Capital Management (K) (N)..........................      2,172,410                22.0
Platinum Partners, L.P. (L)..............................        522,000                 5.3
Proactive Partners, L.P. (M) (N).........................      2,329,066                23.6
All directors and officers
     as a group (9 persons) (B) (C) (D) (E)
     (F) (G) (H).........................................      3,806,602                35.0

----------

 *    Less than one percent.

(A) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Modtech Common Stock subject to stock options and warrants currently exercisable or exercisable within 60 days are deemed to be outstanding for computing the percentage ownership of the person holding such options and the percentage ownership of any group of which the holder is a member, but are not deemed outstanding for computing the percentage of Modtech Common Stock owned by any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of capital stock shown beneficially owned by them. As of September 30, 1998, an aggregate of 9,871,409 shares of Modtech Common Stock were outstanding. Options to acquire a total of 1,219,244 shares of Modtech Common Stock were exercisable within 60 days. This number does not give effect to the potential issuance of 406,415 shares of Modtech Common Stock upon exercise of stock options that have been granted but currently are not, and within 60 days of the date of this Joint Proxy Statement/Prospectus will not be, exercisable.

(B)   Includes 20,000 shares issuable upon exercise of stock options.

(C) Includes 602,666 shares issuable upon exercise of stock options, but does not include 174,667 shares issuable upon exercise of stock options which have been granted but currently are not exercisable. Evan M. Gruber and Jon D. Gruber are not related.

(D) Includes 221,500 shares issuable upon exercise of stock options, but does not include 108,000 shares issuable upon exercise of stock options which have been granted but currently are not exercisable.

(E)   Includes 20,000 shares issuable upon exercise of stock options.

(F)   Includes 115,000 shares issuable upon exercise of stock options.

(G) Includes 20,745 shares owned of record directly by each of Messrs. McGettigan and Wick, and 2,329,066 shares owned of record by Proactive Partners, L.P. and affiliates of which Messrs. McGettigan and Wick are general partners. Also includes options to purchase 20,000 shares which have been granted to each of Messrs. McGettigan and Wick for serving on Modtech's Board of Directors.

(H)   All of these shares are issuable upon exercise of stock options.

(I) Includes 103,245 shares owned of record directly by Mr. Gruber, all shares owned of record by Proactive Partners, L.P. and affiliates, of which Mr. Gruber is a general partner, and all shares owned of record by Gruber & McBaine Capital Management and affiliates, of which Mr. Gruber is a general partner. Jon D. Gruber and Evan M. Gruber are not related.

(J) Includes 44,045 shares owned of record directly by Mr. McBaine, all shares owned of record by Proactive Partners and affiliates, of which Mr. McBaine is a general partner, and all shares owned of record by Gruber & McBaine Capital Management and affiliates, of which Mr. McBaine is a general partner.

(K) Includes 110,200 shares owned of record directly by Gruber & McBaine Capital Management, all shares owned of record by Proactive Partners, L.P. and affiliates, and all shares owned of record by Lagunitas Partners, Gruber & McBaine International and GMJ Investments, affiliated entities.

(L) These shares are owned of record by Platinum Partners, L.P., a Massachusetts limited partnership (the "Partnership"), and also are deemed to be beneficially owned by Hori Capital Management, Inc., the sole general partner of the Partnership, and by Calvin G. Hori, the sole shareholder, director and President of Hori Capital Management, Inc., the address of each of which is One Washington Mall, 7th Floor, Boston, Massachusetts 02108.

(M) Includes 2,329,066 shares owned of record by Proactive Partners, L.P. and all shares owned of record by Fremont Proactive Partners, an affiliated entity.

(N) The address of each of Charles C. McGettigan, Myron A. Wick, III, Jon D. Gruber, J. Patterson McBaine, Gruber & McBaine Capital Management and Proactive Partners, L.P. is 50 Osgood Place, San Francisco, CA 94133.

      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF SPI

      The table below sets forth certain information regarding beneficial ownership of the SPI Capital Stock as of October 20, 1998, by each executive officer or director of SPI and each person or entity who owns of record or beneficially 5% or more of the Capital Stock. The beneficial ownership information set forth below gives effect to the acceleration of the vesting of outstanding SPI Options (see "The Mergers -- Effect on SPI Stock Plans"), but does not give effect to the ability of SPI stockholders to elect cash for a portion of their SPI Capital Stock in connection with the SPI Merger. See "The Mergers -- Merger Consideration-SPI."


                                                      SHARES             PERCENTAGE
                                                    Beneficially            of
Name (A)                                             Owned (B)             Class
                                                     ---------             -----
Patrick Van Den Bossche (C) ...............            135,275              4.87%
Ronald West (D) ...........................             90,165              3.24
Ronald R. Procunier (E) ...................             46,185              1.66
Charles A. Hamilton (F) ...................          1,002,123             36.06
Bret R. Maxwell (G) .......................            991,012             35.66
Mark M. King (H) (I) ......................          1,031,997             37.13
Bruce L. Rogers (H) (J) ...................          1,031,997             37.13
Charles R. Gwirtsman (H) (K) ..............          1,031,997             37.13
KRG Capital Partners, L.L.C. (H) ..........          1,031,997             37.13
Infrastructure and Environmental
     Private Equity Fund III, L.P. ........            792,809             28.53
Environmental & Information Technology
     Private Equity Fund III (L) ..........            198,203              7.13
Argentum Capital Partners II, L.P. ........            198,203              7.13
NationsCredit Commercial
     Corporation (M) ......................            332,158             11.95
All Officers and Directors as a Group .....          2,305,745             82.96
     (8 people)

---------------------

(A) Unless otherwise indicated, the address of the beneficial owner is c/o SPI Manufacturing, Inc., 9550 Hermosa Avenue, Rancho Cucamonga, California 91730.

(B) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of SPI Preferred Stock subject to stock options and warrants currently exercisable or exercisable within 60 days of the date of this Joint Proxy Statement/Prospectus are deemed to be outstanding for computing the percentage ownership of the person holding such options and the percentage ownership of any group of which the holder is a member, but are not deemed outstanding for computing the percentage of SPI Capital Stock owned by any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of capital stock shown beneficially owned by them. At October 20, 1998, a total of 2,295,667 shares of SPI Capital Stock were issued and outstanding, options to acquire a total of 162,814 shares of SPI Preferred Stock were exercisable within 60 days and warrants to acquire a total of 320,829 shares of SPI Preferred Stock were exercisable within 60 days.

(C) Includes 48,750 shares issuable upon the exercise of immediately exercisable options and 37,471 shares issuable upon the exercise of immediately exercisable warrants. Does not include 16,250 shares issuable upon the exercise of stock options which have been granted but currently are not exercisable.

(D) Includes 48,750 shares issuable upon the exercise of immediately exercisable options. Does not include 16,250 shares issuable upon the exercise of stock options which have been granted but currently are not exercisable.

(E) Includes 21,252 shares issuable upon the exercise of immediately exercisable options. Does not include 7,084 shares issuable upon the exercise of stock options which have been granted but currently are not exercisable.

(F) Includes 11,111 shares held by Mr. Hamilton, 792,809 shares held by Infrastructure and Environmental Private Equity Fund III, L.P. ("IEPEF") and 198,203 shares held by Environmental & Information Technology Private Equity Fund III ("EITPEF"). Mr. Hamilton is a principal of one of the members of a limited liability company that serves as general partner of IEPEF and the investment manager of EITPEF. Mr. Hamilton disclaims beneficial ownership of all shares held by IEPEF and EITPEF, except to the extent of his pecuniary interest therein.

(G) Includes 792,809 shares held by IEPEF and 198,203 shares held by EITPEF. Mr. Maxwell is a Vice Chairman of First Analysis Corporation which is the majority member of a limited liability company that serves as the general partner of IEPEF and the investment manager of EITPEF. Mr. Maxwell disclaims beneficial ownership of all shares held by IEPEF and EITPEF except to the extent of his pecuniary interest therein.

(H) Includes 1,031,997 shares held by members of KRG Capital Investments III, L.L.C., an investment limited liability company ("KRG III") of which KRG is the manager. The managing directors of KRG Capital are Mark M. King, Bruce L. Rogers and Charles R. Gwirtsman. All the shares held by members of KRG III are subject to a voting agreement providing KRG the right to vote all of such shares (the "KRG Voting Agreement"). The KRG Voting Agreement will terminate upon the closing of the Mergers.

(I) Mr. King is a Managing Director of KRG Capital and as a result may be deemed to share beneficial ownership of all shares covered by the KRG Voting Agreement. See Note (H) above. Mr. King disclaims beneficial ownership of all shares covered by the KRG Voting Agreement, other than 153,954 shares held directly by Mr. King, his wife, trusts formed for the benefit of Mr. King and his wife, and a trust formed for the benefit of their children.

(J) Mr. Rogers is a Managing Director of KRG Capital and as a result may be deemed to share beneficial ownership of all shares covered by the KRG Voting Agreement. See Note (H) above. Mr. Rogers disclaims beneficial ownership of all shares covered by the KRG Voting Agreement, other than 163,864 shares held directly by Mr. Rogers and his wife, a trust formed for the benefit Mr. Rogers' wife and a trust formed for the benefit of their children.

(K) Mr. Gwirtsman is a Managing Director of KRG Capital and as a result may be deemed to share beneficial ownership of all shares covered by the KRG Voting Agreement. See Note (H) above. Mr. Gwirtsman disclaims beneficial ownership of all shares covered by the KRG Voting Agreement, other than 103,358 shares held by Capital Resources Growth, Inc., an entity of which Mr. Gwirtsman is the sole stockholder, and 101,573 shares held directly by Mr. Gwirtsman and his wife and trusts formed for the benefit of their children.

(L) All references to Environmental & Information Technology Private Equity Fund III in this Joint Proxy Statement/Prospectus refer to Environmental & Information Technology Private Equity Fund III, Gesellschaft Burgarlichen Rechts (mit Haftungsbeschankung), a civil partnership with limitation of liability established under the laws of the Federal Republic of Germany.

(M) Includes 283,358 shares issuable upon the exercise of immediately exercisable warrants.

                      DESCRIPTION OF HOLDINGS CAPITAL STOCK

      The authorized capital stock of Holdings consists of 25,000,000 shares of common stock, par value $.01 per share ("Holdings Common Stock") and 5,000,000 shares of preferred stock, par value $.01 per share ("Holdings Preferred Stock"), of which 585,000 have been designed Series A Preferred Stock ("Holdings Series A Preferred Stock").

      The following summary of certain provisions of the Holdings Common Stock and Holdings Series A Preferred Stock does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of applicable law and Holdings' Certificate of Incorporation.

VOTING RIGHTS -- COMMON STOCK

      The holders of outstanding shares of Holdings Common Stock are entitled to one vote on all matters submitted to a vote of stockholders.

DIVIDENDS -- COMMON STOCK

      Holders of Holdings Common Stock are entitled to receive ratably such dividends as may be declared by the Holdings Board out of funds legally available therefor. Holdings will continue Modtech's dividend policy. Modtech has not declared a cash dividend on Modtech Common Stock since 1990 and has no present intention to pay a dividend.

LIQUIDATION -- COMMON STOCK

       In the event of the liquidation, dissolution or winding-up of Holdings, holders of Holdings Common Stock are entitled to share ratably in all assets remaining after the payment of all liabilities and the liquidation preference of any outstanding Holdings Series A Preferred Stock.


PREFERRED STOCK

      No shares of Holdings Series A Preferred Stock are presently outstanding. The Holdings Series A Preferred Stock will be issued as part of the Modtech Merger Consideration. The terms of the Holdings Series A Preferred are as follows:

      Voting Rights. The Holdings Series A Preferred Stock has no voting rights, including, without limitation, the right to vote on the election of directors, mergers, reorganization or a sale of all or substantially all of Holdings assets.

      Dividend Rights. Dividends will accrue on each share of Holdings Series A Preferred Stock at the rate of $0.40 per annum. Dividends may not be paid on Holdings Common Stock until all accrued dividends on Holdings Series A Preferred Stock are paid or declared and set aside for payment.

      Liquidation Preference. If Holdings is liquidated, the holders of Holdings Series A Preferred Stock will have the right to a liquidation preference over the holders of Holdings Common Stock in the amount of $5 per share, plus all accrued but unpaid dividends, before any payment is made to holders of Holdings Common Stock.

      Conversion. Subject to proportional adjustments due to stock splits, reverse stock splits and similar transactions, each share of Holdings Series A Preferred Stock is convertible into one share of Holdings Common Stock. Shares of Holdings Series A Preferred Stock may be converted into Holdings Common Stock at any time following two years after their date of issuance. Each outstanding share of Holdings Series A Preferred Stock will automatically be converted into Holdings Common Stock upon the fourth anniversary date of its issuance or upon a "change in control," whichever occurs first. A "change in control" is defined as
(i) the acquisition of Holdings by another entity by means of any transaction or series of related transactions; (ii) a sale of all or substantially all of the assets of Holdings; (iii) the sale of capital stock constituting 50% or more of Holdings' outstanding capital stock at the time of sale; or (iv) any transaction or series of related transactions in which more than 50% of the voting power of the corporation is disposed of.

      In the future, Holdings may issue one or more additional series of Holdings Preferred Stock. The Holdings Board is authorized to determine, with respect to each series of Holdings Preferred Stock which may be issued, the powers, designations, preferences, and rights of the shares of such series and the qualifications, limitations, or restrictions thereof, including any dividend rate, redemption rights, liquidation preferences, sinking fund terms, conversion rights, voting rights and any other preferences or special rights and qualifications. The effect of any issuance of the additional series of Holdings Preferred Stock upon the rights of holders of the Holdings Common Stock depends upon the respective powers, designations, preferences, rights, qualifications, limitations and restrictions of the shares of the additional series of Holdings Preferred Stock as determined by the Holdings Board. Such effects might include:


-      dilution of the voting power of the Holdings Common Stock;

- the further subordination of the rights of holders of Holdings Common Stock to share in Holdings' assets upon liquidation; and

- a further reduction in the amount otherwise available for payment of dividends on Holdings Common Stock.

ISSUANCE

      All shares of Holdings Common Stock and Holdings Series A Preferred Stock outstanding upon completion of the Mergers will be fully paid and nonassessable.

                      COMPARISON OF RIGHTS OF STOCKHOLDERS

      At the Effective Time, the stockholders of Modtech and SPI will become stockholders of Holdings. As stockholders of Holdings, their rights will be governed by the Delaware General Corporation Law ("Delaware Corporation Code") and Holdings' Certificate of Incorporation and Bylaws. Following are summaries of certain differences between (i) the rights of Modtech stockholders and Holdings stockholders and (ii) the rights of SPI stockholders and Holdings stockholders. The summaries do not purport to be complete and are qualified in their entirety by reference to the Holdings Certificate of Incorporation and Bylaws, Delaware law, California law and Colorado law governing corporations, the Modtech Articles of Incorporation and Bylaws, and the SPI Articles of Incorporation and Bylaws, as applicable. Holdings is organized as a corporation under Delaware state law, Modtech is organized under California state law, and SPI is organized under Colorado state law. Each corporation is subject to the corporations code of its state of incorporation which deals with a variety of matters, including:

-      election of directors

-      duties and liabilities of officers and directors

-      dividends and other distributions

-      meetings of stockholders

-      amendments to the articles or certificates of incorporation

-      mergers and sales of all or substantially all of the corporation's assets

-      dissolution.

      Each corporation is also subject to the provisions of its Articles or Certificate of Incorporation and Bylaws.

 COMPARISON OF STOCKHOLDERS' RIGHTS WITH RESPECT TO HOLDINGS AND MODTECH

      Authorized Capital. The total number of authorized shares of capital stock of Modtech is 25,000,000 shares, consisting of 20,000,000 shares of Common Stock, and 5,000,000 shares of Preferred Stock. The authorized capital of Holdings is 30,000,000 shares, consisting of 25,000,000 shares of Holdings Common Stock and 5,000,000 shares of Holdings Preferred Stock, of which 585,000 have been designated Series A Preferred Stock.

      Standard of Conduct for Directors. Under Delaware law, the standards of conduct for directors have developed through written opinions of the Delaware courts in cases decided by them. Generally, directors of Delaware corporations are subject to a duty of loyalty, a duty of care and a duty of full disclosure. The duty of loyalty has been said to require directors to refrain from self-dealing. According to the Delaware Supreme Court, the duty of care requires "directors . . . in managing the corporate affairs . . . to use that amount of care which ordinarily careful and prudent men would use in similar circumstances." Later case law has established "gross negligence" as the standard for the duty of care or liability in the process of decision-making by directors of Delaware corporations. In addition, the duty of full disclosure requires the full disclosure of all material facts when seeking stockholder action.

     Under California law, the standards of conduct for directors are governed by statute. Section 309 of the California General Corporations Law ("California Corporations Code") requires that a director of a California corporation perform his duties in "good faith," in a manner he believes is "in the best interests of the corporation and its stockholders" and with the care of an "ordinarily prudent person in a like position . . . under similar circumstances."

      Number of Directors. Under the Modtech Bylaws, the Modtech Board is comprised of between five and nine directors, the exact number to be fixed by the Modtech Board or stockholders. The Modtech Board now consists of eight directors. The Holdings Board will initially consist of seven directors. The Holdings Bylaws provide that the Holdings Board will consist of nine directors, which number may be increased or decreased pursuant to the Holdings Bylaws.

      Removal of Directors. Under Section 303 of the California Corporations Code and Modtech's charter documents, Modtech's directors may be removed without cause by the affirmative vote of a majority of the outstanding shares entitled to vote; provided, however, that unless the entire board is removed, no director may be removed if the votes cast against removal would be sufficient to elect the director if voted cumulatively at an election at which the same total number of votes were cast. Under Holdings' charter documents, Holdings stockholders may remove directors only for cause.

      Voting Rights. Modtech stockholders have cumulative voting rights which allows each stockholder voting at any election of directors to cast votes equal to the number of directors to be elected multiplied by the number of shares held by the stockholder. The ability to cumulate votes may enable minority shareholders to elect one or more directors in situations where, absent cumulative voting rights, they could not elect any directors. Holdings stockholders will not have cumulative voting rights.

      Vacancy on the Board of Directors. Except for a vacancy created by the removal of a director, vacancies on the Modtech Board may be filled by approval of a majority of the Board. If the number of directors then in office is less than a quorum, the vacancy may be filled by (i) the unanimous written consent of the directors then in office, (ii) the affirmative vote of a majority of the directors then in office, or (iii) by a sole remaining director. Vacancies on the Modtech Board created by removal of directors may be filled only by the affirmative vote of a majority of the shares of Modtech Common Stock. The Holdings Bylaws provide that vacancies and any newly created directorships resulting from any increase in the number of directors may be filled by vote of the holders of the particular class or series of stock entitled to elect such director at a meeting called for the purpose, or by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, in each case elected by the particular class or series of stock entitled to elect such directors.

      Limitation of Liability and Indemnification. Pursuant to the Delaware Corporation Code and the Holdings Certificate of Incorporation, the liability of directors of Holdings to Holdings or to any stockholder of Holdings for money damages for breach of fiduciary duty has been eliminated except for:

-      breach of the directors' duty of loyalty to Holdings or its stockholders;

- acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

-      unlawful dividends or redemptions or purchases of stock; or

- any transaction from which the director derived an improper personal benefit.

      In general, the liability of officers may not be eliminated or limited under Delaware law. The Holdings Certificate of Incorporation provides that Holdings will indemnify its officer and directors in any proceeding, except those in which such individual was adjudicated as liable for negligence or misconduct in the performance of his or her duty. The Holdings Bylaws also provide for indemnification of officers and directors of Holdings, but only to the extent that such officer or director (a) acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Holdings (or, with respect to a criminal matter, had no reason to believe his conduct was unlawful) and (b) was not adjudged liable to Holdings. Under the Holdings Bylaws, the right to indemnification is subject to a finding that the same is proper with respect to a specific proceeding, because the officer or director involved has met the applicable standard of conduct (described in the preceding sentence), by any of (i) a majority vote of a quorum (consisting of directors not involved in the proceeding) of the Holdings Board,
(ii) independent legal counsel in a written opinion, or (iii) the stockholders. The Merger Agreement also provides for the indemnification of officers and directors. See "The Merger Agreement -- Indemnification."

      As allowed by the California Corporations Code, Modtech's Articles of Incorporation provide that the liability of the directors of Modtech for monetary damages shall be eliminated to the fullest extent permissible under California law. This is intended to eliminate the personal liability of a director for monetary damages in an action brought by or in the right of Modtech for breach of a director's duties to Modtech or its stockholders except for liability for acts or omissions that involve intentional misconduct or knowing and culpable violation of law, for acts or omissions that a director believes to be contrary to the best interests of Modtech or its stockholders or that involve the absence of good faith on the part of the director, for any transaction from which a director derived an improper personal benefit, for acts or omissions that show a reckless disregard for the director's duty to Modtech or its stockholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, or a risk of serious injury to Modtech or its stockholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to Modtech or its stockholders, with respect to certain contracts in which a director has a material financial interest, and for approval of certain improper distributions to stockholders or certain loans or guarantees. This provision does not limit or eliminate the rights of Modtech or any shareholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care.

      Modtech's Bylaws require Modtech to indemnify its officers, directors, employees and other agents to the full extent permitted by law, including those circumstances in which indemnification would otherwise be discretionary. In addition, Modtech's Articles of Incorporation expressly authorize the use of indemnification agreements and, with the approval of its stockholders, Modtech has entered into separate indemnification agreements with each of its directors. Modtech's Board of Directors has authorized similar indemnification agreements for Modtech's officers. These agreements may require Modtech, among other things, to indemnify directors and officers against certain liabilities that may arise by reason of their status or service as directors and officers, and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

      Annual Stockholder Meetings. The Modtech Bylaws provide that the annual meeting of the stockholders will be held on such dates and at such times as shall be designated by the Modtech Board. The Holdings Bylaws provide that the annual meeting of stockholders shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix, which date shall be within 13 months subsequent to the later of the organization of the corporation or the last annual meeting of stockholders.

      Special Stockholder Meetings. The Modtech Bylaws provide that a special meeting of the stockholders may be called at any time by the Chairman of the Board or president, or by the Board of Directors, or by one or more stockholders holding at least 10% of the shares entitled to vote at the meeting. The Holdings Bylaws provide that a special meeting of the stockholders may be called at any time by the chairman of the Board, if any, or a majority of the Board of Directors. The Holdings Bylaws do not permit the stockholders to call a special meeting.

      Actions by Written Consent of Stockholders. Since the Modtech Articles of Incorporation do not provide otherwise, any action that may be taken at a stockholder's meeting of Modtech may be taken without a meeting, without prior notice and without a vote, upon the written consent of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a stockholder meeting at which all shares entitled to vote were present and voted. The California Corporations Code requires any action taken by written consent to elect Modtech directors to be unanimous. Pursuant to Holdings' Certificate of Incorporation, any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders.

      Dividends and Other Distributions. Under the Delaware Corporations Code, dividends may be paid out of the surplus of the corporation or, if there is no surplus, out of net profits for the year in which the dividend is declared and/or the preceding fiscal year. The California Corporations Code allows the payment of dividends and other distributions (including redemptions) only if (1) the amount of retained earnings immediately before the distribution equals or exceeds the distribution, or (2) immediately after the distribution:

- the sum of the assets of the corporation (including goodwill, capitalized research and development expenses, and deferred charges) is at least equal to 1-1/4 times its liabilities (not including deferred taxes, deferred income and other credits); and

- the current assets of the corporation are at least equal to its current liabilities, or the average earnings of the corporation before taxes on income and before interest expense for the two preceding fiscal years was less than the average of the interest expense of the corporation for those fiscal years at least 1-1/4 times its current liabilities.


COMPARISON OF STOCKHOLDERS' RIGHTS WITH RESPECT TO HOLDINGS AND SPI

      Authorized Capital. The total number of shares of capital stock of SPI is 9,262,000, consisting of 6,000,000 shares of SPI Common Stock, 1,100,000 shares of Series A-1 Preferred Stock, 1,000,000 shares of Series A-2 Preferred Stock, 400,000 shares of Series A-3 Preferred Stock, 155,000 shares of Series A-4 Preferred Stock, 540,000 shares of Series A-5 Preferred Stock and 67,000 shares of Series A-6 Preferred Stock.

      Standard of Conduct for Directors. Under Colorado law, the standards of conduct for directors have developed through written opinions of the Colorado courts. Generally, directors of Colorado corporations are subject to a duty of loyalty, a duty of care and a duty of full disclosure. The duty of loyalty has been said to require directors to refrain from self-dealing. According to the Colorado Supreme Court, the duty of care requires "directors . . . in managing the corporate affairs . . . to use that amount of care which ordinarily careful and prudent men would use in similar circumstances." Later case law has established "gross negligence" as the standard for the duty of care or liability in the process of decision-making by directors of Colorado corporations. In addition, the duty of full disclosure requires the full disclosure of all material facts when seeking stockholder action.

      Number of Directors. Under the SPI Bylaws, the SPI Board is comprised of no less than one or more than nine directors, the exact number as fixed by resolution of the SPI Board. The SPI Board now consists of six directors. The Holdings Bylaws provide that the Holdings Board will consist of nine directors.

      Removal of Directors. Under the SPI Bylaws and Colorado law, since the SPI Articles of Incorporation are silent, the SPI stockholders may remove one or more directors with or without cause at any meeting of the SPI stockholders called for that purpose. Under Holdings' charter documents, the Holdings stockholders may remove any director from office at any time, but only for cause.

      Vacancies on the Board of Directors. The SPI Bylaws provide that any vacancy on the Board of Directors may be filled by the affirmative vote of a majority of the stockholders or by the affirmative vote of a majority of the directors remaining in office. The Holdings Bylaws provide that vacancies and any newly created directorships resulting from any increase in the number of directors may be filled by vote of the holders of the particular class or series of stock entitled to elect such director at a meeting called for the purpose, or by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, in each case elected by the particular class or series of stock entitled to elect such directors.

      Annual Stockholder Meetings. The SPI Bylaws provide that the annual meeting of the stockholders shall be held at a date and time fixed by resolution of the Board of Directors or by the president in the absence of action by the Board of Directors. The Holdings Bylaws provide that the annual meeting of stockholders shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix, which date shall be within 13 months subsequent to the later of the organization of the corporation or the last annual meeting of stockholders.

      Special Stockholder Meetings. The SPI Bylaws provide that a special meeting of the stockholders may be called at any time by the chairman of the Board of Directors, by the president, or by resolution of the Board of Directors. A special meeting may also be called by the holders of at least 10% of all votes entitled to be cast on any issue proposed to be considered at the meeting. The Holdings Bylaws provide that a special meeting of the stockholders may be called at any time by the chairman of the Board, if any, or a majority of the Board of Directors. The Holdings Bylaws do not permit the stockholders to call a special meeting.

      Action by Written Consent. Under the SPI Bylaws and Colorado law, since the SPI Articles of Incorporation are silent, any action required or permitted to be taken at a stockholders' meeting may be taken without a meeting if all of the stockholders entitled to vote on the action consent to such action in writing. Pursuant to Holdings' Certificate of Incorporation, any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders.

      Dividends and Other Distributions. The Colorado Business Corporation Act allows the payment of dividends and other distributions (including redemptions) only if, after giving it effect: (i) the corporation will be able to pay its debts as they become due in the usual course of business; or (ii) the corporation's total assets will be equal to or more than the sum of its total liabilities, plus the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution.

                                     EXPERTS

      The consolidated financial statements of Modtech as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, included in this Joint Proxy Statement/Prospectus, have been audited by KPMG Peat Marwick LLP, independent certified public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving such reports.

      The consolidated balance sheets of SPI as of March 31, 1998, March 27, 1997 and January 31, 1997; the consolidated statements of operations, consolidated statements of cash flows and consolidated statements of stockholders' equity of SPI for the fiscal year ended March 31, 1998 and the fiscal years ended January 31, 1997, January 31, 1996 and for the two months ended March 27, 1997; the financial statements of Office Master of Texas, Inc. as of and for the year ended December 31, 1997; and the financial statements of Rosewood Enterprises, Inc., as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, included in this Joint Proxy Statement/Prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving such reports.

                                  LEGAL MATTERS

      Certain legal matters with respect to the validity of the Holdings Common Stock and Series A Preferred Stock to be issued pursuant to the Mergers will be passed upon by Haddan & Zepfel LLP, and certain federal income tax consequences of the Mergers will be passed upon by Gibson, Dunn & Crutcher LLP for Modtech. Certain legal matters with respect to the Mergers and certain federal income tax consequences of the Mergers will be passed upon by Dorsey & Whitney LLP for SPI. Certain members of Dorsey & Whitney LLP, as of the date of this Joint Proxy Statement/Prospectus, own in the aggregate 10,399 shares of SPI Capital Stock.

                                  OTHER MATTERS

      As of the date of this Joint Proxy Statement/ Prospectus, the Modtech Board and the SPI Board know of no matters that will be presented for consideration at the Modtech Special Meeting or the SPI Special Meeting other than as described in this Joint Proxy Statement/Prospectus. If any other matters shall properly come before the Modtech Special Meeting or the SPI Special Meeting or any adjournments or postponements thereof and be voted upon, the enclosed proxies will be deemed to confer discretionary authority on the individuals named as proxies therein to vote the shares represented by such proxies as to any such matters. The persons named as proxies intend to vote or not to vote in accordance with the recommendation of the respective managements of Modtech and SPI.

                       WHERE YOU CAN FIND MORE INFORMATION

      Modtech files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that Modtech files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Modtech public filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the SEC at "http://www.sec.gov."

      Holdings has filed a Registration Statement to register with the SEC the shares of Holdings Common Stock and Holdings Series A Preferred Stock to be issued in the Mergers. This Joint Proxy Statement/Prospectus is a part of the Registration Statement and constitutes a prospectus of Holdings, a proxy statement of Modtech for the Modtech Special Meeting and a proxy statement of SPI for the SPI Special Meeting. As allowed by SEC rules, this Joint Proxy Statement/ Prospectus does not contain all the information that stockholders can find in the Registration Statement or the exhibits to the Registration Statement.

      The SEC allows us to "incorporate by reference" information into this Joint Proxy Statement/Prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Joint Proxy Statement/Prospectus, except for any information superseded by information contained directly in the Joint Proxy Statement/Prospectus. This Joint Proxy Statement/Prospectus incorporates by reference the documents set forth below that Modtech has previously filed with the SEC. These documents contain important information about Modtech and its financial condition. Because SPI is a private company, it has not previously filed any documents with the SEC.


MODTECH SEC FILINGS                             PERIOD
-------------------                             ------
Annual Report on Form 10-K.......               Year ended December 31, 1997
Quarterly Reports on Form 10-Q...               Quarters ended March 31, 1998 and June 30, 1998

      We are also incorporating by reference additional documents that we may file with the SEC between the date of this Joint Proxy Statement/Prospectus and the date of the Special Meetings.

      Modtech has supplied all information contained or incorporated by reference in this Joint Proxy Statement/Prospectus relating to Modtech and Holdings, and SPI has supplied all such information relating to SPI.

      If you are a stockholder of either company, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through us or the SEC. Documents incorporated by reference are available from us without charge, excluding all exhibits unless specifically incorporated by reference as an exhibit to this Joint Proxy Statement/Prospectus. Stockholders may obtain documents incorporated by reference in this Joint Proxy Statement/Prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses and phone numbers:

                                    Modtech, Inc.
                                    2830 Barrett Avenue
                                    Perris, CA 92571
                                    Attention: Evan M. Gruber
                                    (909) 943-4014

                                    SPI Holdings, Inc.
                                    9550 Hermosa Avenue
                                    Rancho Cucamonga, CA 91730
                                    Attn: Patrick Van Den Bossche
                                    (909) 484-4280

      If you would like to request documents from either company, please do so by ___________, 1998 to receive them before the Modtech Special Meeting and by __________________, 1998 to receive them before the SPI Special Meeting. If you request any incorporated documents from us we will mail them to you by first-class mail, or other equally prompt means, within one business day of our receipt of your request.

      YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/ PROSPECTUS TO VOTE YOUR SHARES AT THE MODTECH SPECIAL MEETING OR SPI SPECIAL MEETING. MODTECH AND SPI HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS. THIS JOINT PROXY STATEMENT/PROSPECTUS IS DATED ______________, 1998. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THE JOINT PROXY STATEMENT/PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND NEITHER THE MAILING OF THIS JOINT PROXY STATEMENT/PROSPECTUS TO STOCKHOLDERS NOR THE ISSUANCE OF HOLDINGS' SECURITIES IN THE MERGERS WILL CREATE ANY IMPLICATION TO THE CONTRARY.

                         INDEX TO FINANCIAL STATEMENTS
                                 MODTECH, INC.


                                                                                                        Page
                                                                                                        ----
Independent Auditors' Report .................................................................          F-2
Balance Sheets as of December 31, 1996 and 1997 ..............................................          F-3
Statements of Income for the Years ended December 31, 1995, 1996 and 1997 ....................          F-5
Statements of Shareholders' Equity for the Years ended December 31, 1995, 1996
         and 1997 ............................................................................          F-6
Statements of Cash Flows for the Years ended December 31, 1995,
         1996 and 1997 .......................................................................          F-7
Notes to Financial Statements ................................................................          F-9
Schedule II -- Valuation and Qualifying Accounts .............................................          F-23
Condensed Consolidated Balance Sheets as of December 31, 1997 (audited)
         and June 30, 1998 (unaudited) .......................................................          F-24
Condensed Consolidated Statements of Income for the three months ended and six
         months ended June 30, 1997 and 1998 (unaudited) .....................................          F-25
Condensed Consolidated Statements of Cash Flows for the three months ended and
         six months ended June 30, 1997 and 1998 (unaudited) .................................          F-26
Notes to Condensed Financial Statements ......................................................          F-27


                                     SPI HOLDINGS, INC.

Report of Independent Public Accountants .....................................................          F-31
Consolidated Balance Sheets as of January 31, 1997, March 27, 1997 and March 31,1998 .........          F-32
Consolidated Statements of Income for the years ended January 31, 1996 and 1997, the two-month period ended March 31, 1997
         and the year ended March 31, 1998 ...................................................          F-34
Consolidated Statements of Stockholders' Equity for the years ended January 31,
         1996 and 1997, the two-month period ended March 31, 1997 and the year
         ended March 31, 1998 ................................................................          F-35
Consolidated Statements of Cash Flows for the years ended January 31, 1996 and
         1997, the two-month period ended March 31, 1997 and the year ended
         March 31, 1998 ......................................................................          F-36
Notes to Consolidated Financial Statements ...................................................          F-38
Condensed Consolidated Balance Sheet as of September 30, 1998 (unaudited) ....................          F-51
Condensed Consolidated Statements of Income for six months ended June 30, 1997
         and 1998 (unaudited) ................................................................          F-53
Condensed Consolidated Cash Flows for the three months ended June 30, 1997 and
         1998 (unaudited) ....................................................................          F-54
Notes to Condensed Consolidated Financial Statements .........................................          F-55


                               OFFICE MASTER OF TEXAS, INC.

Report of Independent Public Accountants .....................................................          F-58
Balance Sheet as of December 31, 1997 ........................................................          F-59
Statement of Income and Retained Earnings for the year ended December 31, 1997 ...............          F-60
Statement of Cash Flows for the year ended December 31, 1997 .................................          F-61
Notes to Financial Statements ................................................................          F-62


                     ROSEWOOD ENTERPRISES, INC. MODULAR MANUFACTURING

Report of Independent Public Accountants .....................................................          F-65
Balance Sheets as of December 31, 1996 and 1997 and March 31, 1998 (unaudited) ...............          F-66
Statements of Operations for the years ended December 31, 1995, 1996, 1997
         and for the quarters ended March 31, 1997 and 1998 (unaudited) ......................          F-67
Statements of Stockholders' Equity for the years ended December 31, 1995, 1996,
         1997 and for the quarters ended March 31, 1997 and 1998 (unaudited) .................          F-68
Statements of Cash Flows for the years ended December 31, 1995, 1996, 1997 and
         for the quarters ended March 31, 1997 and 1998 (unaudited) ..........................          F-69
Notes to Financial Statements ................................................................          F-71

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Modtech, Inc.:

We have audited the accompanying balance sheets of Modtech, Inc. as of December 31, 1996 and 1997 and the related statements of income, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997. In connection with our audits of the financial statements, we have also audited the financial statement schedule as listed in the accompanying index. These financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Modtech, Inc. as of December 31, 1996 and 1997 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1997, in conformity with generally accepted accounting principles. Also in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.


                                             KPMG PEAT MARWICK LLP


Orange County, California
March 18, 1998

                                  MODTECH, INC.

                                 Balance Sheets

                           December 31, 1996 and 1997


                     ASSETS (NOTE 5)                             1996             1997
                                                             -----------       -----------
Current assets:
  Cash                                                       $   404,981       $11,628,851
  Contracts receivable, less allowance for contract
     adjustments of $413,373 in 1996 and $410,119 in 1997     10,309,861        21,510,146
     (note 2)
  Costs and estimated earnings in excess of billings on
    contracts (notes 3 and 8)                                  9,102,733        16,020,986
  Inventories                                                  4,166,700         3,931,505
  Due from affiliates (note 8)                                   754,067         1,052,634
  Note receivable from affiliates (note 8)                        45,212            45,212
  Prepaid assets                                                 136,960           268,295
  Deferred tax asset (note 7)                                       --           2,094,059
  Other current assets                                            20,305            42,274
                                                             -----------       -----------
      Total current assets                                    24,940,819        56,593,962
                                                             -----------       -----------

Property and equipment, net (notes 4 and 6)                    8,552,720        11,229,163
Other assets                                                     535,235           298,258
Deferred tax asset (note 7)                                         --              98,874
                                                             -----------       -----------
                                                             $34,028,774       $68,220,257
                                                             ===========       ===========


See accompanying notes to financial statements.

                                  MODTECH, INC.

                                 Balance Sheets

                           December 31, 1996 and 1997


           LIABILITIES AND SHAREHOLDERS' EQUITY                      1996               1997
                                                                ------------        ------------
Current liabilities:
   Accounts payable                                             $  6,409,422        $  2,421,346
   Accrued compensation                                            1,369,441           3,616,498
   Accrued insurance expense                                         551,580           1,470,725
   Other accrued liabilities                                       1,089,439           3,237,255
   Income tax payable                                                204,017           1,017,027
   Billings in excess of costs and estimated earnings on
     contracts (notes 3 and 8)                                     1,148,050           6,997,350
   Current note payable (note 5)                                        --                42,185
   Current maturities of long-term debt (notes 6 and 8)              100,000           1,374,952
                                                                ------------        ------------
         Total current liabilities                                10,871,949          20,177,338

Note payable (note 5)                                              5,943,853                --

Long-term debt, less current maturities (notes 6 and 8)            1,899,952                --
                                                                ------------        ------------
         Total liabilities                                        18,715,754          20,177,338
                                                                ------------        ------------
Shareholders' equity:
   Common stock, $.01 par.  Authorized 20,000,000 shares;
     issued and outstanding 8,649,436 and 9,819,959 in
     1996 and 1997 (notes 10 and 11)                                  86,494              98,200
   Additional paid-in capital                                     19,620,994          39,330,902
   (Accumulated deficit) retained earnings                        (4,394,468)          8,613,817
                                                                ------------        ------------
         Total shareholders' equity                               15,313,020          48,042,919
                                                                ------------        ------------
Commitments and contingencies (notes 3, 5, 8, and 14)
                                                                ------------        ------------
                                                                $ 34,028,774        $ 68,220,257
                                                                ============        ============


See accompanying notes to financial statements.

                                  MODTECH, INC.

                              Statements of Income

                  Years ended December 31, 1995, 1996 and 1997


                                                    1995                 1996                1997
                                               -------------        -------------        -------------
Net sales (notes 8 and 12)                     $  19,386,027        $  49,885,858        $ 134,050,485

Cost of goods sold (note 8)                       16,400,588           42,628,970          107,367,035
                                               -------------        -------------        -------------
         Gross profit                              2,985,439            7,256,888           26,683,450

Selling, general, and administrative
   expenses                                        1,612,792            2,345,182            5,155,987
                                               -------------        -------------        -------------
         Income from operations                    1,372,647            4,911,706           21,527,463
                                               -------------        -------------        -------------
Other income (expense):
   Interest expense                                 (486,323)            (445,631)          (1,004,198)
   Interest income (note 8)                           98,510               23,704               95,551
   Other - net                                          (937)             (13,116)              92,103
                                               -------------        -------------        -------------
                                                    (388,750)            (435,043)            (816,544)
                                               -------------        -------------        -------------
         Income before income taxes                  983,897            4,476,663           20,710,919

Income taxes (note 7)                                (19,098)            (207,631)          (7,702,634)
                                               -------------        -------------        -------------
         Net income                            $     964,799        $   4,269,032        $  13,008,285
                                               -------------        -------------        -------------
5% Convertible preferred stock dividend
   (note 11)                                        (166,320)             (47,500)                --

         Net income available for common
           stock                               $     798,479        $   4,221,532        $  13,008,285
                                               =============        =============        =============
Basic earnings per share                       $        0.25        $        0.77        $        1.47
                                               =============        =============        =============
Weighted-average shares outstanding                3,169,593            5,461,007            8,853,786
                                               =============        =============        =============
Diluted earnings per share                     $        0.14        $        0.47        $        1.31
                                               =============        =============        =============
Weighted-average shares outstanding                6,712,155            9,041,084            9,897,935
                                               =============        =============        =============


See accompanying notes to financial statements.

                                  MODTECH, INC.

                       Statements of Shareholders' Equity

                  Years ended December 31, 1995, 1996 And 1997


                                        5% CONVERTIBLE                                      STOCK                     (ACCUMULATED
                                       PREFERRED  STOCK            COMMON STOCK           PURCHASE       ADDITIONAL      DEFICIT)
                                     ----------------------  -------------------------      NOTES          PAID-IN       RETAINED
                                        SHARES      AMOUNT      SHARES         AMOUNT    RECEIVABLE        CAPITAL       EARNINGS
                                     ---------- -----------  -------------  ----------  -------------   ------------   ------------

Balance, December 31, 1994            2,850,000   2,685,000     3,209,338   $   32,094  $   (273,594)   $ 14,989,919   $ (9,414,479)

Adjustment of stock purchase notes         --          --        (155,988)      (1,560)      273,594        (346,292)         --
   receivable

Dividend (note 11)                         --          --            --           --            --            --           (166,320)

Net income                                 --          --            --           --            --            --
                                                                                                                            964,799
                                     ---------- -----------  ------------  -----------  ------------    ------------   ------------
Balance, December 31, 1995            2,850,000   2,685,000     3,053,350       30,534          --        14,643,627     (8,616,000)

Conversion of preferred stock        (2,850,000) (2,685,000)    2,850,000       28,500          --         2,656,500          --
   (note 11)

Exercise of options and warrants           --          --       2,746,086       27,460          --         2,320,867          --

Dividend (note 11)                         --          --            --           --            --            --            (47,500)

Net income                                 --          --            --           --            --            --          4,269,032
                                     ---------- -----------  ------------  -----------  ------------    ------------   ------------
Balance, December 31, 1996                 --          --       8,649,436       86,494          --        19,620,994     (4,394,468)

Exercise of options, including
   tax benefit of                          --          --         170,523        1,706          --         1,119,890          --
   $753,874 (notes 7, 10 and 11)

Secondary offering - Net (note 15)         --          --       1,000,000       10,000          --        18,590,018

Net income                                 --          --            --           --            --            --         13,008,285
                                     ---------- -----------  ------------  -----------  ------------    ------------   ------------
Balance, December 31, 1997                 --          --       9,819,959   $   98,200  $       --      $ 39,330,902   $  8,613,817
                                     ========== ===========  ============   ==========  ============    ============   ============

    See accompanying notes to financial statements.

                                  MODTECH, INC.

                            Statements of Cash Flows

                  Years ended December 31, 1995, 1996 and 1997


                                                  1995               1996              1997
                                             ------------       ------------       ------------
Cash flows from operating activities:
   Net income                                $    964,799       $  4,269,032       $ 13,008,285
   Adjustments to reconcile net income
     to net cash provided by (used in)
     operating activities:
       Depreciation and amortization              563,104            540,421          1,344,098
       Decrease in allowance for
        contract adjustments                      (17,300)            (5,283)                 0
       Loss (gain) on sale of equipment           (20,084)            17,265             (9,177)
       (Increase) decrease in assets:
        Contracts receivable                      (65,105)        (7,135,702)       (11,200,285)
        Costs and estimated earnings in
          excess of billings                      329,641         (7,648,812)        (6,918,253)
        Inventories                               337,697         (3,520,404)           235,195
        Amounts due from affiliates              (255,607)           686,774           (298,567)
        Prepaids and other assets                  54,088            (12,947)            83,673
        Deferred tax asset                           --                 --           (2,192,933)
       Increase (decrease) in
         liabilities:
        Accounts payable                         (436,234)         5,304,183         (3,988,076)
        Accrued compensation                       64,255          1,081,171          2,247,057
        Accrued insurance expense                (214,004)           526,813            919,145
        Other accrued liabilities                 166,102            465,766          2,147,816
        Income tax payable                         19,098            184,919            813,010
        Billings in excess of costs and
          estimated earnings                     (276,306)           388,448          5,849,300
                                             ------------       ------------       ------------
               Net cash provided by
                 (used in) operating
                 activities                     1,214,144         (4,858,356)         2,040,288
                                             ------------       ------------       ------------
Cash flows from investing activities:
   Proceeds from sale of equipment                 46,416              5,550             60,604
   Purchase of property and
     equipment                                   (481,533)        (1,958,303)        (4,071,968)
                                             ------------       ------------       ------------
               Net cash used in
                 investing activities            (435,117)        (1,952,753)        (4,011,364)
                                             ------------       ------------       ------------

                                   (Continued)

                                  MODTECH, INC.


                                                 1995               1996               1997
                                             ------------       ------------       ------------
Cash flows from financing activities:
   Net principal borrowings (payments)
     under revolving credit lines            $   (309,990)      $  4,353,843       $ (5,901,668)
   Principal payments on long-term debt          (502,735)              --             (625,000)
   (Adjustment of) stock purchase note
     receivable by exchange of common             (74,258)              --                 --
     stock
   Net proceeds from issuance of common              --            2,348,327         19,721,614
     stock
   Declared dividends (note 11)                  (166,320)           (47,500)              --
                                             ------------       ------------       ------------
               Net cash provided by
                 (used in) financing
                 activities                    (1,053,303)         6,654,670         13,194,946
                                             ------------       ------------       ------------
               Net increase (decrease)
                 in cash                         (274,276)          (156,439)        11,223,870


Cash at beginning of year                         835,696            561,420            404,981
                                             ------------       ------------       ------------
Cash at end of year                          $    561,420       $    404,981       $ 11,628,851
                                             ============       ============       ============


See accompanying notes to financial statements.

                                  MODTECH, INC.

                          Notes to Financial Statements

                        December 31, 1995, 1996 and 1997


(1)   DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      DESCRIPTION OF BUSINESS

      Modtech, Inc. (the Company) designs, manufactures, markets and installs modular relocatable classrooms.

      The Company's classrooms are sold primarily to California school districts. The Company also sells classrooms to the State of California and to leasing companies, who lease the classrooms principally to California school districts.

      Effective October 1, 1996, the Company acquired substantially all of the operating assets and assumed certain liabilities of Miller Structure, Inc.
      - California. The Company leased the manufacturing facility from Miller Structure (note 18).

      USE OF ESTIMATES

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

      FAIR VALUE OF FINANCIAL INSTRUMENTS

      The carrying value of cash, contracts receivable and notes receivable, costs and estimated earnings in excess of billings on contracts, prepaid and other assets, accounts payable, accrued liabilities, billings in excess of estimated earnings on contracts and notes payable are measured at cost which approximates their fair value.

      CONSTRUCTION CONTRACTS

      The accompanying financial statements have been prepared using the percentage-of-completion method of accounting and, therefore, take into account the costs, estimated earnings and revenue to date on contracts not yet completed. Revenue recognized is that percentage of the total contract price that cost expended to date bears to anticipated final total cost, based on current estimates of costs to complete. Most contracts are completed within one year.

      Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs, and depreciation costs. Selling, general, and administrative costs are charged to expense as incurred. At the time a loss on a contract becomes known, the entire amount of the estimated ultimate loss is recognized in the financial statements.

                                  MODTECH, INC.

      The current asset, "Costs and Estimated Earnings in Excess of Billings on Contracts," represents revenues recognized in excess of amounts billed. The current liability, "Billings in Excess of Costs and Estimated Earnings on Contracts," represents billings in excess of revenues recognized.

      The current contra asset, "Allowance for Contract Adjustments," is management's estimated adjustments to contract amounts due to disputes and or litigation.

      INVENTORIES

      Inventories are valued at the lower of cost or market. Cost is determined by the first-in, first-out (FIFO) method. Inventories, generally include only raw materials, as any work-in-process or finished goods are accounted for in percentage of completion allocations.

      PROPERTY AND EQUIPMENT

      Property and equipment are stated at cost. Depreciation and amortization is provided using the straight-line and accelerated methods over the following estimated useful lives:

           Leasehold improvements           15 to 31 years
           Machinery and equipment            5 to 7 years
           Trucks and automobiles             3 to 5 years
           Office equipment                   5 to 7 years

      IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF

      The Company adopted the provisions of Statement of Financial Accounting Standard No. 121 (SFAS No. 121), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," on January 1, 1996. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount of fair value less costs to sell. Adoption of this Statement did not have a material impact on the Company's financial position, results of operations, or liquidity.

      STOCK OPTION PLAN

      Prior to January 1, 1996, the Company accounted for its stock option plan in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. On January 1, 1996, the Company adopted Statement of Financial Accounting Standard No. 123 (SFAS No. 123), "Accounting for Stock-Based Compensation," which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income and pro forma earnings per share disclosures for employee stock option grants made in 1995 and future years as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company

                                  MODTECH, INC.

      has elected to continue to apply the provision of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123.

      EARNINGS PER SHARE

      Effective December 31, 1997, the Company adopted Statement of Financial Accounting Standards No. 128, "Earnings per Share" (SFAS No. 128). This statement replaces the previously reported primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. All earnings per share amounts have been restated to conform to the SFAS No. 128 requirements.

      TAXES ON INCOME

      Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

      RECLASSIFICATION

      Certain amounts in the 1995 and 1996 financial statements have been reclassified to conform to the 1997 presentation.

 (2)  CONTRACTS RECEIVABLE

      Contracts receivable consisted of customer billings for:

                                     1996              1997
                                 ------------       ------------
Completed contracts              $  7,722,927       $  9,226,114
Contracts in progress               2,102,766          9,444,794
Retentions                            897,541          3,249,357
                                 ------------       ------------
                                   10,723,234         21,920,265
Less allowance for contract
  adjustments                        (413,373)          (410,119)
                                 ------------       ------------
                                 $ 10,309,861       $ 21,510,146
                                 ============       ============

                                  MODTECH, INC.

(3)   COSTS AND ESTIMATED EARNINGS IN EXCESS OF BILLINGS ON CONTRACTS

      Net costs and estimated earnings in excess of billings on contracts consisted of:

                                             1996                 1997
                                         -------------       -------------
Net costs and estimated earnings on
   uncompleted contracts                 $  39,093,050       $ 105,465,154
Billings to date                           (31,173,406)        (96,144,454)
                                         -------------       -------------
                                             7,919,644           9,320,700

Net under (over) billed receivables
   from completed contracts                     35,039            (297,064)
                                         -------------       -------------

                                         $   7,954,683       $   9,023,636
                                         =============       =============

      These amounts are shown in the accompanying balance sheets under the following captions:

                                                   1996             1997
                                               ------------       ------------
Costs and estimated earnings in excess of
   billings on uncompleted contracts           $  8,971,196       $ 15,832,818
Costs and estimated earnings in excess of
   billings on completed contracts                  131,537            188,168
                                               ------------       ------------
Costs and estimated earnings in excess of
   billings                                       9,102,733         16,020,986
                                               ------------       ------------
Billings in excess of costs and estimated
   earnings on uncompleted contracts             (1,051,552)        (6,512,121)
Billings in excess of costs and estimated
   earnings on completed contracts                  (96,498)          (485,229)
                                               ------------       ------------
Billings in excess of costs and estimated
   earnings                                      (1,148,050)        (6,997,350)
                                               ------------       ------------
                                               $  7,954,683       $  9,023,636
                                               ============       ============

                                  MODTECH, INC.

(4)   PROPERTY AND EQUIPMENT, NET

      Property and equipment, net consists of:

                                       1996              1997
                                   ------------       ------------
Leasehold improvements             $  7,580,830       $ 10,764,783
Machinery and equipment               3,535,623          4,347,692
Trucks and automobiles                  107,024            181,001
Office equipment                        222,123            364,510
Construction in progress                567,137            354,826
                                   ------------       ------------
                                     12,012,737         16,012,812
Less accumulated depreciation
   and amortization                  (3,460,017)        (4,783,649)
                                   ------------       ------------

                                   $  8,552,720       $ 11,229,163
                                   ============       ============

(5)   NOTE PAYABLE - REVOLVING CREDIT AGREEMENT

      In 1995 the Company entered into a revolving loan commitment that expires in September 1998. The Company is entitled to borrow, from time to time, up to $20,000,000 with actual borrowings limited to specific percentages of eligible contracts receivable, equipment and inventories. Actual outstanding borrowings were $5,943,853 and $42,185 at December 31, 1996 and 1997, respectively. The interest rate is calculated at the prime lending rate (8.5% at December 31, 1997) plus three quarters of a percent (.75%) per annum. The loan is secured by substantially all of the Company's assets.

(6)   LONG-TERM DEBT

      Long-term debt consists of:

                                                1996             1997
                                            -----------       -----------
Industrial development bonds                $ 1,999,952       $ 1,374,952
Less current portion of long-term debt         (100,000)       (1,374,952)
                                            -----------       -----------

                                            $ 1,899,952       $      --
                                            ===========       ===========

      In June 1990, the Industrial Development Authority of the County of San Joaquin, California issued $4,200,000 of Industrial Development Bonds. The net proceeds of approximately $4,000,000 were used to fund the construction of a manufacturing facility on leased property located in Lathrop, California. The Company fully utilized the bonds at December 31, 1991. The Company has executed financing statements covering the plant and equipment financed, as security for repayment of the bonds. The bonds are secured by a $1,299,275 letter of credit, and bear interest at an initial rate of 6.75% and fluctuate weekly. The interest rate was 3.65% at December 31, 1997. The bond agreement was amended in 1997 requiring repayment of the balance by December 31, 1998.

                                  MODTECH, INC.

(7)   INCOME TAXES

      The components of the 1995, 1996 and 1997 provision for Federal and state income tax (expense) benefit computed in accordance with Financial Accounting Standard No. 109 are summarized below:

                   1995              1996               1997
                -----------       -----------       -----------
Current:
   Federal      $   (14,210)      $   (90,483)      $(7,874,257)
   State             (4,888)         (117,148)       (2,021,309)
                -----------       -----------       -----------
                    (19,098)         (207,631)       (9,895,566)
Deferred:
   Federal             --                --           1,634,085
   State               --                --             558,847
                -----------       -----------       -----------

                $   (19,098)      $  (207,631)      $(7,702,634)
                ===========       ===========       ===========


      Income tax (expense) benefit attributable to income from operations differed from the amounts computed by applying the U.S. Federal income tax rate to pretax income from operations as a result of the following:

                                        1995              1996              1997
                                       ------            ------            ------
Taxes, U.S. statutory rates            (34.0%)           (34.0%)           (35.0%)
State taxes, less Federal
   benefit                                --                --              (4.5)
Utilization of income tax
   benefit relating to
   loss carryover                       34.0              34.0               3.8
Other                                   (1.9)             (4.6)             (1.5)
                                       -----             -----             -----
        Total taxes on income           (1.9%)            (4.6%)           (37.2%)
                                       =====             =====             =====


      Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities as of December 31, 1996 and 1997 are as follows:

                                  MODTECH, INC.

                                                 1996              1997
                                             -----------         -----------
Deferred tax assets:
    Reserves and accruals not
       recognized for income tax
       purposes                              $ 1,114,987         $ 2,490,821

    Net operating loss carryforwards             209,100                --
    State taxes                                   75,065             474,653
    Other                                         29,117             368,579
                                             -----------         -----------

      Total gross deferred tax assets          1,428,269           3,334,053

    Less valuation allowance                  (1,158,714)         (1,059,576)
                                             -----------         -----------

       Net deferred tax assets               $   269,555         $ 2,274,477
                                             ===========         ===========


Deferred tax liabilities:
    Revenue recognition                      $  (171,360)        $   (73,589)
    Prepaids                                     (98,195)             (7,955)
                                             -----------         -----------

       Totals gross deferred tax
         liabilities                            (269,555)            (81,544)
                                             -----------         -----------

       Net deferred tax assets               $      --           $ 2,192,933
                                             ===========         ===========

These amounts have been presented in the balance sheet as follows:

                                            1996               1997
                                     ---------------        ----------
Current deferred tax asset           $          --          $2,094,059
Noncurrent deferred tax asset                   --              98,874
                                     ---------------        ----------

   Total deferred tax assets         $          --          $2,192,933
                                     ===============        ==========

      The net change in the total valuation allowance for the year ended December 31, 1997 was a decrease of $99,138.

      The Company's net operating loss carryforward amounted to $615,000 and $0 for the years ended December 31, 1996 and 1997, respectively.

                                  MODTECH, INC.

(8)   TRANSACTIONS WITH RELATED PARTIES

      SALES

      The Company sells modular classrooms to certain companies and partnerships, where shareholders and partners are either shareholders or an officer of the Company. The buildings are then leased to various school districts by the related companies and partnerships.

      The table below summarizes the classroom sales to related parties:

                                  1995               1996                1997
                               ----------         ----------         -----------
Sales                          $  600,228         $1,452,868         $2,942,313
Cost of goods sold                531,152          1,239,425          2,530,803
Gross profit percentage             11.51%             14.69%             13.99%
                               ==========         ==========         ==========


      The related party purchases modular relocatable classrooms from the Company, upon standard terms and at standard wholesale prices.

      Due from affiliates includes a portion of unpaid invoices as a result of the above transactions. As of December 31, 1996 and 1997 these amounts totaled $431,755 and $825,963, respectively. Additional amounts arising from these transactions are included in the following captions:

                                                   1996                1997
                                               -----------         -----------
Costs and estimated earnings in excess
   of billings on uncompleted contracts        $   417,780         $ 1,406,897
Billings in excess of costs and
   estimated earnings on uncompleted
   contracts                                       (12,572)            (65,405)
                                               ===========         ===========

      NOTE RECEIVABLE

      At December 31, 1996 and 1997, the Company had one note receivable from a related party partnership in the amount of $45,212. The partnership is composed of an officer and shareholders of the Company. The note bears interest at 10% and is payable upon demand. Unpaid interest related to this note, and two other related party notes with principal repayment in 1996, totaled $322,312 at December 31, 1996 and $226,671 at December 31,
      1997 and is included in due from affiliates. The Company has negotiated payment terms on the accrued interest and is receiving regular interest payments.

      OPERATING LEASES

      The Company leases various land at its manufacturing facilities. The present manufacturing facility leases are with the Company's Chairman and partnerships composed of an officer and shareholders. All related party leases require monthly payments which aggregate $37,000. In connection with the lease at the Lathrop facility, the Company made an $83,000 security deposit during 1990.

      In 1994, due to declines in real estate values, the Company's Chairman and partnerships reduced the monthly lease rates for the manufacturing facilities to an aggregate of $37,000. The reduced rents will continue for as long as real estate values remain depressed.

                                  MODTECH, INC.

      Future minimum lease payments under these leases are discussed in note 14. Included in cost of sales is $435,000, $447,000 and $444,000 in rent expense paid to related parties for the years ended December 31, 1995, 1996, and 1997, respectively.

(9)   401(k) PLAN

      The Company has a tax deferred savings plan under Section 401(k) of the Internal Revenue Code. Eligible employees can contribute up to 12% of gross annual earnings. Company contributions, made on a 50% matching basis, are determined annually. The Company's contributions were $36,937, $53,031 and $77,016 in 1995, 1996, and 1997, respectively.

(10)  STOCK OPTIONS

      In 1989, the Company's shareholders approved a stock option plan (the 1989
      Plan). The 1989 Plan provides for the grant of both incentive and non-qualified options to purchase up to 400,000 shares of the Company's common stock. The incentive stock options can be granted only to employees, including officers of the Company, while non-qualified stock options can be granted to employees, non-employee officers and directors, consultants, vendors, customers and others expected to provide significant services to the Company.

      The exercise price of the stock options cannot be less than the fair market at the date of the grant (110% if granted to an employee who owns 10% or more of the common stock).

      Stock options outstanding under the 1989 Plan are summarized as follows:

                                          WEIGHTED
                                           AVERAGE
                          SHARES        EXERCISE PRICE
                         --------         ---------
December 31, 1994         400,000         $    1.92
   Granted                 45,000              2.125
   Terminated             (45,000)             3.00
                         --------         ---------

December 31, 1995         400,000              1.82
   Exercised             (114,500)             1.87
                         --------         ---------

December 31, 1996         285,500              1.82
   Terminated              (1,000)             1.50
   Exercised              (78,450)             2.12
                         --------         ---------

December 31, 1997         206,050         $    1.70
                         ========         =========


      As of December 31, 1997, 142,450 options are vested and exercisable at prices ranging from $.625 to $10.00 per share under the 1989 Plan. With respect to options issued pursuant to the Del-Tec acquisition, 50,000 options were exercised during 1997 and 75,000 options remained outstanding as of December 31, 1997.

                                  MODTECH, INC.

      In March of 1994, pursuant to a vote of the Board of Directors, a nonqualified option plan was approved (the March 1994 Plan). The March 1994 Plan provides for the grant of 200,000 options to purchase shares of the Company's common stock. The exercise price of the stock options cannot be less than the fair market at the date of the grant. All of these options were granted during 1994.

      Stock options outstanding at December 31, 1996, under the March 1994 Plan are summarized as follows:

                                          WEIGHTED
                                           AVERAGE
                          SHARES        EXERCISE PRICE
                         --------       --------------
December 31, 1994         200,000         $   1.22
   Exercised                 --               --
                         --------         --------
December 31, 1995         200,000             1.22
   Exercised              (15,000)            1.19
                         --------         --------
December 31, 1996         185,000             1.22
   Exercised              (15,900)            1.40
                         --------         --------
December 31, 1997         169,100         $   1.21
                         ========         ========

      As of December 31, 1997, 126,600 options are vested and exercisable at prices ranging from $1.19 to $1.50 per share under the March 1994 Plan.

      In May of 1994, in conjunction with the offering of preferred stock (note
      11) the Board of Directors voted and approved an additional stock option plan (the May 1994 Plan). The May 1994 Plan provides for the grant of both incentive and non-qualified options to purchase up to 500,000 shares of the Company's common stock. The incentive stock options can be granted only to employees, including officers of the Company, while non-qualified stock options can be granted to employees, non-employee officers and directors, consultants, vendors, customers and others expected to provide significant services to the Company. The exercise price of the stock options cannot be less than the fair market at the date of the grant (110% if granted to an employee who owns 10% or more of the common stock).

      Stock options outstanding under the May 1994 Plan, are summarized as follows:

                                            WEIGHTED
                                            AVERAGE
                                            EXERCISE
                          SHARES            PRICE
                         --------         ------------
December 31, 1994         285,000         $   1.50
   Granted                 35,000             2.125
   Terminated             (35,000)            1.50
                         --------         ------------

December 31, 1995         285,000             1.60
   Granted                205,000             2.59
   Terminated             (37,500)            1.50
   Exercised              (12,500)            1.50
                         ========         ============

                                 MODTECH, INC.


December 31, 1996         440,000             2.06
   Granted                  7,500            19.50
   Exercised               (9,375)            3.86
                         --------         ------------
December 31, 1997         438,125         $   2.32
                         ========         ============

      As of December 31, 1997, 216,675 options are vested and exercisable at prices ranging from $1.50 to $4.50 per share under the May 1994 Plan.

      In July 1996, the Company's Board of Directors authorized the grant of options to purchase up to 500,000 shares of the Company's common stock. The non-statutory options may be granted to employees, non-employee officers and directors, consultants, vendors, customers and others expected to provide significant service to the Company. The exercise price of the stock options cannot be less than the fair market value at the date of the grant (110% if granted to an employee who owns 10% or more of the common stock).

      Stock options outstanding under the July 1996 Plan, are summarized as follows:

                                          WEIGHTED
                                          AVERAGE
                          SHARES       EXERCISE PRICE
                         --------      --------------
December 31, 1995            --        $     --
   Granted                110,000           4.50
                         --------      --------------

December 31, 1996         110,000           4.50
   Granted                263,333           8.75
   Terminated              (4,202)         12.62
   Exercised              (16,798)          4.89
                         --------      --------------

December 31, 1997         352,333      $    7.56
                         ========      ==============

      As of December 31, 1997, 81,500 options are vested and exercisable at prices ranging from $4.50 to $12.62 per share under the July 1996 Plan.

      All stock options have a maximum term of ten years and become fully exercisable in accordance with a predetermined vesting schedule which varies.

      The per share weighted-average fair value of stock options granted during 1996 and 1997 was $1.94 and $9.05, respectively, on the date of grant using the Black Scholes option-pricing model with the following weighted-average assumptions; 1995 - expected dividend yield 0%, risk-free interest rate of 7.80%, volatility factor of 72.66%, and expected life of four years; 1996 - expected dividend yield 0%, risk-free interest rate of 7.80%, volatility factor of 72.66%, and an expected life of four years; 1997 - expected dividend yield 0%, risk-free interest rate of 7.80%, volatility factor of 73.06%, and an expected life of four years. The Company applies APB Opinion No. 25 in accounting for its Plans and, accordingly, no compensation cost has been recognized for its stock options in the financial statements. Had the

                                  MODTECH, INC.

      Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Company's net income would have been reduced to the pro forma amounts indicated below:

                                 1995                1996                 1997
                             -----------        -------------        --------------
Net Income
    As Reported              $   964,799        $   4,269,032        $   13,008,285
    Pro Forma                    862,133            3,657,659            12,044,970
                             ===========        =============        ==============
Basic earnings per
   share
    As Reported              $      0.25        $        0.77        $         1.47
    Pro forma                       0.27                 0.67                  1.36
                             ===========        =============        ==============
Fully diluted
   earnings per share
    As Reported              $      0.14        $        0.47       $          1.31
    Pro Forma                       0.13                 0.40                  1.22
                             ===========        =============        ==============

      Pro forma net income reflects only options granted since January 1, 1995. Therefore, the full impact of calculating compensation cost for stock options under SFAS No. 123 is not reflected in the pro forma net income amounts presented above because compensation cost is reflected over the options' vesting period of four years and compensation cost for options granted prior to January 1, 1995 is not considered.

(11)  5% CONVERTIBLE PREFERRED STOCK

      In May of 1994, in a private transaction without registration under the Securities Act, the Company sold 2,850,000 shares of Series A 5% Convertible Preferred Stock. The Preferred Stock was sold at
      $1.00 per share resulting in proceeds before costs and expenses of $2,850,000. All of the Series A 5% Convertible Preferred Stock was converted into Common Stock during 1996. In connection with this private placement of the Series A 5% Preferred Stock, the shareholders were granted warrants to purchase an aggregate of 1,385,000 shares of common stock at $1.50 (subject to adjustment in certain events), as well as warrants to purchase an aggregate of 1,375,000 additional shares at $2.00 per share (subject to adjustments in certain events). All warrants were either exercised or expired during 1996. Dividends in the amount of $166,320 and $47,500 were declared for the years ended December 31, 1995 and 1996, respectively.

(12)  MAJOR CUSTOMER

      The Company had sales to two major customers which represented the following percentage of net sales:

                                          1995         1996         1997
                                       ---------     ---------    --------
          Customer A                       9%           13%           4%
          Customer B                       0%            4%          11%
                                       ========      ========     ========

                                  MODTECH, INC.

(13)  SUPPLEMENTAL CASH FLOW DISCLOSURES

      SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

                                         1995             1996               1997
                                      ----------        ----------        ----------
Cash paid during the year for:
   Interest                           $  248,443        $  470,248        $1,058,256
                                      ==========        ==========        ==========
   Income taxes                       $     --          $   24,320        $8,400,000
                                      ==========        ==========        ==========

      SUPPLEMENTAL DISCLOSURES OF NON-CASH FINANCING ACTIVITIES:

      During 1995, $273,594 of notes receivable from officer shareholders was repaid by delivery of 155,988 shares of common stock at market value.

      During 1996, 2,850,000 shares of Series A 5% convertible Preferred Stock were converted into 2,850,000 shares of common stock, in accordance with the private placement (note 11).

(14)  COMMITMENTS AND CONTINGENCIES

      LAND LEASES

      The Company has entered into agreements to lease land at its manufacturing facilities in Perris and Lathrop, California. Minimum lease payments under these noncancelable operating leases for the next five years and thereafter are as follows:

               Year ending December 31:
                  1998                     $   569,000
                  1999                         515,000
                  2000                         513,000
                  2001                         444,000
                  2002                         444,000
                  Thereafter                 6,002,000
                                           -----------

                                           $ 8,487,000
                                           ===========

      Of the $8,487,000 in future rental payments, substantially all is to related parties (note 8). Rent expense for the years ended December 31, 1995, 1996 and 1997 was $435,000, $447,000 and $522,000, respectively.

      The manufacturing facility in Patterson, California was purchased in January 1998 (note 18), and is not included above.

                                  MODTECH, INC.

(15)  SECONDARY STOCK OFFERING

      In November 1997 the Company sold 1,000,000 shares of common stock at $20 per share. The net proceeds to the Company were $18,600,000, after the deduction of underwriting discounts, commissions and offering expenses paid by the Company.

      The Company used a portion of the proceeds to repay amounts outstanding under the Company's $20,000,000 revolving loan agreement with a bank (note
      5). The remaining net proceeds are expected to be used as additions to working capital.

(16)  WARRANTY

      The Company provides a one year warranty relating to the workmanship on their modular units. To date, warranty costs incurred on completed contracts have been immaterial.

(17)  PENDING CLAIMS AND LITIGATION

      In the normal course of business, the Company has been named in several claims and lawsuits arising out of the failure to pay subcontractors or for alleged breach of assigned security. In the opinion of management, the outcome of the claims will not have a material effect on the Company's financial position or results of operations.

(18)  SUBSEQUENT EVENTS

      The manufacturing facility in Patterson, California was leased from Miller Structures, Inc. from October 1996 through December 1997. The lease payments are included in rent expense. The Company purchased the facility in January 1998.

      On March 2, 1998, the Company announced that it had signed an agreement to purchase a majority interest in Trac Modular Manufacturing, Inc (Trac). Trac is based in Glendale, Arizona. Subsequent to the completion of due diligence, the transaction closed on March 20, 1998.

                                   Schedule II

                                  MODTECH, INC.

                        Valuation and Qualifying Accounts

                  Years ended December 31, 1995, 1996, and 1997

                                        BALANCE AT
                                         BEGINNING           CHARGED                            BALANCE AT
            DESCRIPTION                   OF YEAR           TO EXPENSE         DEDUCTIONS       END OF YEAR
------------------------------------   --------------     --------------       ----------     ---------------
Allowance for contract adjustments:

Year ended December 31, 1995              $425,390        $          --          $(17,300)        $408,090
                                          ========        ===============        ========         ========
Year ended December 31, 1996              $408,090        $         5,866        $   (583)        $413,373
                                          ========        ===============        ========         ========
Year ended December 31, 1997              $413,373        $          --          $ (3,254)        $410,119
                                          ========        ===============        ========         ========

                                  MODTECH, INC.

                      Condensed Consolidated Balance Sheets

                                   (Unaudited)


                                                                  December 31,     September 30,
                                                                     1997               1998
-------------------------------------------------------------------------------------------------
                                                                   Audited           Unaudited
-------------------------------------------------------------------------------------------------
                                     Assets

Current assets
   Cash                                                           $11,629,000        $30,450,000
   Contracts receivable, net, including costs in excess of
     billings of $16,021,000 and $13,738,000 in 1997 and           37,531,000         33,565,000
     1998, respectively
   Inventories                                                      3,932,000          2,828,000
   Due from affiliates                                              1,098,000            694,000
   Deferred tax asset                                               2,094,000          2,094,000
   Other current assets                                               310,000            402,000
                                                                  -----------        -----------
         Total current assets                                      56,594,000         70,033,000
                                                                  -----------        -----------

Property and equipment, net                                        11,229,000         12,221,000

Other Assets
   Deferred tax asset                                                  99,000             99,000
   Other assets                                                       298,000            134,000
                                                                  -----------        -----------
                                                                  $68,220,000        $82,487,000
                                                                  ===========        ===========

           Liabilities and Shareholders' Equity

Current liabilities
   Accounts payable and accrued liabilities                       $11,763,000        $13,834,000
   Billings in excess of costs                                      6,997,000          6,402,000
   Current portion of long-term debt                                1,417,000                 --
                                                                  -----------        -----------
         Total current liabilities                                 20,177,000         20,236,000

Stockholders Equity
  Common stock, shares authorized, $.01 par.  Authorized
   20,000,000 shares; issued and outstanding 9,856,000
   and 9,871,000 in 1997 and 1998, respectively                        98,000            100,000
   Additional paid-in capital                                      39,331,000         39,573,000
   Retained earnings                                                8,614,000         22,578,000
                                                                  -----------        -----------
         Total shareholders' equity                                48,043,000         62,251,000
                                                                  -----------        -----------
                                                                  $68,220,000        $82,487,000
                                                                  ===========        ===========


The accompanying notes are an integral part of these financial statements.

                                  MODTECH, INC.

                   Condensed Consolidated Statements of Income

                                   (Unaudited)

                                                Three Months Ended                    Nine Months Ended
                                                  September 30,                         September 30,
--------------------------------------------------------------------------------------------------------------
                                             1997               1998               1997              1998
--------------------------------------------------------------------------------------------------------------
Net sales                               $  39,805,000      $  37,243,000      $  98,711,000      $ 113,119,000
Cost of goods sold                         31,235,000         28,408,000         78,923,000         87,083,000
                                        -------------      -------------      -------------      -------------

         Gross profit                       8,570,000          8,835,000         19,788,000         26,036,000

Selling, general, and
   administrative expenses                  1,362,000          1,102,000          3,544,000          3,843,000
                                        -------------      -------------      -------------      -------------

         Income from operations             7,208,000          7,733,000         16,244,000         22,193,000
                                        -------------      -------------      -------------      -------------

Other income (expense):
   Interest income (expense), net            (274,000)           305,000           (823,000)           694,000
   Other - net                                  8,000              3,000             72,000             18,000
                                        -------------      -------------      -------------      -------------
                                             (266,000)           308,000           (751,000)           712,000
                                        -------------      -------------      -------------      -------------
         Income before income taxes         6,942,000          8,041,000         15,493,000         22,905,000

Income taxes                               (2,456,000)        (2,862,000)        (5,812,000)        (8,511,000)
                                        -------------      -------------      -------------      -------------
         Net income                     $   4,486,000      $   5,179,000      $   9,681,000      $  14,394,000
                                        =============      =============      =============      =============
Basic earnings per share                $        0.47      $        0.52      $        1.01      $        1.46
                                        =============      =============      =============      =============
Weighted-average shares outstanding         9,611,000          9,871,000          9,611,000          9,871,000
                                        =============      =============      =============      =============
Diluted earnings per share              $        0.47      $        0.48      $        1.00      $        1.33
                                        =============      =============      =============      =============
Weighted-average shares outstanding         9,647,000         10,800,000          9,647,000         11,000,000
                                        =============      =============      =============      =============

The accompanying notes are an integral part of these financial statements

                         MODTECH, INC. AND SUBSIDIARIES

                 Condensed Consolidated Statements of Cash Flows

                                   (Unaudited)

                                                                  Nine Months Ended
                                                                    September 30,
-------------------------------------------------------------------------------------------
                                                                1997             1998
-------------------------------------------------------------------------------------------
Cash flows from operating activities:
   Net income                                               $  9,681,000      $ 14,394,000
   Adjustments to reconcile net income to net cash
     provided by (used in) operating activities:
       Depreciation and amortization                             866,000           890,000
       (Increase) decrease in operating assets and
        liabilities:
        Contracts receivable                                 (21,779,000)        3,966,000
        Inventories                                           (1,394,000)        1,104,000
        Due from affiliates                                     (490,000)          404,000
        Other assets                                             (35,000)           72,000
        Deferred tax asset                                            --                --
        Accounts payable and accrued liabilities               3,255,000         2,071,000
        Billings in excess of costs                            4,827,000          (595,000)
                                                            ------------      ------------
               Net cash provided by (used in) operating
                 activities                                   (5,069,000)       22,306,000
                                                            ------------      ------------
Cash flows from investing activities:
   Proceeds from sale of equipment                                    --                --
   Purchase of property and equipment                           (981,000)       (1,882,000)
                                                            ------------      ------------
               Net cash used in investing activities            (981,000)       (1,882,000)
                                                            ------------      ------------

Cash flows from financing activities:
   Net principal borrowings (payments) under revolving
     credit lines                                              6,064,000                --
   Principal payments on long-term debt                               --        (1,417,000)
   Investment in affiliate                                            --          (250,000)
   Conversion of stock options                                    96,000            64,000
                                                            ------------      ------------
Net cash provided by (used in) financing activities            6,160,000        (1,603,000)
                                                            ------------      ------------
Net increase in cash                                             110,000        18,821,000

Cash at beginning of period                                      405,000        11,629,000
                                                            ------------      ------------
Cash at end of period                                       $    515,000      $ 30,450,000
                                                            ============      ============

The accompanying notes are an integral part of these financial statements

                                  MODTECH, INC.

                     NOTES TO CONDENSED FINANCIAL STATEMENTS

                               September 30, 1998

(1)  Management Opinion

     In the opinion of management, the condensed financial statements reflect all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position and results of operations as of and for the periods presented.

     The results of operations for the nine months ended September 30, 1998 are not necessarily indicative of the results to be expected for the full fiscal year.

     Certain statements in this report constitute "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward - looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance, or achievements, expressed or implied by such forward - looking statements.

(2)  Taxes on Income

     Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(3)  Earnings Per Share

     Effective December 31, 1997, the Company adopted Statement of Financial Accounting Standards No. 128, "Earnings per Share" (SFAS No. 128). This statement replaces the previously reported primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike Primary earnings per share, basic earnings per share excludes any dilutive effects of options and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. All earnings per share amounts for all periods have been restated to conform to the SFAS No. 128 requirement.

Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations

Results of Operations

        The following table sets forth certain items in the Condensed Statements of Income as a percent of net sales.

                                           Percent of Net Sales              Percent of Net Sales
                                            Three Months Ended                Nine Months Ended
                                               September 30,                    September 30,
                                           --------------------             ---------------------
                                            1997          1998               1997           1998
                                           --------------------             ---------------------
   Net sales                               100.0%         100.0%            100.0%          100.0%

   Gross profit                             21.5           23.7              20.0            23.0

   Selling, general and administrative       3.4            3.0               3.6             3.4

   Income from operations                   18.1           20.8              16.5            19.6

   Interest income (expense), net           (0.7)           0.8              (0.8)            0.6

   Income before taxes on income            17.4           21.6              15.7            20.2

Net sales decreased by $2,562,000 or 6.4% for the three months and increased by $14,408,000 or 14.6% for the nine months ended September 30, 1998. The overall increase in revenue is attributable to the growth in the school population, the Class Size Reduction program and a diversification of our product line. The three month decrease was primarily due to the delay by the California Legislature in the adoption of the California state fiscal budget for 1998/1999.

Gross profit as a percentage of net sales for the three and nine months ended September 30, 1998 increased to 23.7% and 23.0% from 21.5% and 20.0% for the same period in 1997. The increase was due principally to the utilization of the manufacturing facilities and the realization of manufacturing efficiencies and product mix.

Selling, general and administrative expenses decreased for the three months ended September 30, 1998 by $260,000 and increased for the nine months ended September 30, 1998 by $299,000, a change of 19.1% and 8.4% respectively. The increase is primarily due to the increase in sales expense as well as the increase in the number of employees. As a percentage of sales, selling, general, and administrative expenses for the three and nine months ended September 30, are 3.0% and 3.4% for 1998. The percentages were 3.4% and 3.6% for the same period in 1997.

Due to a higher cash balance and reduced line of credit borrowing, the nine months ended September 30, 1998 reflects net interest income of $712,000 compared to net interest expense of $751,000 for the same period in 1997, a favorable increase of $1,463,000 or 194.8%.

On March 20, 1998, the Company purchased an 80% interest in Trac Modular Manufacturing, Inc (Trac). The purchase price approximated the fair value of net assets on the purchase date. Trac is based in Glendale, Arizona. The financial activity for this subsidiary has been included in the Company's financial statements for the second and third quarter of 1998.

Modtech, Inc. has announced that it has entered into a definitive agreement to purchase 100% of the equity of SPI Manufacturing, Inc. ("SPI"), a privately held company. SPI is a leading designer, manufacturer and wholesaler of commercial and light industrial modular buildings. The transaction is scheduled to close in December 1998 and is subject to shareholder and regulatory approval.

The acquisition will be structured as a merger transaction whereby each of Modtech, Inc. and SPI will become wholly owned subsidiaries of a newly formed public holding company, Modtech Holdings. Modtech holdings will acquire SPI for consideration consisting of approximately $8 million in cash and approximately 5 million shares of holding company common stock. Modtech Holdings will also refinance approximately $32 million of SPI debt. The merger agreement also provides that Modtech, Inc. shareholders will receive approximately $3.66 per share (in the aggregate, approximately $40 million) and that all of the outstanding Modtech, Inc. shares will be converted into Modtech Holdings common stock (approximately 10 million shares) at an effective ratio of approximately 1 Modtech, Inc. share to 0.85 shares of Modtech Holdings. Modtech Holdings shares will be traded on NASDAQ in replacement of the existing Modtech, Inc. shares.

SPI had pro forma consolidated net sales of approximately $80 million for the fiscal year ended March 31, 1998, which include the results of its California operations, the Texas operation which was acquired in February 1998 and the Arizona operation which was acquired in April 1998.

INFLATION

In the past, the Company has not been adversely affected by inflation, because it has been generally able to pass along to its customers increases in the costs of labor and materials.

LIQUIDITY AND CAPITAL RESOURCES

To date, the Company has generated cash to meet its needs from operations, bank borrowings and public offerings. At September 30, 1998, the Company had $30,450,000 in cash. During the nine months ended September 30, 1998, the Company provided cash in it's operating activities.

The Company has a revolving loan commitment that will expire in the year 2000. The Company is entitled to borrow, from time to time up to $20,000,000 with actual borrowings limited to specified percentages of eligible accounts receivables, equipment and inventories. On September 30, 1998, no amounts were outstanding under this loan.

During the three and nine months ended September 30, 1998,certain directors, officers or employees exercised 14,575 and 49,575 common stock options for a total of $41,688 and $63,738, respectively.

Management believes that the Company's existing product lines and manufacturing capacity will enable the Company to generate sufficient cash through operations, supplemented by periodic use of its existing bank line of credit, to finance the Company's business at current levels over the next 12 months. Additional cash resources may be required if the Company is able to expand its business beyond current levels. For example, it will be necessary for the Company to construct or acquire additional manufacturing facilities in order for the Company to compete effectively in new market areas or states which are beyond a 300 mile radius from one of its production facilities. The construction or acquisition of new facilities would require significant additional capital. For these reasons, among others, the Company may need additional debt or equity financing in the future. There can be, however, no assurance that the Company will be successful in obtaining such additional financing, or that any such financing will be available on terms acceptable to the Company.

NEW ACCOUNTING PRONOUNCEMENTS

In June 1997, the FASB issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"). SFAS 130 establishes standards for the reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general-purpose financial statements. SFAS 130 requires all items that are required to be recognized under accounting standards as components of comprehensive income to be reported in a financial statement that is displayed with the same prominence as other financial statements. SFAS 130 does not require a specific format for that financial statement but requires that an enterprise display an amount representing total comprehensive income for the period covered by that financial statement. SFAS 130 requires an enterprise to (a) classify items of other comprehensive income by their nature in a financial statement and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. SFAS 130 is effective for fiscal years beginning after December 15, 1997. Management has determined the adoption of SFAS 130 will not have a material impact on the Company's combined financial statement or results of operations.

In June 1997, the FASB issued Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"). SFAS 131 establishes standards for public business enterprises to report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas and major customers. This statement supersedes FASB Statement No. 14, "Financial Reporting for Segments of a Business Enterprise", but retains the requirement to report information about major customers. It amends FASB Statement No. 94, "Consolidation of All Majority-Owned Subsidiaries", to remove the special disclosure requirements for previously unconsolidated subsidiaries. SFAS 131 requires, among other items, that a public business enterprise report a measure of segment profit or loss, certain specific revenue and expense items, and segment assets, information about the revenues derived from the enterprise's products or services, and major customers. SFAS 131 also requires that the enterprise report descriptive information about the way that the operating segments were determined and the products and services provided by the operating segments. SFAS 131 is effective for financial statements for periods beginning after December 15, 1997. In the initial year of application, comparative information for earlier years is to be restated. SFAS 131 need not be applied to interim financial statements in the initial year of its application, but comparative information for interim periods in the initial year of application is to be reported in financial statements for interim periods in the second year of application. Management has not determined whether the adoption of SFAS 131 will have a material impact on the Company's segment reporting.

In February 1998, the FASB issued Statement of Financial Accounting Standards No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits" ("SFAS 132"). SFAS 132 revises employers' disclosures about pension and other postretirement benefit plans. It does not change the measurement or recognition of those plans. SFAS 132 is effective for fiscal years beginning after December 15, 1997. SFAS 132, requiring only additional information disclosures, is effective for the Company's fiscal year ending December 31, 1998.

In June 1998, the FASB issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). SFAS 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and hedging activities. SFAS 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. Application of SFAS 133 is not expected to have a material impact on the Company's financial position, results of operations or liquidity.

YEAR 2000

The Company is currently working to resolve the potential impact of the Year 2000 on the processing of date-sensitive information by the Company's computerized information systems. The Year 2000 problem is the result of computer programs being written using two digits (rather than four) to define the applicable year. Any of the Company's programs that have time sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000, which could result in miscalculations or system failures.

The Company has investigated the impact of the Year 2000 problem on its business, including the Company's operational, information and financial systems. Based on this investigation, the Company does not expect the Year 2000 problem, including the cost of making the Company's computerized information systems Year 2000 compliant, to have a material adverse impact on the Company's financial position or results of operations in future periods. However, the inability of the Company to resolve all potential Year 2000 problems in a timely manner could have a material adverse impact on the Company.

The Company has also initiated communications with significant suppliers and vendors on which the Company relies in an effort to determine the extent to which the Company's business is vulnerable to the failure by these third parties' to remediate their Year 2000 problems. While the Company had not been informed of any material risks associated with the Year 2000 problem on these entities, there can be no assurance that the computerized information systems of these third parties will be Year 2000 compliant on a timely basis. The inability of these third parties to remediate their Year 2000 problems could have a material adverse impact on the Company.

To the extent possible, the Company will be developing and executing contingency plans designed to allow continued operation in the event of failure of the Company's or third parties'

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Shareholders of
  SPI Holdings, Inc.:

We have audited the accompanying consolidated balance sheets of SPI HOLDINGS, INC. (a Colorado corporation) as of January 31, 1997, March 27, 1997 and March 31, 1998, and the related consolidated statements of income, shareholders' equity and cash flows for the years ended January 31, 1996 and 1997, the period from February 1, 1997 to March 27, 1997, and the year ended March 31, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of SPI Holdings, Inc. as of January 31, 1997, March 27, 1997 and March 31, 1998 and the results of its operations and its cash flows for the years ended January 31, 1996 and 1997, the period from February 1, 1997 to March 27, 1997 and the year ended March 31, 1998 in conformity with generally accepted accounting principles.



                                                    ARTHUR ANDERSEN LLP

Orange County, California
May 22, 1998

                               SPI HOLDINGS, INC.

                           CONSOLIDATED BALANCE SHEETS
                                ($ In Thousands)

                                     ASSETS


                                                            Predecessor(1)                 Company
                                                   -----------------------------          ----------
                                                   January 31,         March 27,          March 31,
                                                      1997               1997               1998
                                                   ----------         ----------          ----------
CURRENT ASSETS:
  Cash                                               $  1,243           $  1,991           $  1,119
  Accounts receivable, net of allowance
    for doubtful accounts of $26 at
    January 31, 1997 and March 31, 1997
    and $122 at March 31, 1998,
    respectively                                        2,819              3,320              4,034
  Accounts receivable from former officers              1,380              1,433                 --
  Inventories                                             918              1,215              2,761
  Notes receivable from related parties                   470                540                 --
  Interest receivable                                      48                 --                 --
  Income tax receivable                                    --                 --                166
  Deferred tax asset                                       25                 25                152
  Prepaid expenses                                          2                 14                380
                                                   ----------         ----------          ----------
          Total current assets                          6,905              8,538              8,612
                                                   ----------         ----------          ----------
EQUIPMENT AND LEASEHOLD IMPROVEMENTS,
  at cost:
    Furniture, fixtures and equipment                     338                338              1,194
    Vehicles                                              239                215                 49
    Leasehold improvements                                375                380                390
    Lease assignment and interest                          --                 --                566
                                                   ----------         ----------          ----------
                                                          952                933              2,199
  Less--Accumulated depreciation                         (219)              (231)              (330)
                                                   ----------         ----------          ----------
                                                          733                702              1,869
                                                   ----------         ----------          ----------
OTHER ASSETS:
  Deposits                                                 10                 10                 40
  Deferred tax asset                                       --                 --                 50
  Goodwill, net of accumulated amortization
    of $239 at March 31, 1998                              --                 --             11,934
  Deferred loan fees, net of accumulated
    amortization of $123 at March 31, 1998                 --                 --                638
  Covenants not to compete, net of
    accumulated amortization of $575 at
    March 31, 1998                                         --                 --              2,625
                                                   ----------         ----------          ----------
          Total assets                             $    7,648         $    9,250          $   25,768
                                                   ==========         ==========          ==========

(1) Effective March 28, 1997, SPI Holdings, Inc. acquired Standard Pacific Industries, Inc. ("the Predecessor"). Because the acquisition was accounted for as a purchase, the post-acquisition period is not comparable to the pre-acquisition periods.

The accompanying notes are an integral part of these consolidated balance sheets.

                               SPI HOLDINGS, INC.

                           CONSOLIDATED BALANCE SHEETS
                                ($ In Thousands)

                      LIABILITIES AND SHAREHOLDERS' EQUITY



                                                           Predecessor(1)                Company         Pro forma
                                                    ----------------------------        ---------       shareholders'
                                                                                                          equity at
                                                    January 31,        March 27,        March 31,          at March
                                                       1997              1997              1998            31, 1998
                                                    -----------        ---------        ---------          --------
CURRENT LIABILITIES:                                                                                     (unaudited)


  Accounts payable                                   $  1,869          $  2,021          $  2,973
  Accrued liabilities                                     264               533             1,537
  Revolving line of credit                                 --                --               600
  Current portion of long-term debt                        10                --             2,332
  Income taxes payable                                  1,091             1,437                --
                                                     --------          --------          --------
          Total current liabilities                     3,234             3,991             7,442
                                                     --------          --------          --------
LONG-TERM LIABILITIES:
  Deferred tax liability                                   21                21                --
  Long-term debt, net of current portion                   13                --            11,624
                                                     --------          --------          --------
          Total long-term liabilities                      34                21            11,624
                                                     --------          --------          --------
          Total liabilities                             3,268             4,012            19,066
                                                     --------          --------          --------
COMMITMENTS AND CONTINGENCIES (Note 11)

SHAREHOLDERS' EQUITY:
Convertible preferred stock-
  Class A-1, stated value $2.715 per share:
    1,500,000 shares authorized, 994,335
    shares issued and outstanding at
    March 31, 1998                                         --                --             2,628          $     --
  Class A-2, stated value $2.863 per share:
    1,000,000 shares authorized, 272,051
    shares issued and outstanding at
    March 31, 1998                                         --                --               725                --
  Class A-3 warrants, no par value: 400,000
    shares authorized, no shares issued at
    March 31, 1998                                         --                --               647                --
  Class A-4, stated value $4.500 per share:
    155,000 shares authorized, 133,331
    shares issued and outstanding at
    March 31, 1998                                         --                --               600                --
Common stock of Predecessor, stated value
    $1 per share: 3,600 shares authorized,
    issued and outstanding at
    January 31, 1997 and March 27, 1997                     4                 4                --                --
Common stock of Company, par value $0.017
    per share: 5,000,000 shares authorized,
    333,614 shares issued and outstanding
    at March 31, 1998, 1,733,331 pro forma
    shares at March 31, 1998                               --                --                 6             4,606
Retained earnings                                       4,376             5,234             2,096             1,396
                                                     --------          --------          --------          --------
          Total shareholders' equity                    4,380             5,238             6,702          $  6,002
                                                     --------          --------          --------          --------
                                                     $  7,648          $  9,250          $ 25,768
                                                     ========          ========          ========

(1) Effective March 28, 1997, SPI Holdings, Inc. acquired Standard Pacific Industries, Inc. ("the Predecessor"). Because the acquisition was accounted for as a purchase, the post-acquisition period is not comparable to the pre-acquisition periods.

The accompanying notes are an integral part of these consolidated balance sheets.

                               SPI HOLDINGS, INC.

                        CONSOLIDATED STATEMENTS OF INCOME
                     ($ In Thousands, except per share data)


                                                      Predecessor(1)                           Company
                                     ----------------------------------------------           --------
                                            Year ended                    Period from
                                            January 31,                 February 1, 1997     Year ended
                                     ---------------------------          to March 27,        March 31,
                                       1996               1997               1997               1998
                                     --------           --------           --------           --------
NET SALES                            $ 13,429           $ 24,113           $  6,033           $ 42,180

COST OF SALES                          10,541             19,035              4,106             32,458
                                     --------           --------           --------           --------
         Gross profit                   2,888              5,078              1,927              9,722
                                     --------           --------           --------           --------
OPERATING EXPENSES:
  Selling and administrative            2,609              1,644                507              2,667
  Management and monitoring
    fees                                   --                 --                 --                225
  Depreciation                             49                 78                 13                263
  Amortization                             --                 --                 --              1,488
                                     --------           --------           --------           --------
                                        2,658              1,722                520              4,643
                                     --------           --------           --------           --------
         Income from
           operations                     230              3,356              1,407              5,079
                                     --------           --------           --------           --------
OTHER INCOME/(EXPENSE):
  Interest expense                         (5)                (1)                --             (1,477)
  Interest income                          85                 79                 21                 38
  Miscellaneous income                     34                111                 90                 36
  Penalties and interest
    on income taxes                        --               (117)                --                 --
                                     --------           --------           --------           --------
                                          114                 72                111             (1,403)
                                     --------           --------           --------           --------
         Income before
           provision for
           income taxes                   344              3,428              1,518              3,676

PROVISION FOR INCOME TAXES                141              1,409                660              1,580
                                     --------           --------           --------           --------
         Net income                  $    203           $  2,019           $    858           $  2,096
                                     ========           ========           ========           ========

EARNINGS PER SHARE:

  Basic                                                                                       $   1.30
                                                                                              ========
  Diluted                                                                                     $   1.12
                                                                                              ========


(1) Effective March 28, 1997, SPI Holdings, Inc. acquired the Predecessor entity. Because the acquisition was accounted for as a purchase, the post-acquisition period is not comparable to the pre-acquisition periods.


The accompanying notes are an integral part of these consolidated statements.

                               SPI HOLDINGS, INC.


                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                 (in Thousands)


                                                                                                                    Total
                                               Common Stock               Preferred Stock                           Share-
                                         ---------------------         ---------------------        Retained       holders'
                                         Shares         Amount         Shares         Amount        Earnings        Equity
                                         ------         ------         ------         ------         ------         ------
PREDECESSOR(1):

  BALANCE, January 31, 1995                   4         $    4             --         $   --         $2,154         $2,158

    Net Income                               --             --             --             --            203            203
                                         ------         ------         ------         ------         ------         ------
  BALANCE, January 31, 1996                   4              4             --             --          2,357          2,361

    Net Income                               --             --             --             --          2,019          2,019
                                         ------         ------         ------         ------         ------         ------
  BALANCE, January 31, 1997                   4              4             --             --          4,376          4,380

    Net Income                               --             --             --             --            858            858
                                         ------         ------         ------         ------         ------         ------
  BALANCE, March 27, 1997                     4         $    4             --         $   --         $5,234         $5,238
                                         ======         ======         ======         ======         ======         ======

COMPANY:

  BALANCE, March 27, 1997                    --         $   --             --         $   --         $   --         $   --

    Common stock issuance                   334              6             --             --             --              6
    Series A-1 issuance                      --             --            994          2,628             --          2,628
    Series A-2 issuance                      --             --            272            725             --            725
    Series A-3 warrants issuance             --             --             --            647             --            647
    Series A-4 issuance                      --             --            133            600             --            600

    Net Income                               --             --             --             --          2,096          2,096
                                         ------         ------         ------         ------         ------         ------
BALANCE, March 31, 1998                     334         $    6          1,399         $4,600         $2,096         $6,702
                                         ======         ======         ======         ======         ======         ======


(1) Effective March 28, 1997, SPI Holdings, Inc. acquired the Predecessor entity. Because the acquisition was accounted for as a purchase, the post-acquisition period is not comparable to the pre-acquisition periods.


The accompanying notes are an integral part of these consolidated statements.

                               SPI HOLDINGS, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                ($ In Thousands)


                                                              Predecessor (1)                 Company
                                          -----------------------------------------------   ----------
                                                 Year ended              Period from
                                                 January 31,             February 1, 1997   Year ended
                                          ------------------------        to March 27,       March 31,
                                            1996             1997             1997             1998
                                          -------          -------       ----------------   ----------
CASH FLOWS FROM OPERATING
  ACTIVITIES:
    Net income                              $ 203          $ 2,019            $ 858          $ 2,096
    Adjustments to reconcile
      net income to net cash
      provided by operating
      activities:
        Depreciation and
          amortization                         49               78               13            1,203
        Net gain on
          disposition
          of equipment                         --              (12)              --               --
        Provision for deferred
          income taxes                         --              (25)              --             (134)
     Changes in assets and
      liabilities, net of assets
      acquired and liabilities
      assumed:
        Accounts receivable                   271           (1,907)            (501)            (142)
        Inventories                            (5)            (391)            (297)            (623)
        Notes receivable from
          related parties                    (395)             (74)             (71)              --
        Interest receivable                    (7)             (41)              48               --
        Prepaid expenses                      (20)              18              (12)            (367)
        Other assets                          (23)              23               --              (30)
        Accounts payable                      (74)           1,271              153              403
        Accrued liabilities                   727             (671)             269              666
        Deferred tax liability                 --               21               --              (25)
        Income taxes payable                  218              504              346           (1,603)
                                          -------          -------          -------          -------
        Net cash provided by
         operating activities                 944              813              806            1,444
                                          -------          -------          -------          -------
CASH FLOWS FROM INVESTING
  ACTIVITIES:
    Purchases of equipment and
      leasehold improvements                 (411)            (193)              (7)          (1,260)
    Insurance proceeds from
      theft of equipment                       --               21               --               --
    (Increase) decrease in
      accounts receivable
      from officers                            --           (1,380)             (53)           1,600
    Investment in Office Master,
      net of cash received                     --               --               --           (3,893)
    Payments under non-compete
      agreements                               --               --               --             (600)
                                          -------          -------          -------          -------
        Net cash used in
         investing activities                (411)          (1,552)             (60)          (4,153)
                                          -------          -------          -------          -------

                                   (continued)

                                           Year ended              Period from
                                           January 31,             February 1, 1997   Year ended
                                     ------------------------        to March 27,       March 31,
                                      1996             1997             1997             1998
                                    -------          -------       ----------------   ----------

CASH FLOWS FROM FINANCING
  ACTIVITIES:
    Principal payments on
      notes payable                      --             (33)               2          (6,442)
    Proceeds from notes
      payable                            --              25               --              --
    Additions to notes
      payable                            --              --               --           8,604
    Issuance of common
      stock                              --              --               --             600
    Issuance of warrants                 --              --               --              75
                                    -------         -------          -------         -------
          Net cash provided
            by (used in)
            financing
            activities                   --              (8)               2           2,837
                                    -------         -------          -------         -------

NET INCREASE
(DECREASE) IN CASH                      533            (747)             748             128

CASH, beginning of period             1,457           1,990            1,243             991
                                    -------         -------          -------         -------
CASH, end of period                 $ 1,990         $ 1,243          $ 1,991         $ 1,119
                                    =======         =======          =======         =======


SUPPLEMENTAL DISCLOSURES
  OF CASH FLOW INFORMATION:
  Cash paid during the
    period for interest             $     5         $     1          $    --         $ 1,303
                                    =======         =======          =======         =======
  Cash paid during the
    period for income taxes         $   201         $   520          $   314         $ 2,851
                                    =======         =======          =======         =======

(1) Effective March 28, 1997, SPI Holdings, Inc. acquired the Predecessor entity. Because the acquisition was accounted for as a purchase, the post-acquisition period is not comparable to the pre-acquisition periods.



The accompanying notes are an integral part of these consolidated statements.

                               SPI HOLDINGS, INC.


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                 March 31, 1998



1.      Company Background and Business

        SPI Holdings, Inc. dba SPI Manufacturing, Inc. (the Company), was incorporated in the state of Colorado in 1996. On March 27, 1997 the Company completed a transaction to acquire all of the then outstanding shares of Ronfran Inc., doing business as Standard Pacific Industries, Inc. (the Predecessor) The acquisition by the Company was accounted for as a purchase. Accordingly, the assets and liabilities were revalued based on relative fair market values as follows: (in thousands)

            Assets acquired:

            Cash                                             $   991
            Accounts receivable, net                           3,320
            Inventory                                          1,215
            Property, plant and equipment, net                   662
            Covenant not to compete                            2,500
            Goodwill                                           9,190
            Other                                                 49
                                                             -------
                                                              17,927
                                                             -------
            Liabilities assumed:

            Accounts payable and
              accrued liabilities                              4,034
            Long-term liabilities                                 21
                                                             -------
                                                               4,055
                                                             -------
            Net purchase price                               $13,872
                                                             =======

        The purchase price above includes related transaction costs of $228,000 and the subsequent payment by the sellers of $1,600,000 for post-closing adjustments to the purchase price pursuant to the purchase agreement.

        The Company has consummated the following acquisitions:

        - Leasehold interest in a manufacturing facility and certain assets of a former mobile home manufacturer located in Ontario, California (August, 1997)
        - Office Master of Texas, Inc. ("Office Master"), a manufacturer of modular buildings located in the Dallas, Texas area (February, 1998)
        - Rosewood Enterprises, Inc. Modular Manufacturing ("Rosewood"), a Phoenix-based manufacturer of modular buildings (April, 1998 - see Note 16)

        The acquisitions of Office Master and Rosewood, which consisted of the acquisition of all outstanding shares of common stock, have or will be accounted for under the purchase method.

        The Company manufactures modular buildings at its four production facilities in Southern California, Texas and Arizona, and distributes to customers throughout the western United States, primarily in California. The Company's customers include dealers and leasing companies who then sell or lease the buildings to third-party end users operating in various industries.

2.      Summary of Significant Accounting Policies

        a.      Basis of Presentation

        These consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Office Master. The Company acquired Office Master on February 24, 1998, and the accompanying consolidated financial statements include the period from acquisition through March 31, 1998 for Office Master operations.

        The effects of operations for the four-day period March 28, 1997 to March 31, 1997 have been included in the year ended March 31, 1998. The Company had sales of approximately $400,000, costs of sales of approximately $251,000 and incurred payroll expenses of approximately $47,000 during the period. There were no other material activities during this four-day period.

        Because of the effects of purchase accounting, the accounts of the Predecessor are not comparable to those of the Company.

        b.      Office Master Purchase Price Allocation

        The assets and liabilities were revalued based on relative fair market values as follows: (in thousands)


            Assets acquired:

            Cash                                              $   89
            Accounts receivable, net                             571
            Inventory                                            923
            Property, plant and equipment, net                   213
            Goodwill                                           2,984
            Non-compete covenant                                 100
                                                              ------
                                                               4,880
                                                              ------

            Liabilities assumed:

            Accounts payable and
              accrued liabilities                                898
                                                              ------
                                                                 898
                                                              ------
            Net purchase price                                $3,982
                                                              ======

        Included in the purchase price above are related transaction costs of $148,000, including fees to KRG Capital of $50,000.

        c.      Inventories

        Inventories are stated at the lower of cost or market. The following is a summary of inventory by component as of January 31, 1997, March 27, 1997 and March 31, 1998 (in thousands):


                                     January 31,      March 27,       March 31,
                                        1997            1997            1998
                                      -------         -------         -------
            Raw materials             $   828         $ 1,138         $ 2,184
            Work-in-process                90              77             167
            Finished goods                 --              --             550
                                      -------         -------         -------
                                          918           1,215           2,901
            Inventory reserve              --              --            (140)
                                      -------         -------         -------
                                      $   918         $ 1,215         $ 2,761
                                      =======         =======         =======

        Work-in-process consists of raw materials and labor. Overhead costs are not capitalized due to the short construction period, and in the opinion of management, are not material.

        Finished goods typically consist of structures manufactured for customers based upon a verbal or preliminary order but for which a signed purchase order was not received as of the balance sheet date.

        d.      Equipment and Leasehold Improvements

        Equipment and leasehold improvements are stated at cost. Depreciation is computed using straight-line and accelerated methods over the following estimated useful lives:

            Furniture and fixtures               Seven years
            Vehicles and equipment               One to seven years
            Leasehold improvements               Useful life or life of the
                                                 lease, whichever is shorter

        Upon retirement or disposal of depreciable assets, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is reflected in operations. Major renewals or betterments are capitalized while maintenance costs and repairs are expensed in the period incurred.

        e.      Revenue Recognition

        The Company recognizes revenue under the completed-contract method. In accounting for such contracts, income is recognized when performance is substantially completed and accepted.

        f.      Goodwill

         The purchase price in excess of the fair market value of net assets acquired for each acquisition is recorded as goodwill and amortized using the straight-line method over a period of 40 years. Accumulated amortization related to goodwill was $239,000 at March 31, 1998.

        g.      Covenants not to Compete

        Covenants not to compete entered into as part of purchase agreements are amortized over the term of the covenant on a straight-line basis. Accumulated amortization related to the covenants not to compete was $575,000 at March 31, 1998.

        h.      Accounting for Equity-based Compensation

        Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation" establishes financial accounting and reporting standards for stock-based employee compensation plans and transactions in which an entity issues its equity instruments to acquire goods or services from non-employees. The adoption of the accounting methodology of SFAS No. 123 related to employees is optional, and as permitted under SFAS No. 123, the Company intends to continue to account for employee stock options using the intrinsic value methodology in accordance with the Accounting Principles Board Opinion No. 25; however, pro forma disclosures as if the Company adopted the accounting methodology of SFAS No. 123 are required to be presented. (see Note 13)

        i.      Use of Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        j.      Reclassifications

        Certain reclassifications have been made to the prior year financial statements in order to conform with the current year's presentation.

        k.      New Accounting Pronouncements


        In June 1997, the Financial Accounting Standards Board (FASB) issued SFAS Nos. 130 and 131 "Reporting Comprehensive Income" and "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 130 and No. 131 are effective for fiscal years beginning after December 15, 1997, with earlier adoption permitted. The Company does not believe that adoption of these standards will have a material effect on the Company's financial statements. The Company has to date reflected no items of comprehensive income in its statement of shareholders' equity.


        l.      Earnings Per Share

        The Company accounts for earnings per share in accordance with SFAS No. 128, "Earnings per Share." This Statement requires the presentation of both basic and diluted net income per share for financial statement purposes. Basic net income per share is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding. Diluted net income per share includes the effect of the potential shares outstanding, including dilutive stock options using the treasury stock method.

        Concurrent with the proposed merger, all outstanding shares of preferred stock will convert into common stock of the acquiring Company or redeemed for cash. (See Note 16 c.) Earnings per share is calculated using the weighted average number of common shares outstanding that would have resulted from the preferred stock conversion to common shares.

        The following table reconciles the components of the pro forma basic net income per share calculation to pro forma diluted net income per share.

                                                    Income                            Per share
                                                (in Thousands)        Shares           Amount
                                                --------------      ---------         --------
            Basic Net Income per Share              $ 2,096         1,612,785           $ 1.30

            Effect of Dilutive Securities                --           265,143            (0.18)
                                                  ---------         ---------         --------
            Diluted Net Loss per share              $ 2,096         1,877,928           $ 1.12
                                                  =========         =========         ========

        500,000 shares of convertible Series A-5 Preferred stock, 10,000 convertible Series A-6 Preferred stock options, and 63,346 convertible Series A-3 Preferred stock warrants were issued subsequent to year end. Additionally, 62,333 shares of convertible Series A-6 Preferred stock and 28,416 convertible Series A-5 preferred stock options, which are subject to further adjustment based on the final purchase price calculation for Rosewood, were issued subsequent to year end. These subsequent equity issuances are not included in the fiscal 1998 earnings per common share calculation above.

3.      Receivables From Related Parties and Former Officers

        Notes receivable from related parties and accounts receivable from former officers represent advances to the former shareholders of the Predecessor during the years ended January 31, 1996 and 1997. Interest accrued monthly on the receivables at 6.5 percent. Pursuant to the acquisition of the Predecessor described in Note 1, these receivables were paid following the close of the transaction.

4.      Employee Benefit Plan

        The Company sponsors a defined contribution plan (the Plan) under which all employees who have completed one year of service are eligible to participate. Company contributions, if any, are determined annually by the board of directors from net profits or accumulated earnings and may not exceed 15 percent of each employee's eligible compensation, as defined. Vesting under the Plan is at a rate of 20 percent per year beginning after the second year of participation. During the year ended January 31, 1997, the Company made contributions to the Plan totaling $64,000. The Company did not make contributions to the plan during the year ended January 31, 1996 or the period from February 1, 1997 to March 27, 1997. The Company accrued a contribution of $131,000 at March 31, 1998, which was paid after year end. One of the former shareholders was the trustee of the Plan through March 27, 1997. The President of the Company and a member of the Board of Directors are currently the trustees.

5.      Revolving Line of Credit

        The Company maintains a working capital note with a bank which matures on the earlier of May 1, 2004 or whenever the Long-Term Debt is paid in full. As of March 31, 1998, borrowings against the line of credit totaled $600,000. The unused amount available under this line of credit was $2,751,000 as of March 31, 1998. Interest accrues at the Commercial Paper Rate, plus 4 percent. The weighted average interest rate for the year ended March 31, 1998 was 9.62 percent. The weighted average amount of borrowings outstanding during the year ended March 31, 1998 was $988,000. This line of credit is secured by a security interest which covers substantially all assets of the Company. This line of credit contains certain restrictive covenants, which, among other things, require the maintenance of certain financial ratios and place limits on other indebtedness. As of March 31, 1998, the Company was in compliance with all of the financial covenants in the credit agreement.

6.      Long-Term Debt

        Long-term debt consists of (in thousands):



                                                                                       January 31,    March 27,  March 31,
                                                                                          1997         1997        1998
                                                                                         -------      -------     -------
                 Secured note payable to NationsCredit, interest accrues at the
                 Commercial Paper Rate, plus 4.25 percent (9.77 percent at March 31,
                 1998,) payable in quarterly installments                                 $    -       $   --     $10,396

                 Secured note payable to NationsCredit, interest accrues at the
                 Commercial Paper Rate, plus 6.25 percent (11.77 percent at March
                 31, 1998) payable in quarterly installments                                  --           --       4,150

            Debt discount                                                                     --           --        (590)

            Secured note payable to Bank                                                      23           --          --
                                                                                         -------      -------     -------
                                                                                              23           --      13,956
            Less--Current portion                                                             10           --       2,332
                                                                                         -------      -------     -------
            Long-term portion                                                             $   13       $   --     $11,624
                                                                                         =======      =======     =======


        The debt discount represents the value of warrants which were issued in conjunction with the notes payable. The debt is being accreted to face value using the effective interest method. The credit agreements also contain anti-dilution provisions, which require the issuance of additional warrants upon triggering events, such as the issuance of certain equity securities at issuance or exercise prices below specified amounts. Upon the occurrence of those triggering events, the Company records additional debt costs, which are amortized over the remaining life of the debt.

         Principal amounts due on notes payable as of March 31, 1998 are as follows(in thousands):


             Year ending March 31,
                     1999                   $ 2,332
                     2000                     2,414
                     2001                     2,441
                     2002                     2,551
                     2003                     2,215
               Thereafter                     2,593
                                            -------
                                            $14,546
                                            =======

        All of the notes are collateralized by a security interest, which covers substantially all assets of the Company. These credit agreements contain certain restrictive covenants, which, among other things, require the maintenance of certain financial ratios and place limits on other indebtedness. As of March 31, 1998, the Company was in compliance with all of the financial ratio covenants listed in the credit agreement.

7.      Employment, Consulting, and Non-compete Agreements

        The Company has entered into a five-year employment agreement with its Chief Executive Officer. The agreement provides for an annual base salary of $150,000, all normal employee benefits, and an annual bonus based on earnings before interest, taxes, depreciation and amortization. The Board may, in its sole discretion, grant an additional bonus in cash or stock options in any fiscal year. The agreement also entitles the officer to purchase shares of the Company's Class A-2 convertible preferred stock. Additionally, the agreement granted options to purchase additional shares of such stock pursuant to the Company's 1997 Long Term Incentive Stock Option Plan, and granted warrants to purchase additional shares of such stock.

        The Company has also entered into a five-year employment agreement with its Senior Vice President Manufacturing. The agreement provides for an annual base salary of $150,000; all normal employee benefits and annual bonuses based on net sales and gross margin. The Board may, in its sole discretion, grant an additional bonus in cash or stock options in any fiscal year. The agreement also entitles the executive to purchase shares of the Company's common stock. Additionally, the agreement granted options to purchase shares of the Company's Class A-2 convertible preferred stock pursuant to the Company's 1997 Long Term Incentive Stock Option Plan.

        At March 27, 1997, the Company entered into a consulting agreement with a former shareholder for a period of one year. The agreement calls for the payment of $100,000 to the former shareholder over a twelve-month period. Additionally, the Company entered into non-compete agreements with the former shareholders for a period of five years. The Company allocated $2,500,000 of the purchase price to the covenant as determined in the agreement. The asset is recorded in the accompanying consolidated balance sheet in other assets. The covenant is being amortized over the term of the agreement and as of March 31, 1998 accumulated amortization was $500,000.

        As of August 1997, the Company entered into one-year consulting agreements with certain individuals from whom the Company purchased certain assets and a leasehold interest in a manufacturing facility. The Company paid $600,000 in accordance with these agreements. As of March 31, 1998, accumulated amortization was $400,000. The asset is recorded in the prepaid assets in the accompanying consolidated balance sheet. Additionally, the Company entered into non-compete agreements with these individuals for a period of five years. The Company paid $600,000 for these agreements. The asset is recorded in other assets in the accompanying consolidated balance sheet. The covenant is being amortized over the term of the agreement and as of March 31, 1998 accumulated amortization was $75,000.

        In February 1998, the Company entered into a non-compete agreement with the former owners of Office Master for a five year period. The Company paid $100,000 for this agreement. The asset is recorded in other assets in the accompanying consolidated balance sheet. This agreement is being amortized over the term of the agreement. As of March 31, 1998, the accumulated amortization was nominal.

8.      Related Party Transactions

        The Predecessor previously sold inventory at normal margins, and provided accounting and management services at no cost to another company, which was also owned by the former shareholders. Sales to this company during the years ended January 31, 1996 and 1997 were $185,000 and $231,000. There were no sales to this company for the period from February 1, 1997 to March 27, 1997 or for the year ended March 31, 1998. Receivables due to this company were $85,000 and 151,000 at January 31, 1996 and 1997, respectively. Accrued interest related to the above receivables were $2,000 and $12,000 at January 31, 1996 and 1997, respectively. Those amounts were subsequently repaid prior to the date of acquisition.

        As of the date of acquisition, the Company paid $300,000 to one of its shareholders for obtaining debt financing and locating the equity investors for the transaction. The portion related to obtaining debt financing is included in deferred loan fees and the portion relating to locating equity investors is recorded as a reduction to equity on the consolidated balance sheets.

        Pursuant to certain management agreements, the Company pays monitoring fees to certain of its shareholders. During the year ended March 31, 1998, the Company paid $200,000 and $25,000 to two groups of shareholders in accordance with the management agreement; such amounts are included in operating expenses on the consolidated statements of income. Additionally, the Company maintains a line of credit and all outstanding notes payable with a shareholder of the Company. This lender also received a management fee of $25,000 during the year ended March 31, 1998, which is included in interest expense on the consolidated statements of income.

9.      Income Taxes

        The components of the provision for income taxes for the years ended January 31, 1996 and 1997, the period from February 1, 1997 to March 27, 1997 and the year ended March 31, 1998 consist of the following (in thousands):


                            January 31,    January 31,      March 27,        March 31,
                              1996            1997            1997             1998
                             -------         -------         -------         -------
            Current:
              Federal          $ 117          $1,166           $ 505          $1,377
              State               24             248             155             401
                               -----          ------           -----          ------
                                 141           1,414             660           1,778
                               -----          ------           -----          ------

            Deferred:
              Federal             --               1              --            (162)
              State               --              (6)             --             (36)
                               -----          ------           -----          ------
                                  --              (5)             --            (198)
                               -----          ------           -----          ------
                               $ 141          $1,409           $ 660          $1,580
                               =====          ======           =====          ======

        Deferred income taxes arise as a result of temporary differences in the methods used to determine income for financial reporting versus income tax reporting purposes. Significant components of the Company's net deferred tax asset and liability at January 31, 1997, March 27, 1997 and March 31, 1998 are as follows: (in thousands)

                                                January 31,  March 27,    March 31,
                                                  1997         1997         1998
                                                  ----         ----         ----
            Depreciation and Amortization         $(21)        $(21)        $ 50
                                                  ----         ----         ----
              Long-term deferred tax asset
                (liability)                        (21)         (21)          50
                                                  ====         ====         ====

            Inventory costs capitalized             --           --           12
            Provision for bad debt                  12           12           52
            Warranty accrual                        13           13           88
                                                  ----         ----         ----
              Current deferred tax asset            25           25          152
                                                  ====         ====         ====

            Net deferred tax asset                $  4         $  4         $202
                                                  ====         ====         ====

        The effective tax rate differs from the Federal statutory rate of 34 percent due to the following:

                                                                                     Period from
                                                       Years ended                    February 1,            Year
                                              --------------------------------          1997 to              ended
                                              January 31,          January 31,         March 27,            March 31,
                                                 1996                1997                1997                1998
                                              -----------          -----------         ---------            ---------
        Provision for income
        taxes at statutory rate                  34.0%               34.0%               34.0%               34.0%

        Increases in tax
          resulting from:
           State income taxes, net                7.0                 7.1                 6.7                 7.2
           Other                                   --                  --                 2.8                 1.8
                                                 ----                ----                ----                ----
        Provision for income
         taxes                                   41.0%               41.1%               43.5%               43.0%
                                                 ====                ====                ====                ====

10.     Commitments and Contingencies

        a.      Leases

        The Company leases facilities under noncancelable operating leases. Future minimum lease payments on operating leases as of March 31, 1998 are as follows (in thousands):

                Year ending March 31:
                      1999                        $  830
                      2000                           807
                      2001                           805
                      2002                           771
                      2003                           356
            Thereafter                             1,718
                                                  ------
            Total future minimum
            lease payments                        $5,287
                                                  ======

        Rent expense for the years ended January 31, 1996 and 1997, the period from February 1, 1997 to March 27, 1997, and the year ended March 31, 1998, were $136,000, $209,000, $40,000 and $391,000, respectively.

        b.      Litigation

        The Company is, from time to time, a party to litigation arising in the normal course of its business. The Company is not involved in any pending or threatened legal proceeding which the Company believes could reasonably be expected to have a material effect on the Company's financial condition or results of operations.

11.     Accrued Liabilities

        The components of accrued liabilities at January 31, 1997, March 27, 1997 and March 31, 1998 consist of the following (in thousands):

                                                  January 31,          March 27,            March 31,
                                                    1997                 1997                 1998
                                                   ------               ------               ------
            Warranty reserve                       $   30               $   30               $  206
            Income tax penalties                       62                  113                   --
            Interest on income taxes                   55                   59                   --
            Payroll and related                        96                  212                  777
            Professional fees                          --                   49                  136
            Interest payable                           --                   --                  149
            Other                                      21                   70                  269
                                                   ------               ------               ------
                                                   $  264               $  533               $1,537
                                                   ======               ======               ======

12.     Shareholders' Equity

        As of March 31, 1998, the Company had four classes of convertible preferred stock, Class A-1, A-2, A-3, and A-4. The holders of Class A-1, A-2 and A-4 convertible preferred stock are entitled to one vote for each share of common stock issuable upon conversion of the preferred stock at the time the vote is taken. Class A-3 stock has no voting privileges, except where mandated by law. All classes of preferred stock share ratably with the common stockholders in dividends and upon liquidation. Shares of convertible preferred stock are convertible to common stock on a one-to-one basis. Preferred stock may be converted to common stock at any time, and the Board of Directors may require conversion of all outstanding preferred shares upon the closing of a Qualified Public Offering. All classes of preferred stock contain anti-dilution privileges whereby the conversion price will be reduced if any shares of common stock are sold for a lower price than the stated conversion price.

        Prior to March 28, 1997, the Company had 3,600 shares of common stock authorized, issued and outstanding which were owned equally by the former shareholders. As of March 28, 1997 these common stock shares were cancelled and new common stock shares were issued. The new common stock shares have a par value of $0.017 per share.

13.     Stock Option Plan

        The Company has elected to follow APB 25 "Accounting for Stock Issued to Employees" and related interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under SFAS 123 "Accounting for Stock-Based Compensation" requires use of option valuation models that were not developed for use in valuing employee stock options.

        The 1997 Long Term Incentive Stock Plan, as amended (the Plan), allows grants of options to purchase up to 200,000 shares of Series A-2 Preferred Stock and 16,667 shares of Series A-4 Preferred Stock. The preferred stock is convertible into common stock at any time. Stock options granted under the Plan are exercisable over a period of ten years and vest over a period of three to five years. As of March 31, 1998, 178,749 stock options have been granted to various employees and approximately 37,918 remained available for grant under the Plan. In addition, an officer of the Company received options to purchase 34,933 shares of Series A-2 Preferred Stock and 2,538 shares of Series A-4 Preferred Stock. These options are in addition to those reserved under the Plan and contain anti-dilution privileges. No options have been exercised. There were no stock options granted, issued or exercised during the years ended January 31, 1996 and 1997, or the period from February 1, 1997 to March 27, 1997.

        The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions: (i) no dividend yield, (ii) volatility of effectively zero, (iii) risk-free interest rate of seven percent and
        (iv) expected life of ten years.

        The following table summarizes the information regarding stock options as of March 31, 1998:

        Options Outstanding

        Average exercise price of options outstanding               $   3.11
        Total options granted and outstanding                        216,220
        Average remaining outstanding life                           8 years
        Aggregate fair value of options granted                     $307,046
        Range of exercise prices                              $2.8626-$4.725


        Options Exercisable

        Number exercisable                                            40,000
        Exercise price                                              $ 3.0057


        Had compensation expense for the Company's 1998 stock-based compensation been recorded under fair market value principles applicable under SFAS 123, the Company would have recorded $62,000 of additional compensation expense, and net income would have been reduced to $2,034,000 for the year ended March 31, 1998. Basic earnings per share and fully diluted earnings would have been reduced to $0.54 and $0.51, respectively, for the year ended March 31, 1998 had the Company recorded the additional compensation expense.

14.     Concentration of Credit Risk

        The Company had several customers which individually account for greater than ten percent of net sales during the periods presented as follows:


                                                                                                  Period from
                                                    Years ended                February 1,            Year
                                                     January 31,                 1997 to             ended
                                               ----------------------            March 27,          March 31,
                                               1996              1997              1997               1999
                                               ----              ----              ----               ----
        GE Capital Modular Space                20%               49%               65%               41%
        Mobile Modular Management               11                 *                12                15
        Williams Scotsman                       36                15                12                14

        *-less than 10%

15.     Disclosure About the Fair Value of Financial Instruments

        The following methods and assumptions were used to estimate the fair value of each class of financial instrument for which it is practicable to estimate:

        Cash-The carrying amount is a reasonable estimate of fair value. Thus, the fair value is disclosed on the consolidated balance sheets.

        Note Receivable-The notes receivable bear interest at a variable rate; therefore fair value is assumed to approximate carrying value. Thus, the fair value is disclosed on the consolidated balance sheets.

        Long-Term Debt-The notes payable bear interest at a variable rate; therefore fair value is assumed to approximate carrying value. Thus, the fair value is disclosed on the consolidated balance sheets.

16.     Subsequent Events

        a.      Rosewood Acquisition

                In April 1998, the Company consummated the acquisition of all outstanding Rosewood shares. The purchase price consisted of cash payments totaling $21,773,000, a 9% subordinated note in the amount of $1.5 million, and a variable number of shares of the Company's Series A-6 preferred stock with a fixed value of $1.0 million. The purchase price also includes $195,000 of transactional costs. The number of shares issued is subject to adjustment based on additional analysis of the value of the Company. The agreement also provides that, in the event an initial public offering, as defined, is not consummated within five years of the purchase, the seller may elect to have the shares repurchased by the Company at a price equal to the then fair market value. Alternately, the Company may elect to acquire the seller's shares at the fair market value.

        b.      Proposed acquisition (unaudited)

                In June 1998, the Company signed a letter of intent to acquire a modular building manufacturer located in the southeastern United States. The proposed purchase price consists of a base price of $2.0 million plus additional consideration based on future earnings.

        c.      Proposed merger (unaudited)

                The Company has entered into a Plan of Reorganization and Merger dated September 28, 1998 with Modtech, Inc. Under terms of the agreement, all equity instruments will be converted into equity instruments of Modtech Holdings, Inc. or redeemed for cash.

                               SPI HOLDINGS, INC.


                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                ($ In Thousands)
                                   (Unaudited)


                                     ASSETS



                                                                June 30,
                                                                  1998
                                                                -------
CURRENT ASSETS:
  Cash                                                          $ 1,524
  Accounts receivable, net of allowance
    for doubtful accounts of $117                                 7,028
  Inventories                                                     3,792
  Prepaid and other assets                                          609
                                                                -------
          Total current assets                                   12,953
                                                                -------
PROPERTY, PLANT AND EQUIPMENT, net of accumulated
  depreciation and amortization                                   2,142

OTHER ASSETS:
  Goodwill, net                                                  33,996
  Deferred loan fees, net                                           853
  Covenants not to compete, net                                   2,946
  Other assets                                                      381
                                                                -------
          Total assets                                          $53,271
                                                                =======


   The accompanying notes are an integral part of these consolidated balance sheets.

                               SPI HOLDINGS, INC.


                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                ($ In Thousands)
                                   (Unaudited)

                      LIABILITIES AND SHAREHOLDERS' EQUITY


                                                                                              June 30,
                                                                                                1998
                                                                                               -------
CURRENT LIABILITIES:
  Accounts payable                                                                             $ 4,437
  Accrued liabilities                                                                            2,417
  Revolving line of credit                                                                       2,324
  Current portion of long-term debt                                                              4,913
                                                                                               -------
          Total current liabilities                                                             14,091
                                                                                               -------
LONG-TERM LIABILITIES:
  Long-term debt, net of current portion                                                        26,023
                                                                                               -------
          Total liabilities                                                                     40,114
                                                                                               -------

SHAREHOLDERS' EQUITY:
Convertible preferred stock:
  Class A-1, stated value $2.715 per share; 1,500,000 shares authorized, 994,335
    shares issued and outstanding                                                                2,628
  Class A-2, stated value $2.863 per share; 1,000,000
    shares authorized, 272,051 shares issued and outstanding                                       725

  Class A-3 warrants, no par value; 400,000 shares authorized, no shares issued                  1,153

  Class A-4, stated value $4.500 per share; 155,000 shares authorized, 133,331
    shares issued and outstanding                                                                  600
  Class A-5, stated value $  per share;
    shares authorized, 500,000 shares issued and outstanding                                     3,930
  Class A-6, stated value $  per share; shares authorized, 62,333 shares issued
    and outstanding                                                                              1,000

Common stock of Company, par value $0.017 per share; 5,000,000 shares authorized,
    333,614 shares issued and outstanding                                                            6
Retained earnings                                                                                3,115
                                                                                               -------
          Total shareholders' equity                                                            13,157
                                                                                               -------
                                                                                               $53,271
                                                                                               =======

   The accompanying notes are an integral part of these consolidated balance sheets.

                               SPI HOLDINGS, INC.


                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                     ($ In Thousands, except per share data)
                                   (Unaudited)



                                                                             For the Three Months ended
                                                                     --------------------------------------
                                                                       June 30,                  June 30,
                                                                        1997                       1998
                                                                     -----------                -----------
NET SALES                                                            $     9,837                $    20,925

COST OF SALES                                                              7,576                     16,588
                                                                     -----------                -----------
         Gross profit                                                      2,261                      4,337
                                                                     -----------                -----------
OPERATING EXPENSES:
  Selling and administrative                                                 499                      1,183
  Management and monitoring fees                                              56                         84
  Depreciation and amortization                                              306                        667
                                                                     -----------                -----------
                                                                             862                      1,934
                                                                     -----------                -----------
         Income from operations                                            1,400                      2,403
                                                                     -----------                -----------
OTHER INCOME/(EXPENSE):
  Interest expense, net                                                     (382)                      (835)
  Miscellaneous income                                                         2                          1
                                                                     -----------                -----------
                                                                            (380)                      (834)
                                                                     -----------                -----------
         Income before provision for income taxes                          1,020                      1,569

PROVISION FOR INCOME TAXES                                                   439                        550
                                                                     -----------                -----------
         Net income                                                  $       581                $     1,019
                                                                     ===========                ===========


NET INCOME PER SHARE:
  Basic                                                              $      0.36                $      0.47
  Diluted                                                            $      0.31                $      0.40

WEIGHTED AVERAGE NUMBER OF SHARES:
  Basic                                                                1,600,000                  2,190,616
  Diluted                                                              1,856,931                  2,527,088


The accompanying notes are an integral part of these consolidated statements.

                               SPI HOLDINGS, INC.

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                ($ In Thousands)
                                   (unaudited)


                                                                                       For the Three Months ended
                                                                                       ---------------------------
                                                                                       June 30,           June 30,
                                                                                         1997               1998
                                                                                       --------           --------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                                                                         $    581           $  1,019

    Adjustments to reconcile net income to net cash provided by operating activities:
        Depreciation and amortization                                                       306                667
        Loss on sale of assets                                                              (50)
    Changes in assets and liabilities, net of assets acquired and liabilities assumed:
        Accounts receivable                                                                (943)              (688)
        Inventories                                                                         (10)               342
        Prepaid expenses                                                                    (57)                32
        Other assets                                                                       (976)              (340)
        Accounts payable                                                                   (391)               189
        Accrued liabilities                                                                (168)               149
                                                                                       --------           --------
        Net cash provided by (used in) operating
         activities                                                                      (1,708)             1,370
                                                                                       --------           --------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchases of equipment and leasehold
      improvements                                                                          (61)              (220)
    Proceeds from notes receivable from related
       Party                                                                              1,600
    Investment in Rosewood, net of cash
      received                                                                               --            (24,452)
                                                                                       --------           --------
         Net cash provided by (used in) investing
         Activities                                                                       1,539            (24,672)
                                                                                       --------           --------
CASH FLOWS FROM FINANCING
  ACTIVITIES:
       Principal payments on notes payable                                               (1,400)            (1,321)
       Additions to notes payable                                                         1,231             20,097
       Proceeds from issuance of common stock                                                --              4,931
                                                                                       --------           --------
          Net cash provided by (used in) financing
            activities                                                                     (169)            23,707
                                                                                       --------           --------

NET INCREASE (DECREASE) IN CASH                                                            (339)               405

CASH, beginning of period                                                                   991              1,119
                                                                                       --------           --------
CASH, end of period                                                                    $    652           $  1,524
                                                                                       ========           ========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
 INFORMATION:
  Cash paid during the period for interest                                             $     --           $     --
                                                                                       ========           ========
  Cash paid during the period for income
    taxes                                                                              $     --           $     --
                                                                                       ========           ========

The accompanying notes are an integral part of these consolidated statements.

                               SPI HOLDINGS, INC.


              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                  June 30, 1998
                                 (In Thousands)
                                   (unaudited)

1.      Financial Statements

        The accompanying consolidated financial statements included herein have been prepared by the Company, without audit, and include all adjustments which are, in the opinion of Management, necessary for a fair presentation of the financial position as of June 30, 1998, the results of operations and cash flows for the three-month period ended June 30, 1997 and June 30, 1998 pursuant to the rules and regulations of the Securities and Exchange Commission (SEC). All such adjustments are of a normal recurring nature. Certain information and footnote disclosures normally included in consolidated financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. Although the Company believes that the disclosures in such financial statements are adequate to make the information presented not misleading, these consolidated statements should be read in conjunction with the Company's fiscal 1998 audited consolidated financial statements and notes thereto included in this Form S-4. The results of operations for the three-month periods are not necessarily indicative of the results for a full year. The financial statements include the accounts, from the date of acquisition, of Office Master (acquired in February 1998) and Rosewood (acquired in April 1998--see Note 6.)

2.      Inventories

        Inventories consisted of the following:


                                                 June 30,
                                                   1998
                                                 -------
                      Raw materials              $ 3,237
                      Work-in-process                625
                      Finished goods                  42
                                                 -------
                                                   3,904
                      Inventory reserve             (112)
                                                 -------
                                                   3,792
                                                 =======

3.      Comprehensive Income

        In June 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income". This Statement requires that all items that meet the definition of comprehensive income be reported in a financial statement for the period in which they are recognized. This Statement is effective for fiscal years beginning after December 15, 1997 and was adopted by the Company in the quarter ended June 30, 1998.

        The Company had no comprehensive income adjustments for the period ended June 30, 1998.

4.      Earnings per Share

        The Company accounts for earnings per share in accordance with SFAS No. 128, "Earnings per Share." This Statement requires the presentation of both basic and diluted net income per share for financial statement purposes. Basic net income per share is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding. Diluted net income per share includes the effect of the potential shares outstanding, including dilutive stock options using the treasury stock method.

        Concurrent with the proposed merger, all outstanding shares of preferred stock will convert into common stock. Pro forma earnings per share is calculated using the pro forma weighted average number of common shares outstanding that would have resulted from the preferred stock conversion to common shares.

        The following table reconciles the components of the pro forma basic net income per share calculation to pro forma diluted net income per share.

                                               Income          Shares         Per share
                                                                                Amount
                                               ------           -----          --------
        Basic Net Income per Share             $1,019           2,190          $   0.47

        Effect of Dilutive Securities                             341
                                               ------           -----          --------
        Diluted Net Loss per share             $1,019           2,531          $   0.40
                                               ======           =====          ========


5.      Income Taxes

        The effective tax rate differs from that computed at the Federal statutory rate of 34 percent principally because of the effect of state income taxes.

6.      Rosewood Purchase Price Allocation

        In April 1998, the Company consummated the acquisition of all outstanding Rosewood shares. The assets and liabilities were recorded based on relative fair market values as follows:

              Assets acquired:

              Cash                                        $   321
              Accounts receivable, net                      1,666
              Prepaid and other assets                         60
              Notes receivable                                475
              Inventory                                     1,373
              Property, plant and equipment, net              156
              Goodwill                                     22,228
              Non-compete covenant                            500
                                                          -------
                                                          $26,779
                                                          -------
              Liabilities assumed:

              Accounts payable and
                accrued liabilities                         2,006
                                                          -------

              Net purchase price                          $24,773
                                                          =======

        Included in the purchase price above are related transaction costs of $262,000, including fees to KRG Capital of $75,000.

7.      Stockholders' Equity

        Stockholders' equity activity consists of the following:

                                                                                                                 Total
                                      Common Stock                    Preferred Stock                            Share-
                                 -----------------------         -----------------------        Retained        holders'
                                  Shares          Amount          Shares          Amount         Earnings        Equity
                                 -------         -------         -------         -------         -------         -------
        BALANCE,
          March 31, 1998             334         $     6           1,399         $ 4,600         $ 2,096         $ 6,702

          Series A-5
            issuance                                                 500           3,930                           3,930
          Series A-6
            issuance                                                  62           1,000                           1,000
          Series A-3
             warrants
             issued                                                   --             506                             506
          Net income                                                                               1,019           1,019

        BALANCE,
          June 30, 1998              334         $     6           1,961         $10,036         $ 3,115         $13,157
                                 =======         =======         =======         =======         =======         =======

8.      Proposed acquisition

        In June 1998, the Company signed a letter of intent to acquire a Florida-based modular building manufacturer. The proposed purchase price consists of a base price of $2.0 million plus additional consideration based on future earnings. No assurance can be provided that the transaction will be consummated.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Shareholder of
Office Master of Texas, Inc.:

We have audited the accompanying balance sheet of Office Master of Texas, Inc. (a Texas corporation) as of December 31, 1997, and the related statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Office Master of Texas, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

As discussed more fully in Note 9 to the financial statements, the Company's shareholder has entered into a letter of intent to sell all shares of common stock currently outstanding.


Dallas, Texas,
    January 16, 1998

                          OFFICE MASTER OF TEXAS, INC.


                        BALANCE SHEET--DECEMBER 31, 1997


                                     ASSETS

CURRENT ASSETS:
    Cash                                                             $   277,996
    Accounts receivable                                                  480,453
    Inventories                                                          839,524
    Note receivable from shareholder                                      82,000
                                                                     -----------

                  Total current assets                                 1,679,973

EQUIPMENT AND LEASEHOLD IMPROVEMENTS, at cost:
    Buildings                                                             10,365
    Vehicles and equipment                                               127,409
    Leasehold improvements                                                79,238
                                                                     -----------

    Less- Accumulated depreciation                                       (62,271)
                                                                     -----------

                  Total assets                                       $ 1,834,714
                                                                     ===========

                      LIABILITIES AND SHAREHOLDER'S EQUITY
CURRENT LIABILITIES:
    Accounts payable                                                 $   295,796
    Accrued liabilities                                                  169,478
    Notes payable 310,162
    Note payable to shareholder                                           46,000
    Income taxes payable                                                  73,670
                                                                     -----------

                  Total current liabilities                              895,106

LONG-TERM LIABILITIES:
    Deferred tax liability                                                 8,573
    Notes payable, net of current portion                                131,070
                                                                     -----------

                  Total long-term liabilities                            139,643

                  Total liabilities                                    1,034,749

COMMITMENTS AND CONTINGENCIES

SHAREHOLDER'S EQUITY:
    Common stock, par value $1 per share:  1,000 shares
       authorized, issued and outstanding                                  1,000
    Retained earnings                                                    798,965
                                                                     -----------

                  Total liabilities and shareholder's equity         $ 1,834,714
                                                                     ===========

       The accompanying notes are an integral part of this balance sheet.

                          OFFICE MASTER OF TEXAS, INC.


                    STATEMENT OF INCOME AND RETAINED EARNINGS

                      FOR THE YEAR ENDED DECEMBER 31, 1997


NET SALES                                                       $ 8,328,105

COST OF SALES                                                     7,468,292
                                                                -----------

                  Gross profit                                      859,813

OPERATING EXPENSES:
    Selling and administrative expenses                             867,154
    Depreciation and amortization expense                            16,866
                                                                -----------

                  Loss from operations                              (24,207)

OTHER INCOME (EXPENSE):
    Interest income                                                   7,884
    Miscellaneous income                                              4,061
                                                                -----------

                  Loss before benefit from income taxes             (12,262)

BENEFIT FROM INCOME TAXES                                            (3,924)
                                                                -----------

                  Net loss                                           (8,338)

RETAINED EARNINGS, beginning of year                                807,303
                                                                -----------

RETAINED EARNINGS, end of year                                  $   798,965
                                                                ===========

    The accompanying notes are an integral part of this financial statement.

                          OFFICE MASTER OF TEXAS, INC.


                             STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1997



CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                                        $  (8,338)
    Adjustments to reconcile net loss to net cash
       provided by operating activities-
          Depreciation and amortization                                16,866
          Decrease in accounts receivable                             522,324
          Increase in inventories                                    (192,165)
          Decrease in note receivable from related party               11,491
          Decrease in other assets                                     10,020
          Increase in accounts payable                                  1,831
          Increase in accrued liabilities                             125,326
          Increase in deferred tax liability                            1,543
          Decrease in income taxes payable                           (195,958)
                                                                    ---------

                  Net cash provided by operating activities           292,940

CASH FLOWS FROM INVESTING ACTIVITIES:
    Sale of equipment and leasehold improvements                        8,843
                                                                    ---------

                  Net cash provided by investing activities             8,843

CASH FLOWS FROM FINANCING ACTIVITIES:
    Principal payments on notes payable                              (199,585)
                                                                    ---------

                  Net cash used in financing activities              (199,585)

NET INCREASE IN CASH                                                  102,198
                                                                    ---------

CASH, beginning of year                                               175,798

CASH, end of year                                                    $277,996
                                                                    =========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
    Cash paid during the year for interest                          $  37,365
                                                                    =========

    Cash paid during the year for income taxes                      $ 192,034
                                                                    =========

    The accompanying notes are an integral part of this financial statement.

                          OFFICE MASTER OF TEXAS, INC.


                          NOTES TO FINANCIAL STATEMENTS


                               DECEMBER 31, 1997



1.      COMPANY OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES:

Organization and Business

Office Master of Texas, Inc. (the "Company"), manufactures modular buildings at its production facility in Glen Rose, Texas, and distributes to customers throughout the United States, primarily in the South. The Company's customers include dealers and leasing companies who then sell or lease the buildings to third parties operating in various industries. The Company is 100% owned by Bertrand Taylor (the "shareholder").

Inventories


Inventories consist of raw materials, work-in-process, and finished goods and are stated at the lower of cost or market on first-in first-out basis. The following is a summary of inventory by component:


       Raw materials          $458,228
       Work-in-process          95,669
       Finished goods          285,627


Work-in-process consists of raw materials and overhead.

Equipment and Leasehold Improvements

Equipment and leasehold improvements are stated at cost. Depreciation is computed using the straight-line method over the following useful lives:

       Buildings                            31.5 years
       Vehicles and equipment               Five to ten years
       Leasehold improvements               Useful life or life of
                                            the lease, whichever is
                                            shorter

Major renewals or betterments are capitalized while maintenance costs and repairs are expensed in the period incurred.

Revenue Recognition

The Company recognizes revenue upon completion of the buildings and transfer of title. Buildings are maintained on the Company's property until the customer arranges for delivery.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.      NOTE RECEIVABLE FROM SHAREHOLDER:

Note receivable from the shareholder represents advances to the shareholder. Interest accrues monthly on the receivable at 6.5%. Pursuant to the agreement entered into as described in Note 9, this receivable will be paid prior to the close of the transaction described therein.

3.      NOTES PAYABLE:

Notes payable consists of five secured notes payable to two banks. These notes accrue interest at rates ranging from 9.5% to 10.5%. Amounts due on the note payable in future years are as follows:


    Year Ending
    December 31,
       1998                                  $310,162
       1999                                    53,831
       2000                                    55,012
       2001                                    22,227
                                             --------
                                             $441,232


4.      NOTE PAYABLE TO SHAREHOLDER:

Note payable to the shareholder represents advances from the shareholder. Interest accrues monthly on the payable at 10.95%. Pursuant to the agreement entered into as described in Note 9, this payable will be paid prior to the close of the transaction described therein.

5.      INCOME TAXES:

Deferred income taxes arise as a result of temporary difference in the methods used to determine income for financial reporting versus income tax reporting purposes. The components of the Company's net deferred tax liability are as follows:

              Current                                            $(2,381)
              Deferred                                            (1,543)
                                                                 -------

              Benefit from income taxes                          $(3,924)
                                                                 =======

The provision for income taxes for the year ended December 31, 1997, is comprised of the following:


       Deferred tax asset-
           Warranty provision                                   $  5,520

       Deferred tax liability-
           Depreciation and amortization                         (14,093)
                                                                --------
       Net deferred tax liability                               $ (8,573)
                                                                ========

6.   LEASE COMMITMENTS:

The Company conducts its major operations from a building owned by the shareholder and currently pays a monthly rental fee of $3,300 pursuant to an informal agreement. The Company also incurred rental expense during a portion of the year related to a parcel of land adjacent to the Company's facility. Such land was sold to the Company during the year in exchange for an agreement to employ additional county residents. The current year rent expense was $60,906.

7.   ACCRUED LIABILITIES:

The components of accrued liabilities at December 31, 1997, consist of the following:

       Sales taxes                                                $83,108
       Warranty reserve                                            17,250
       Interest                                                    11,654
       Payroll                                                     42,230
       Payroll taxes and withheld income taxes                      2,785
       Property taxes                                              12,451

8.      CONCENTRATION OF CREDIT RISK:

The Company had six customers which accounted for approximately 88% of net sales during the year, and approximately 93% of accounts receivable at December 31, 1997.

9.      SUBSEQUENT EVENT:

On December 10, 1997, the shareholder entered into an agreement to sell all of the outstanding shares of the Company for an amount substantially in excess of the net book value of the Company. Pursuant to this agreement, the shareholders agree to, among other things, (1) repay all related party notes and advances, plus accrued interest, (2) enter into one-year consulting agreements, and (3) enter into five-year noncompete agreements. The transaction is expected to close in February 1998.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Rosewood Enterprises, Inc. Modular Manufacturing:


We have audited the accompanying balance sheets of ROSEWOOD ENTERPRISES, INC. MODULAR MANUFACTURING (formerly known as Arizona Millwork, Inc.) as of December 31, 1997 and 1996, and the related statements of operations, shareholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rosewood Enterprises, Inc. Modular Manufacturing as of December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.



Phoenix, Arizona,
   March 17, 1998.

                ROSEWOOD ENTERPRISES, INC. MODULAR MANUFACTURING

                     DBA ROSEWOOD ENTERPRISES MODULAR MFG.


                                 BALANCE SHEETS


                                                                     Years Ended                    Three Months Ended
                                                                     December 31,                      March 31,
                                                            ----------------------------     ----------------------------
                                                               1997              1996           1998              1997
                                                            -----------      -----------     -----------      -----------
ASSETS                                                                                       (Unaudited)      (Unaudited)
CURRENT ASSETS:
   Cash and cash equivalents                                $   108,866      $   429,692     $   179,247      $   864,131
   Accounts receivable, net of allowance for doubtful
      accounts of $20,000                                     1,383,876        1,283,365       2,264,851        1,720,999
   Inventories                                                1,454,520        1,330,076       1,951,692        1,391,726
   Prepaid expenses                                              45,998          249,397          52,301           43,216
                                                            -----------      -----------     -----------      -----------

   Total current assets                                       2,993,260        3,292,530       4,448,091        4,020,072

   EQUIPMENT AND LEASEHOLD IMPROVEMENTS,
      net                                                       163,722          210,731         139,588          249,340

   DEFERRED TAX ASSET                                           138,774           20,000         157,974           20,000
                                                            -----------      -----------     -----------      -----------

   Total assets                                             $ 3,295,756      $ 3,523,261     $ 4,745,653      $ 4,289,412
                                                            ===========      ===========     ===========      ===========

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
   Accounts payable                                         $   468,813      $   590,588     $ 1,605,090      $   813,464
   Income taxes payable                                          63,111           20,000         297,094          107,166
   Accrued payroll and related liabilities                      473,366          281,997         246,731          273,168
   Accrued liabilities                                          106,511           31,000         329,285           70,389
   Current portion of notes payable                             200,000               --         200,000               --
                                                            -----------      -----------     -----------      -----------

   Total current liabilities                                  1,311,801          923,585       2,678,200        1,264,187

   OTHER LIABILITIES (Note 7)                                   762,771               --         566,937               --

   NOTES PAYABLE, net of current portion                      1,275,437                        1,211,260

   NOTE PAYABLE TO RELATED PARTY                                600,000                          600,000
                                                            -----------      -----------     -----------      -----------

   Total liabilities                                          3,950,009          923,585       5,056,397        1,264,187
                                                            -----------      -----------     -----------      -----------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY (DEFICIT):
   Nonvoting common stock, $.001 par value,
      10,000 shares authorized, 1,011 and 4,049
      shares issued and outstanding at
      December 31, 1997
      and 1996, respectively                                          1                4               1                4
   Voting common stock, $.001 par value, 1,000 shares
     authorized, 101 and 405 shares issued and
     outstanding at December 31, 1997 and 1996,
     respectively                                                    --               --              --               --
   Additional paid-in capital                                   338,423          338,423         338,423          338,423
   Treasury stock                                            (4,884,599)              --      (4,884,599)              --
   Retained earnings                                          3,891,922        2,261,249       4,235,431        2,686,798
                                                            -----------      -----------     -----------      -----------

   Total shareholders' equity (deficit)                        (654,253)       2,599,676        (310,744)       3,025,225
                                                            -----------      -----------     -----------      -----------

   Total liabilities and shareholders' equity (deficit)     $ 3,295,756      $ 3,523,261     $ 4,745,653      $ 4,289,412
                                                            ===========      ===========     ===========      ===========

      The accompanying notes are an integral part of these balance sheets.

               ROSEWOOD ENTERPRISES, INC. MODULAR MANUFACTURING

                      DBA ROSEWOOD ENTERPRISES MODULAR MFG.


                            STATEMENTS OF OPERATIONS


                                                                                                    For the Three Months
                                                 For the Years Ended December 31,                     Ended March 31,
                                          -----------------------------------------------      ------------------------------
                                              1997              1996             1995             1998               1997
                                          ------------      ------------     ------------      ------------      ------------
                                                                                                (Unaudited)       (Unaudited)
NET SALES                                 $ 31,875,003      $ 18,361,747     $ 19,859,641      $  6,724,383      $  6,368,789

COST OF SALES                               26,482,353        15,965,611       16,573,200         5,632,444         5,258,207
                                          ------------      ------------     ------------      ------------      ------------

         Gross profit                        5,392,650         2,396,136        3,286,441         1,091,939         1,110,582

OPERATING EXPENSES:
  General and administrative expenses        2,551,986         1,767,241        1,890,964           478,392           412,364
  Professional fees                            250,000           300,000          375,000                --                --
                                          ------------      ------------     ------------      ------------      ------------

         Income from operations              2,590,664           328,895        1,020,477           613,547           698,218
                                          ------------      ------------     ------------      ------------      ------------

OTHER INCOME (EXPENSE):
  Interest expense                             (81,482)               --              (53)          (42,655)               --
  Interest income                               46,980            50,667           47,528             3,503             8,675
  Other income                                 180,650               213           29,404             3,046                --
  Loss on sale of assets, net                  (28,802)               --               --                --                --
                                          ------------      ------------     ------------      ------------      ------------

                                               117,346            50,880           76,879           (36,106)            8,675
                                          ------------      ------------     ------------      ------------      ------------
         Income before provision for
             income taxes                    2,708,010           379,775        1,097,356           577,441           706,893

PROVISION FOR INCOME TAXES                   1,077,337           143,422          453,647           233,932           281,344
                                          ------------      ------------     ------------      ------------      ------------

         Net income                       $  1,630,673      $    236,353     $    643,709      $    343,509      $    425,549
                                          ============      ============     ============      ============      ============

   The accompanying notes are an integral part of these financial statements.

                ROSEWOOD ENTERPRISES, INC. MODULAR MANUFACTURING
                      DBA ROSEWOOD ENTERPRISES MODULAR MFG.



                  STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)




                       Voting               Nonvoting                    Additional
                    Common Stock           Common Stock                    Paid-in       Treasury       Retained
                       Shares      Amount    Shares          Amount        Capital        Stock         Earnings       Total
                    -----------    -----   -----------    -----------    -----------   -----------    -----------   -----------
BALANCE,
December 31, 1994           405    $  --         4,049    $         4    $   338,423   $        --    $ 1,381,187   $ 1,719,614
Net income                   --       --            --             --             --            --        643,709       643,709
                    -----------    -----   -----------    -----------    -----------   -----------    -----------   -----------

BALANCE,
December 31, 1995           405       --         4,049              4        338,423            --      2,024,896     2,363,323
Net income                   --       --            --             --             --            --        236,353       236,353
                    -----------    -----   -----------    -----------    -----------   -----------    -----------   -----------

BALANCE,
December 31, 1996           405       --         4,049              4        338,423            --      2,261,249     2,599,676
   Purchase of
common stock               (304)      --        (3,038)            (3)            --    (4,884,599)            --    (4,884,602)
Net income                   --       --            --             --             --            --      1,630,673     1,630,673
                    -----------    -----   -----------    -----------    -----------   -----------    -----------   -----------

BALANCE,
December 31, 1997           101       --         1,011              1        338,423    (4,884,599)     3,891,922      (654,253)
Net income
(unaudited)                  --       --            --             --             --            --        343,509       343,509
                    -----------    -----   -----------    -----------    -----------   -----------    -----------   -----------

BALANCE, (unaudited)
March 31, 1998              101    $  --         1,011    $         1    $   338,423   $(4,884,599)   $ 4,235,431   $  (310,744)
                    ===========    =====   ===========    ===========    ===========   ===========    ===========   ===========


The accompanying notes are an integral part of these financial statements.

                             ARIZONA MILLWORK, INC.
                      DBA ROSEWOOD ENTERPRISES MODULAR MFG.

                            STATEMENTS OF CASH FLOWS




                                                                                                     For the Three Months
                                                          For the Years Ended December 31,              Ended March 31,
                                                      -----------------------------------------    --------------------------
                                                          1997           1996           1995           1998           1997
                                                      -----------    -----------    -----------    -----------    -----------
                                                                                                   (unaudited)    (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                         $ 1,630,673    $   236,353    $   643,709    $   343,509    $   425,549
   Adjustments to reconcile net income to net cash
     provided by (used in) operating activities-
      Depreciation                                        109,317         92,097         71,284         24,134         24,144
      Deferred income taxes                              (118,774)            --        (20,000)       (19,200)            --
      Loss on sale of assets                               28,802             --             --             --             --
       Changes in assets and liabilities:
         Increase in accounts receivable                 (100,511)      (384,175)      (298,420)      (880,975)      (437,634)
         Decrease (increase) in inventories              (124,444)      (489,682)       422,957       (497,172)       (61,650)
         Decrease (increase) in prepaid expenses          203,399       (150,868)       (50,940)        (6,303)       206,181
         Increase (decrease) in income tax payables        43,111       (432,634)       404,871        233,983         87,166
         Increase (decrease) in accounts payable         (121,775)       329,942       (599,092)     1,136,277        222,876
         Increase in accrued payroll and related
                 liabilities                              191,369         75,980        120,781       (226,635)        (8,829)
         Increase (decrease) in accrued liabilities        75,511        (11,887)      (126,776)       222,774         39,389
         Increase in other liabilities                    183,771             --             --       (195,834)            --
                                                      -----------    -----------    -----------    -----------    -----------

                  Net cash provided by (used in)
                      operating activities              2,000,449       (734,874)       568,374        134,558        497,192
                                                      -----------    -----------    -----------    -----------    -----------

CASH FLOWS FOR INVESTING ACTIVITIES:
   Purchases of equipment and
     leasehold improvements                              (103,110)       (82,965)      (111,601)            --        (62,753)
   Proceeds from sale of equipment                         12,000             --             --             --             --
                                                      -----------    -----------    -----------    -----------    -----------

                  Net cash used in investing
                      activities                          (91,110)       (82,965)      (111,601)            --        (62,753)
                                                      -----------    -----------    -----------    -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Purchase of common stock                            (3,305,602)            --             --             --             --
   Proceeds from notes payable                          1,600,000             --             --             --             --
   Principal payments on notes payable                   (524,563)            --             --        (64,177)            --
                                                      -----------    -----------    -----------    -----------    -----------

                  Net cash used in financing
                      activities                       (2,230,165)            --             --        (64,177)            --
                                                      -----------    -----------    -----------    -----------    -----------

NET INCREASE (DECREASE) IN CASH AND
   CASH EQUIVALENTS                                      (320,826)      (817,839)       456,773         70,381        434,439

CASH AND CASH EQUIVALENTS,
    beginning of year                                     429,692      1,247,531        790,758        108,866        429,692
                                                      -----------    -----------    -----------    -----------    -----------

   CASH AND CASH EQUIVALENTS,
       end of year                                    $   108,866    $   429,692    $ 1,247,531    $   179,247    $   864,131
                                                      ===========    ===========    ===========    ===========    ===========

                                   (continued)

                                                                                                  For the Three Months
                                                          For the Years Ended December 31,           Ended March 31,
                                                      ----------------------------------------- ------------------------
                                                          1997         1996           1995         1998           1997
                                                      ----------   -----------    -----------   -----------   ----------
                                                                                                (unaudited)   (unaudited)
SUPPLEMENTAL DISCLOSURES OF CASH
    FLOW INFORMATION:
   Cash paid during the year for interest             $   94,982   $        --    $        --   $    42,655   $       --
                                                      ==========   ===========    ===========   ===========   ==========

   Cash paid during the year for income taxes         $1,153,000   $   336,000    $    21,300   $        --   $       --
                                                      ==========   ===========    ===========   ===========   ==========

SUPPLEMENTAL DISCLOSURES OF
    NONCASH TRANSACTIONS:
     Common stock purchased through issuance
   of a note payable                                  $1,000,000   $        --    $        --   $        --   $       --
                                                      ==========   ===========    ===========   ===========   ==========
     Common stock purchased through other
   long-term liabilities                              $  579,000   $        --    $        --   $        --   $       --
                                                      ==========   ===========    ===========   ===========   ==========


   The accompanying notes are an integral part of these financial statements.

                ROSEWOOD ENTERPRISES, INC. MODULAR MANUFACTURING

                      DBA ROSEWOOD ENTERPRISES MODULAR MFG.


                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1997 AND 1996



(1)     COMPANY OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES:

         ORGANIZATION AND BUSINESS


Rosewood Enterprises, Inc. Modular Manufacturing, formerly known as Arizona Millwork, Inc. (the Company), manufactures modular buildings at its production facility in Phoenix, Arizona, and distributes to customers throughout the western United States. The Company's customers include dealers and leasing companies who sell or lease the buildings to third parties operating in various industries.

         FINANCIAL STATEMENTS

The accompanying consolidated financial statements included herein have been prepared by the Company. Quarterly results have been prepared, without audit, and include all adjustments, which are, in the opinion of Management, necessary for a fair presentation of the financial position as of March 31, 1998, the results of operations and cash flows for the three-month period ended March
31, 1997 and March 31, 1998 pursuant to the rules and regulations of the Securities and Exchange Commission (SEC). All such adjustments are of a normal recurring nature. Certain information and footnote disclosures normally included in consolidated financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted for the quarterly results pursuant to such rules and regulations. Although the Company believes that the disclosures in such financial statements are adequate to make the information presented not misleading, these consolidated statements should be read in conjunction with the Company's audited consolidated financial statements and notes thereto included herein. The results of operations for the three-month periods are not necessarily indicative of the results for a full year.



         CASH AND CASH EQUIVALENTS

The Company considers all cash and highly liquid investments with original maturities of three months or less when purchased to be cash equivalents. Cash equivalents consist of investments in a money market account. Cash equivalents are recorded at cost of $17,048 and $363,314 at December 31, 1997 and 1996, respectively, which approximates market value.


         INVENTORIES

Inventories consist of raw materials and work-in-process and are stated at the lower of cost (first-in first-out) or market. Work-in-process consists of raw materials and overhead. Inventories consist of the following:



                                  December 31,    December 31,     March 31,     March 31,
                                      1997            1996           1997          1998
                                  ------------    ------------    -----------   -----------
    Raw materials                  $1,193,530      $  971,772      $1,053,374    $1,532,992
    Insignias                              --              --           1,284            --
    Work-in-process                   260,990         358,304         337,068       418,700
                                   ----------      ----------      ----------    ----------
         Total inventories         $1,454,520      $1,330,076      $1,391,726    $1,951,692
                                   ==========      ==========      ==========    ==========


         EQUIPMENT AND LEASEHOLD IMPROVEMENTS

Equipment and leasehold improvements are stated at cost. Depreciation is computed using the straight-line method over the assets' useful lives or life of the lease, whichever is shorter.

Equipment and leasehold improvements at December 31 is comprised of the following:

                                            Useful
                                             Life       1997        1996
                                             ----    ---------    ---------
            Automotive equipment              3-5    $ 199,855    $ 164,162
            Furniture and fixtures            5-10     208,691      208,691
            Leasehold improvements            5-10      33,545       33,545
            Warehouse equipment               5-7      202,911      187,205
                                                     ---------    ---------
                                                       645,002      593,603
            Less - accumulated depreciation           (481,280)    (382,872)
                                                     ---------    ---------

                                                     $ 163,722    $ 210,731
                                                     =========    =========

Major renewals or betterments are capitalized while maintenance costs and repairs are expensed in the period incurred. Upon retirement or disposal of depreciable assets, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is reflected in operations. Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of, requires that long-lived assets to be held and used be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable based on the estimated future cash flows. In management's opinion, no such events or changes in circumstances have occurred.

         PRODUCT WARRANTY

The Company provides a one-year parts and labor warranty on units sold. The Company provides, by a current charge to income, an amount it estimates will be needed to cover future warranty obligations for products sold during the year. The accrued liability for warranty costs of $71,600 and $31,000 at December 31, 1997 and 1996, respectively, is included in accrued liabilities in the accompanying balance sheets.

         REVENUE RECOGNITION

The Company recognizes revenue upon completion of the buildings and transfer of title to the customer. Customer-owned buildings are often maintained on the Company's premises until the customer arranges for pickup and delivery.

         USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period.
Actual results could differ from those estimates.

         OTHER INCOME

Other income for the year ended December 31, 1997 included approximately $130,000 of bad debt recovery and a dividend of approximately $50,000 received from the Company's workers' compensation carrier.

(2)     NOTES PAYABLE:

Notes payable consist of the following:



                                                                                               DECEMBER
                                                                                    ----------------------------
                                                                                        1997              1996
                                                                                    ------------        --------

         Note payable to bank, payments of principal and interest due monthly, interest at base rate (9.5.% at December 31, 1997) plus 1% per annum, guaranteed by the Company's president, due August 27, 2002, secured by
         receivables, inventories, and equipment.                                     $  475,437        $    --

         Note payable to a former shareholder, monthly payments of interest only for the first 24 months, monthly payments of principal and interest thereafter, interest at 11% per annum, guaranteed by the Company's
         president, due August 28, 2004, secured by all of the Company's assets.      $1,000,000        $    --
                                                                                    ------------       --------

                                                                                      $1,475,437        $    --
Less - current portion                                                                  (200,000)            --
                                                                                    ------------       --------
                                                                                      $1,275,437             --
                                                                                    ============       ========

Amounts due on the note payable in future years are as follows:

            Year Ending
            December 31,
            ------------
                1998                        $  200,000
                1999                           251,000
                2000                           240,080
                2001                           183,700
                2002                           204,963
          Thereafter                           395,694
                                            ----------
                                            $1,475,437
                                            ==========



Additionally, the Company has a note payable to the Company's president. Payments of interest are due quarterly at 9%; with principal due August 29, 2006. The note is secured by all the Company's assets.


(3)     LINE OF CREDIT:

In August 1997, the Company obtained a bank revolving line of credit for borrowings in an amount that is the lower of $500,000 or 80% of eligible accounts receivable and 20% of raw materials inventory as defined in the line of credit agreement. Interest accrues at the bank's base rate (9.5% at December 31, 1997) plus 1% on the outstanding balance and is payable monthly. The line of credit is guaranteed by the president and is secured by all of the Company's assets. The line of credit expires May 1998 and contains certain financial covenants. The Company had no borrowings under the line of credit during the year ended December 31, 1997.

(4)     INCOME TAXES:

The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities at the tax rates in effect when these differences are expected to reverse. The deferred provision for income taxes results from timing differences in the recognition of certain revenue and expense items for financial reporting and income tax reporting purposes.

The provision for income taxes for the years ended December 31 is comprised of the following:

                                                      1997           1996          1995
                                                  -----------    -----------   -----------
            Current                               $ 1,196,069    $   143,422   $   453,647
            Deferred                                 (118,732)            --            --
                                                  -----------    -----------   -----------

                     Provision for income taxes   $ 1,077,337    $   143,422   $   453,647
                                                  ===========    ===========   ===========

The components of the Company's net deferred tax asset are as follows:

                                                   1997          1996
                                                 --------      --------
            Reserves                             $ 36,774      $ 20,000
            Deferred compensation                  97,000            --
            Depreciation and amortization           5,000            --
                                                 --------      --------

                     Net deferred tax asset      $138,774      $ 20,000
                                                 ========      ========

A reconciliation of the federal statutory rate to the Company's effective tax rate for the years ended December 31 is as follows:

                                                    1997      1996       1995
                                                    ----      ----       ----
            Statutory federal rate                    34%       34%        34%
            State taxes, net of federal benefit        6         6          6
            Other                                     --        (2)         1
                                                     ---       ---        ---

                                                      40%       38%        41%
                                                     ===       ===        ===

(5)     LEASE COMMITMENTS:

         OPERATING LEASE

The Company conducts its major operations from a facility owned by a former shareholder and currently pays a monthly rental fee of $16,300 plus taxes, maintenance fees and insurance. The Company also incurred month-to-month rental expense for storage during a portion of 1997, 1996 and 1995 related to a parcel of land adjacent to the Company's facility. Rent expense was approximately $245,000, $233,000, and $234,000 for the years ended December 31, 1997, 1996, and 1995, respectively.

As of December 31, 1997, future minimum lease payments required under noncancellable operating leases are as follows:

                                             Year Ending
                                            December 31,
                                            ------------
                1998                          $206,148
                1999                           204,390
                2000                           195,600
                2001                           195,600
                2002                           130,400
                                              --------

                                              $932,138
                                              ========

(6)     CONCENTRATION OF CREDIT RISK:

The Company is a wholesale manufacturer that sells its products to dealers, who in turn, sell or lease the products to end-users. Financial instruments which potentially expose the Company to concentrations of credit risk, as defined by SFAS No. 105, Disclosure of Information About Financial Instruments with Off-Balance Sheet Risk and Financial Instruments with Concentration of Credit Risk consist primarily of trade accounts receivable. The Company's trade accounts receivable are not secured. The Company generally does not require collateral upon delivery of its products.

The percentage of total sales to customers that in aggregate exceed 10% of total sales are as follows:

                                  For the Years Ended December 31,
                                 ----------------------------------
                                 1997           1996           1995
                                 ----           ----           ----
            Customer #1            50%            44%            61%
            Customer #2            29             11             18
            Customer #3            --             12             --

(7)     COMMITMENTS AND CONTINGENCIES:

         LITIGATION

In the normal course of its business, the Company is subject to certain contractual guarantees and litigation. In management's opinion, upon consultation with legal counsel, there is no current, pending, or threatened litigation that will materially affect the Company's financial position or results of operations.

         DEFERRED COMPENSATION AND CONSULTING AGREEMENTS

On August 29, 1997, the Company entered into a deferred compensation agreement with a former shareholder. For services provided from January 1997 to August 1997, the shareholder earned $200,000, payable quarterly over the next twelve years. The Company recorded $200,000 of professional fees for the year ended December 31, 1997 related to the deferred compensation agreement in the accompanying statements of operations.

On August 29, 1997, the Company entered into a consulting agreement with the same shareholder to provide consulting services to the Company for three years. Under the consulting agreement, the former shareholder earns $150,000 in year one, $100,000 in year two, and $75,000 in year three for these services. The fees are paid quarterly over twelve years. The Company recognizes the expense straight-line in each of the three years earned and recorded professional fees of $50,000 for the year ended December 31, 1997, in the accompanying statements of operations.

Professional fees for 1996 and 1995 of $300,000 and $375,000, respectively, were paid to this same former shareholder for management and consulting services.

         PROFIT SHARING PLAN AND 401(k) SALARY SAVINGS PLAN

In 1987, the Company adopted a profit sharing plan and a 401(k) salary savings plan (the Plan). All of the Company's employees are eligible to participate after completing three months of service with the Company. The Company matches 25% of the employee's contribution up to an annual maximum of 6% of the employee's annual compensation. In addition, the Company, at its discretion, may make a profit sharing contribution. To be eligible for a profit sharing contribution, the employee must work at least 1,000 hours during the Plan year and be employed by the Company on the last day of the Plan year. The Company's matching contributions and profit sharing contributions vest over a seven year period. The Company contributed approximately $141,000, $48,000, and $94,000 to the Plan for the years ended December 31, 1997, 1996, and 1995, respectively.

(8)   STOCK PURCHASE:

On August 29, 1997, the Company entered into an agreement to purchase 303 shares of voting common stock and 3,034 shares of nonvoting common stock (approximately 75% of the Company's outstanding voting and nonvoting common stock) for $1,462 per share from the then, majority shareholder, for $4,879,000. The transaction was financed with cash from operations of $1,700,000, a loan from a bank for $1,000,000, a note from the seller in the amount of $1,000,000 and a note from the Company's president in the amount of $600,000. In connection with this agreement, the Company entered into a non-compete agreement with this shareholder. Under the agreement, the shareholder agreed not to compete with the Company for twelve years in exchange for a total of $579,000, paid quarterly over twelve years. The Company recorded the value of this agreement in the accompanying balance sheets as additional consideration paid to acquire his outstanding common stock. The corresponding liability is recorded in other long-term liabilities in the accompanying balance sheets.

In addition, the Company purchased fractional shares from various minority shareholders for approximately $6,000.

(9)     DESCRIPTION OF SECURITIES:

         REVERSE STOCK SPLIT

Information in the accompanying financial statements and notes to financial statements gives retroactive effect to a reverse stock split effected October 31, 1997. Each holder of record of the Company's common stock received one share of newly created nonvoting common stock and one-tenth of a share of the newly created voting common stock for each 10,000 shares of common stock.

         COMMON STOCK

The Company's capital stock consists of 10,000 shares of $.001 par value nonvoting common stock and 1,000 shares of $.001 par value of voting common stock. No holders of any shares of common stock have preemptive or preferential right to acquire any additional shares. Holders of common stock will be entitled to receive such dividends, if any, as may be declared by the board of directors from time to time out of legally available funds. Holders of the voting common stock are entitled to one vote for each share on all matters submitted to a vote of shareholders. Holders of the nonvoting common stock have no voting rights. Upon any liquidation, dissolution or winding up of the Company, and after paying or adequately providing for the payment of all its obligations, the remainder of the assets of the Company shall be distributed, either in cash or in kind, pro rata to the holders of common stock.

(10)    SUBSEQUENT EVENT:

In February 1998, the shareholders entered into an agreement to sell all of the outstanding shares of the Company for an amount in excess of the net book value of the Company. Pursuant to this agreement, the shareholders agree to, among other things, enter into noncompete, consulting and employment agreements. The transaction is expected to close in April 1998.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 145 of the Delaware General Corporation Law empowers the Registrant to indemnify, subject to the standards therein prescribed, any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that such person is or was a director, officer, employee or agent of the Registrant or is or was serving as such with respect to another corporation or other entity at the request of the Registrant. Article VI of the Registrant's By-Laws provides that such Registrant shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, indemnify its directors and officers from and against any and all of the expenses, liabilities or other matters referred to in or covered by said Article.

      As permitted by Section 102 of the Delaware General Corporation Law, the Registrant's Certificates of Incorporation includes a provision eliminating, to the extent permitted by Delaware law, the personal liability of each director of the Registrant to the Registrant or any of its stockholders for monetary damages resulting from breaches of such director's fiduciary duty of care.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

      (a)  Exhibits

NUMBER                                                  EXHIBIT
------                                                  -------

       2           Agreement and Plan of Reorganization and Merger, dated as of September 28, 1998, by and between Modtech, Inc. and SPI Holdings, Inc. (included as Annex I to the Joint Proxy
                   Statement/Prospectus)

       3.1         Certificate of Incorporation of Modtech Holdings, Inc.

       3.2         Bylaws of Modtech Holdings, Inc.

       3.3*        Articles of Incorporation of Modtech, Inc.

       3.4*        Bylaws of Modtech, Inc.

       3.5         Articles of Incorporation of SPI Holdings, Inc.

       3.6         Bylaws of SPI Holdings, Inc.

       3.7         Certificate of Designation of Modtech Holdings, Inc. Series A Preferred Stock

       3.8         Designation of SPI Holdings, Inc. Series A-1, A-2, A-3, A-4, A-5 and A-6
                   Convertible Preferred Stock

       4           Registration Rights Agreement



        5**        Opinion of Haddan & Zepfel LLP regarding the validity of securities offered hereby

        8.1**      Opinion of Gibson, Dunn & Crutcher LLP regarding certain tax matters

        8.2**      Opinion of Dorsey & Whitney LLP regarding certain tax matters

       10.1        Transaction Advisory Agreement

       10.2**      Employment Agreement-- Evan M. Gruber

       10.3**      Employment Agreement-- Patrick Van Den Bossche

       10.4**      Employment Agreement-- Michael G. Rhodes

       10.5*       Lease between Modtech, Inc. and Pacific Continental Modular Enterprises, relating to the
                   Barrett Street property in Perris, California

       10.6*       Lease between Modtech, Inc. and Gerald Bashaw, relating to the Morgan Street Property in
                   Perris, California

       10.7*       Lease between Modtech, Inc. and BMG2, relating to the property in Lathrop, California

       10.8*       Industrial Development Bond agreements

       10.9        Lease between Office Master of Texas, Inc. and Bertgrand L. Taylor, relating to the Gibbs
                   Boulevard property in Glen Rose, Texas

       10.10       Lease between Baron Homes, Inc. and David V. Homme and Mary B. Homme, relating to the
                   South Cucamonga Avenue property in Rancho Cucamonga, California, assigned to SPI

       10.11       Lease between Ronfran Incorporated d/b/a Standard Pacific Industries and Toth Enterprises,
                   relating to the Hermosa Avenue property in Rancho Cucamonga, California, assigned to SPI

       10.12       Lease between Arizona Millwork, Inc. and The Rosenfield Family Trust, relating to the
                   Madison Avenue property in Phoenix, Arizona

       23.1        Consent of KPMG Peat Marwick LLP

       23.2        Consent of Arthur Andersen LLP

       23.3**      Consent of Haddan & Zepfel LLP (included in Exhibit 5)

       23.4**      Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 8.1)

       23.5**      Consent of Dorsey & Whitney LLP (included in Exhibit 8.2)

       24          Powers of attorney (included on Page II-4 hereof)

       27          Financial Data Schedule

       99.1        Form of Modtech, Inc. proxy


       99.2        Form of SPI Holdings, Inc. proxy


------------------

* Incorporated by reference from Modtech's Annual Report on Form 10-K for the year ended December 31, 1997 (Commission File No. 0-18680).

**       To be filed by amendment.

ITEM 22.  UNDERTAKINGS.

      The undersigned Registrant hereby undertakes:

      (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

           (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.

      (b) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (d) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

      (e) to supply by means of a post-effective amendment all information concerning a transaction, and SPI being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

      (f) that, for purposes of determining any liability under the Securities Act of 1933, each filing of a Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (g) insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the

Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Newport Beach, California on October 26, 1998.

                                       MODTECH HOLDINGS, INC.


                                   By:   s/Evan M. Gruber
                                       ---------------------------------------
                                       Evan M. Gruber, Chief Executive Officer


      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Evan M. Gruber and Michael G. Rhodes, and each of them, with full power to act without the other, his true and lawful attorneys-in-fact and agents to act for him or her in his or her name, place and stead, in any and all capacities, to sign a registration statement on Form S-4 and any or all amendments thereto (including without limitation any post-effective amendments thereto), and to file each of the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by each of the following persons in the capacities and on the dates indicated.

            Signature                                    Title                             Date
            ---------                                    -----                             ----


s/Evan M. Gruber                          Chief Executive Officer                       October 26, 1998
-----------------------------             and Director
Evan M. Gruber

s/Michael G. Rhodes                       Chief Operating and Chief                     October 26, 1998
-----------------------------             Financial Officer (principal financial
Michael G. Rhodes                         and accounting officer)


s/Patrick Van Den Bossche                 President, Director                           October 26, 1998
-----------------------------
Patrick Van Den Bossche

s/Charles A. Hamilton                     Director                                      October 26, 1998
-----------------------------
Charles A. Hamilton

s/Charles R. Gwirtsman                    Director                                      October 26, 1998
-----------------------------
Charles R. Gwirtsman

s/Charles C. McGettigan                   Director                                      October 26, 1998
-----------------------------
Charles C. McGettigan

s/Myron A. Wick III                       Director                                      October 26, 1998
-----------------------------
Myron A. Wick III

s/Daniel J. Donahoe III                   Director                                      October 26, 1998
-----------------------------
Daniel J. Donahoe III


                                  EXHIBIT INDEX

NUMBER                                  NAME OF EXHIBIT
------                                  ---------------

   2 Agreement and Plan of Reorganization and Merger, dated as of September 28, 1998, by and between Modtech, Inc. and SPI Holdings, Inc. (included as Annex I to the Joint Proxy Statement/Prospectus)

   3.1     Certificate of Incorporation of Modtech Holdings, Inc.

   3.2     Bylaws of Modtech Holdings, Inc.

   3.3*    Articles of Incorporation of Modtech, Inc.

   3.4*    Bylaws of Modtech, Inc.

   3.5     Articles of Incorporation of SPI Holdings, Inc.

   3.6     Bylaws of SPI Holdings, Inc.

   3.7 Certificate of Designation of Modtech Holdings, Inc. Series A Preferred Stock

   3.8 Designation of SPI Holdings, Inc. Series A-1, A-2, A-3, A-4, A-5 and A-6 Convertible Preferred Stock

   4       Registration Rights Agreement

   5** Opinion of Haddan & Zepfel LLP regarding the validity of securities offered hereby

   8.1**   Opinion of Gibson, Dunn & Crutcher LLP regarding certain tax matters

   8.2**   Opinion of Dorsey & Whitney LLP regarding certain tax matters

  10.1     Transaction Advisory Agreement

  10.2**   Employment Agreement-- Evan M. Gruber

  10.3**   Employment Agreement-- Patrick Van Den Bossche

  10.4**   Employment Agreement-- Michael G. Rhodes

  10.5* Lease between Modtech, Inc. and Pacific Continental Modular Enterprises, relating to the Barrett Street property in Perris, California

  10.6* Lease between Modtech, Inc. and Gerald Bashaw, relating to the Morgan Street Property in Perris, California

  10.7* Lease between Modtech, Inc. and BMG2, relating to the property in Lathrop, California

  10.8*    Industrial Development Bond agreements

  10.9 Lease between Office Master of Texas, Inc. and Bertgrand L. Taylor, relating to the Gibbs Boulevard property in Glen Rose, Texas

  10.10 Lease between Baron Homes, Inc. and David V. Homme and Mary B. Homme, relating to the South Cucamonga Avenue property in Rancho Cucamonga, California, assigned to SPI

  10.11 Lease between Ronfran Incorporated d/b/a Standard Pacific Industries and Toth Enterprises, relating to the Hermosa Avenue property in Rancho Cucamonga, California, assigned to SPI

  10.12 Lease between Arizona Millwork, Inc. and The Rosenfield Family Trust, relating to the Madison Avenue property in Phoenix, Arizona

  23.1     Consent of KPMG Peat Marwick LLP

  23.2     Consent of Arthur Andersen LLP

  23.3**   Consent of Haddan & Zepfel LLP (included in Exhibit 5)

  23.4**   Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 8.1)

  23.5**   Consent of Dorsey & Whitney LLP (included in Exhibit 8.2)

  24       Powers of attorney (included on Page II-4 hereof)

  27       Financial Data Schedule

  99.1     Form of Modtech, Inc. proxy

  99.2     Form of SPI Holdings, Inc. proxy


------------------

* Incorporated by reference from Modtech's Annual Report on Form 10-K for the year ended December 31, 1997 (Commission File No. 0-18680).

**       To be filed by amendment.